   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2000

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM F-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                                    UBS AG
                            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            SWITZERLAND                              6021                              98-0186363
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                           BAHNHOFSTRASSE 45, ZURICH,
                      SWITZERLAND, 011 41-1-234 11 11 AND
                           AESCHENVORSTADT 1, BASEL,
                        SWITZERLAND, 011 41-61-288 20 20
                        (ADDRESS AND TELEPHONE NUMBER OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                           ROBERT C. DINERSTEIN, ESQ.
                                     UBS AG
                                299 PARK AVENUE
                            NEW YORK, NEW YORK 10171
                            TELEPHONE: 212-821-3000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                         ROBERT E. BUCKHOLZ, JR., ESQ.
                            REBECCA J. SIMMONS, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NY 10004-2498
                                  212-558-4000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED MAXIMUM           PROPOSED
       TITLE OF EACH CLASS OF              AMOUNT TO BE          OFFERING PRICE       MAXIMUM AGGREGATE          AMOUNT OF
     SECURITIES TO BE REGISTERED         REGISTERED(1)(2)         PER UNIT(3)         OFFERING PRICE(3)       REGISTRATION FEE
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Debt Securities......................     $2,000,000,000              100%              $2,000,000,000            $528,000
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(1) The amount to be registered equals the aggregate principal amount of the debt securities. If any debt securities are issued at an original issue discount or with a principal amount that cannot be determined at issuance or are denominated in a foreign currency or currency unit, the aggregate principal amount of the debt securities will be an amount that results in an aggregate initial offering price for the debt securities equivalent to $2,000,000,000.
(2) This registration statement also covers an undeterminable amount of the debt securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by the registrant or its affiliates.
(3) Estimated solely for purposes of determining the registration fee.
                            ------------------------
This registration statement contains a prospectus relating to both of the following:

- the offering of newly issued debt securities on a continuous basis; and

- market-making transactions that may occur on an ongoing basis in debt securities that have been previously issued in the continuous offering described above.

When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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PROSPECTUS                                              Prospectus dated -- 2000
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[UBS AG LOGO]

                                     UBS AG
                                 $2,000,000,000
                                DEBT SECURITIES
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- UBS AG from time to time may offer to sell debt securities. The total amount of these securities will have an initial aggregate offering price of up to $2,000,000,000, or the equivalent amount in other currencies, currency units or composite currencies.

- UBS intends to offer and sell these securities to or through one or more underwriters, dealers and agents, including the firm named below, or directly to purchasers, on a continuous basis.

- This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

- The debt securities are not deposit liabilities of USB and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used in the initial sale of the debt securities. In addition, UBS, UBS Warburg LLC or any other affiliate of UBS may use this prospectus in a market-making transaction involving the debt securities after their initial sale. Unless the purchaser is informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

                                UBS WARBURG LLC

TABLE OF CONTENTS
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Prospectus Summary....................    3
Ratio of Earnings to Fixed Charges....    6
Use of Proceeds.......................    7
Cautionary Note Regarding Forward-
  Looking Information.................    8
Capitalization of UBS.................    9
UBS...................................   10
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operation........................   48
Description of Debt Securities We May
  Offer...............................  150
Tax Considerations Under the Laws of
  Switzerland.........................  169
Plan of Distribution..................  170
Validity of the Securities............  173
Experts...............................  173
Limitations on Enforcement of U.S.
  Laws Against UBS, Its Management and
  Others..............................  173
Where You Can Find More Information...  174
Presentation of Financial
  Information.........................  174
Financial Statements of UBS...........  F-i

Prospectus Summary

The following summary does not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision.

UBS AG

UBS AG is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and its Corporate Center. The business groups are: UBS Switzerland, UBS Warburg and UBS Asset Management. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. UBS AG's ordinary shares are listed on the New York Stock Exchange under the symbol "UBS.N," on the Zurich Stock Exchange under the symbol "UBSNZo.S" and on the Tokyo Stock Exchange under the symbol "UBS.T."

On 12 July 2000, UBS announced that it had entered into a definitive merger agreement with Paine Webber Group Inc., one of the largest full-service securities and commodities firms in the United States. UBS will purchase all outstanding shares of PaineWebber stock for a combination of cash and stock representing a total purchase price of $10.8 billion (based on the UBS share price on 12 July 2000). The transaction is subject to shareholder and regulatory approvals and other conditions and is expected to be completed in the fourth quarter of 2000.

The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt 1, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.

THE OFFERING

If you purchase a debt security, we will describe the specific terms of that debt security in a supplement to this prospectus. Please refer to "Description of Debt Securities We May Offer" in this prospectus for more information about the debt securities.

Issuer........................   UBS AG.

Stated Maturity...............   Various maturities from original issue date, as
                                 stated in the applicable prospectus supplement.

Amount initially offered......   Aggregate offering price of up to
                                 $2,000,000,000 or its equivalent in any other currencies or composite currencies.

Ranking.......................   The debt securities will rank equally in right
                                 of payment with all other senior, unsecured debt obligations of UBS AG. The debt securities are not deposit liabilities of UBS and are not insured by the United States Federal Deposit
                                 Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Interest features.............   A debt security may bear interest at a fixed
                                 rate or a floating rate, which may be
                                 determined by reference to one or more formulas or indices, or may bear no interest, as stated in the applicable prospectus supplement.

Redemption/repayment
features......................   A debt security may be subject to redemption at
                                 our option, repayment at your option or both, if specified in the applicable prospectus supplement.

Currency features.............   Payments of principal or interest on a debt
                                 security may be made in currencies or composite currencies other than U.S. dollars, if specified in the applicable prospectus supplement.

Index features................   The amount of principal or interest payable on
                                 a debt security may be determined by reference to one or more indices, other securities or formulas, if specified in the applicable prospectus supplement.

Plan of distribution..........   In connection with their original issuance, we
                                 will offer and sell the debt securities
                                 directly, through our agents named in the applicable prospectus supplement, or to our agents so named for resale. After a debt security has been originally issued, we, as well as agents affiliated with us, may acquire and resell the debt security in marketmaking transactions.

Book-entry issuance and
settlement....................   We will issue the debt securities only in
                                 book-entry form, that is, as global debt securities, registered in the name of The
                                 Depository Trust Company, New York, New York, or its nominee unless otherwise stated in the applicable prospectus supplement. Each sale of a debt security in global form will settle in immediately available funds through DTC.

Listing.......................   The debt securities may be listed on one or
                                 more securities exchanges, as specified in the applicable prospectus supplement.

Use of proceeds...............   We intend to use the net proceeds from the
                                 sales of the debt securities to provide
                                 additional funds for our operations and for other general corporate purposes.

Branches......................   We expect that the debt securities will be
                                 booked through our Jersey branch or our London branch, as specified in the applicable prospectus supplement.

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Ratio of Earnings to Fixed Charges

The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented as there were no preferred share dividends in any of the periods indicated.

                                                                                       SIX MONTHS ENDED
                                                             YEAR ENDED 31 DECEMBER             30 JUNE
                                                         1997       1998       1999      1999      2000
                                                     CHF in millions, except ratios
-------------------------------------------------------------------------------------------------------
INTERNAL ACCOUNTING STANDARDS ("IAS")(1)
Pre-tax earnings from continuing operations(2).....     (851)     3,560      7,709     4,980     5,519
Add: Fixed Charges.................................   17,273     32,958     30,246    13,800    20,061
                                                      ------     ------     ------    ------    ------
PRE-TAX EARNINGS BEFORE FIXED CHARGES..............   16,422     36,518     37,955    18,780    25,580

Fixed Charges:
  Interest.........................................   16,733     32,424     29,695    13,540    19,753
  Other(3).........................................      540        534        551       260       308
                                                      ------     ------     ------    ------    ------
  TOTAL FIXED CHARGES..............................   17,273     32,958     30,246    13,800    20,061

RATIO OF EARNINGS TO FIXED CHARGES(4)..............     0.95       1.11       1.25      1.36      1.28

US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
  ("GAAP")(1)
Pre-tax earnings from continuing operations(2).....              (5,319)     4,216               3,209
Add: Fixed Charges:................................              26,307     30,211              20,046
                                                                 ------     ------              ------
PRE-TAX EARNINGS BEFORE FIXED CHARGES..............              20,988     34,427              23,255

Fixed Charges:
  Interest.........................................              25,773     29,660              19,738
  Other(3).........................................                 534        551                 308
                                                                 ------     ------              ------
  TOTAL FIXED CHARGES..............................              26,307     30,211              20,046

RATIO OF EARNINGS TO FIXED CHARGES(5)..............                0.80       1.14                1.16

------------
(1) The ratio is provided using both IAS and US GAAP values, as the ratio is materially different between the two accounting standards. No US GAAP information is provided for 31 December 1997 and 30 June 1999 as a US GAAP reconciliation was not required for those periods.

(2) Pre-tax earnings from continuing operations includes the elimination of subsidiary, associate, and minority interest income and the addition of dividends received from associates.

(3)  Other fixed charges is the interest component of rental expense.

(4) The deficiency in the coverage of fixed charges by earnings before fixed charges on an IAS basis at 31 December 1997 of CHF 851 million is due to restructuring charges of CHF 7,000 million under IAS charged in that period. Without that charge, the ratio would have been 1.36.

(5) The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1998 of CHF 5,319 million is due to restructuring charges of CHF 3,982 million under US GAAP, as well as 1,706 million of pre-tax losses from significant financial events charged for that period. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Introduction." Without those charges the ratio would have been 1.01.

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Use of Proceeds

UBS intends to use the proceeds from the sale of the debt securities to provide additional funds for our operations and for general corporate purposes. We will receive the net proceeds from sales of the debt securities made in connection with their original issuance and in connection with any market-making resales UBS undertakes. We have not received, and do not expect to receive, any proceeds from resales of the debt securities by UBS Warburg LLC or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

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Cautionary Note Regarding Forward-looking Information

This prospectus contains forward-looking information. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information is indicated by the use of words such as "anticipates," "expects," "believes," "should," "could," "intends," "estimates" and "may," or other comparable language. We identify the following important factors that could cause UBS's actual results to differ materially from any results that might be projected by UBS in forward-looking information. All of these factors are difficult to predict, and many are beyond the control of UBS. Accordingly, although we believe that the assumptions underlying the forward-looking information are reasonable, there can be no assurance that those assumptions will approximate actual experience.

The important factors include, among others, the following:

- general economic conditions, including prevailing interest rates and performance of financial markets, which may affect UBS's ability to sell its products,

-  the market value of UBS's investments,

- UBS's and PaineWebber's ability to consummate their merger on the anticipated schedule, including their ability to achieve anticipated cost savings and efficiencies, to integrate their sales and distribution channels in a timely manner and to retain their key employees,

- changes in federal tax laws, which could adversely affect the tax advantages of certain of UBS's products and subject it to increased taxation,

-  industry consolidation and competition,

- changes affecting the banking industry generally and UBS's banking operations specifically, including asset quality,

- increasing levels of competition in emerging markets and general competitive factors, locally, nationally, regionally and globally, and

- changes in currency exchange rates, including the exchange rate for the Swiss franc into U.S. dollars.

You should also consider other risks and uncertainties discussed in documents filed by UBS with the SEC, including UBS's most recent Annual Report on Form 20-F for the fiscal year ended December 31, 1999. We have no obligation to update forward-looking information to reflect actual results.

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Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

                                                                CHF        U.S.$
                                                                 (in millions)
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Debt
  Money market paper issued.................................   85,409      52,263
  Due to banks..............................................   75,172      45,999
  Cash collateral on securities lent........................   15,334       9,383
  Due to customers..........................................  279,915     171,286
  Long-term debt............................................   52,990      32,426
                                                              -------     -------
  Total Debt................................................  508,820     311,357
Minority Interest...........................................        0           0
Shareholders' Equity........................................   31,876      19,506
                                                              -------     -------
Total capitalization........................................  540,696     330,863
                                                              =======     =======

CHF amounts have been translated into United States dollars at the rate of CHF 1 = $0.6119.

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UBS

DESCRIPTION OF BUSINESS

Mission

The UBS mission is to:

     -  provide clients with superior value-added investment services;

     -  provide above average rewards to shareholders;

     -  be an employer of choice; and

     -  be a good corporate citizen.

Overview

UBS is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and UBS's Corporate Center. The business groups are:

     -  UBS Switzerland;

     -  UBS Warburg; and

     -  UBS Asset Management.

The philosophy of UBS's business model is that each of the business groups holds primary responsibility for managing relationships with well-defined client segments, while ensuring appropriate access to the products and services of the entire Group. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. Individuals include high net worth individuals, affluent clients and retail customers. UBS provides its clients with a broad range of products and services. These include:

     -  wealth management services;

     -  investment funds;

     -  corporate advisory (mergers and acquisitions) services;

     -  equity and debt underwriting;

     -  securities and financial market research;

     -  securities and derivatives sales and trading;

     -  structured risk management;

     -  retail, commercial and transaction banking in Switzerland;

     -  asset management; and

     -  private equity funds.

Each of the business groups is one of the leaders in its field. UBS has the world's largest private banking business and is a leading global asset manager, as measured by assets under management. UBS Warburg is among the leading corporate and institutional investment banks, and it is differentiated by its European roots. UBS is the leading retail and commercial bank in Switzerland.

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UBS's Corporate Center encompasses Group level functions that cannot be delegated to the business groups.

All of UBS's business groups work together in an integrated investment services firm. UBS believes this allows it to provide several types of services to its clients, resulting in additional profits. Examples of inter-group synergies include:

- UBS Warburg provides research, securities brokerage and foreign exchange execution services to clients of UBS Switzerland.

- UBS Switzerland and UBS Warburg banking clients also have the opportunity to invest in UBS Capital and UBS Asset Management funds.

- UBS Asset Management researches and recommends the asset allocation strategies employed by UBS Warburg and UBS Switzerland, in particular with respect to investment funds.

- Technology and premises infrastructure, operations and other support services are generally shared between all business groups in a given country, especially in Switzerland.

Set forth below is summary information relating to UBS.

                                                      FOR THE SIX MONTHS    FOR THE YEAR ENDED
                                                           ENDED 30 JUNE        31 DECEMBER(1)
                                                      2000       1999(1)     1999       1998
                                                    (CHF in millions, except per share data)
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Operating income.................................    18,557      15,102      28,425     22,247
Operating expenses...............................    12,997      10,071      20,532     18,376
                                                    -------      ------     -------    -------
Operating profit before tax and minority
  interests......................................     5,560       5,031       7,893      3,871
                                                    -------      ------     -------    -------
Net profit.......................................     4,268       3,859       6,153      2,972
                                                    =======      ======     =======    =======
Basic earnings per share.........................     10.91        9.38       15.20       7.33
                                                    =======      ======     =======    =======
(at period end)
Total assets.....................................   946,307                 898,888    861,282..
Shareholders' equity.............................    31,876                  30,608     28,794
Assets under management (CHF billion)(2).........     1,711                   1,744      1,572

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

(2) Assets under management is defined as third-party on- and off-balance sheet assets for which UBS has investment responsibility, as well as deposits and current accounts. This includes discretionary assets (deposited with UBS or externally), where UBS has a mandate to invest and manage the assets, as well as advisory assets. The major product categories of assets under management are mutual funds, securities (bonds and equities) and deposit and current accounts.

UBS's financial stability stems from the fact that it is one of the most well capitalized banks in the world. UBS believes that this financial strength is a key part of the value proposition offered to both clients and investors. The long-term credit ratings assigned to UBS by rating agencies are set out below.

                                        AT               AT                 AT
                                   30 JUNE 2000   31 DECEMBER 1999   31 DECEMBER 1998
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Moody's, New York................           Aa1                Aa1                Aa1
Fitch/IBCA, London...............           AAA                AAA                AAA
Standard & Poor's, New York......           AA+                AA+                AA+
Thomson BankWatch, New York......            AA                 AA                 AA

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UBS
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Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of such rating may be obtained only from such rating agency. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if in such rating agency's judgment, circumstances so warrant. Moody's announced on 28 April 2000 that it had changed its outlook for its long-term rating of UBS AG from stable to negative.

Strategy

UBS seeks to grow the profitability and enhance the efficiency of all of its businesses, while continuously improving the provision of products and services to its clients. UBS will build its franchise either through investments in internal growth or, where appropriate, through selected acquisitions, such as the merger with PaineWebber. UBS believes that its business model and its recent history of embracing and managing change will enable flexible responses to the rapid and unpredictable changes taking place in the financial services industry. In order to maintain an edge in the highly competitive markets in which UBS operates, UBS will continue to make ongoing investments in top quality staff and technology.

In addition to the delivery of products and services through traditional channels, UBS is strengthening its e-commerce initiatives. UBS's business groups are well advanced in formulating and implementing their e-commerce strategies.

- UBS Switzerland will invest CHF 90-100 million annually over the next few years to extend its electronic banking and mobile phone banking initiatives. Since April 2000, a single unit has been responsible for handling all the business group's e-banking activities with its primary goal being to bring personalized service to private clients. A further goal is to expand relationships with active online clients, strengthening cross-selling in the process.

- UBS Warburg has launched its web-based business-to-business solution, Investment Banking On-Line or "IBOL". From the IBOL homepage, corporate and institutional clients can access services and content electronically and link to execution capabilities across all product areas.

Background

On 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation merged to form UBS. Union Bank of Switzerland was created by the merger of two Swiss regional banks in 1912; these two Swiss regional banks can trace their history back to 1862 and 1863. Swiss Bank Corporation was incorporated in Basel in 1872 and its history can be traced back to the creation of "Bankverein" from six private banking houses in 1854.

Prior to the 1998 merger, Union Bank of Switzerland developed primarily through internal growth, although it made certain significant acquisitions such as Phillips & Drew in 1985. Swiss Bank Corporation expanded mainly through acquisitions. These included the acquisitions of:

- O'Connor & Associates, a group of affiliated firms specializing in the trading of options and other derivative instruments (1992);

- Brinson Partners, a leading institutional investment management firm in terms of assets under management (1995);

- the investment banking operating subsidiaries of S.G. Warburg Group p.l.c.
  (1995); and

- Dillon Read & Co., Inc., a United States-based investment bank (1997).

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 12

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The integration of Union Bank of Switzerland and Swiss Bank Corporation was largely completed within one year, despite the additional challenges presented by preparation for the Year 2000 and the introduction of the euro.

Merger with Paine Webber

On 12 July 2000, UBS announced that it had entered into a definitive merger agreement with Paine Webber Group Inc. UBS will offer to purchase all outstanding shares of PaineWebber stock for a combination of cash and stock representing a total purchase price of $10.8 billion (based on the UBS share price on 12 July 2000). The transaction is subject to shareholder and regulatory approvals and other conditions and is expected to be completed in the fourth quarter of 2000.

PaineWebber is one of the largest full-service securities and commodities firms in the United States. Founded in 1879, PaineWebber employs approximately 23,175 people in 385 offices worldwide.

PaineWebber offers a wide variety of products and services, consisting of those of a full service broker-dealer to primarily a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products, asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital markets products and services such as securities dealer activities and investment banking.

Business and Management Structure

Prior to the 1998 merger, Union Bank of Switzerland operated four strategic business segments:

- private banking and institutional asset management;

- corporate and institutional finance;

- trading, sales and risk management services; and

- retail banking.

Swiss Bank Corporation also operated in four divisions prior to the 1998 merger:

- SBC Private Banking;

- SBC Warburg Dillon Read (investment banking);

- SBC Switzerland (corporate and retail banking); and

- SBC Brinson (investment management).

The combined entity following the 1998 merger initially had the following five operating divisions and the Corporate Center:

- UBS Private Banking;

- Warburg Dillon Read;

- UBS Private and Corporate Clients;

- UBS Brinson, which was renamed UBS Asset Management; and

- UBS Private Equity.

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UBS
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On 18 February 2000, UBS regrouped its businesses into the following three main business groups to align itself as closely as possible to client needs.

- UBS Switzerland, which is now composed of two business units:

        - Private and Corporate Clients: Swiss retail and commercial banking.

        - Private Banking: private banking services offered to all Swiss and international high net worth clients who bank in Switzerland or offshore centers.

- UBS Asset Management, which now includes:

        - Institutional Asset Management: Brinson Partners and Phillips & Drew business areas, which are now integrated to form a single global investment platform.

        - Investment Funds/GAM: The Investment Funds and Global Asset Management, or GAM, business areas, transferred from UBS Private Banking.

- UBS Warburg, which is now comprised of four business units:

        - Corporate and Institutional Clients: securities and investment banking products and services for institutional and corporate clients. This includes the Corporate Finance, Equities, Fixed Income and Treasury Products businesses.

        - UBS Capital: investment of UBS and third-party funds in a diverse range of private, and occasionally public, companies on a global basis.

        - Private Clients: UBS's onshore private banking services for high net worth individuals worldwide, outside of Switzerland.

        - e-services: personalized investment and advisory services at competitive fees for affluent clients in Europe, delivered via a multi-channel structure that integrates internet, call centers and investment centers.

UBS's board of directors, which consists exclusively of non-executive directors in accordance with Swiss Banking Law, has the ultimate responsibility for the strategic direction of UBS's business and the supervision and control of executive management. The Group Executive Board, which is UBS's most senior executive body, assumes overall responsibility for the development of UBS's strategies and its implementation and results.

The Chief Executive Officer of each business group is a member of the Group Executive Board and is responsible and accountable for the results of the business group as a whole. However, when the new business group structure was introduced, UBS committed to continue to provide summary financial and management information about the business units, in order to maintain transparency in its affairs and allow shareholders to make meaningful comparisons to the performance of the Group under its previous structure. Therefore, the discussion in this section describes the business groups mainly in terms of their constituent business units.

In the remainder of this section, the discussion will be divided into the three business groups and their constituent business units, as they exist now, not the five divisions as they existed on 31 December 1999.

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UBS Switzerland

The UBS Switzerland business group is made up of two business units:

- Private and Corporate Clients -- The leading retail and commercial bank in Switzerland.

- Private Banking -- Covers all Swiss and international high net worth clients who bank in Switzerland or offshore centers.

The onshore Private Clients business, formerly part of Private Banking, is now managed within the UBS Warburg business group.

UBS Switzerland is the leading Swiss bank for individual and corporate clients and a premier Swiss private banking institution. UBS Switzerland offers a continuum of services to all Swiss-based clients. It benefits from an integrated infrastructure and the opportunity for shared distribution via its developing multi-channel architecture.

To drive forward its e-commerce vision and strategy, UBS Switzerland has created a single business area called "e-Channels and Products" to lead all its e-banking activities. The new business area will be responsible for all electronic channels and products as well as associated service and support centers and will oversee all e-banking functions of UBS Switzerland. Its costs are shared between Private Banking and Private and Corporate Clients, based on service level agreements.

Private and Corporate Clients. The Private and Corporate Clients business unit of UBS Switzerland is the leading retail bank in Switzerland and targets individual clients with assets of up to approximately CHF 1 million as well as business and corporate clients in Switzerland. At 30 June 2000, this business unit had about CHF 439 billion in assets under management and a loan portfolio of approximately CHF 163 billion. Private and Corporate Clients employs over 22,000 people in its headquarters in Zurich and its offices throughout Switzerland.

Set forth below is summary information, based on management accounting data, relating to the Private and Corporate Clients business unit, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Switzerland--Private and Corporate Clients."

                                                      FOR THE               FOR THE
                                                   SIX MONTHS            YEAR ENDED
                                                ENDED 30 JUNE        31 DECEMBER(1)
                                              2000    1999(1)       1999       1998
                                                      (CHF in millions)
-----------------------------------------------------------------------------------
Operating income before credit loss
  expense................................    3,803      3,599      7,193      7,025
Credit loss expense......................      412        554      1,050      1,170
Personnel, general and administrative
  expenses...............................    2,154      2,224      4,486      4,263
Depreciation and amortization............      219        200        386        684
                                           -------    -------    -------    -------
Operating profit before tax..............    1,018        621      1,271        908
                                           =======    =======    =======    =======
Average regulatory equity used...........    8,850      8,400      8,550      8,250
(at period end)
Assets under management (CHF in
  billions)..............................      439        443        439        434
Numbers of employees.....................   22,270     24,186     24,098     24,043
Total loans..............................  162,752    167,004    164,743    164,840

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

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Organizational Structure. Private and Corporate Clients operates four main business areas:

- Individual Clients -- This business area includes over 4,000,000 client accounts, of which over 25% are client accounts that relate to clients with assets over CHF 50,000.

- Corporate Clients -- This business area focuses on Swiss corporate clients and includes 160 top corporations, over 7,500 large corporate clients and 180,000 small- and medium-sized businesses.

- Operations -- In addition to providing operational support to the retail banking business and other Swiss-based UBS units, this business area provides payment and custodial services to approximately 1,800 banking institutions throughout the world.

- Risk Transformation and Capital Management -- This business area has responsibility for clients with impaired or non-performing loans and manages the risk in Private and Corporate Clients' loan portfolio. It is also responsible for optimizing capital utilization.

Private and Corporate Clients also includes the Resources business area, which provides real estate, marketing, personnel and administrative services to Private and Corporate Clients and the other UBS business units in Switzerland, particularly Private Banking, and the Information Technology business area, which provides information technology services to Private and Corporate Clients and the other Swiss-based UBS offices, again with Private Banking as the main recipient.

Profit Enhancement Initiatives. The domestic retail banking sector in Switzerland has historically been a high-cost, low-return business. In order to further enhance the profitability of the retail business and to exploit the synergies after the 1998 merger, UBS has developed and commenced a number of initiatives that are intended to reduce the costs and increase the revenues of this business unit. These include:

- The further development and enhancement of alternative distribution channels, including:

        - UBS e-banking, on-line internet and teletext banking, and telephone banking.

        - UBS Multimat and UBS Bancomat Plus, which together offer a direct electronic link to the customer's account and to a full range of traditional ATM services, including accepting cash deposits, and permits additional functions, such as the set-up and maintenance of payment and standing orders.

     - Increasing revenue principally through improvements in pricing, increased focus on higher yielding investment products and fee-based businesses, and improvements in the distribution of UBS's products, including implementing risk-adjusted pricing in its new and maturing loan business and by expanding its e-banking services.

     - Reducing costs by continuing to close branches. Since the 1998 merger, UBS has closed 200 branches, or 36%, still leaving UBS with more branches than either predecessor institution.

     - Increasing the efficiency and productivity of Private and Corporate Clients' processes by standardizing its products and taking advantage of automation and other technological developments.

Clients. Private and Corporate Clients has a diverse client base, ranging from individual clients to corporate clients and international banking institutions. Private and Corporate Clients provides a broad range of products and services to these clients, including retail banking, investment services and lending. UBS believes that clients choose Private and Corporate Clients primarily based on UBS's leading position as a bank and an asset manager in Switzerland, its broad distribution network and its ability to provide a comprehensive range of financial products and services. Based on market surveys, over 96% of the Swiss market readily recognizes the UBS brand, which has a long history and is well established in Switzerland.

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The table below sets forth assets under management attributable to each of Private and Corporate Client's main client areas at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
      ASSETS UNDER MANAGEMENT                          (CHF in billions)
------------------------------------------------------------------------------------------
Individual Clients..................           221                 223                 229
Corporate Clients...................           213                 212                 178
Banks...............................             5                   4                  27
                                      ------------    ----------------    ----------------
  Total.............................           439                 439                 434
                                      ============    ================    ================

Client/Product Initiatives. Rapid growth of technology has made available a number of alternative distribution channels. UBS has offered telebanking since 1985 and, based upon its market research, UBS has the leading position in the Swiss telebanking market, initiating in excess of one-half of all telebanking transactions in Switzerland during 1998.

Since 1997, UBS has expanded its product offerings and taken steps to market additional services to its client base. Key initiatives include:

- The launch of UBS Tradepac, an expanded all-inclusive internet-based offering aimed at serving the on-line trading needs of UBS's customers and providing access to six international exchanges. As part of UBS Tradepac, UBS has established a partnership with Intuit Inc. that has permitted it to introduce UBS Quicken, a specially adapted version of the Quicken software that includes enhanced financial management functions and adds to the attractiveness of its product offering.

- The launch of UBS's small- and medium-sized business enterprises initiative, which is intended to respond to the lack of risk capital for small business enterprises.

Investment Services. UBS's investment services for Private and Corporate Clients are a collaborative effort among:

- UBS Asset Management, which manages the UBS mutual fund portfolio and determines the investment strategy for, delivers monthly tactical asset allocations to, and manages discretionary mandates of, Private and Corporate Clients' institutional clients.

- UBS Warburg, which provides research and access to the securities exchanges.

- UBS Switzerland, which actively markets and distributes investment products to its clients after making the appropriate revisions to take into account the needs of those clients.

The principal result is a full range of investment options to offer UBS's clients including those of Private and Corporate Clients.

The following table illustrates Private and Corporate Clients' assets under management by asset class at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in billions)
------------------------------------------------------------------------------------------
Deposit and current accounts........           125                 129                 153
Securities accounts.................           314                 310                 281
                                      ------------    ----------------    ----------------
  Total.............................           439                 439                 434
                                      ============    ================    ================

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Loan Portfolio. The following table shows the loan portfolio, before all allowances, in Private and Corporate Clients, broken down by Private and Corporate Clients' main business areas at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in billions)
------------------------------------------------------------------------------------------
Individual Clients..................            77                  76                  90
Corporate Clients...................            68                  68                  49
Recovery Portfolio..................            18                  21                  26
                                      ------------    ----------------    ----------------
  Total.............................           163                 165                 165
                                      ============    ================    ================

The following table shows the loan portfolio in Private and Corporate Clients, broken down by loan category at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in billions)
------------------------------------------------------------------------------------------
Fixed rate mortgages................            79                  81                  80
Commercial credits..................            40                  44                  44
Variable rate mortgages.............            28                  30                  36
Other...............................            16                  10                   5
                                      ------------    ----------------    ----------------
  Total.............................           163                 165                 165
                                      ============    ================    ================

At 30 June 2000, about CHF 107 billion (or 66%) of the CHF 163 billion loan portfolio in Private and Corporate Clients related to mortgages, of which approximately 81% were secured by residential real estate. A discussion of UBS's loan portfolio classified by industry is included under "--Management's Discussion and Analysis of Financial Condition and Results of
Operations--Selected Statistical Information--Loans."

Private and Corporate Clients' impaired loans, which include non-performing loans, are transferred to the Risk Transformation and Capital Management business area to be managed by UBS's Recovery Group, which specializes in working-out or otherwise recovering the value of those loans. At 30 June 2000, Private and Corporate Clients' loan portfolio included approximately a CHF 18 billion recovery portfolio. Approximately CHF 16 billion of Private and Corporate Clients' 30 June 2000 recovery portfolio was impaired and related to provisional positions and positions stemming back to weakness in the Swiss commercial real estate markets during the 1990s. A provision of CHF 10.4 billion has been established against the portion of impaired loans not secured by collateral or otherwise deemed uncollectible. Approximately CHF 2 billion of UBS's 30 June 2000 recovery portfolio is performing and unimpaired. The unimpaired loans included in UBS's recovery portfolio are outstanding with counterparties for whom other loans have become impaired. No provisions have been established against these loans. UBS's lending officers actively manage the recovery portfolio, seeking to restructure the lending relationship with a goal of removing the loan from the recovery portfolio. The following table describes the development in UBS's recovery portfolio from 1 January 1998 to 30 June 2000.

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                                                                (CHF in billions)
---------------------------------------------------------------------------------
Balance, 1 January 1998.....................................            29
Changes in 1998:
  New recovery loans added..................................             7
  Settlements of outstanding recovery loans.................           (10)
                                                                       ---
Balance, 31 December 1998...................................            26
Changes in 1999:
  New recovery loans added..................................             5
  Settlements of outstanding recovery loans.................           (10)
                                                                       ---
Balance, 31 December 1999...................................            21
Changes in 2000:
  New recovery loans added..................................             1
  Settlements of outstanding recovery loans.................            (4)
                                                                       ---
Balance, 30 June 2000.......................................            18
                                                                       ===

Approximately 60% of the loans that were originally included in UBS's recovery portfolio in 1997 have been worked out and removed. See "--Management's Discussion and Analysis of Financial Condition and Results of
Operations--Analysis of Risks--Credit Risk" for a further description of UBS's process for credit risk management and control and a discussion of impaired and non-performing loans.

Private and Corporate Clients' continued implementation of "risk-adjusted pricing," which differentiates loan pricing based on risk profiles, has led to improved margins on UBS's lending portfolio and has resulted in more effective use of UBS's capital. For a discussion of UBS's credit approval process and how UBS manages interest rate risk, see "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset and Liability Management--Interest Rate Management."

The credit approval activities of Private and Corporate Clients are the responsibility of the business area, coordinated by a separate chief credit officer who is accountable to the Chief Credit Officer, or "CCO." Generally, loans are approved by a credit officer who does not participate in the client relationship, but works with the lending officer to establish a set of lending criteria that are applicable to the risk profile rating of the borrower. The exception is for certain high-risk lending relationships, in which case the credit officer directly corresponds with the borrower. Private and Corporate Clients' chief credit officer reviews the business area's loans on a periodic basis (annually for most loans and at least quarterly for high-risk loans) to confirm the ratings. The CCO further coordinates Private and Corporate Clients' lending activities and credit exposure with the lending activities and credit exposure of UBS Warburg and the remainder of UBS Switzerland.

Private Banking. UBS is one of the leading international private banks, as measured by assets under management. At 30 June 2000, Private Banking had CHF 683 billion in assets under management. Private Banking serves high net worth individuals with a broad range of comprehensive wealth management services and financial products. Private Banking's approach is to focus on establishing long-term client relationships and emphasizing the life-time value of these relationships.

The private banking industry is in the process of undergoing some fundamental changes resulting from the changing profile of high net worth individuals, emerging technologies and increased competition. Clients are increasingly taking a more active role in managing their wealth and are demanding more sophisticated products and a broader geographic range of services. They are focused on asset

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performance and allocation, quality of information and advice and extended availability of services, such as 24-hour, remote and internet access. The private banking industry is also experiencing an increase in the wealth that remains in onshore markets, particularly in the form of equity and equity-linked investments, as domestic capital markets become more developed and generate higher returns.

To address this changing environment, Private Banking is seeking to further penetrate its existing client base with enhanced wealth management solutions. Private Banking's size provides it with the flexibility to offer its clients customized and expanded service offerings tailored to their particular needs. To further increase its assets under management in its private banking business, UBS will also continue to consider select acquisition opportunities that may arise, as evidenced by the acquisition in 1999 of Bank of America's international private banking activities. Set forth below is summary information, based on management accounting data, relating to the Private Banking business unit of UBS Switzerland, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Switzerland--Private Banking."

                                                               FOR THE SIX           FOR THE
                                                              MONTHS ENDED        YEAR ENDED
                                                                   30 JUNE    31 DECEMBER(1)
                                                            2000     1999     1999     1998
                                                                   (CHF in millions)
--------------------------------------------------------------------------------------------
Operating income before credit loss expense...............  3,471    2,728    5,568    6,933
Credit loss expense.......................................     11        6       21       16
Personnel, general and administrative expenses............  1,425    1,147    2,513    2,411
Depreciation and amortization.............................     55       38       97       91
                                                            -----    -----    -----    -----
Operating profit before tax...............................  1,980    1,537    2,937    4,415
                                                            =====    =====    =====    =====
(at period end)
Assets under management (CHF in billions).................    683      630      671      579
Number of employees.......................................  7,447    6,697    7,256    6,546

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Marketing and Distribution. Private Banking provides wealth management services to its clients in a number of geographic regions and seeks to tailor its service offerings to meet the specific needs of particular client segments and markets. To better understand the needs of its existing and prospective clients, Private Banking differentiates its clients by geographic location and the amount of assets under management and then based on their product needs and utilization and service requirements. The client advisors who serve Private Banking's clients are principally organized by client market, which allows them a higher level of client focus. Private Banking believes that this approach fosters valued long-term client relationships.

Private Banking's client advisors retain primary responsibility for introducing products and services to its existing and prospective private banking clients. The business areas that deal directly with clients are generally responsible for their own marketing activities. The client advisors are central to the delivery of services to Private Banking's clients and are responsible for increasing the penetration of Private Banking service offerings within its existing customer base. The client advisors are supported by a separate marketing department, which is responsible for market research and the preparation of standardized marketing materials.

Products and Services. Private Banking provides a number of asset-based, transaction-based and other services to its clients. Asset-based services include custodial services, deposit accounts, loans and

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fiduciary services while transaction-based services include trading and brokerage and investment fund services. Private Banking also provides financial planning and consulting and offers financial planning instruments to its clients. These services include establishing proprietary trusts and foundations, the execution of wills, corporate and personal tax structuring and tax efficient investments. Private Banking has the following three core product and service business areas:

     - Financial Planning and Wealth Management -- Responsible for developing integrated comprehensive wealth management services in the form of tax and estate planning, liquidity and retirement lifestyle planning, insurance products, art and real estate advisory services and a variety of sophisticated capital enhancement and asset protection strategies.

     - Portfolio Management -- Responsible for providing portfolio management services to Private Banking clients and for the investment clients of Private and Corporate Clients.

     - Active Advisory Team -- Provides sales brokerage, investment advisory services and products to key private banking locations worldwide. The Active Advisory Team provides information concerning, and facilitates investments in, primary initial public offerings and secondary placements. This team also provides fiduciary services and the execution of private banking orders outside Switzerland.

At 30 June 2000, slightly more than one-fifth of Private Banking's assets under management were managed on a discretionary basis. The remaining assets under management related to advisory engagements.

The following table shows information concerning assets under management by type of engagement and asset class in Private Banking at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in millions)
------------------------------------------------------------------------------------------
TYPE OF ENGAGEMENT
Advisory............................       533,000             501,000             437,000
Discretionary.......................       150,000             170,000             142,000
                                      ------------    ----------------    ----------------
  Total.............................       683,000             671,000            579,000]
                                      ============    ================    ================
ASSET CLASS
Deposit and current accounts........        59,000              59,000              50,000
Equities............................       199,000             196,000             148,000
Bonds...............................       194,000             187,000             187,000
Investment Funds....................       106,000             119,000              93,000
Other(1)............................       125,000             110,000             101,000
                                      ------------    ----------------    ----------------
  Total.............................       683,000             671,000             579,000
                                      ============    ================    ================

---------------
(1) Includes money market instruments, UBS medium-term notes, derivatives, mutual funds not managed by UBS and precious metals.

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     UBS Asset Management

UBS Asset Management brings together UBS's asset management activities. It consists of two business units:

     - Institutional Asset Management -- One of the largest institutional asset managers in the world.

     - Investment Funds/GAM -- Investment Funds is one of the leading funds providers in Europe and the seventh largest in the world. GAM is a diversified asset management group with assets composed primarily of private client accounts, institutional and mutual funds.

UBS Asset Management benefits from an integrated business model and single management team.

Institutional Asset Management. Based on assets under management, Institutional Asset Management is one of the largest institutional asset managers in the world and among the industry leaders in the United States, the United Kingdom and Switzerland. At 30 June 2000, Institutional Asset Management had over CHF 525 billion in assets under management, including CHF 326 billion of institutional assets and CHF 199 billion of non-institutional assets, including the UBS Investment Funds offered by the Investment Funds business area of the Investment Funds/GAM business unit, which are managed by Institutional Asset Management. Institutional Asset Management is headquartered in Chicago and has offices in Dallas/Houston, Frankfurt, Geneva, Hartford, Hong Kong, London, Melbourne, New York, Paris, Rio de Janeiro, San Francisco, Singapore, Sydney, Tokyo and Zurich.

Institutional Asset Management markets its services under the UBS Asset Management name, with Brinson Partners and Phillips & Drew serving as sub-brands within the Americas and the United Kingdom, respectively. Institutional Asset Management believes that its broad geographic spread of operations and strong brand names will help it pursue growth opportunities in Continental Europe, Asia-Pacific and Latin America and maintain its strong positions in the mature markets it serves in the United States, the United Kingdom and Switzerland.

Set forth below is summary information, based on management accounting data, relating to Institutional Asset Management, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Asset
Management--Institutional Asset Management."

                                                               FOR THE                 FOR THE
                                                            SIX MONTHS              YEAR ENDED
                                                         ENDED 30 JUNE          31 DECEMBER(1)
                                                    2000       1999(1)      1999         1998
                                                                (CHF in millions)
----------------------------------------------------------------------------------------------
Operating income..................................    638         542       1,099        1,163
Personnel, general and administrative expenses....    402         331         636          619
Depreciation and amortization.....................     98          63         138          107
                                                    -----       -----       -----        -----
Operating profit before tax.......................    138         148         325          437
                                                    =====       =====       =====        =====
(at period end)
Assets under management (CHF in billions).........    525         563         574          531
Number of employees...............................  1,712       1,507       1,653        1,497

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Organizational Structure. During 1999, Institutional Asset Management implemented a client-centric business model and modified its organizational structure to strengthen local and regional roles. Institutional Asset Management believes that its new organizational structure will improve

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accountability for results and the business group's effectiveness and efficiency. At 30 June 2000, Institutional Asset Management's organizational structure consisted of the following business areas:

- Brinson Partners and Phillips & Drew -- These business areas have the mandate to optimize the contribution from the Americas and the United Kingdom, respectively, and to further develop their investment capabilities and to contribute to global business development efforts in Europe and the Asia-Pacific region.

- Europe, Middle East & Africa and Asia Pacific -- These two business areas have a mandate to capture profitable growth opportunities in their assigned geographic markets and to optimize the contribution from existing businesses in these regions. These mandates strengthen the regional accountability for results and resources. At the same time, both regional business areas continue to contribute to the UBS Asset Management global investment process as well as ensure their adaptation to regional client needs where appropriate.

- O'Connor -- Launched at the beginning of June 2000, O'Connor is comprised of part of the proprietary equity trading group of UBS Warburg, as well as the Fund of Funds and Currency Funds businesses of UBS Warburg. O'Connor will focus on alternative investments, or investment strategies designed to provide attractive risk-adjusted returns with a low correlation to traditional investments.

- IT and Operations -- This business area is responsible for implementing and maintaining information technology and delivery platforms for the Institutional Asset Management business unit.

Clients. Institutional Asset Management has a diverse institutional client base located throughout Europe, the Middle East, Africa, the Asia-Pacific region and the Americas. Its clients consist of:

- corporate and public pension plans;

- endowments and private foundations;

- insurance companies;

- central banks and supranationals; and

- financial advisers.

Externally managed pension assets constitute the majority of worldwide available institutional assets. The pension market is undergoing a shift from traditional defined benefit plans to defined contribution schemes. One of Institutional Asset Management's strategic initiatives is to position itself to take advantage of the opportunities created in this changing environment.

The following table shows assets under management broken down between institutional assets and non-institutional assets at 30 June 2000 and 31 December 1999 and 1998. Non-institutional assets include the UBS Investment Funds, which are managed by Institutional Asset Management.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Institutional...............................       326,000             376,000             360,000
Non-institutional...........................       199,000             198,000             171,000
                                                 ---------           ---------           ---------
     Total..................................       525,000             574,000             531,000
                                                 ---------           ---------           ---------
                                                 ---------           ---------           ---------

Institutional Asset Management is well represented in the United States, Europe and Australia, and is one of the largest foreign investment managers in Japan. Institutional Asset Management believes this gives it a strong platform to meet the increasingly complex global investment and servicing needs of its major clients, and to expand its presence in growth markets.

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The following table shows Institutional Asset Management's institutional assets under management by the geographic location of its clients at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Europe, Middle East & Africa................       171,000             185,000             202,000
The Americas................................       110,000             140,000             122,000
Asia-Pacific................................        45,000              51,000              36,000
                                                 ---------           ---------           ---------
     Total..................................       326,000             376,000             360,000
                                                 ---------           ---------           ---------
                                                 ---------           ---------           ---------

Marketing and Distribution. Clients differentiate among institutional asset managers based on client service, investment performance, process and philosophy, fees and continuity of staff. Institutional Asset Management seeks to use its long-term track record and strong client franchise to increase the penetration of its services with both new and existing clients. It is a full service institutional asset management firm, offering its clients a comprehensive range of research and investment analysis as part of its overall service and capability package.

Consultants advise institutional investors based on their expert knowledge of managers' investment performance, process and client service capabilities, as well as other factors. In consultant-driven markets, such as the United States and the United Kingdom, Institutional Asset Management relies on its strong relationships with the major consultants that advise corporate and public pension plans, endowments, foundations, and other institutions. It also dedicates resources to generating new business directly with large clients.

Institutional Asset Management also seeks to increase its revenues from existing clients. Each of its client-facing business areas has dedicated account management teams that service existing clients and seek to find new ways to address client needs. These account managers are also focused on further developing and solidifying the relationships that Institutional Asset Management has with the major consultants that serve its clients.

Client Mandates. Institutional Asset Management seeks to deliver sustained value-added investment performance relative to client-mandated benchmarks. Its client mandates range from fully discretionary global asset allocation portfolios to equity or fixed income portfolios with a single country emphasis to other asset classes, including real estate, timber, oil and gas, and private equity. These portfolios are available through separately managed portfolios as well as through a comprehensive range of pooled investment funds.

The following table sets forth institutional assets under management for Institutional Asset Management by client mandate at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in millions)
------------------------------------------------------------------------------------------
Equity..............................       100,000             125,000             115,000
Asset Allocation....................       110,000             130,000             148,000
Fixed Income........................        79,000              90,000              83,000
Private Markets.....................        37,000              31,000              14,000
                                         ---------           ---------           ---------
  Total.............................       326,000             376,000             360,000
                                         ---------           ---------           ---------
                                         ---------           ---------           ---------

Within each of these broad client mandate categories, Institutional Asset Management has a diverse range of particular mandates that it provides to its clients without a high concentration of business in

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any particular segment. For example, within the equity, asset allocation and fixed income areas, it offers a range of mandates on global, regional, emerging market and sector-specific bases. The private markets category includes such mandates as direct investments, oil and gas, partnership investments, real estate and timber.

Investment Process and Research. At the beginning of March 2000, Institutional Asset Management announced that Brinson Partners and Phillips & Drew were being combined to establish a common global investment management platform. This decision reflected the shared investment philosophies of Phillips & Drew and Brinson Partners, based on capturing price-value discrepancies identified through fundamental research as well as similar cultures. The initial integration was completed according to schedule at the beginning of May 2000.

The investment process is based on Institutional Asset Management efforts to determine and quantify investment value. Senior investment professionals set policy and oversee research activity within the units, drawing upon the expertise of investment specialists in each asset class. These specialists consult with external analysts, economists, consultants and academics. They develop research and provide input into Institutional Asset Management's quantitative valuation models. Institutional Asset Management estimates long-term expected returns for asset classes, markets, and securities using proprietary valuation models that consider cash flows discounted at risk-adjusted rates and then evaluates potential strategies in the context of forecasted returns as well as its forecasted risks and correlations.

Institutional Asset Management creates portfolios and monitors and adjusts them based on relative price/value discrepancies. Its method is to identify periodic discrepancies between market price and investment value and turn them to its clients' advantage. Where no significant discrepancies exist between price and value, Institutional Asset Management continues its research and analysis. Institutional Asset Management believes that its approach allows it to respond to market changes, while providing its clients with the benefit of its knowledge and experience and maintains the flexibility to customize portfolios to meet their requirements.

Investment Funds/GAM. As part of the re-grouping announced in February 2000, the Global Asset Management, or GAM, and Investment Funds areas of the former Private Banking division were transferred to UBS Asset Management, bringing together all of UBS's asset management activities.

UBS Asset Management will benefit from an integrated business model and single management team. Within this framework GAM will be distinctly positioned and maintain its brand identity as well as its unique investment styles.

Set forth below is summary information, based on management accounting data, relating to the Investment Funds/GAM business unit, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations --UBS Asset Management--Investment Funds/GAM."

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                                                                   FOR THE             FOR THE
                                                          SIX MONTHS ENDED          YEAR ENDED
                                                                   30 JUNE      31 DECEMBER(1)
                                                        2000       1999(1)      1999      1998
                                                                  (CHF in millions)
----------------------------------------------------------------------------------------------
Operating income....................................      334        102        270       195
Personnel, general and administrative expenses......      215         75        151       124
Depreciation and amortization.......................       55          3          7         6
                                                        -----        ---        ---       ---
Operating profit before tax.........................       64         24        112        65
                                                        =====        ===        ===       ===
(at period end)
Assets under management (CHF in billions)...........      225        190        225       176
Number of employees.................................    1,038        392        923       366

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

The following table sets forth assets under management by business area within the Investment Funds/GAM business unit at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Investment Funds............................       202,500             201,000             175,600
GAM.........................................        22,100              23,500                   0
                                              ------------    ----------------    ----------------
  Total.....................................       224,600             224,500             175,600
                                              ============    ================    ================

Investment Funds. As a result of the merger between the Union Bank of Switzerland and Swiss Bank Corporation, Investment Funds became the leading investment fund provider in Europe and Switzerland in terms of investment fund assets under management. By year-end 1999, Investment Funds' assets under management increased 15% with growth primarily attributable to investment performance. UBS has received numerous awards, including being named "Switzerland's Best Overall Management Group" by Standard & Poor's Fund Services in 1999.

Marketing and Distribution. Investment Funds are distributed primarily through UBS Switzerland and UBS Warburg, with a minority of assets distributed through third-party distribution partners. As of 30 June 2000, Investment Funds had CHF 203 billion in assets under management, including CHF 9.2 billion in assets under management distributed through third-party distribution partners. In addition, Investment Funds has a significant business administering assets for third-parties.

As part of the Group reorganization, Investment Funds is evolving towards an open, multi-channel distribution architecture. Initiatives include establishing additional third-party distribution partnerships, developing electronic sales channels and combining distribution efforts with Institutional Asset Management in various markets to better capture defined contribution opportunities. Additionally, the Investment Funds business unit is currently developing an e-based investment fund distribution strategy. This channel will offer clients personalized advisory services, investor education content, online decision support tools, and automated trade execution, delivered through intermediaries.

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Client Mandates. Investment Funds has an extensive product range of approximately 163 funds. The following table shows total assets under management in these investment funds by fund category at 30 June 2000 and 31 December 1999 and 1998.

FUND CATEGORY                 30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                               (CHF in millions)
----------------------------------------------------------------------------------
Asset Allocation............        46,700
                                                        44,200              35,000
Money Market................        44,100
                                                        46,200              45,500
Bond........................        37,100
                                                        40,200              42,500
Equity......................        61,900
                                                        52,300              35,400
Capital Preservation........         7,600
                                                        12,100              12,400
Real Estate.................         5,100
                                                         6,000               4,800
                                 ---------           ---------           ---------
  Total.....................       202,500             201,000             175,600
                                 ---------           ---------           ---------
                                 ---------           ---------           ---------

The continuing trend toward equity investments helped increase equity funds by 75% since the end of 1998, making Equity Investment Funds' largest asset category, accounting for 31% of total Investment Funds volume. The number of Investment Fund accounts, which make it easy for clients to make regular savings in UBS Investment Funds, has grown by 80% to 90,000, with assets invested through them increasing by 39% to a total of CHF 2.5 billion in 1999.

Investment Process and Research. The Institutional Asset Management business unit is responsible for managing the investment funds offered by the Investment Funds business unit, other than some real estate funds. However, Investment Funds is responsible for managing its product range, which is tailored to meet the needs of individual investors, and for the development and marketing of individual funds.

Global Asset Management. Acquired in late 1999, Global Asset Management, or "GAM," is a diversified asset management group with approximately 600 employees and operations in Europe, North America, Asia and the Middle East. It manages assets comprised of private client portfolios and over 170 private client mutual funds, as well as institutional mandates. GAM continues to operate under its established brand name within UBS Asset Management and continues to employ its own distinctive investment style.

UBS Asset Management will increasingly take advantage of GAM's range of mutual funds and its multi-manager selection process, in which it selects the top 90 out of about 6,000 third-party fund providers, to enhance the range of its investment styles and products.

Marketing and Distribution. Marketing and distribution for GAM is divided into three areas: Private Clients, Mutual Funds and Institutional. Each area markets and services clients within its specific segment.

     - Private Clients -- Offers and manages a broad range of tailored investment strategies for its clients across the risk/return spectrum and from all major reference currency perspectives. Implementation is through a combination of GAM funds, under guidance established by GAM's investment committee.

  The private client area seeks clients from a variety of sources including referrals from its existing client base, intermediaries, and professional advisors. Clients receive a high level of service from a dedicated team of portfolio managers. Communication is ongoing and includes regular formal review meetings.

- Mutual Funds -- GAM distributes mutual funds on a global basis, including within the United States. GAM's Mutual Funds area seeks clients at the high end of the market. Mutual funds are

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   distributed through multiple channels, including brokerage firms, banks, portfolio and fund managers, financial advisors, family offices, employee pension plans, and directly to major investors.

- Institutional -- GAM provides a full range of services to its institutional clients through dedicated account managers. Institutions are offered the same products developed to support GAM's private client and fund distributions businesses. This includes traditional equity portfolio management, as well as multi-manager funds and alternative assets classes.

Investment Process and Research. GAM was founded in 1983 to give private clients "access to great investment talent." As a result, the investment process is based on selecting the world's leading investment talent, whether the manager selected for a particular fund or mandate is internal to GAM or an external manager. Beginning in 1989, GAM extended its investment process to pioneer the development of the multi-manager concept.

An in-house team of investment professionals is responsible for managing the various internally managed mandates or funds. Members of this team also create multi-manager mandates using a quantitative database of 50,000 funds, and by carefully scrutinizing all aspects of external managers employing a qualitative database of 6,000 investment managers. The investment objective of multi-manager funds or mandates is diversifying risk by employing complementary managers using different strategies.

The range of funds and mandates extends from traditional equity and bond funds to a comprehensive range of alternative investment funds.

UBS Warburg

UBS Warburg is composed of four business units:

- Corporate and Institutional Clients -- Securities and investment banking products and services for institutional and corporate clients.

- UBS Capital -- Investment of UBS and third-party funds in a diverse range of private, and occasionally public, companies on a global basis.

- Private Clients -- Onshore private banking services for high net worth individuals worldwide, outside of Switzerland.

- e-services -- Personalized investment and advisory services at competitive fees for affluent clients in Europe, delivered via a multi-channel structure that integrates internet, call centers and investment centers.

Corporate and Institutional Clients. The Corporate and Institutional Clients business unit is one of the leading global investment banks. It provides wholesale financial and investment products and advisory services globally to a diversified client base, which includes institutional investors (including institutional asset managers and broker-dealers), corporations, sovereign governments and supranational organizations. Corporate and Institutional Clients also manages cash and collateral trading and interest rate risks on behalf of UBS and executes the vast majority of UBS's retail securities, derivatives and foreign currency exchange transactions. Corporate and Institutional Clients's headquarters are in London and, at 30 June 2000, it employed about 13,000 people in over 40 countries throughout the world.

In the 1998 merger, the investment banking businesses of the two banks came together to form what is now the Corporate and Institutional Clients business unit. Within Union Bank of Switzerland, securities trading began in New York and London in the 1970s and grew in the 1980s with the

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acquisition of Phillips & Drew in 1985. Within Swiss Bank Corporation, the acquisition of O'Connor & Associates in 1992 and the investment banking businesses of S.G. Warburg Group p.l.c. in 1995 led to the formation of SBC Warburg as a global investment bank, which was further strengthened in the United States with the 1997 acquisition of Dillon Read & Co., Inc.

Corporate and Institutional Clients has a large corporate client financing and advisory business and is one of the top-ranked investment banking businesses engaged in institutional client business. The business area has achieved industry-wide recognition for its performance in the following areas:

- equity sales and trading (ranked number two globally in the first quarter of 2000 based on equity commission revenues based on an independent survey);

- cash and derivative fixed income sales and trading with institutional investors (ranked number four globally in 1999 based on information compiled and classified by the Securities Data Company and other publicly available information);

- eurobond trading (named Best Foreign Bond Firm in the Eurozone, the United Kingdom and Australia in July 2000 by Euromoney);

- global foreign exchange (ranked number four in May 2000 by Euromoney FX poll, which ranks investment banks and banks on a global basis by market share);

- research, with a global research sales team that includes about 630 specialist analysts based in over 30 countries and covering over 4,600 companies (ranked fourth in Institutional Investor Global Research in December 1999 and third in European Research in February 2000 as well as receiving Euromoney's award in October 1999 for best overall Asian research);

- debt and equity capital markets (1999, ranked number five in international equity; number three in international equity-linked issuances; number two in eurobond origination; and number one in its target franchise segments of international bonds by Bondware. Corporate and Institutional Clients's target franchise markets exclude asset-backed, self-issuance and U.S. agencies); and

- privatizations (including its role as lead manager in the Swisscom privatization, which was named privatization of the year by Institutional Investor and International Financing Review in 1998).

Set forth below is summary information, based on management accounting data, relating to Corporate and Institutional Clients, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Warburg--Corporate and Institutional Clients."

                                                                 FOR THE             FOR THE
                                                        SIX MONTHS ENDED          YEAR ENDED
                                                                 30 JUNE      31 DECEMBER(1)
                                                        2000     1999(1)     1999      1998
                                                                 (CHF in millions)
--------------------------------------------------------------------------------------------
Operating income before credit loss expense..........   9,909     6,966     12,729     6,906
Credit loss expense..................................     113       171        330       500
Personnel, general and administrative expenses.......   6,601     4,972      9,290     6,816
Depreciation and amortization........................     330       393        763       692
                                                       ------    ------     ------    ------
Operating profit (loss) before tax...................   2,865     1,430      2,346    (1,102)
                                                       ======    ======     ======    ======
(at period end)
Average regulatory equity used.......................   9,850    10,750     10,050    13,300
Number of employees..................................  12,730    13,148     12,694    13,794

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

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Business Areas. At 30 June 2000, Corporate and Institutional Clients operated four main business areas that have been organized by the type of products and services offered and their risk exposure. These four business areas consist of Equities, Fixed Income, Corporate Finance and Treasury Products. The Corporate Finance business area works with the Equities and Fixed Income business areas through the Equity Capital Markets Group, the Debt Capital Markets Group and Leveraged Finance to originate new equities capital markets business, fixed income capital markets business and leveraged finance business. Consequently, operating income from the Equity Capital Markets Group is shared between Equities and Corporate Finance and operating income from the Debt Capital Markets Group and Leveraged Finance is shared between Fixed Income and Corporate Finance. The table below sets forth the operating income before credit loss expense attributable to each of Corporate and Institutional Clients's main business areas for the years ended 31 December 1999 and 1998:

                                                               FOR THE YEAR ENDED
                                                                   31 DECEMBER(1)
                                                                1999       1998
                                                               (CHF in millions)
---------------------------------------------------------------------------------
Equities....................................................    5,724      3,253
Fixed Income................................................    2,464       (267)
Corporate Finance...........................................    2,054      1,665
Treasury Products...........................................    1,805      2,351
Non-core business...........................................      682        (96)
                                                               ------      -----
     Total..................................................   12,729      6,906
                                                               ======      =====

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Equities. Equities is a leader in equity, equity-linked and equity derivative products in primary markets and a large cross-border trader in secondary equity markets. Equities' secondary market business represented over 60% of the operating income from Equities in 1999. Equities' primary areas of responsibility include:

- researching companies, industry sectors, geographic markets and macro and economic trends;

- sales and trading of cash and derivative equity securities and equity structured products; and

- structuring, originating, distributing and trading newly issued equity, equity-linked and equity derivative products.

Through UBS's branches and affiliates, UBS is a member of most major stock exchanges, including New York, London, Tokyo and Zurich. UBS also participates in a number of electronic exchange ventures, including Tradepoint, through its equity investment in TP Group Limited, and NYFIX Millennium L.L.C.

Fixed Income. Fixed Income structures, originates, trades and distributes a variety of fixed income, banking and structured products. It also is responsible for loan syndication and core-loan portfolio functions. Fixed Income serves a broad client base consisting of investors and borrowers and offers a range of fixed income products and services, including:

-  interest rate based credit products, including loans and government bonds;

- a variety of banking products, such as structured finance and leveraged finance products;

- principal finance services, which involves the purchase, origination and securitization of credit products;

-  investment grade, high-yield and emerging market bonds;

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- credit-structured vehicles and credit derivatives, including credit-linked notes and total return swaps;

-  various derivative products; and

-  structured products to meet clients' risk management needs.

Corporate Finance. Corporate Finance manages the relationships with UBS's large supranational, corporate and sovereign clients. It provides a variety of advisory services in areas such as mergers and acquisitions, strategic advisory and restructuring. Corporate Finance also provides capital markets and leveraged financing services in conjunction with the Equity Capital Markets Group, the Debt Capital Markets Group and Leveraged Finance, as described above. Utilizing UBS's existing resources, Corporate Finance's strategy is to further expand its presence in targeted global sectors in the areas of mergers and acquisitions and primary capital markets activities, including targeted sectors in the United States. Corporate Finance's responsibilities include:

-  mergers and acquisitions;

-  country and global sector coverage;

- equity and equity-linked capital offerings, initial public offerings and other public and private equity offerings in conjunction with the Equity Capital Markets Group;

- investment grade and high-yield debt offerings in conjunction with the Debt Capital Markets Group;

-  leveraged debt offerings in conjunction with Leveraged Finance; and

-  structured finance.

Treasury Products. Treasury Products serves institutional investors, banks, sovereigns, corporate clients, as well as other retail and wholesale clients of UBS's other divisions. Treasury Products' primary areas of responsibility include:

- sales and trading of foreign exchange (spot and derivatives), precious metals, short-term interest rate cash and derivative products and exchange-traded derivatives;

-  collateral trading, securities lending and repurchase agreements;

-  bank note sales and distribution;

-  foreign currency research; and

-  UBS's alternative asset management business.

Clients. Corporate and Institutional Clients has a diverse global client base, including institutional investors, corporations, governments and supranational organizations. This diversity has allowed UBS to establish itself as a leading investment bank headquartered in Europe and the leading distributor of non-U.S. investment products to United States investors.

The table below sets forth the percentage of operating income attributable to each category of clients for 1999 and 1998. The total operating income used to calculate the percentage of operating income by client type includes only operating income generated from or attributed to clients.

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                                                              FOR THE YEAR
                                                                     ENDED
                                                               31 DECEMBER
                                                              1999    1998
                                                              (% of total)
--------------------------------------------------------------------------
Corporations................................................   26%     39%
Institutional investors.....................................   70%     55%
Governments and supranational organizations.................    4%      6%
                                                              ---     ---
          Total.............................................  100%    100%
                                                              ===     ===

e-commerce/Product Initiatives. The institutional client business worldwide is rapidly moving to an electronic basis. UBS believes Corporate and Institutional Clients is well positioned to capitalize on this trend. Recent e-commerce initiatives include:

     - Investment Banking On-Line (IBOL). IBOL provides extensive client desktop capability from a single home page with direct access to prices, research, trade ideas and analytical tools for Corporate and Institutional Clients' equities, fixed income and treasury products businesses. Corporate and Institutional Clients delivers electronic research to over 5,000 clients and has signed up over 10,000 users. UBS intends to expand IBOL to include wireless and video links.

     - Electronic Transactions for Securities (ETS) and Electronic Transactions for OTC Products (ETOP). ETS and ETOP provide a further rollout of on-line order routing and trading capabilities for all securities, foreign exchange and derivatives products. 30% of all institutional orders are sent via the internet and 90% of all retail orders are executed using straight through processing, or "STP."

     - Corporate Finance On-Line (CFOL). The CFOL initiative is intended to establish a secure connection for the exchange of transactional and pricing information with corporate clients to support the execution and origination of advisory mandates, as well as to create on-line connectivity for capital markets participants.

     - Debtweb. Using Debtweb, about 25% of all new bond issue volume in the first quarter of 2000 volume was delivered on-line.

     - DealKey. Designed for primary equity investors, it uses the web as an additional channel for the distribution of value-added information relating to current equity and equity-linked offerings.

     - Transactional Websites. UBS has established transactional websites for euro commercial paper and euro medium-term notes, including consolidated site information links to euro credit markets, credit indices and bond analytics.

     -  New Web Services.  Other new web services include:

        - KeyLink Web, which provides secure international electronic banking for cash, foreign exchange and securities;

        -  Adviser Web, which relates to Australian equities; and

        - Global eHelp Service Desk, which provides support for clients 24 hours a day, 6 days a week.

Providing superior advice and maintaining contacts with clients will be key to Corporate and Institutional Clients' future success. UBS believes its e-commerce initiatives will enhance its ability to add value to clients, as well as allow it to extract value from the processing power and scale of its core business processes and development standards, in order to maximize the benefits it can achieve from

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technological innovations. Corporate and Institutional Clients already processes 100,000 domestic and cross-border securities trades per day automatically, and has the capacity to increase this amount five-fold within the existing infrastructure.

Loan Portfolio. In 1998, UBS decided that Corporate and Institutional Clients' loans and commitments that were (1) not part of the loan trading portfolio, (2) not issued in conjunction with leveraged finance transactions or (3) not directly supporting its core client relationships, would be separated from the core activities of Corporate and Institutional Clients and wound down. As a result of this initiative, Corporate and Institutional Clients' total loans and committed and undrawn lines of credit have been reduced.

The following table sets forth information regarding the Corporate and Institutional Clients loan portfolio before allowance for loan loss at 31 December 1999 and 1998.

                                                              AS OF 31 DECEMBER
                                                                1999       1998
                                                              (CHF in millions)
-------------------------------------------------------------------------------
Due from banks..............................................  25,891     62,272
Loans to customers..........................................  56,374     72,425
                                                              ------    -------
  Total loans...............................................  82,265    134,697
                                                              ======    =======

See "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Analysis of Risks--Credit Risk" for a more in-depth review of UBS's credit portfolio and business, including a discussion of its impaired and non-performing loans.

UBS Capital. The UBS Capital business unit of UBS Warburg is the private equity business of UBS.

UBS Capital has increased the value of its investments substantially in recent years with the book value of its investments increasing from about CHF 400 million at 31 December 1994 to about CHF 3.8 billion at 30 June 2000.

Until earlier this year, UBS Capital was managed as an independent division within UBS. Following UBS's realignment, UBS Capital now operates within the UBS Warburg business group. This is expected to further strengthen the business synergies between the investment banking and private equity businesses, while maintaining strong links between UBS Capital and UBS Switzerland.

UBS Capital has a local presence throughout major industrialized regions in Europe, North America, Latin America and the Asia-Pacific region, with about 113 employees as of 30 June 2000. UBS Capital has offices in London, Zurich, New York, Sao Paolo, Buenos Aires, Paris, The Hague, Munich, Milan, Singapore, Hong Kong, Seoul, Sydney and Tokyo.

As a private equity group, UBS Capital's business involves investing in unlisted companies, managing these investments over a medium-term time horizon to increase their value, and "exiting" the investment in a manner that will maximize the capital gain. UBS Capital seeks to make both majority and minority equity investments in established and emerging unlisted companies, either with UBS's own capital or through sponsored investment funds. Although the main focus of UBS's investments is late-stage financing, such as management buyouts, expansion or replacement capital, a minority of the portfolio targets early stage investments in the technology and telecommunications sectors. UBS Capital generally targets medium-sized businesses with enterprise values in the range of CHF 75 million to CHF 1.5 billion.

In addition to its international specialization, UBS Capital endeavors to differentiate itself from its competitors by creating and adding value by working together with an investee company's

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management over a three- to six-year period to develop the business and optimize the company's performance.

Set forth below is summary information, based on management accounting data, relating to UBS Capital, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Warburg--UBS Capital."

                                                            FOR THE           FOR THE
                                                   SIX MONTHS ENDED        YEAR ENDED
                                                            30 JUNE    31 DECEMBER(1)
                                                    2000    1999(1)     1999     1998
                                                           (CHF in millions)
-------------------------------------------------------------------------------------
Operating income.................................    151       120       315      585
Personnel, general and administrative expenses...     76        60       151      156
Depreciation and amortization....................      4         3         7        1
                                                   -----     -----     -----    -----
Operating profit before tax......................     71        57       157      428
                                                   =====     =====     =====    =====
Average regulatory equity used...................    500       300       340      250
(at period end)
Investments (at book value)......................  3,765     2,422     2,993    1,784
Number of employees..............................    113       111       116      122

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Competitive Position. Superior returns and the widespread recognition of private equity as an alternative asset class has led to a substantial growth in the number of private equity funds raised in recent years. The number and amount of private equity funds raised has exceeded the number and amount of attractive and available private equity investments. This has led to increased competition among investment banks, investment funds and insurance companies and decreased returns for private equity investors.

In spite of the changing environment, UBS believes that opportunities for profitable investment will continue to arise in the private equity business. UBS believes this potential will be enhanced by a number of factors working in combination to produce a favorable business environment for astute market participants. These factors include the introduction of the euro, the worldwide trend of industrial consolidation, a growing awareness of the importance of shareholder value and the increasing need to solve succession issues in family-owned businesses.

Organizational Structure. UBS Capital is structured on a country and sector approach and, as of 30 June 2000, had fourteen individual teams covering around 30 countries. UBS believes that UBS Capital's established local presence and expertise, coupled with the global reach of its operations, generates the early identification of opportunities and their timely and effective development.

UBS Capital's teams are divided geographically between Western Europe, Asia and the Americas, which includes Latin America. UBS Capital's presence in the Asia-Pacific region started in Singapore and now includes Australia and its new offices in South Korea and Hong Kong.

Last year, UBS Capital established two private equity investment funds in the Americas. One of these investment funds makes private equity investments primarily in North America, while the other investment fund makes private equity investments in Latin America. UBS is the largest beneficial investor in each of the North America and Latin America funds.

In connection with the establishment of the new funds, UBS and the team managing the investments of UBS Capital in the Americas formed two limited liability company advisors, one to advise each fund.

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Each fund's advisor is jointly owned by the managers and principals of the management team and by UBS. Effective 31 December 1999, the managers and principals of the management team resident in the United States are no longer employed by UBS and are not employed by either advisor. The remaining employees of UBS Capital in the Americas are either members or employees of the respective advisors.

Investment Portfolio. UBS Capital's investment portfolio had a book value of approximately CHF 3.8 billion and an estimated fair value of approximately CHF
5.2 billion at 30 June 2000. To augment its competitive strengths, UBS Capital plans to gradually increase its annual investment rate, targeting a portfolio book value of CHF 5 billion in committed capital from UBS and CHF 5 billion from third parties.

UBS Capital has designed its portfolio to reduce UBS's exposure to risk by:

- geographically diversifying its portfolio and minimizing concentration of investment in specific locations;

- diversifying by industry sector to obtain a good mix between manufacturing and services sectors;

- investing a minority of the portfolio in earlier stage growth opportunities, such as technology and telecommunications; and

- focusing on later-stage investments, such as management buy-outs of existing businesses.

The following table provides information regarding UBS Capital's investment portfolio by geographic region, by industry sector and by age of investment at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                 (CHF in millions; all amounts are book values)
--------------------------------------------------------------------------------------------------
GEOGRAPHIC REGION (BY HEADQUARTERS OF
  INVESTEE)
North America...............................         1,538               1,389                 939
Europe......................................         1,650               1,153                 689
Latin America...............................           238                 217                 123
Asia-Pacific................................           339                 234                  33
                                                    ------              ------              ------
                                                     3,765               2,993               1,784
                                                    ------              ------              ------
                                                    ------              ------              ------

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                 (CHF in millions; all amounts are book values)
--------------------------------------------------------------------------------------------------
INDUSTRY SECTOR (BY INDUSTRY CLASSIFICATION
  CODE)
Consumer related............................           820                 610                 400
Diversified industrials.....................           638                 587                 376
Transportation..............................           768                 605                 186
Communications..............................           369                 326                 208
Computer related............................           353                 282                 109
Energy......................................           190                 167                 153
Other electronics related...................           127                  38                  32

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                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                 (CHF in millions; all amounts are book values)
--------------------------------------------------------------------------------------------------
Other manufacturing.........................            67                  45                  53
Chemicals and materials.....................            21                  23                  52
Industrial products and services............            84                  48                  60
Others......................................           328                 262                 155
                                                    ------              ------              ------
                                                     3,765               2,993               1,784
                                                    ------              ------              ------
                                                    ------              ------              ------

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                 (CHF in millions; all amounts are book values)
--------------------------------------------------------------------------------------------------
AGING (BY DATE OF INITIAL INVESTMENT)
Pre-1994....................................            70                  89                 112
1994........................................           220                 199                 195
1995........................................           310                 308                 282
1996........................................           190                 204                 183
1997........................................           492                 496                 450
1998........................................           709                 718                 562
1999........................................         1,071                 979                  --
2000........................................           703                  --                  --
                                                    ------              ------              ------
                                                     3,765               2,993               1,784
                                                    ------              ------              ------
                                                    ------              ------              ------

At 30 June 2000, approximately 74% of the investment portfolio was three years old or less. Generally, investments are sold, and operating income recognized, between the third and the sixth year after the initial investment.

Investment Process. At 30 June 2000, 85% of the book value of UBS Capital's investments were late-stage at the time of its investment. The following table provides information about UBS Capital's investment portfolio by investment stage, at 30 June 2000 and 31 December 1999 and 1998, as determined at the time of UBS Capital's investment.

                                          30 JUNE 2000  31 DECEMBER 1999
                                                (CHF in millions)         31 DECEMBER 1998
------------------------------------------------------------------------------------------
Early stage.............................           582               488                49
Late stage..............................         3,183             2,505             1,735
                                                ------            ------            ------
                                                 3,765             2,993             1,784
                                                ------            ------            ------
                                                ------            ------            ------

Investment opportunities originate from a variety of sources, including from UBS Switzerland and UBS Warburg. UBS Capital's investment policy concentrates on five "value drivers":

-  negotiate an attractive entry price;

-  increase the company's efficiency;

-  implement a sales growth strategy;

-  repay company debt and reduce leverage; and

- achieve an exit at a higher multiple than the entry price, or what UBS Capital calls "multiple arbitrage."

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Where appropriate, UBS Capital tries to participate actively with the management of its investee companies in developing their businesses over the medium term (three to six years) in order to optimize their performance. UBS Capital's exit strategies for the businesses include direct sales to strategic buyers, initial public offerings, leveraged recapitalizations and sales to other financial sponsors.

More recently, given the industry trend toward larger sized transactions, UBS Capital has also begun to concentrate on the formation of four regional funds -- Europe, North America, Latin America and Asia -- including the two investment funds in the Americas referred to above. In late 1999, UBS Capital launched the $1 billion investment fund targeting North America to which it has committed up to $500 million. In late 1999, UBS Capital also launched the $500 million fund targeting Latin America, which UBS has committed to fund fully with the option to permit third-party investors to commit up to 25% of such funds. In addition to these funds, two new funds were launched in Europe during 1999. Phildrew Ventures V, a United Kingdom private equity fund with a fund size of GBP 330 million, and CapVis Equity Partners, which is Switzerland's largest private equity fund with a fund size of CHF 300 million. Phildrew Ventures is UBS Capital's vehicle for investing in the United Kingdom and Ireland and CapVis Equity Partners is UBS Capital's vehicle for investing in Switzerland and Austria. A European fund and an Asian fund are expected to be launched in the near future.

Private Clients. UBS Warburg's Private Clients business unit provides onshore private banking services for high net worth individuals in key markets worldwide.

Private Clients' target markets include Germany, France, Italy, Spain, the United Kingdom, the United States, Japan, Australia and Taiwan.

Private Clients had CHF 37 billion of assets under management at 30 June 2000 and 1,277 employees. In the first half of 2000, Private Clients earned revenues after credit loss expense of CHF 133 million.

The business is mainly in the relatively early stages of start-up operations and, with the exception of Germany and Australia, where the businesses are based around an established private bank and an existing domestic brokerage business, Private Clients' franchise is small.

                                                             FOR THE            FOR THE
                                                    SIX MONTHS ENDED         YEAR ENDED
                                                             30 JUNE     31 DECEMBER(1)
                                                     2000    1999(1)      1999     1998
                                                             (CHF in millions)
---------------------------------------------------------------------------------------
Operating income after credit loss expense........    133        93       194      190
Personnel, general and administrative expenses....    365       216       481      294
Depreciation and amortization.....................     14        18        40       29
                                                    -----     -----     -----     ----
Operating loss before tax.........................  (246)      (141)     (327)    (133)
                                                    =====     =====     =====     ====
Average regulatory equity used....................    340       282       289      229
(at period end)
Assets under management (CHF in billions).........     37        29        36       27
Number of employees...............................  1,277     1,167     1,386      722

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Organizational Structure. The offshore Private Clients business was moved to UBS Warburg in February 2000. UBS Warburg aims to take advantage of the considerable growth potential resulting from putting investment banking and investment services activities for private clients under one roof.

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The decision to bring Private Clients and the e-services business, described below, closer together offers many potential synergies including the ability to enrich the private banking offering with a full complement of online investment information and execution capabilities. Significant savings are possible in the medium term from a shared information technology platform as well as shared operations and infrastructure and a coordinated sales and distribution process.

Products and Services. Private Clients will focus on delivering a sophisticated product offering to its high net worth client base, including the specifically targeted executive and entrepreneur segments. Traditional private banking services will be combined with investment banking innovation. For example, Private Clients will further develop its innovative products allowing clients to release value from own-company shareholdings or options.

UBS believes that on-line capabilities should be an integrated part of the service offering. As such, the e-services initiative described below, which will target affluent, advice-seeking private investors, is moving towards an integrated product and infrastructure approach with Private Clients in Europe.

Private Clients also will increasingly collaborate with UBS Warburg's Corporate Finance team for client introductions and support on clients' corporate needs.

e-services. e-services is a new business initiative started in the third quarter of 1999. e-services intends to offer personalized investment and advisory services targeted at affluent European individuals, and will be launched progressively in Germany and thereafter in the United Kingdom and other European countries, starting in late 2000. e-services plans to implement an integrated multi-channel "clicks and mortar" distribution concept, including online channels, call centers and investment centers. e-services had 226 employees at 30 June 2000.

e-services intends to deliver a distinctive set of services, including advanced financial planning and asset allocation, and investment products such as UBS and third-party funds, securities and pension products.

Organizational Structure. e-services continues to build its organizational structure and establish critical elements of its infrastructure, marketing approach and product offering. The infrastructure component has long lead times and e-services has made significant progress. e-services has formed major alliances with major information technology vendors, including Siebel Systems Incorporated, Broadvision Incorporated and Artificial Life Incorporated, which have accelerated time-to-market considerably.

e-services has completed the full deployment of its technical platform and software infrastructure and has established customer call centers in Edinburgh, Scotland and Maastricht, Holland.

Total expenditures for e-services were CHF 144 million in the first half of 2000 and are expected to reach CHF 310 million this year, and comparable amounts over the next few years, although future costs will depend on the exact roll-out schedule, and the possibility of partnering to share cost. e-services does not expect to record revenues until 2001.

Target Clients. e-services will target advice-seeking, affluent investors in major European markets. The value proposition is tailored to investors with a need for quick access, quality advice and flawless execution. The business will use online channels, telephone service centers and investment centers to provide multi-channel client service.

Products and Services. The e-services product offering will be based around a central cash management account, with capabilities for a broad base of products, services and advice using a sophisticated array of tools covering financial planning, financial analysis, asset allocation and decision support.

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e-services is adopting an open architecture model, integrating and distributing third-party content where this will enrich the service offering.

Marketing and Distribution. A key focus on acquiring clients will be directed at establishing deeper relationships with intermediaries and aggregators.

These companies, be they full-service brokers, online discount brokers, online banks, private banks or independent financial advisors, are increasingly faced with greater demands for investment services and products in an intensively competitive environment. UBS is strongly positioned to act as a lead supplier of content, products, platforms and market access to these companies. Through this channel UBS expects to be able to increase its order flow, generate incremental revenues, improve its understanding of the mass market segment, and further brand UBS Warburg as a leading supplier of investment advisory content and investment products.

Corporate Center

In the context of a global integrated investment services firm, the role of Corporate Center is to contribute to the long-term maximization of shareholder value by:

- competitively positioning UBS in growing market places with an optimal business model and adequate resources;

- maintaining an appropriate balance between risk and profit to provide financial stability on a Group-wide basis; and

- ensuring that the divisions, while being accountable for their results, operate as a coherent and effective Group with a common set of values and principles.

To perform its role, Corporate Center establishes standards and principles to be applied by the divisions, thereby permitting UBS to minimize staffing levels within Corporate Center.

The following functions are part of Corporate Center:

- Group internal audit, which reports directly to the Chairman of the Board of Directors in order to ensure its operational independence;

- functions reporting to the Chief Executive Officer, including human resources policies and standards, communications with staff, public and media, marketing and brand management, and the Group's general counsel; and

- functions reporting to the Chief Financial Officer, including risk control, credit risk management, financial control and management, Group Treasury, Group Strategy and communications with regulators, rating agencies, investors and analysts.

Additionally, the Corporate Center plays an active role with regard to funding, capital and balance sheet management and management of foreign currency earnings.

Competition

UBS operates in a highly competitive environment in all of its businesses and markets. Many large financial services groups compete with UBS in the provision of sophisticated banking, investment banking and investment management services to corporate, institutional and individual customers on a global basis, while local banks and other financial services companies, which may be of substantial size, often provide significant competition within national markets. UBS also competes with other banks, money market funds and mutual funds for deposits, investments, and other sources of funds. In

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some jurisdictions, many of UBS's competitors are not subject to the same regulatory restrictions that apply to UBS.

Employees

At 30 June 2000, UBS had 47,744 employees. Set forth below are the number of employees of UBS broken down by its eight business units and Corporate Center at 30 June 2000 and 31 December 1999 and 1998.

                                                           AS OF        AS OF          AS OF
                                                          30 JUNE    31 DECEMBER    31 DECEMBER
                                                           2000         1999           1998
-----------------------------------------------------------------------------------------------
Private and Corporate Clients...........................   22,270         24,098         24,043
Private Banking.........................................    7,447          7,256          6,546
Institutional Asset Management..........................    1,712          1,653          1,497
Investment Funds/GAM....................................    1,038            923            366
Corporate and Institutional Clients.....................   12,730         12,694         13,794
UBS Capital.............................................      113            116            122
Private Clients.........................................    1,277          1,386            722
e-services..............................................      226             70              0
Corporate Center........................................      931            862            921
                                                          -------    -----------    -----------
     Total..............................................   47,744         49,058         48,011
                                                          =======    ===========    ===========

The decrease in headcount in the first half of 2000 was mainly attributable to the transfer of the Systor business, an IT services provider, from Private and Corporate Clients to become a venture capital investment of UBS Capital and to 1998 merger-related savings in Private and Corporate Clients. These were partly offset by increases due to the continuing build up of the e-services business, which will launch later this year, and to investment in growth initiatives in the Investment Funds business area.

The increase in headcount in 1999 was mainly attributable to expansion of UBS Warburg's Private Clients business unit, the onshore private banking business outside Switzerland, and by the acquisitions of Global Asset Management and Allegis Realty Investors LLC in December 1999, partially offset by decreases in UBS Warburg's Corporate and Institutional Clients business unit, relating to the winding down of non-core businesses and 1998 merger-related reductions.

UBS has not experienced any significant strike, work stoppage or labor dispute in recent years. UBS considers its relations with employees to be good.

Regulation and Supervision

UBS's operations throughout the world are regulated and supervised by the relevant central banks and regulatory authorities in each of the jurisdictions in which it has offices, branches and subsidiaries. These authorities impose reserve and reporting requirements and controls on banks, including those relating to capital adequacy, depositor protection and prudential supervision. In addition, a number of countries in which UBS operates impose additional limitations on, or that affect, foreign or foreign-owned or controlled banks and financial institutions, including:

- restrictions on the opening of local offices, branches or subsidiaries and the types of banking and non-banking activities that may be conducted by those local offices, branches or subsidiaries;

- restrictions on the acquisition of local banks or requiring a specified percentage of local ownership; and

- restrictions on investment and other financial flows entering or leaving the country.

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Changes in the supervisory and regulatory regimes of the countries where UBS operates will determine to some degree its ability to expand into new markets, the services and products that it will be able to offer in those markets and how it structures specific operations.

The most important jurisdictions that regulate and supervise UBS's activities are Switzerland, the United Kingdom and the United States.

Regulation and Supervision in Switzerland. UBS is regulated in Switzerland under a system established by the Swiss Federal Law Relating to Banks and Savings Banks of 8 November 1934, as amended, and the related Implementing Ordinance of 17 May 1972, as amended, or the "FBL." Under the FBL, banks in Switzerland are permitted to engage in a full range of financial services activities, including commercial banking, investment banking and funds management. Banking groups may also engage in insurance activities, but these must be undertaken through a separate subsidiary.

The FBL establishes a framework for supervision by the Federal Banking Commission, or "FBC." The FBC implements this framework through the issuance of Ordinances or Circular Letters to the banks that it supervises. In addition, the regulatory framework in Switzerland relies on self-regulation through the Swiss Bankers Association, or "SBA." The SBA issues guidelines to banks on conduct of business issues. Recent examples of such guidelines include:

- The Due Diligence Convention, which established know your customer standards to protect against money laundering;

- Risk Management Guidelines for Trading and for the Use of Derivatives, which set out standards based on the recommendations on this subject from the Group of Thirty, The Basel Committee on Banking Supervision and The International Organization of Securities Commissions; and

- Portfolio Management Guidelines, which set standards for banks when managing customers funds and administering assets on their behalf.

Mandatory Annual Audits. The approach to supervising banks in Switzerland places a particular emphasis on the role of the external auditor. UBS's auditors, who must be approved by the FBC to perform this role, are required to submit an annual report to the FBC that assesses UBS's financial situation as well as its compliance with the regulations and self-regulatory guidelines that are applicable to its business. If the audit reveals violations or other irregularities, the independent auditors must (1) inform the FBC if a correction is not carried out within a designated time limit or (2) inform the FBC immediately in the case of serious violations or irregularities. The FBC may issue directives as necessary to require a bank to address any issues identified by the auditors and may also appoint an expert to act as an observer of a bank if the claims of the bank's creditors appear to be seriously jeopardized.

Supervision by the FBC. Since July 1999, the FBC has established a dedicated unit called the Large Banking Groups Department which focuses solely on the supervision of UBS AG and the Credit Suisse Group. The group, which consists of experts covering all the main business activities in which UBS operates, supervises UBS directly through regular meetings with management as well as on-site visits. The group also coordinates the activities of the FBC with those of UBS's main overseas supervisors as well as with those of the external auditors.

Capital Requirements. For purposes of complying with Swiss capital requirements, bank capital is divided into three main categories:

-  core (or Tier 1) capital,

-  supplementary (or Tier 2) capital, and

-  additional (or Tier 3) capital.

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Tier 1 capital primarily includes paid-in share capital, reserves (defined to include retained earnings) and capital participations of minority shareholders in fully consolidated subsidiaries, and is reduced by, among other items, the bank's holdings of its own shares. Tier 1 capital is supplemented, for capital adequacy purposes, by Tier 2 capital, which consists of, among other things, two categories of subordinated debt instruments that may be issued by a bank, and by Tier 3 capital, which consists of certain subordinated debt obligations. The use of Tier 2 and Tier 3 capital in complying with capital ratio requirements is, however, subject to limitations.

Under Swiss law, a bank must maintain a minimum capital ratio of 8%, calculated by dividing adjusted core and supplementary capital by aggregate risk-weighted assets. This standard must be met on both a consolidated and an unconsolidated basis. UBS is required to file a statement of its required and existing capital resources, together with its annual statement of condition and interim balance sheet, with both the FBC and the Swiss National Bank.

Liquidity Requirements. Under Swiss law, banks are required to maintain specified measures of primary and secondary liquidity. Primary liquidity is measured by comparing Swiss franc-denominated liabilities to liquid assets in Swiss francs. For this purpose, liabilities are defined as balances due to banks, due on demand or due within three months, as well as 20% of deposits in savings and similar accounts. Under current law, UBS's liquid assets must be maintained at the level of at least 2.5% of these kinds of liabilities.

To measure secondary liquidity, assets maturing within one month which are readily marketable and suitable for offsetting are subtracted from the short-term and suitable for offsetting liabilities due to banks on demand or maturing within one month, time deposits repayable within one month and certain other liabilities maturing within one month (such as debentures, cash bonds and cash certificates). Any excess of such liabilities remaining after this calculation is then added to the sum of 50% of demand deposits and certain other deposit accounts that have no restrictions on withdrawal, and 15% of thrift, deposit and savings book accounts as well as similar accounts that are subject to restrictions on withdrawal. The total of UBS's liquid and readily marketable assets must be at least equal to 33% of the short-term liabilities as calculated above.

UBS is required to file monthly statements reflecting its primary liquidity position and quarterly statements reflecting its secondary liquidity position.

Disclosures to the Swiss National Bank. Although the primary responsibility for supervision of banks under the FBL lies with the FBC, UBS also submits an annual statement of condition and detailed monthly interim balance sheets to the Swiss National Bank. The Swiss National Bank may require further disclosures from UBS concerning its financial condition as well as other information relevant to regulatory oversight by the Swiss National Bank.

Regulation and Supervision in the United States.

Banking Regulation. UBS's operations in the United States are subject to a variety of regulatory regimes. UBS maintains branches in California, Connecticut, Illinois and New York and agencies in Florida and Texas. UBS refers to these as its U.S. "banking offices." UBS's California branches are located in Los Angeles and San Francisco and are licensed by the Office of the Comptroller of the Currency. Each of UBS's other U.S. banking offices is licensed by the state banking authority of the state in which it is located. Each U.S. banking office is subject to regulation and examination by its licensing authority. In addition, the Board of Governors of the Federal Reserve System exercises examination and regulatory authority over UBS's state-licensed U.S. banking offices. None of UBS's U.S. banking offices are insured by the Federal Deposit Insurance Corporation. The regulation of UBS's U.S. banking offices imposes restrictions on the activities of those offices, as well as prudential restrictions, such as limits on extensions of credit to a single borrower, including UBS subsidiaries.

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The licensing authority of each U.S. banking office has the authority to take possession of the business and property of the office it licenses in certain circumstances. Such circumstances generally include violations of law, unsafe business practices and insolvency. So long as UBS maintains one or more federal branches, such as its California branches, state insolvency regimes that would otherwise be applicable to its state licensed offices may be preempted by U.S. federal law. As a result, if the Office of the Comptroller of the Currency exercised its authority over UBS's U.S. banking offices pursuant to federal law in the event of a UBS insolvency, all of UBS's U.S. assets would be applied first to satisfy creditors of its U.S. banking offices as a group, and then made available for application pursuant to any Swiss insolvency proceeding.

In addition to the direct regulation of its U.S. banking offices, operating its U.S. banking offices subjects UBS to regulation by the Board of Governors of the Federal Reserve System under various laws, including the International Banking Act of 1978, as amended, and the Bank Holding Company Act of 1956, as amended. The Bank Holding Company Act imposes significant restrictions on UBS's U.S. nonbanking operations and on its worldwide holdings of equity in companies operating in the United States. Historically, UBS's U.S. nonbanking activities were principally limited to activities that the Board of Governors of the Federal Reserve System found to be so "closely related to banking as to be a proper incident thereto." Moreover, prior approval by the Board of Governors of the Federal Reserve System has been required to engage in new activities and to make acquisitions in the United States.

The Gramm-Leach-Bliley Financial Modernization Act of 1999 was recently enacted, liberalizing the restrictions on the nonbanking activities of banking organizations, including non-U.S. banks operating U.S. Banking Offices. The Gramm-Leach-Bliley Act:

- allows bank holding companies meeting management, capital and, in the case of companies owning FDIC-insured banks, Community Reinvestment Act standards to engage in a substantially broader range of nonbanking activities than previously was permissible, including insurance underwriting and making merchant banking investments;

-  allows insurers and other financial services companies to acquire banks;

- removes various restrictions that previously applied to bank holding company ownership of securities firms and mutual fund advisory companies; and

- revised the overall regulatory structure applicable to bank holding companies, including those that also engage in insurance and securities operations.

This part of the Gramm-Leach-Bliley Act became effective on 11 March 2000. On 10 April 2000, UBS AG was designated a "financial holding company" under the Gramm-Leach-Bliley Act, which generally permits it to exercise the new powers granted by that act.

The Gramm-Leach-Bliley Act will also modify other current financial laws, including laws related to the conduct of securities activities by U.S. banks and U.S. banking offices. As a result, UBS may relocate certain activities now conducted by its U.S. banking offices to a UBS subsidiary or elsewhere.

Other. In the United States, UBS's U.S. registered broker-dealer is regulated by the SEC as a registered broker-dealer. Broker-dealers are subject to regulations that cover all aspects of the securities business, including:

-  sales methods,

-  trade practices among broker-dealers,

-  use and safekeeping of customers' funds and securities,

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-  capital structure,

-  record-keeping,

-  the financing of customers' purchases, and

-  the conduct of directors, officers and employees.

In addition, UBS's U.S. registered broker-dealer is a member of and regulated by the New York Stock Exchange and is regulated by the individual state securities authorities in the states in which it operates.

These U.S. government agencies and self-regulatory organizations, as well as state securities commissions in the United States, are empowered to conduct administrative proceedings that can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or its directors, officers or employees. UBS's U.S. commodities-related businesses are subject to similar regulation.

Regulation and Supervision in the United Kingdom. UBS operates in the United Kingdom under a regulatory regime that is undergoing comprehensive restructuring aimed at implementing the Financial Services Authority as the United Kingdom's unified regulator. Through 1999, UBS was regulated by the Securities and Futures Authority Limited in respect of its investment banking, individual asset management, brokerage and principal trading activities, and by the Investment Management Regulatory Organization in respect of its institutional asset management and fund management activities. Commencing in 2000, however, the responsibilities of the Securities and Futures Authority Limited and Investment Management Regulatory Organization have been taken over by the Financial Services Authority. Some of UBS's subsidiaries and affiliates are also regulated by the London Stock Exchange and other United Kingdom securities and commodities exchanges of which UBS is a member. The investment services that are subject to oversight by United Kingdom regulators are regulated in accordance with European Union directives requiring, among other things, compliance with certain capital adequacy standards, customer protection requirements and conduct of business rules. These standards, requirements and rules are similarly implemented, under the same directives, throughout the European Union and are broadly comparable in scope and purpose to the regulatory capital and customer protection requirements imposed under applicable U.S. law.

DESCRIPTION OF PROPERTY

At 30 June 2000, UBS operated about 1,230 offices and branches worldwide, of which about 82.7% were in Switzerland. Of the remaining 17.3%, 8.6% were in Europe, 5.8% were in the Americas and 2.9% were in Asia. Approximately 43% of the offices and branches in Switzerland are owned directly by UBS with the remainder, along with most of UBS's offices outside Switzerland, being held under commercial leases. The premises are subject to continuous maintenance and upgrading and are considered suitable and adequate for UBS's current and anticipated operations.

LEGAL PROCEEDINGS

Except as described below, there are no legal or arbitration proceedings pending or threatened of which UBS is aware involving UBS which may have or have had a significant effect on the financial position of UBS taken as a whole.

In the United States, several class action lawsuits, in relation to what is known as the Holocaust affair, have been brought against UBS, as legal successor to Swiss Bank Corporation and Union Bank of Switzerland, in the United States District Court for the Eastern District of New York (Brooklyn). These lawsuits were initially filed in October 1996. Credit Suisse Group has been designated as a defendant

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alongside UBS. On 12 August 1998, a settlement was reached between the parties. This settlement provides for a payment by the defendant banks to the plaintiffs, under certain terms and conditions, of an aggregate amount of $1.25 billion. UBS agreed to contribute up to two-thirds of this amount.

To the extent that other Swiss companies agreed to participate in this fund, and to the extent of applicable payments to beneficiaries of eligible dormant accounts, UBS's share was to be reduced. For these purposes, dormant accounts are defined as accounts with banks and other financial institutions prior to 9 May 1945 which are part of the settlement agreement. In Switzerland, dormant or abandoned accounts remain on the books of the bank in perpetuity, until claimed or settled. Therefore, if such dormant or abandoned accounts are identified as balances that should be used to fund the settlement, the payment of cash to claimants causes the account to be liquidated from the company's records, thereby reducing cash and reducing the dormant account liability, as well as the remaining settlement amount liability. Accordingly, to the extent that such accounts are identified at institutions other than UBS, UBS's exposure to this matter will be reduced. Based on UBS's estimate of such expected contributions, UBS provided a reserve of $610 million (CHF 842 million) in 1998 and an additional $95 million (CHF 154 million) in 1999.

During the second quarter of 2000, as part of the continuing review of this matter, UBS recognized that the amounts in dormant accounts attributable to Holocaust victims at UBS as well as at other Swiss banks are vastly below the initially expected level, and that UBS needed to adjust its reserve. In addition, on 26 July 2000, Judge Korman, the presiding judge in this matter, approved the settlement agreement. The final settlement approved by the judge describes a new mechanism to include Holocaust-related insurance claims for insurance companies. As a consequence, contributions by insurance companies will not serve to offset the banks' liabilities, contrary to UBS's previous understanding. As a result, in the second quarter of 2000, UBS provided an additional reserve of $122 million (CHF 200 million), bringing the total provision to $827 million (CHF 1,196 million). The difference between the amount accrued and the maximum potential liability of $833 million represents amounts specifically identified in UBS's customer accounts that are eligible for offset.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

There are no restrictions under UBS's Articles of Association or Swiss law, presently in force, that limit the right of non-resident or foreign owners to hold UBS's securities freely or, when entitled, as described under "Description of UBS Ordinary Shares--Voting Rights," to vote UBS's securities freely. There are currently no Swiss foreign exchange controls or laws restricting the import or export of capital. In addition, there are currently no restrictions under Swiss law affecting the remittance of dividends, interest or other payments to non-resident holders of UBS securities.

CONTROL OF UBS

As far as UBS is aware, UBS is neither directly nor indirectly owned nor controlled by another corporation or any government and there are no arrangements in place the operation of which may result in a change in control.

As of 31 August 2000, UBS's directors and executive officers as a group beneficially held 2,368,412 of UBS's issued and outstanding ordinary shares. For the purposes of this analysis, UBS's executive officers are the members of the UBS Group Managing Board. The Group Managing Board consists of the seven members of the Group Executive Board, and 26 members who hold senior positions at the top level of UBS's organization in the Business Groups and Corporate Center. See also "-- Options to Purchase Securities from UBS" on page 126 for a discussion of options and warrants issued by UBS.

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NATURE OF TRADING MARKET

The company preferred securities are not listed on any national exchange or traded in any established market. We have applied to list the trust preferred securities on the Luxembourg Stock Exchange which is not a trading market.

DIRECTORS AND OFFICERS OF UBS

The UBS Board of Directors has ultimate responsibility for the strategic direction of UBS's business and the supervision and control of UBS's executive management. The Board of Directors consists exclusively of non-executive directors in accordance with the Swiss Banking Law. Each member of the Board is elected at the annual general meeting of shareholders for a four-year term. However, at the initial annual general meeting, the terms varied between one and four years to provide for staggered terms for Board members. In order to ensure its independence, the Chief Executive Officer of UBS is not permitted to be a member of the Board of Directors. The UBS Articles of Association and the UBS Organizational Regulations prescribe the presentation of information on UBS's affairs to the members of the Board of Directors.

The UBS Group Executive Board is UBS's most senior executive body. It assumes overall responsibility for the development of UBS's strategies, and the implementation of the results of these strategies. The UBS Group Executive Board is comprised of seven members, namely the UBS Chief Executive Officer, the Chief Executive Officer of the three Business Groups, the Private Banking business unit and of UBS Capital, and the UBS Chief Financial Officer. The UBS Group Executive Board normally convenes bi-weekly. Information concerning the members of the Board of Directors is set forth in the table below.

                                                                                       EXPIRATION OF
                                                                      YEAR OF INITIAL   CURRENT TERM
           NAME                           POSITION HELD                   APPOINTMENT      OF OFFICE
----------------------------------------------------------------------------------------------------
Alex Krauer                  Chairman
                             Member of the Audit Supervisory Board         1998            2002
Alberto Togni                Vice Chairman
                             Chairman of the Audit Supervisory Board       1998            2001
Markus Kundig                Vice Chairman
                             Member of the Audit Supervisory Board         1998            2002
Peter Bockli                 Chairman of the Audit Committee               1998            2003
Rolf A. Meyer                Member of the Audit Committee                 1998            2003
Hans Peter Ming              Board Member                                  1998            2004
Andreas Reinhart             Member of the Audit Committee                 1998            2004
Eric Honegger                Board Member                                  1999            2003

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Information concerning the members of the Group Executive Board is set forth below:

                                                                                              YEAR OF INITIAL
                NAME                                       POSITION HELD                        APPOINTMENT
-------------------------------------------------------------------------------------------------------------
Marcel Ospel                           President and Group Chief Executive Officer                 1998
Luqman Arnold                          Chief Financial Officer                                     1999
Georges Gagnebin                       Chief Executive Officer of Private Banking Business         2000
                                       Unit
Markus Granziol                        Chairman and Chief Executive of UBS Warburg                 1999
Stephan Haeringer                      Chief Executive Officer of UBS Switzerland and of           1998
                                       Private and Corporate Clients Business Unit
Pierre De Weck                         Chief Executive Officer of UBS Capital                      1998
Peter A. Wuffli                        Chief Executive Officer of UBS Asset Management             1998

COMPENSATION OF DIRECTORS AND OFFICERS

The aggregate compensation paid by UBS to its directors and officers as a group in 1998 was approximately CHF 102.8 million, including bonus compensation and approximately CHF 10.3 million in accrued pension benefits. The aggregate compensation paid by UBS to its directors and officers as a group in 1999 was approximately CHF 193.1 million, including bonus compensation and approximately CHF 2.7 million in accrued pension benefits. For the purposes of this analysis, UBS's executive officers are the members of the UBS Group Managing Board, as described above under "-- Control of Registrant."

OPTIONS TO PURCHASE SECURITIES FROM UBS

UBS offers employees options on UBS ordinary shares under five plans, as described below:

Under the UBS Employee Ownership Plan and Senior Management Compensation Program, key personnel are awarded that portion of their performance-related compensation in excess of a predetermined amount in UBS ordinary shares, warrants or options, which are restricted for a specified number of years.

Under the UBS Employee Investment Plan, employees have the option to invest part or all of their annual bonus in UBS ordinary shares, warrants or other derivatives on UBS ordinary shares. A certain holding period applies during which the instruments cannot be sold or exercised.

Under the UBS Long Term Incentive and Key Award plans, long-term stock options are granted to key employees. UBS considers the key employee's performance, potential, years of service and the performance of the division in which the employee works in determining the amount of the award. The options are blocked for a certain period of time during which they cannot be exercised. For the 1997 options and certain of the 1998 options, one half of each grant is subject to an acceleration clause after which certain forfeiture provisions lapse. One option gives the right to purchase one registered share at the option's strike price.

The following table provides information concerning options to purchase UBS ordinary shares at 31 August 2000.

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                                            WEIGHTED-AVERAGE
                                              EXERCISE PRICE         WEIGHTED-AVERAGE
INSTRUMENT TYPE            NUMBER ISSUED            (IN CHF)    EXPIRATION (IN YEARS)
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Options..................     14,004,159                 199                      4.4
Warrants.................      6,257,804                 227                      2.3
     Total...............     21,251,398                 208                      3.7

The total number of UBS ordinary shares subject to issuance under such options and warrants held by officers and directors of UBS as of 31 August 2000 is 3,230,612.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Mortgages receivable from members of the UBS Board of Directors, the UBS Group Executive Board, the UBS Group Managing Board, close family members of these individuals and enterprises controlled by these individuals were as follows:

CHF MILLION                                                    1999
-------------------------------------------------------------------
Mortgages at 1 January......................................     27
Additions...................................................      6
Reductions..................................................      5
Mortgages at 31 December....................................     28

Members of the UBS Board of Directors, UBS Group Executive Board and UBS Group Managing Board are granted mortgages at the same terms and conditions as other employees. Terms and conditions are based on third party terms, excluding the credit margin. In addition, fully secured personal loans totalling approximately CHF 3.6 million have been extended to members of this group, all of which are due and payable within 24 months.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with UBS's consolidated financial statements and the related notes included elsewhere in this document. UBS's consolidated financial statements have been prepared in accordance with International Accounting Standards, or "IAS," which differ in certain significant respects from U.S. GAAP. Please refer to Note 42 of UBS's consolidated financial statements for a description of the significant differences between IAS and U.S. GAAP and the reconciliation of shareholders' equity and net profit (loss) to U.S. GAAP. Unless otherwise stated, all of UBS's financial information presented in this document is presented on a consolidated basis under IAS.

All references to 1999, 1998 and 1997 refer to UBS's fiscal years ended 31 December 1999, 1998 and 1997, respectively. The financial statements for each of these periods have been audited by ATAG Ernst & Young, as described in the "Report of Independent Auditors" on page F-1.

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For comparative purposes, 1999 and 1998 figures have been restated to conform to the 2000 presentation, which gives effect to certain accounting changes, including:

- the removal from net trading income of profit on UBS ordinary shares held for trading purposes;

- the treatment of these shares as treasury shares, reducing both the number of shares and the shareholders' equity used in ratio calculations;

- the reclassification of trading-related interest revenues from net trading income to net interest income;

- the removal of the credit to net interest income and matching debit to net trading income for the cost of funding trading positions; and

- the capitalization of costs relating to the in-house development of software.

Note 1(t) of UBS's consolidated financial statements includes a complete explanation of these accounting changes.

Additional Disclosure

This section identifies, for easy reference, some of the new information about UBS that is disclosed in this document and that has not previously been disclosed in UBS's reported financial data.

The information in this section is intended as a guide to the new disclosure items, but is not intended to indicate which items may be most significant to you or to a decision about purchasing the trust preferred securities or company preferred securities. We strongly urge that you read this document in its entirety.

Financial Statements. Information about the financial performance of UBS has been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation. While some of these restated financial statements have appeared in previous quarterly reports to shareholders, the full year results for 1998 have been restated for the first time. See Note 1 to UBS's consolidated financial statements, beginning on page F-7.

In addition, the results for UBS's constituent business units are presented according to the new business group structure introduced in 2000. Again, this regrouping has been presented for some periods previously, but results for 1998 have been regrouped for the first time. See "--Description of Business" and this "--Management's Discussion and Analysis of Financial Condition and Results of Operations."

The reconciliation of UBS's financial statements to U.S. GAAP as of 30 June 2000 is provided for the first time, see pages 191 to 212.

Other Additional Disclosure. In general, the other additional disclosure contained in this document is the same type of information that was disclosed in UBS's Annual Report on Form 20-F for the year ended 31 December 1999, but has been updated to show values at 30 June 2000.

ITEM                                                                 PAGE(S)
----------------------------------------------------------------------------
Private and Corporate Clients Loan Portfolio, percentage of
  original recovery portfolio worked out at 30 June 2000....              18
Additional breakdown of the Private and Corporate Clients
  Loan Portfolio at 30 June 2000............................              18
UBS Capital Investment Portfolio -- Investments by Sector at
  30 June 2000 and Investment Portfolio aging at 30 June
  2000......................................................         35 - 36

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ITEM                                                                 PAGE(S)
----------------------------------------------------------------------------
Additional detail on property at 30 June 2000...............              44
Additional information on country risk exposure at 30 June
  2000......................................................              35
More detailed information on non-performing loans and credit
  loss allowance and provisions at 30 June 2000.............       98 - 101,
                                                                  117 - 118,
                                                                    and F-75

Introduction

UBS is a global, integrated investment services firm and operates through three business groups, which are divided into eight operating business units, and its Corporate Center. The business units within each of the three business groups, share senior management, infrastructure and other resources. The three business groups are:

- UBS Switzerland, which is made up of two business units: Private and Corporate Clients and Private Banking;

- UBS Asset Management, which consists of two business units: Institutional Asset Management and Investment Funds/GAM; and

- UBS Warburg, which is composed of four business units: Corporate & Institutional Clients, UBS Capital, Private Clients and e-services.

The following table sets forth the contributions to operating profit before tax from each of the three business groups, and the eight business units within them, and for the Corporate Center.

                                                               FOR THE
                                                      SIX MONTHS ENDED      FOR THE YEAR ENDED
                                                               30 JUNE          31 DECEMBER(1)
                                                   2000        1999(1)      1999         1998
                                                                (CHF in millions)
----------------------------------------------------------------------------------------------
UBS SWITZERLAND:
Private and Corporate Clients....................  1,018          621       1,271          908
Private Banking..................................  1,980        1,537       2,937        4,415
                                                   -----        -----       -----       ------
  UBS Switzerland................................  2,998        2,158       4,208        5,323
UBS ASSET MANAGEMENT:
Institutional Asset Management...................    138          148         325          437
Investment Funds/GAM.............................     64           24         112           65
                                                   -----        -----       -----       ------
  UBS Asset Management...........................    202          172         437          502

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                                                               FOR THE
                                                      SIX MONTHS ENDED      FOR THE YEAR ENDED
                                                               30 JUNE          31 DECEMBER(1)
                                                   2000        1999(1)      1999         1998
                                                                (CHF in millions)
----------------------------------------------------------------------------------------------
UBS WARBURG:
Corporate and Institutional Clients..............  2,865        1,430       2,346       (1,102)
UBS Capital......................................     71           57         157          428
Private Clients..................................   (246)        (141)       (327)        (133)
e-services.......................................   (158)           0         (39)           0
                                                   -----        -----       -----       ------
  UBS Warburg....................................  2,532        1,346       2,137         (807)
CORPORATE CENTER.................................   (172)       1,355       1,111       (1,147)
                                                   -----        -----       -----       ------
     Total.......................................  5,560        5,031       7,893        3,871
                                                   =====        =====       =====       ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

The 1998 merger of Swiss Bank Corporation and Union Bank of Switzerland, which was completed on 29 June 1998, was accounted for under the "pooling-of-interests" method of accounting. Under the pooling-of-interests method, a single uniform set of accounting policies was adopted and applied retrospectively for the restatement of comparative information. After the 1998 merger was effected, UBS began the process of integrating the operations of the two banks. This process involved streamlining operations, eliminating duplicate information technology infrastructure, consolidating banking premises and various other measures to bring the two banks together. At the time of the 1998 merger, UBS established a restructuring provision of CHF 7 billion to cover its expected restructuring costs associated with the 1998 merger. An additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger, representing about 4% of the original CHF 7 billion provision, was recognized in December 1999. The majority of the extra provision was due to revised estimates of the cost of lease breaks and property disposals. UBS has now largely completed the integration and restructuring process relating to the 1998 merger and, at 30 June 2000, has used approximately CHF 6.1 billion of the CHF 7.3 billion restructuring provision.

In addition, during the last three and a half years, a number of other events occurred that also had a significant effect on UBS's results of operations during these periods. These events included:

- During 1999, UBS recognized pre-tax gains of CHF 1,490 million on the sale of its 25% stake in Swiss Life/Rentenanstalt; CHF 110 million on Julius Baer registered shares; CHF 200 million on the sale of its international Global Trade Finance business; and CHF 38 million on Long Term Capital Management, L.P.

- During the first half of 1998, UBS divested Banca della Svizzera Italiana, or "BSI," and Adler & Co. Ltd. to satisfy a condition of the Swiss Competition Commission in connection with the 1998 merger. UBS recognized pre-tax gains of CHF 1,058 million on these sales.

- During 1998, due to extremely volatile market conditions, UBS incurred losses of CHF 1,160 million relating to the write-down of its trading and investment positions in Long Term Capital Management, L.P. and CHF 762 million relating to its Global Equity Derivatives portfolio.

- As of 31 December 1998, UBS established a provision of CHF 842 million in connection with the claims relating to the matter known as the Holocaust affair. UBS recognized additional pre-tax provisions of CHF 154 million relating to this claim in 1999 and CHF 200 million in 2000.

- In the fourth quarter of 1999, UBS recognized a one-time credit of CHF 456 million in connection with excess pension fund employer prepayments, recorded in accordance with IAS.

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As a global financial services firm, UBS's businesses are affected by the external environment in the markets in which it operates. In particular, the results of UBS's business in Switzerland, and notably the results of its credit-related activities, would be adversely affected by any deterioration in the state of the Swiss economy because of the impact this would have on UBS's customers' creditworthiness. More generally, economic and political conditions in different countries can also impact UBS's results of operations and financial position by affecting the demand for UBS's products and services and the credit quality of UBS's borrowers and counterparties. Similarly, any prolonged weakness in international securities markets would affect UBS's business revenues through its effect on UBS's clients' investment decisions and the value of portfolios under management, which would in turn reduce UBS's revenues from its private banking and asset management businesses.

Competitive Forces. UBS faces intense competition in all aspects of its business. UBS competes with asset management entities, retail and commercial banks, investment banking firms, merchant banks, broker-dealers and other investment services firms. In addition, the trend toward consolidation in the global financial services industry is enhancing the competitive position of some of UBS's competitors by broadening the range of their product and service offerings and increasing their access to capital. These competitive pressures could result in increased pricing pressure on a number of UBS's products and services, particularly as competitors seek to win market share.

Fluctuations in Currency Exchange Rates and Interest Rates. Because UBS prepares its accounts in Swiss francs, changes in currency exchange rates, particularly between the Swiss franc and the U.S. dollar and the Swiss franc and the British pound, may have an effect on the earnings that it reports. UBS's approach to managing the risk is explained below under "--Asset and Liability Management--Currency Management." In addition, changes in exchange rates can affect UBS's business earnings. For example, the establishment of the euro during 1999 has started to have an effect on the foreign exchange markets in Europe by reducing the extent of foreign exchange dealings among member countries and generating more harmonized financial products. Movements in interest rates can also affect UBS's results. As interest rates decline, UBS's interest rate margins generally come under pressure and mortgage borrowers may seek to repay their borrowings early, which can affect UBS's net interest income. Interest rate movements can also affect UBS's fixed income trading portfolio and the investment performance of its asset management businesses.

Operational Risks. UBS's businesses are dependent on its ability to process a large number of complex transactions across numerous and diverse markets in different currencies and subject to many different legal and regulatory regimes. UBS's systems and processes are designed to ensure that the risks associated with UBS's activities are appropriately controlled, but UBS recognizes that any weaknesses in these systems could have a negative impact on its results of operations during the affected period.

As a result of these and other factors beyond its control, UBS's revenues and operating profit have been and are likely to continue to be subject to a measure of variability from period to period. Therefore UBS's revenues and operating profit for any particular fiscal period may not be indicative of sustainable results, may vary from year to year and may impact UBS's ability to achieve its strategic objectives. Nevertheless, UBS's risk management and control procedures have been designed to keep the risk of such variability at an acceptably low level. For further discussion of UBS's risk management and control see "--Analysis of Risks--Consequential Risks."

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Consolidated Results of Operations

The following table sets forth UBS's consolidated results of operations for the half years ended 30 June 2000 and 1999 and for the years ended 31 December 1999 and 1998.

                                                                 FOR THE                     FOR THE
                                                        SIX MONTHS ENDED                  YEAR ENDED
                                                                 30 JUNE              31 DECEMBER(1)
                                                      2000       1999(1)          1999          1998
                                                                 (CHF in millions)
----------------------------------------------------------------------------------------------------
OPERATING INCOME:
  Interest income.............................    24,079        16,293        35,604        37,442
  Interest expense............................    19,753        13,540        29,695        32,424
                                                  ------        ------        ------        ------
     Net interest income......................     4,326         2,753         5,909         5,018
  Credit loss expense.........................       (83)          635           956           951
                                                  ------        ------        ------        ------
     Net interest income after credit loss
       expense................................     4,409         2,118         4,953         4,067
  Net fee and commission income...............     7,835         6,184        12,607        12,626
  Net trading income..........................     5,669         4,460         7,719         3,313
  Other income, including income from disposal
     of associates and subsidiaries...........       644         2,340         3,146         2,241
                                                  ------        ------        ------        ------
     Total operating income...................    18,557        15,102        28,425        22,247
                                                  ------        ------        ------        ------
OPERATING EXPENSES:
  Personnel...................................     8,876         6,819        12,577         9,816
  General and administrative..................     3,174         2,388         6,098         6,735
  Depreciation and amortization...............       947           864         1,857         1,825
                                                  ------        ------        ------        ------
     Total operating expenses.................    12,997        10,071        20,532        18,376
Operating profit before tax and minority
  interests...................................     5,560         5,031         7,893         3,871
  Tax expense.................................     1,257         1,151         1,686           904
                                                  ------        ------        ------        ------
     Net profit before minority interests.....     4,303         3,880         6,207         2,967
  Minority interests..........................       (35)          (21)          (54)            5
                                                  ------        ------        ------        ------
       Net profit.............................     4,268         3,859         6,153         2,972
                                                  ======        ======        ======        ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Net interest income increased by CHF 1,573 million, or 57.1%, from CHF 2,753 million in the first half of 1999 to CHF 4,326 million in the first half of 2000. This was principally the result of higher coupon income, in line with an increase of interest bearing instruments in the trading portfolio.

As a result of the significant recovery of the Swiss economy in the first half of 2000 and especially its effect on the real estate and real estate construction markets, UBS was able to write back CHF 237 million of domestic credit loss provisions in the first half of 2000. These writebacks were offset by additional provisions on the international portfolio of CHF 154 million, leading to a net credit of CHF 83 million in the credit loss expense line for the first half of 2000, compared to an expense of CHF 635 million in the first half of 1999.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

Net fee and commission income increased by CHF 1,651 million, or 21.1%, from CHF 6,184 million in the first half of 1999 to CHF 7,835 million in the first half of 2000, as the result of increased client activity, driven by strong markets, especially in the first quarter of 2000. The following table sets forth UBS's net fee and commission income for the first half of 2000 and 1999.

                                                              FOR THE SIX MONTHS
                                                                ENDED 30 JUNE
                                                              2000      1999(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS.........................    145          215
SECURITY TRADING AND INVESTMENT ACTIVITY FEES:
  Underwriting and corporate finance fees...................  1,069          826
  Brokerage fees............................................  2,979        1,882
  Fiduciary fees............................................    175          162
  Custodian fees............................................    726          788
  Portfolio and other management and advisory fees..........  1,913        1,476
  Investment fund fees......................................  1,360          925
  Other.....................................................     29           53
                                                              -----    ---------
     Total..................................................  8,251        6,112
                                                              -----    ---------
COMMISSION INCOME FROM OTHER SERVICES.......................    391          367
                                                              -----    ---------
       TOTAL FEE AND COMMISSION INCOME......................  8,787        6,694
                                                              -----    ---------
FEE AND COMMISSION EXPENSE:
  Brokerage fees paid.......................................    582          359
  Other.....................................................    370          151
                                                              -----    ---------
     Total..................................................    952          510
                                                              -----    ---------
NET FEE AND COMMISSION INCOME...............................  7,835        6,184
                                                              =====    =========

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Credit-related fees and commissions decreased in the first half of 2000 as a result of the sale of UBS's International Global Trade Finance business in the second half of 1999. Underwriting and corporate finance fees increased by 29% over the first half of 1999 with strong results in both equity and fixed income underwriting, and continuing increases in corporate finance revenues. Brokerage fees were 58.3% higher in the first half of 2000 than in the first half of 1999 as a result of high levels of client activity in the context of strong market volumes. The increase in investment fund fees from the first half of 1999 to the first half of 2000 resulted from higher volumes and the inclusion in the first half of 2000 of GAM, which was acquired in the fourth quarter of 1999. Portfolio and other management and advisory fees increased CHF 437 million due to higher asset-related fees in the first half of 2000.

Net trading income increased CHF 1,209, or 27.1%, to CHF 5,669 million for the first half of 2000, compared to CHF 4,460 million for the first half of 1999, driven by strong growth in equity trading

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

income and through increased client activity, particularly in the first quarter of 2000. The following table sets forth UBS's net trading income by major business area for the first half of 2000 and 1999.

                                                                         FOR THE
                                                                SIX MONTHS ENDED
                                                                         30 JUNE
                                                               2000      1999(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
Foreign exchange(2).........................................    680          718
Fixed income................................................    643        1,303
Equities....................................................  4,346        2,439
                                                              -----    ---------
          Total.............................................  5,669        4,460
                                                              =====    =========

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

(2) Includes other trading income such as banknotes, precious metals and commodities.

Net trading income from foreign exchange decreased CHF 38 million, or 5.3%, from the first half of 1999 to the first half of 2000 in difficult trading conditions, with lower levels of market activity and narrowing margins on derivative products.

Net trading income from fixed income decreased CHF 660 million, or 50.7%, from the first half of 1999 to CHF 643 million in the first half of 2000. The fixed income component of net trading income does not represent the full revenue picture of the Fixed Income business area within the Corporate and Institutional Clients business unit. In particular, coupon income is managed as an integral part of the trading portfolio. The relative revenue contributions of mark-to-market gains, coupon income and other factors are somewhat volatile, because they depend on trading strategies and the instrument composition. In the first half of 2000, while fixed income trading income fell, coupon income, which is reported in net interest income, rose substantially. The sum of the two results suggests significantly more stable revenue development than either component standing alone. In total, in the first half of 2000, revenues in the Fixed Income business area of Corporate and Institutional Clients rose 13.8% over the first half of 1999.

Net trading income from equities increased CHF 1,907 million, or 78.2%, from the first half of 1999 to the first half of 2000. Positive markets led to an exceptionally good first quarter of 2000, with record client volumes and strong performances in European, U.S., U.K. and Japanese equities. Performance in the second quarter fell slightly in more mixed market conditions, but was still well ahead of second quarter of 1999.

Other income, including income from disposal of associates and subsidiaries, decreased CHF 1,696 million, or 72.5%, from CHF 2,340 million in the first half of 1999 to CHF 644 million in the first half of 2000. Total disposal-related pre-tax gains were CHF 1,778 million in the first half of 1999 compared to CHF 23 million in the first half of 2000. The first half of 1999 included pre-tax gains of CHF 1,490 from the sale of UBS's stake in Swiss Life/Rentenanstalt, CHF 200 million from the disposal of the Global Trade Finance business and CHF 110 million from the sale of Julius Baer registered shares. Excluding income from disposal of associates and subsidiaries, other income increased CHF 59 million due to increased income from the disposal of private equity investments and the consolidation of Klinik Hirslanden AG's results in the first half of 2000 but not in the first half of 1999, offset by a reduction of income from investments in associates and losses from the revaluation of properties held for resale.

Personnel expense increased CHF 2,057 million, or 30.2%, from CHF 6,819 million in the first half of 1999 to CHF 8,876 million in the first half of 2000, despite an almost unchanged headcount of

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

47,744 at 30 June 2000, compared to 48,066 at 30 June 1999. This is primarily attributable to higher performance-related compensation based on the very strong results in the first half of 2000. In addition, CHF 567 million of the increase is the result of adverse currency movements and CHF 182 million is due to the consolidation of Klinik Hirslanden AG's results in the first half of 2000 but not in the first half of 1999 and the inclusion of GAM, acquired in the fourth quarter of 1999.

General and administrative expenses increased CHF 786 million, or 32.9%, from CHF 2,388 million in the first half of 1999 to CHF 3,174 million in the first half of 2000. General and administrative expenses in the first half of 2000 includes a final provision of CHF 200 million related to the U.S. global settlement of Holocaust-related claims and CHF 110 million from the consolidation of Klinik Hirslanden AG and the inclusion of GAM. Marketing and public relations costs increased by CHF 102 million in the first half of 2000, mainly due to the corporate re-branding program. CHF 146 million of the increase relates to information technology outsourcing charges for work that was previously carried out in-house.

Depreciation and amortization increased CHF 83 million, or 9.6%, from CHF 864 million in the first half of 1999 to CHF 947 million in the first half of 2000, mainly as a result of the acquisition of GAM and Allegis in the fourth quarter of 1999.

Tax expense increased CHF 106 million, or 9.2%, from CHF 1,151 million in the first half of 1999 to CHF 1,257 million in the first half of 2000, principally due to increased operating profit. The effective tax rate of 22.6% in the first half of 2000 is very slightly lower than the 22.9% rate in the first half of 1999.

Year to 31 December 1999 Compared to Year to 31 December 1998. Net interest income increased by CHF 891 million, or 17.8%, from CHF 5,018 million in 1998 to CHF 5,909 million in 1999. Increased trading-related interest income and higher interest margins in the domestic loan portfolio in 1999 from more consistent application of UBS's risk-adjusted pricing model were partially offset by the sale of business activities which had contributed to net interest income in 1998, as well as the impact of lower returns on invested equity and the reduction of the international loan portfolio.

Credit loss expense had a slight increase of CHF 5 million from CHF 951 million in 1998 to CHF 956 million in 1999. During 1999, UBS experienced general improvements in the economy and in the credit performance of its loan portfolio, and a reduction in impaired loans in the aggregate. Although impaired loans decreased, additional provisions were required for some of the impaired domestic loans remaining in the portfolio.

Net fee and commission income decreased by CHF 19 million from CHF 12,626 million in 1998 to CHF 12,607 million in 1999. Excluding the effect of divestments in 1998, the decrease was roughly 1%.

The following table sets forth UBS's net fee and commission income for each of the years ended 31 December 1999 and 1998.

                                                                 FOR THE YEAR ENDED
                                                                     31 DECEMBER(1)
                                                                   1999        1998
                                                                 (CHF in millions)
-----------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS.........................       372         559
SECURITY TRADING AND INVESTMENT ACTIVITY FEES:
  Underwriting and corporate finance fees...................     1,831       1,694
  Brokerage fees............................................     3,934       3,670
  Fiduciary fees............................................       317         349
  Custodian fees............................................     1,583       1,386

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 56

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                                                                 FOR THE YEAR ENDED
                                                                     31 DECEMBER(1)
                                                                   1999        1998
                                                                 (CHF in millions)
-----------------------------------------------------------------------------------
  Portfolio and other management and advisory fees..........     2,984       3,335
  Investment fund fees......................................     1,915       1,778
  Other.....................................................        57         110
                                                                ------      ------
     Total..................................................    12,621      12,322
                                                                ------      ------
COMMISSION INCOME FROM OTHER SERVICES.......................       765         776
                                                                ------      ------
     TOTAL FEE AND COMMISSION INCOME........................    13,758      13,657
                                                                ------      ------
FEE AND COMMISSION EXPENSE:
  Brokerage fees paid.......................................       795         704
  Other.....................................................       356         327
                                                                ------      ------
     Total..................................................     1,151       1,031
                                                                ------      ------
NET FEE AND COMMISSION INCOME...............................    12,607      12,626
                                                                ======      ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Credit-related fees and commissions decreased in line with reduced emerging market exposures and the sale of UBS's international Global Trade Finance operations. As a result of strong results in mergers and acquisitions in 1999, underwriting and corporate finance fees increased 8% relative to exceptionally strong performance in 1998. Brokerage fees were higher in 1999 than in 1998 mainly due to strong volumes in the U.K., U.S. and Asia. A CHF 137 million increase in investment fund fees was attributable to higher volumes and pricing adjustments from the integration of the two pre-1998 merger product platforms. Strong increases in custodian fees reflected higher custodian assets and a new pricing model.

Net trading income increased CHF 4,406 million, or 133%, from CHF 3,313 million in 1998 to CHF 7,719 million in 1999. The following table sets forth UBS's net trading income by major business area for each of the years ended 31 December 1999 and 1998.

                                                                           FOR THE
                                                                        YEAR ENDED
                                                                    31 DECEMBER(1)
                                                                  1999        1998
                                                                (CHF in millions)
----------------------------------------------------------------------------------
Foreign exchange(2).........................................    1,108       1,992
Fixed income................................................    2,603         162
Equities....................................................    4,008       1,159
                                                                -----      ------
  Total.....................................................    7,719       3,313
                                                                =====      ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.
(2) Includes other trading income such as banknotes, precious metals and commodities.

Net trading income from foreign exchange decreased CHF 884 million, or 44.4%, from 1998 to 1999 mostly as a result of lower volumes in key markets. The reduced levels of activity resulted from the introduction of the euro and narrowing margins from increased competition in global markets.

Net trading income from fixed income increased CHF 2,441 million from 1998 to 1999. During 1998, net trading income from fixed income was negatively impacted by the pre-tax CHF 790 million write-down of UBS's trading position in Long Term Capital Management, L.P., or "LTCM," and

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approximately CHF 690 million in losses in UBS's emerging markets trading portfolios. Excluding those write downs from the 1998 results, net trading income from fixed income increased approximately 58% in 1999 over 1998. Fixed income trading revenues were strong across all major products during 1999, led by swaps and options and investment grade debt.

Net trading income from equities increased CHF 2,849 million from 1998 to 1999. During 1998, net trading income was negatively impacted by pre-tax CHF 762 million in losses from the Global Equities Derivatives positions. In 1999, net trading income benefited from very strong customer volumes in equity products globally.

Other income, including income from disposal of associates and subsidiaries, increased CHF 905 million, or 40.4%, from CHF 2,241 million in 1998 to CHF 3,146 million in 1999. Total disposal-related pre-tax gains were CHF 1,821 million in 1999 compared to disposal-related pre-tax gains of CHF 1,119 million in 1998. The first-time consolidation of Klinik Hirslanden in 1999 resulting in other income of CHF 395 million was partially offset by less income from investments in associates as a result of the divestments as well as lower income from other properties. The CHF 370 million portion of the LTCM write-down negatively impacted other income in 1998.

Personnel expense increased CHF 2,761 million, or 28.1%, from CHF 9,816 million in 1998 to CHF 12,577 million in 1999, despite only a minor increase in headcount from 48,011 at 31 December 1998 to 49,058 at 31 December 1999. At the end of 1997, UBS foresaw the probability of a shortfall in profit in its investment banking business as a result of the then-pending 1998 merger. In order to protect its investment banking franchise, UBS realized it would probably need to make payments to personnel in excess of amounts determined by normal compensation methodologies. An amount of approximately CHF 1 billion was recorded as part of the merger-related restructuring reserve for this purpose. By the end of 1998, this shortfall had materialized, and CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve in 1998 as planned. The shortfall in profits noted above was aggravated by losses associated with LTCM and the Global Equity Derivatives, or "GED," portfolio. Adjusting the prior year for the CHF 1,007 million, personnel expenses in 1999 increased by 16%, which was primarily attributable to higher performance-related compensation based on the good investment banking result in 1999. Personnel expense in 1999 was reduced by the recognition of CHF 456 million in pre-paid employer pension contributions.

General and administrative expenses decreased CHF 637 million, or 9.5%, from CHF 6,735 million in 1998 to CHF 6,098 million in 1999. General and administrative expenses in 1998 includes the provision of CHF 842 million for the settlement related to the Holocaust litigation. In 1999, the following were included:

     - the additional restructuring provision of CHF 300 million;

     - an additional provision of CHF 154 million for the U.S. global settlement of Holocaust-related claims; and

     - CHF 130 million from the first-time consolidation of Klinik Hirslanden.

Excluding the impact of these items in 1998 and 1999, general and administrative expenses decreased 6.4% year-on-year reflecting stringent cost reduction programs.

Depreciation and amortization increased CHF 32 million, or 1.8%, from CHF 1,825 million 1998 to CHF 1,857 million in 1999. Excluding the impact of the first-time consolidation of Klinik Hirslanden in 1999, depreciation and amortization remained flat.

Tax expense increased CHF 782 million, or 86.5%, from CHF 904 million in 1998 to CHF 1,686 million in 1999, principally due to increased operating profit. The effective tax rate of 21.4% is lower than 23.4%, the rate in 1998, primarily due to the utilization of tax loss carry forwards.

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Year Ended 31 December 1998 Compared to Year Ended 31 December 1997. The following figures have not been restated for the changes in accounting policy and restructuring of the UBS business groups that have been introduced during 2000, as such a restatement of the 1997 data was not practicable. As a result of the differences in the reporting by the predecessor banks' accounting and reporting policies, the unavailability of certain data, and the shut down and modification of significant computer systems as a result of the 1998 merger and to address Year 2000 issues, there is insufficient information to permit UBS to restate the 1997 results for the changes in accounting policy.

                                                                 31 DECEMBER
                                                               1998       1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME:
  Interest income...........................................  22,835     23,669
  Interest expense..........................................  16,173     16,733
                                                              ------     ------
       Net interest income..................................   6,662      6,936
  Credit loss expense.......................................     951      1,278
                                                              ------     ------
       Total................................................   5,711      5,658
  Net fee and commission income.............................  12,626     12,234
  Net trading income........................................   1,750      5,491
  Other income, including income from disposal of associates
     and subsidiaries.......................................   2,241      1,497
                                                              ------     ------
       Operating income.....................................  22,328     24,880
                                                              ------     ------
OPERATING EXPENSES:
  Personnel.................................................   9,816     11,559
  General and administrative................................   6,617      5,315
  Depreciation and amortization.............................   1,825      1,762
                                                              ------     ------
     Operating expenses.....................................  18,258     18,636
                                                              ------     ------
       Operating profit before tax..........................   4,070      6,244
  Restructuring costs.......................................      --      7,000
  Tax expense (benefit).....................................   1,045       (105)
                                                              ------     ------
       Net profit (loss) before minority interests..........   3,025       (651)
  Minority interests........................................       5        (16)
                                                              ------     ------
       Net profit (loss)....................................   3,030       (667)
                                                              ======     ======

Net interest income decreased CHF 274 million, or 4.0%, from CHF 6,936 million in 1997 to CHF 6,662 million in 1998. The decrease primarily resulted from lower variable-rate mortgage volumes and the elimination of operations in 1998 that generated interest income during 1997. Lower variable rate mortgage volumes during 1998 more than offset an increase in fixed-rate mortgages. In addition, although lower savings and deposit accounts reduced interest expense in 1998, it also resulted in lower interest income from deposits during the year.

UBS's credit loss expense decreased CHF 327 million, or 25.6%, from CHF 1,278 million in 1997 to CHF 951 million in 1998. Credit loss expense improved because of positive developments in the overall Swiss economy. This was offset in part by the rapid deterioration of emerging market economies, most notably in Latin America and Southeast Asia. This caused an approximately CHF 275 million net increase in country provisions from 1997 to 1998 and other increases in individual

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counterparty allowances. The largest provisions in the emerging markets economies were as follows at 31 December 1998 and 1997.

                                                               1998        1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
Brazil......................................................    276          55
Indonesia...................................................    168          29
South Korea.................................................    186          19

Net fee and commission income increased CHF 392 million, or 3.2%, from CHF 12,234 million in 1997 to CHF 12,626 million in 1998. Increases in underwriting and corporate finance fees, custodian fees, portfolio and other management and advisory fees, and fees from investment funds resulting from strong markets, growth in assets under management and the acquisition of Dillon Read & Co., Inc. in late 1997 all contributed to this net increase. These increases were partially offset by a decrease in credit-related fees and commissions and brokerage fees.

Net trading income decreased CHF 3,741 million, or 68.1%, from CHF 5,491 million in 1997 to CHF 1,750 million in 1998. The decrease primarily resulted from the CHF 790 million write-down of UBS's trading position in LTCM, the CHF 762 million loss on UBS's Global Equities Derivatives portfolio and approximately CHF 810 million of losses on UBS's emerging markets trading portfolios. Net trading income from foreign exchange and bank notes decreased by CHF 541 million primarily reflecting losses in foreign exchange trading that were partially offset by unusually strong results in UBS's cash and collateral trading business. In addition, net trading income from precious metals and commodities decreased by CHF 216 million, or 89%, from CHF 244 million in 1997 to CHF 28 million in 1998 due primarily to the wind-down of some of these businesses and difficult trading conditions.

Other income, including income from disposal of associates and subsidiaries, increased CHF 744 million, or 49.7%, from CHF 1,497 million in 1997 to CHF 2,241 million in 1998. The increase primarily reflected CHF 1,058 million gains on the sales of BSI and Adler and gains in UBS's real estate and private equity activities, partially offset by the CHF 370 million write-down of UBS's investment in LTCM attributable to other income.

Personnel expense decreased CHF 1,743 million, or 15.1%, from CHF 11,559 million in 1997 to CHF 9,816 million in 1998, reflecting reduced headcount of 13.0% from 55,176 people as of 31 December 1997 to 48,011 people as of 31 December 1998. The headcount reduction primarily resulted from efficiencies gained from the 1998 merger and divestments of specific businesses. As discussed above, CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve in 1998. Adjusting 1998 for this amount, personnel expenses decreased 6.4% in 1998 compared to 1997.

General and administrative expenses increased CHF 1,302 million, or 24.5%, from CHF 5,315 million in 1997 to CHF 6,617 million in 1998. This increase primarily resulted from a CHF 842 million charge taken in 1998 for the settlement of the claim relating to the Holocaust litigation and approximately CHF 397 million in expenses recorded in 1998 associated with preparing for implementation of the euro and for Year 2000 readiness.

Depreciation and amortization increased CHF 63 million, or 3.6%, from CHF 1,762 million in 1997 to CHF 1,825 million in 1998. Increased amortization of goodwill and other intangible assets primarily resulting from additional goodwill recorded in 1998 on Brinson Partners, the acquisition of Dillon Read & Co., Inc. in September 1997 and the accelerated amortization of goodwill on Russian and Brazilian subsidiaries due to the worsening markets in these countries in 1998 were the primary reasons for the increase from 1997 to 1998. These increases were offset by a decrease in depreciation from the disposal of property and equipment.

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Tax expense increased CHF 1,150 million, from a tax benefit in 1997 of CHF 105 million to a tax expense in 1998 of CHF 1,045 million. In 1997, UBS recognized a total current and deferred tax benefit of approximately CHF 1,600 million related to the CHF 7,000 million restructuring provision. Excluding the restructuring reserve, operating profit before tax would have been CHF 6,244 million in 1997 and UBS would have accrued tax expenses of CHF 1,395 million.

Operational Reserves. UBS maintains operational reserves to provide for losses associated with existing transaction errors in processing and other operational losses. The reserves cover probable losses that exist in the portfolio as of the balance sheet date, and are subject to senior management review and approval within the specific business unit, functional operations and financial control management and at the Group Executive Board.

UBS experienced an overall increase in the level of these reserves during 1999, primarily related to UBS's continuing program of integrating the two predecessor banks' domestic operations. As planned, this integration is taking longer than the integration of operations outside Switzerland. There has been no significant change in the level of these reserves in the first half of 2000.

Restructuring Provision. At the announcement of the 1998 merger in 1997, UBS estimated the costs it believed would result from integrating and restructuring the operations of the two pre-existing banks and recorded a charge of CHF 7 billion. The charge included estimates for personnel-related costs, costs for the elimination of duplicate infrastructures and the merging of bank premises, and other 1998 merger-related restructuring costs. An additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger, representing about 4% of the original CHF 7 billion provision, was recognized in December 1999. The majority of the extra charge was taken to provide for revised estimates of the cost of lease breaks and property disposals. UBS has now largely completed the integration and restructuring process and, at 30 June 2000, has used approximately CHF 6.1 billion of the CHF 7.3 billion restructuring provision.

During 1998, CHF 4,027 million of the restructuring provision was utilized including:

     - CHF 2 billion for personnel-related expenses,

     - CHF 797 million for information technology integration projects and write-offs of equipment that management had committed to dispose of,

     - CHF 267 million for merging premises, and

     - CHF 939 million for costs associated with the exit of specific businesses, as well as merger administration costs.

Included in the CHF 2 billion of personnel-related expenses are severance payments and payments required to maintain stability in the workforce during the 1998 merger-related integration period, as well as some performance-related compensation as discussed above.

During 1999, CHF 1,844 million of the restructuring provision was utilized, bringing the total utilization to CHF 5,871 million at 31 December 1999. The transition to one common technology platform and parallel operation of the systems in UBS Switzerland's Private and Corporate Clients business unit and the merger of bank premises, including related moving, outfitting and vacancy costs, recognized in Corporate Center, were the primary uses of the provision in 1999.

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During the first half of 2000, the main use of the restructuring provision related to premises costs in Corporate Center, including moving, outfitting and vacancy costs that were charged against the provision, and also to costs relating to the early retirement plan in Private and Corporate Clients. The following table analyzes the use of the restructuring provision through the first half of 2000.

                                                     USAGE IN 2000             30 JUNE   31 DECEMBER
                                           PERSONNEL   IT   PREMISES   OTHER    2000     1999   1998
                                                               (CHF in millions)
-----------------------------------------------------------------------------------------------------
Private and Corporate Clients............         53    14         1      20        88     794    717
Private Banking..........................          0     5         0       0         5     122    104
                                           ---------   ---  --------   -----   -------   -----  -----
  UBS Switzerland........................         53    19         1      20        93     916    821
Institutional Asset Management...........          1     0         0       0         1       9     18
Investment Funds/GAM.....................          0     0         0       0         0       6      4
                                           ---------   ---  --------   -----   -------   -----  -----
  UBS Asset Management...................          1     0         0       0         1      15     22
Corporate and Institutional Clients......          0     0         0       0         0     316  2,382
UBS Capital..............................          0     0         0       0         0       3      2
Private Clients..........................          0     0         0       0         0      29     39
e-Services...............................          0     0         0       0         0       0      0
                                           ---------   ---  --------   -----   -------   -----  -----
  UBS Warburg............................          0     0         0       0         0     348  2,423
Corporate Center.........................          3     0        91       3        97     565    761
                                           ---------   ---  --------   -----   -------   -----  -----
          Total..........................         57    19        92      23       191   1,844  4,027
                                           =========   ===  ========   =====   =======   =====  =====

The substantial majority of the remaining restructuring reserve balance is also attributed to employees and real estate located in Switzerland. UBS estimates that the balance of the reserve will be used in the second half of 2000 and in 2001.

UBS has achieved 1998 merger-related cost savings of CHF 2 billion per year, including savings related to headcount reductions of CHF 1.6 billion and savings for other costs estimated to be around CHF 0.4 billion per year, including approximately CHF 75 million in eliminated depreciation expenses and other costs related to real estate.

Since the 1998 merger was announced, UBS Warburg has essentially completed its integration including the reduction of personnel and the integration of information technology platforms. As expected, most of the cost savings over the past two years have been attributable to UBS Warburg.

UBS Asset Management has also essentially completed its integration, while in the Corporate Center UBS expects the write-off or sale of the remaining redundant real estate to proceed in 2000 and 2001.

Within UBS Switzerland, Private Banking's integration is essentially complete. Private and Corporate Clients, meanwhile, has been rapidly integrating its business in line with a detailed timetable and project schedule. For example, the branch network has been reduced by 36%, or 200 branches. In addition, now that the integration of the technology platforms has been completed and in line with employee association agreements made in 1998, redundancy plans will gain momentum during 2000 and 2001.

As with any merger, cost savings attributable directly to the 1998 merger are becoming increasingly difficult to track. Across all divisions, normal organic business growth, new investments and initiatives, and at least three acquisitions and six divestitures have clouded underlying developments since the time of the 1998 merger.

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For example, UBS Warburg's Private Clients business unit has invested heavily over the past two years in building up its onshore private banking business outside Switzerland. Additionally, in 1999, UBS formed the e-services business area, which will experience further significant investment. More information on various divisional initiatives can be found in the respective business descriptions.

UBS is also implementing general cost control initiatives across all divisions, which extend well beyond merger-related savings. These initiatives are already well-structured at UBS Warburg's Corporate and Institutional Clients business unit and UBS Switzerland's Private and Corporate Clients business unit. Corporate and Institutional Clients is continuing to focus on cost management with emphasis on improving overall efficiency such that revenue growth exceeds any growth in non-personnel costs.

In addition, the Corporate and Institutional Clients Investment Committee has carried out a rigorous review process to ensure that investments in the business unit's infrastructure are fully aligned with the strategy of the business.

Within the UBS Switzerland Private and Corporate Clients business unit, the Strategic Projects Portfolio is expected to enhance revenues and reduce costs, including the ongoing realization of the remaining merger-related cost savings. This portfolio is well on track and is expected to yield a significant improvement in net profit by 2002.

In the third quarter of 1998, UBS realized a post-tax loss of CHF 984 million as a result of a write-down of its investment in Long Term Capital Management, L.P., or LTCM, and a post-tax loss of CHF 919 million as a result of unrealized losses in the value of its Global Equity Derivatives, or GED, portfolio.

Long Term Capital Management. In the case of LTCM, the loss arose from a structured transaction in which UBS sold an option that gave the optionholder the right to purchase shares in LTCM at a predetermined price over a seven-year period. In order to hedge the risk of this option, UBS held $800 million of LTCM shares to create an incrementally risk neutral position. Separate from the structured transaction, UBS also made a further direct equity investment of $266 million in LTCM. In normal market conditions, the structured transaction would have behaved in a controlled manner. However, the structured transaction could not be effectively hedged, particularly in the event of extreme market movements. As a result of the structured transaction, UBS was exposed to a sudden and severe downward movement in the value of LTCM equity, and had very limited scope to hedge this exposure. LTCM's equity was not traded and was valued only periodically based on the underlying instruments held by LTCM. Moreover, LTCM did not provide detailed information about its investment results. Consequently, UBS could not hedge with any precision against adverse moves in the value of LTCM's equity. In particular, when LTCM was faced by a sharp adverse move in market prices relating to certain specific investment strategies, UBS was unable to hedge this risk itself as it had no knowledge of the details of these strategies.

At the time of the recapitalization of LTCM in 1998, UBS wrote down its initial investment in LTCM and also agreed to provide a further $300 million (out of $3.6 billion provided by a group of financial institutions) of "consortium" equity in order to avoid a forced liquidation of LTCM and to enable LTCM's portfolio to be managed under the oversight of a management board that would oversee the orderly winding down of LTCM's portfolio.

On 24 November 1999, at the release of its nine month 1999 results, UBS reported that its initial investment, which was written down to $106 million, had been bought back by LTCM, with an immaterial impact on UBS's income statement. That position is now closed. In addition, as part of UBS's "consortium" investment, four cash payments totaling $296 million were received by UBS by 31 December 1999. Of these cash repayments, $271 million were treated as a return of its $300

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million investment, to leave a remaining balance of $29 million, and $25 million was recorded as income.

Global Equity Derivatives (GED) Portfolio. The other major contributory factor to the third-quarter 1998 losses related to the GED portfolio. This portfolio consists of a number of structured equity derivative transactions. This portfolio was analyzed at the time of the merger and it was recognized that it contained a number of positions that possessed the potential for significant short-term variance. Consequently, when equity market volatilities increased significantly as a result of the market turmoil in the third quarter of 1998, an unrealized loss of about CHF 728 million on the value of the portfolio arose. Over the next 12 months, as volatilities fell and positions were reduced, income from the portfolio of approximately CHF 306 million was recognized.

UBS continues to manage the exposure associated with this portfolio in order to minimize the risk of further adverse effects on earnings. The positions have now been included in UBS's standard equity risk management platform and are subject to its normal risk control and stress loss processes. UBS has been reducing the market risk associated with the portfolio and will continue to do so through specific hedges, close-outs and the passage of time. These positions, including the associated hedges, are all carried at fair value. However, given that the average maturity of the transactions in the portfolio is about two years, it will take some time to wind down this exposure, and during this time the portfolio will continue to be exposed to adverse moves in equity markets.

Reconciliation of IAS to U.S. GAAP. UBS's consolidated results of operations are prepared in accordance with IAS, which differs in certain respects from U.S. GAAP. A reconciliation of the effects on shareholders' equity and net profit/(loss) to U.S. GAAP for the years ended 31 December 1999 and 1998 is included in Note 42 of UBS's consolidated financial statements.

Results of Operations by Business Unit

UBS's management reporting system and policies were used to determine the revenues and expenses directly attributable to each business unit. Internal charges and transfer pricing adjustments have been reflected in the performance of each business unit. The basis of the reporting reflects UBS's current management structure (UBS Warburg, UBS Asset Management, UBS Switzerland and Corporate Center), rather than the management structure that existed during 1999 and during 1998, following the 1998 merger (UBS Asset Management, UBS Private Banking, UBS Capital, UBS Private and Corporate Clients, UBS Warburg and Corporate Center).

Inter-business unit revenues and expenses include transfers between business units and between geographical locations. Inter-business unit expense charges are recorded as a reduction to expenses in the business unit providing the service. Corporate Center expenses are allocated to the operating business units, to the extent possible, whereby the business unit controlling the process that is driving the expense bears the expense.

The credit loss expense included in the business unit results is a statistically derived adjusted annual expected loan loss that reflects the inherent counterparty and country risks in the respective portfolios. The expected loss is based on assumptions about developments covering a full economic cycle and on cumulative loss probabilities over the entire life of the loan portfolio. In determining the inherent counterparty and country risk in the portfolio, UBS takes into consideration the statistical probability of default by the customer and the severity of loss.

As each business unit is ultimately responsible for its credit decisions, the difference between actual credit losses and annual expected loan loss will eventually be charged or credited back to the business unit in order to ensure that the risks and rewards of credit decisions are fully reflected in its results. The difference between the statistically adjusted expected loss that is charged to the management

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accounts of the business unit and the credit loss expense that is recorded in the financial accounts in accordance with IAS is included in Corporate Center results.

The following table compares the expected credit loss charged to the management accounts to the credit loss expense calculated in accordance with IAS, broken down by business unit for the half years to 30 June 2000 and 1999 and for the years ended 31 December 1999 and 1998.

                           EXPECTED               IAS
                          CREDIT LOSS       CREDIT EXPENSE       EXPECTED CREDIT LOSS         IAS CREDIT EXPENSE
                       30 JUNE   30 JUNE   30 JUNE   30 JUNE   31 DECEMBER   31 DECEMBER   31 DECEMBER   31 DECEMBER
                        2000      1999      2000      1999        1999          1998          1999          1998
                                 (CHF in millions)                               (CHF in millions)
--------------------------------------------------------------------------------------------------------------------
UBS Switzerland......      423       560      (237)      617         1,071         1,186           985           445
UBS Asset
  Management.........                                                    0             0             0             0
UBS Warburg..........      115       171       154        14           333           510           (20)          506
Corporate Center.....     (621)      (96)                  4          (448)         (745)           (9)            0
                         -----      ----     -----      ----        ------        ------          ----          ----
Total................      (83)      635       (83)      635           956           951           956           951
                         -----      ----     -----      ----        ------        ------          ----          ----
                         -----      ----     -----      ----        ------        ------          ----          ----

Business unit results are presented according to the current management structure and current accounting treatment for the following periods:

- Six months ended 30 June 2000 compared to six months ended 30 June 1999; and

- Year ended 31 December 1999 compared to year ended 31 December 1998.

Results for the year ended 31 December 1998 compared to the year ended 31 December 1997 are presented in terms of the business divisions through which UBS was managed at that time, namely UBS Private Banking, UBS Private and Corporate Clients, UBS Warburg, UBS Capital, UBS Asset Management and Corporate Center. As a result of the differences in the reporting by the predecessor banks' accounting and reporting policies, the unavailability of certain data, and the shut down and modification of significant computer systems as a result of the 1998 merger and to address Year 2000 issues, there is insufficient information to permit UBS to restate these results in terms of the current business group and business unit structure.

The principal differences between the structure in 1997 and the current structure are that the UBS Asset Management Investment Funds business unit and the UBS Warburg Private Clients business unit were part of the Private Banking Division, and their results are included within that Division. In addition, UBS Warburg's UBS Capital business unit was an autonomous division, and UBS Warburg itself consisted only of what is now the UBS Warburg Corporate and Institutional Clients business unit.

In addition the comparison of the year ended 31 December 1998 with the year ended 31 December 1997 is based on results which are presented without restatement for new accounting policies introduced in 2000. The principal effect of this is within UBS Warburg. For further details, see Note 1(t) to UBS's consolidated financial statements.

In considering these results it is important to bear in mind the following representations with regard to the factors that may affect the operating income of each business unit.

INTRODUCTION.

UBS SWITZERLAND.

Private and Corporate Clients. Private and Corporate Clients derives its operating income principally from:

- interest income on its loan portfolio;

- fees for investment and asset management services;

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- transaction fees; and

- investment income from deposits.

As a result, Private and Corporate Clients' operating income is affected by movements in interest rates, fluctuations in assets under management, client activity, investment performance and changes in market conditions.

Private Banking.  Private Banking derives its operating income from:

- fees for financial planning and wealth management services;

- fees for discretionary services; and

- transaction-related fees.

Private Banking's fees are based on the market value of assets under management and the level of transaction-related activity. As a result, Private Banking's operating income is affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds.

UBS Asset Management.

Prior to the reorganization of UBS in February 2000, UBS Asset Management generated most of its revenue from the asset management services it provides to institutional clients. In 2000 this has become more evenly divided between institutional and non-institutional sources due to the addition of GAM and the Investment Funds business area. Fees charged to institutional clients and on investment funds are based on the market value of assets under management. As a result, UBS Asset Management's revenues are affected by changes in market conditions as well as new and lost business.

UBS WARBURG.

Corporate and Institutional Clients. Corporate and Institutional Clients generates operating income from:

- commissions on agency transactions and spreads or markups on principal transactions,

- fees from debt and equity capital markets transactions, leverage finance and structuring derivatives and complex transactions;

- mergers and acquisitions advisory fees;

- interest income on principal transactions and from the loan portfolio; and

- gains and losses on market making, proprietary and arbitrage positions.

As a result, Corporate and Institutional Clients's operating income is affected by movements in market conditions, interest rate swings, the level of trading activity in primary and secondary markets and the extent of merger and acquisition activity. These and other factors outside the control of Corporate and Institutional Clients have had and may in the future have a significant impact on its results of operations from year to year.

UBS Capital. UBS Capital's primary source of operating income is capital gains from the disposition or sale of its investments, which are recorded at the time of ultimate divestment. As a result, appreciation in fair market value is recognized as operating income only at the time of sale. The level of annual operating income from UBS Capital is directly affected by the level of investment dispositions that take place during the course of a year. With the formation of regional funds, UBS Capital has begun to receive management fees from funds UBS manages and sponsors, which are recorded as operating income.

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Private Clients.  Private Clients derives its operating income from:

- fees for financial planning and wealth management services;

- fees for discretionary services; and

- transaction-related fees.

Private Clients' fees are based on the market value of assets under management and the level of transaction-related activity. As a result, Private Clients' operating income is affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds.

e-services. The e-services business unit has not yet generated revenues, but expects to generate revenues from fees for financial planning and wealth management services, fees for discretionary services and transaction related fees. It is expected that these fees will be based on the market value of assets under management and the level of transaction-related activity. As a result, e-services' operating income will be affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds. In addition, e-services is a new business with no existing clients and an as yet unproven business model. e-services' possible future income will be affected by its ability to attract clients and by the success or failure of its business model.

UBS Switzerland. The business group UBS Switzerland is made up of two business units:

- Private and Corporate Clients, the leading retail and commercial bank in Switzerland; and

- Private Banking, which covers all Swiss and international high net worth clients who bank in Switzerland or offshore centers.

Private and Corporate Clients. The following table sets forth the results of Private and Corporate Clients for the half years ended 30 June 2000 and 30 June 1999 and the years ended 31 December 1999 and 1998.

                                                            FOR THE                 FOR THE
                                                   SIX MONTHS ENDED              YEAR ENDED
                                                         30 JUNE(1)          31 DECEMBER(2)
                                                2000        1999(2)     1999         1998
                                                            (CHF in millions)
-------------------------------------------------------------------------------------------
OPERATING INCOME:
Individual clients...........................                            4,553        4,785
Corporate clients............................                            1,855        1,728
Risk transformation and capital management...                              330           --
Operations...................................                              313          448
Other........................................                              142           64
                                                                       -------      -------
  Total operating income before credit loss
     expense.................................    3,803        3,599      7,193        7,025
Credit loss expense..........................      412          554      1,050        1,170
                                               -------      -------    -------      -------
  Operating income...........................    3,391        3,045      6,143        5,855
                                               -------      -------    -------      -------

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                                                            FOR THE                 FOR THE
                                                   SIX MONTHS ENDED              YEAR ENDED
                                                         30 JUNE(1)          31 DECEMBER(2)
                                                2000        1999(2)     1999         1998
                                                            (CHF in millions)
-------------------------------------------------------------------------------------------
OPERATING EXPENSES:
Personnel, general and administrative
  expenses...................................    2,154        2,224      4,486        4,263
Depreciation and amortization................      219          200        386          684
                                               -------      -------    -------      -------
  Operating expenses.........................    2,373        2,424      4,872        4,947
                                               -------      -------    -------      -------
     Operating profit before tax.............    1,018          621      1,271          908
                                               -------      -------    -------      -------
(at period end)
Assets under management (CHF in billions)....      439          443        439          434
                                               -------      -------    -------      -------
     Total loans.............................  162,752      167,004    164,743      164,840
                                               =======      =======    =======      =======

------------
(1) Income by business area is only reported at year end.

(2) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income before credit loss expense increased CHF 204 million, or 5.7%, from CHF 3,599 million in the first half of 1999 to CHF 3,803 million in the first half of 2000. This improvement was primarily due to increased brokerage revenues in the strong market conditions, particularly in the first quarter of 2000. Private and Corporate Clients' results are dependent on interest-related businesses, which contribute almost 60% of operating income.

Private and Corporate Clients' credit loss expense decreased CHF 142 million, or 26%, from CHF 554 million in the first half of 1999 to CHF 412 million in the second half of 2000 as a result of improved asset quality and increased collateral values.

Personnel, general and administrative expenses decreased CHF 70 million, or 3.1%, from CHF 2,224 million in the first half of 1999 to CHF 2,154 million in the first half of 2000. This decrease was due primarily to continued reduction in personnel expense, in line with headcount reductions as a result of the 1998 merger. General and administrative expenses increased by 1%, or CHF 6 million, from CHF 501 million in the first half of 1999 to CHF 507 million in the first half of 2000, while personnel expenses fell 4% or CHF 76 million to CHF 1,647 million in the first half of 2000.

Year to 31 December 1999 Compared to Year to 31 December 1998. Operating income before credit loss expense increased CHF 168 million, or 2.4%, from CHF 7,025 million in 1998 to CHF 7,193 million in 1999. This improvement was primarily due to higher margins on interest-related business, such as mortgages, as well as the first full-year impact of the amalgamation and repricing of products from the two former banks. In conjunction with the creation of the Risk Transformation and Capital Management business area in October 1999, the business areas within Private and Corporate Clients were realigned in 1999. These realignments and the resulting effects on 1999 operating income were as follows:

- The Business Client segment was transferred from Individual Clients to Corporate Clients resulting in a decrease in operating income from Individual Clients from 1998 to 1999.

- Operating income from Corporate Clients increased from 1998 to 1999 primarily due to the transfer in of the Business Client segment, the transfer in of the Swiss Global Trade Finance business from UBS Warburg and improving interest margins. The transfer out of the Recovery portfolio to Risk Transformation and Capital Management partially offset these increases.

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- Operating income from Operations decreased compared to 1998. This was the net effect of the transfer of emerging market bank activities from UBS Warburg into UBS Private and Corporate Clients and the transfer of industrialized bank activities to UBS Warburg during 1999.

UBS's credit loss expense decreased CHF 120 million, or 10.3%, from CHF 1,170 million in 1998 to CHF 1,050 million in 1999 as a result of the accelerated reduction of impaired positions and the movement to higher quality businesses. This was partially offset by increased loss expectations primarily resulting from the transfer of the remainder of the Swiss Global Trade Finance business from UBS Warburg during 1999.

Personnel, general and administrative expenses increased CHF 223 million, or 5.2%, from CHF 4,263 million in 1998 to CHF 4,486 million in 1999. This increase was due primarily to merger related IT integration work, work relating to the Year 2000 transition and the costs associated with the shift of the Swiss Trade Finance business from UBS Warburg. This business, with approximately 400 professionals, was transferred from UBS Warburg in early 1999. These increases were partially offset by cost savings resulting from the closure of redundant branches.

Depreciation and amortization expense decreased CHF 298 million, or 43.6%, from CHF 684 million in 1998 to CHF 386 million in 1999, primarily due to reduced assets employed subsequent to the merger.

Private Banking. The following table sets forth the results of Private Banking for the half years ended 30 June 2000 and 30 June 1999 and the years ended 31 December 1999 and 1998.

                                                       FOR THE SIX            FOR THE YEAR
                                                       MONTHS ENDED              ENDED
                                                         30 JUNE             31 DECEMBER(1)
                                                   2000       1999(1)        1999      1998
                                                              (CHF in millions)
--------------------------------------------------------------------------------------------
OPERATING INCOME:
Operating income before credit loss expense.....   3,471        2,728        5,568     6,933
Credit loss expense.............................      11            6           21        16
                                                  ------       ------       ------    ------
  Operating income..............................   3,460        2,722        5,547     6,917
                                                  ------       ------       ------    ------
OPERATING EXPENSES:
Personnel, general and administrative
  expenses......................................   1,425        1,147        2,513     2,411
Depreciation and amortization...................      55           38           97        91
                                                  ------       ------       ------    ------
  Operating expenses............................   1,480        1,185        2,610     2,502
                                                  ------       ------       ------    ------
     Operating profit before tax................   1,980        1,537        2,937     4,415
                                                  ======       ======       ======    ======
(at period end)
ASSETS UNDER MANAGEMENT (CHF IN BILLIONS):
Advisory........................................     533          470          501       437
Discretionary...................................     150          160          170       142
                                                  ------       ------       ------    ------
  Total.........................................     683          630          671       579
                                                  ======       ======       ======    ======

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income increased CHF 743 million, or 27.2%, from CHF 2,728 million in the first half of 1999 to CHF 3,471 million in the first half of 2000. This increase principally reflected higher transaction-based revenues due to higher levels of client transaction activity and asset growth since 30 June 1999.

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UBS
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Assets under management increased CHF 53.6 billion, or 8.5%, from 30 June 1999 to 30 June 2000, with most of the increase due to positive performance trends, partially offset by a net decline of CHF 3 billion in new money.

Operating expenses increased 24.8%, or CHF 295 million, to CHF 1,480 million from the first half of 1999 to the first half of 2000, mainly due to increased general and administrative expense.

Personnel, general and administrative expenses increased CHF 278 million, or 24.2%, from CHF 1,147 million in the first half of 1999 to CHF 1,425 million in the first half of 2000. Personnel costs increased 16.5%, or CHF 109 million, to CHF 769 million in the first half of 2000, due to increased performance-related compensation in line with strong first half 2000 results and an increase in headcount. Headcount went up by 750 from 6,697 at 30 June 1999 to 7,447 at 30 June 2000 as Private Banking expanded its front line staff and strengthened its logistics. General and administrative expenses increased 34.7%, or CHF 169 million, from the first half of 1999 to the first half of 2000 due to increases in IT and marketing expenses and higher intra-Group cost recoveries, driven by higher transaction levels.

Goodwill amortization increased CHF 9 million, or 112.5%, to CHF 17 million in the first half of 2000 as a result of the acquisition of Bank of America's international private banking business, which took place in the second quarter of 1999. Depreciation increased CHF 8 million, or 26.6%, from CHF 30 million in the first half of 1999 to CHF 38 million in the first half of 2000.

Year to 31 December 1999 Compared to Year to 31 December 1998. In March 1999, UBS acquired Bank of America's international private banking operations in Europe and Asia, thereby increasing the assets under management in UBS Private Banking by approximately CHF 5 billion as of 31 December 1999. The remainder of the increase was principally performance related.

Operating income before credit loss expense decreased CHF 1,365 million, or 19.7%, from CHF 6,933 million in 1998 to CHF 5,568 million in 1999. This significant decrease principally reflected lower transaction-based revenues due to lower levels of client transaction activity. CHF 1,058 million gains from the divestitures of BSI and Adler, as well as CHF 268 million of operating income relating to BSI's operations, are included in operating income for 1998 and did not recur in 1999. Excluding the disposal related income, operating income from UBS Private Banking increased 2.3% from 1998 to 1999.

Notwithstanding the decrease in operating income, assets under management increased during 1999 by CHF 92 billion, or 15.9%. Strong markets, especially in Europe, the United States and in the technology sector, as well as the stronger U.S. dollar, led to a performance increase of CHF 80 billion for 1999. In addition, the acquisition of the international private banking operations of Bank of America accounted for an additional CHF 5 billion while interdivisional transfers resulted in another CHF 6 billion. This increase was partially offset, however, by decreased volumes from existing clients during the second half of 1999.

Operating expenses, adjusting for CHF 125 million in divestiture-related operating expenses, increased 4.3%, or CHF 108 million, to CHF 2,610 million in 1999, to a large extent as a result of UBS's expansion in the front-line staff as well as infrastructure related investments.

Personnel, general and administrative expenses increased CHF 102 million, or 4.2%, from CHF 2,411 million in 1998 to CHF 2,513 million 1999. Personnel costs increased 9.7%, or CHF 118 million, to CHF 1,328 million, in 1999 due to an increase in headcount of 710 from 6,546 at 31 December 1998 to 7,256 at 31 December 1999. Headcount growth resulted from the acquisition in 1999 of Bank of America's international private banking operations, enhancement of UBS's logistics capabilities and support for the introduction of new portfolio monitoring and advisory capabilities. Operating expenses in 1998 also included CHF 125 million related to BSI that did not occur in 1999.

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As a result of the acquisition of the international private banking operations of Bank of America, goodwill amortization increased to CHF 21 million in 1999. Depreciation decreased CHF 15 million, or 16.5%, from CHF 91 million in 1998 to CHF 76 million in 1999.

UBS Asset Management.

Institutional Asset Management. The following table sets forth the results of Institutional Asset Management for the half years ended 30 June 2000 and 30 June 1999 and the years ended 31 December 1999 and 1998.

                                                               FOR THE SIX        FOR THE YEAR
                                                              MONTHS ENDED               ENDED
                                                                   30 JUNE      31 DECEMBER(1)
                                                          2000     1999(1)     1999      1998
                                                                   (CHF in millions)
----------------------------------------------------------------------------------------------
OPERATING INCOME........................................  638        542       1,099     1,163
OPERATING EXPENSES:
Personnel, general and administrative expenses..........  402        331         636       619
Depreciation and amortization...........................   98         63         138       107
                                                          ---        ---       -----     -----
  Operating expenses....................................  500        394         774       726
                                                          ---        ---       -----     -----
     Operating profit before tax........................  138        148         325       437
                                                          ===        ===       =====     =====
(at period end)
Assets under management (CHF in billions):..............  525        563         574       531

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Assets under management decreased 6.7% or CHF 38 billion, from CHF 563 million at 30 June 1999 to CHF 525 billion at 30 June 2000, with increases in non-institutional assets under management more than offset by losses in institutional assets under management. Non-institutional assets under management increased primarily because of market performance, while institutional assets under management declined mainly due to client losses, as a result of performance issues in equity related mandates, offset by the effect of currency movements and the acquisition of Allegis Realty Investors LLC in December 1999.

Operating income increased CHF 96 million, or 17.5%, from CHF 542 million in the first half of 1999 to CHF 638 million in the first half of 2000. Despite the decrease in assets under management, operating income increased as a result of the acquisition of Allegis, the addition of the O'Connor alternative asset management business formed in June 2000 and positive currency movements, partially offset by lost revenue from client losses.

Personnel, general and administrative expenses increased CHF 71 million, or 21.5%, from CHF 331 million in the first half of 1999 to CHF 402 million in the first half of 2000. Headcount increased 13.6% from 1,507 as of 30 June 1999 to 1,712 as of 30 June 2000, primarily as a result of the acquisition of Allegis in December 1999 and the creation of the O'Connor business in June 2000. Personnel expenses increased 18.7% from CHF 252 million in the first half of 1999 to CHF 299 million in the first half of 2000 due to the acquisition of Allegis, the addition of the O'Connor business and currency movements. General and administrative expenses increased 30.4% to CHF 103 million in the period as a result of the acquisition of Allegis and currency movements.

Depreciation and amortization expense increased CHF 35 million, or 56%, from CHF 63 million in the first half of 1999 to CHF 98 million in the first half of 2000, reflecting the acquisition of Allegis.

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Year to 31 December 1999 Compared to Year to 31 December 1998. Operating income decreased CHF 64 million, or 5.5%, from CHF 1,163 million in 1998 to CHF 1,099 million in 1999. Assets under management increased 8.1%, or CHF 43 billion, to CHF 574 billion at 31 December 1999, with increases in both institutional and non-institutional categories year-on-year. Despite the 4.4% increase in institutional assets under management, which primarily resulted from investment performance, the acquisition of Allegis and growth in private client mandates, institutional revenues decreased. This decrease from CHF 968 million in 1998 to CHF 903 million in 1999 reflects a slight decline in average institutional assets under management from 1998 to 1999, as gains from performance and currency were offset by loss of clients and performance issues in certain mandate types. Average non-institutional assets increased by 18% during 1999; however, non-institutional revenues declined slightly to CHF 193 million as a result of new interdivisional fee arrangements with UBS Private Banking.

Personnel, general and administrative expenses increased CHF 17 million, or 2.7%, from CHF 619 million in 1998 to CHF 636 million in 1999. Headcount increased from 1,497 as of 31 December 1998 to 1,653 as of 31 December 1999, primarily as a result of the acquisition of Allegis in December 1999. Personnel expenses decreased slightly from CHF 465 million in 1998 to CHF 458 million in 1999 reflecting decreased incentive compensation. General and administrative expenses increased 15.6% to CHF 178 million in 1999 as a result of revisions in cost-sharing arrangements between Institutional Asset Management and other divisions of UBS.

Depreciation and amortization expense increased CHF 31 million, or 29%, from CHF 107 million in 1998 to CHF 138 million in 1999, reflecting increased goodwill amortization related to the buy-out of UBS's joint venture with the Long-Term Credit Bank of Japan.

Investment Funds/GAM. The following table sets forth the results of Investment Funds/GAM for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                                      FOR THE             FOR THE
                                                             SIX MONTHS ENDED          YEAR ENDED
                                                                      30 JUNE      31 DECEMBER(1)
                                                             2000     1999(1)     1999      1998
                                                                      (CHF in millions)
-------------------------------------------------------------------------------------------------
OPERATING INCOME...........................................  334        102        270       195
OPERATING EXPENSES:
Personnel, general and administrative expenses.............  215         75        151       124
Depreciation and amortization..............................   55          3          7         6
                                                             ---        ---        ---       ---
  Operating expenses.......................................  270         78        158       130
                                                             ---        ---        ---       ---
  Operating profit before tax..............................   64         24        112        65
                                                             ===        ===        ===       ===
(at period end)
Assets under management (CHF in billions)..................  225        190        225       175

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Assets under management increased 18.4%, or CHF 35 billion, from CHF 190 million at 30 June 1999 to CHF 225 billion at 30 June 2000, as a result of the acquisition of GAM, which had CHF 23 billion assets under management at 31 December 1999, and positive market performance.

Operating income increased CHF 232 million, or 227.5%, from CHF 102 million in the first half of 1999 to CHF 334 million in the first half of 2000. This was a result of the GAM acquisition and increases in Investment Fund fees from higher asset levels.

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Personnel, general and administrative expenses increased CHF 140 million, or 187%, from CHF 75 million in the first half of 1999 to CHF 215 million in the first half of 2000. Headcount increased 165% from 392 as of 30 June 1999 to 1,038 as of 30 June 2000, primarily as a result of the acquisition of GAM and an increase of about 100 people to support increased marketing and distribution initiatives in Investment Funds. Personnel expenses increased 321% from CHF 29 million in the first half of 1999 to CHF 122 million in the first half of 2000 due to the acquisition of GAM. General and administrative expenses increased 102.2% from 30 June 1999 to CHF 93 million at 30 June 2000 as a result of the acquisition of GAM and marketing and distribution initiatives in Investment Funds.

Depreciation and amortization expense increased CHF 52 million, or 1,733% from CHF 3 million in the first half of 1999 to CHF 55 million in the first half of 2000, reflecting goodwill amortization following the acquisition of GAM.

Year to 31 December 1999 Compared to Year to 31 December 1998. Operating income increased CHF 75 million, or 38.5%, from CHF 195 million in 1998 to CHF 270 million in 1999. This was principally due to higher Investment Funds assets and the transfer from Private Banking of some client responsibility and related income. The acquisition of GAM did not impact income or expenses in 1999.

Assets under management increased 28.1%, or CHF 50 billion, to CHF 225 billion at 31 December 1999. CHF 24 billion of this increase was due to the acquisition of GAM in December 1999. The remainder was mainly due to positive investment performance.

Personnel, general and administrative expenses increased CHF 27 million, or 21.7%, from CHF 124 million in 1998 to CHF 151 million in 1999. Headcount increased from 366 as of 31 December 1998 to 923 as of 31 December 1999, primarily as a result of the acquisition of GAM in December 1999. Excluding GAM, headcount increased by 69, as a result of efforts to build the Investment Funds business, including the launching of new funds and expansion of distribution efforts. Personnel expenses increased 16% from CHF 50 million in 1998 to CHF 58 million in 1999 in line with the increase in headcount. General and administrative expenses increased 25.7% to CHF 93 million in 1999 reflecting increased investment in international distribution and the costs of launching new funds, offset by synergies from the 1998 merger, including reduced fees for market data systems and the combination of fund valuation and management systems.

Depreciation and amortization expense increased CHF 1 million, or 16.7%, from CHF 6 million in 1998 to CHF 7 million in 1999, as a result of changes in the holding structure of some of the business unit's real estate funds.

UBS Warburg.

Corporate and Institutional Clients. The Corporate Finance business area within Corporate and Institutional Clients provides both advisory services and financing services. The financing services include both equity and fixed-income offerings undertaken in cooperation with the Equity Capital Markets, Debt Capital Markets and Leveraged Finance groups. Accordingly, a portion of operating income associated with these equity and fixed-income financing services is allocated to Corporate Finance and the remaining operating income is allocated to the Equities business area or Fixed Income business area as appropriate.

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The following table sets forth the results of Corporate and Institutional Clients for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                                 FOR THE                FOR THE
                                                        SIX MONTHS ENDED             YEAR ENDED
                                                                 30 JUNE         31 DECEMBER(1)
                                                    2000      1999(1)(2)     1999         1998
                                                                (CHF in millions)
-----------------------------------------------------------------------------------------------
OPERATING INCOME:
Equities.........................................                            5,724        3,253
Fixed Income.....................................                            2,464         (267)
Corporate Finance................................                            2,054        1,665
Treasury Products................................                            1,805        2,351
Non-Core Business................................                              682          (96)
                                                                            ------       ------
Total operating income before credit loss
  expense........................................   9,909        6,966      12,729        6,906
Credit loss expense..............................     113          171         330          500
                                                   ------       ------      ------       ------
  Operating income...............................   9,796        6,795      12,399        6,406
                                                   ------       ------      ------       ------
OPERATING EXPENSES:
Personnel, general and administrative............   6,601        4,972       9,290        6,816
Depreciation and amortization....................     330          393         763          692
                                                   ------       ------      ------       ------
  Operating expenses.............................   6,931        5,365      10,053        7,508
                                                   ------       ------      ------       ------
     Operating profit (loss) before tax..........   2,865        1,430       2,346       (1,102)
                                                   ======       ======      ======       ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.
(2) Income by business area is only reported at year end.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income increased CHF 3,001, or 44.2% from CHF 6,795 in the first half of 1999 to CHF 9,796 in the first half of 2000. Corporate Finance revenues increased in the first half of 2000 with a strong performance in mergers and acquisitions, and both Equities and Fixed Income produced record revenues reflecting active markets and record levels of client commissions, offset by slightly weaker performances by Treasury Products.

Credit loss expense decreased CHF 58 million, or 33.9%, from CHF 171 million in the first half of 1999 to CHF 113 million in the first half of 2000. This reflected a decrease in expected credit losses due primarily to the continued wind-down of the non-core loan portfolio and the sale of the international Global Trade Finance business in mid-1999.

Personnel, general and administrative expenses increased CHF 1,629 million, or 32.8%, from CHF 4,972 million in the first half of 1999 to CHF 6,601 million in the first half of 2000. Despite a slight reduction in headcount of 418 from 13,148 at 30 June 1999 to 12,730 at 30 June 2000, personnel expenses increased CHF 1,464 million, or 37.6%, to CHF 5,362 in the first half of 2000, due primarily to performance-related compensation tied directly to the strong results for the half. General and administrative expenses increased by CHF 165 million, or 15.4%, from the first half of 1999 to the first half of 2000, mainly driven by increased investments in e-commerce and technology.

Depreciation and amortization decreased CHF 63 million, or 16%, from CHF 393 million in the first half of 1999 to CHF 330 million in the first half of 2000, as the depreciation impact of 1998 merger-related IT and premises projects diminished.

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Year to 31 December 1999 Compared to Year to 31 December 1998. In October and November 1998, UBS's Board of Directors mandated and undertook a review of UBS's risk profile and risk management as well as UBS's control processes and procedures. The review placed particular emphasis on the Fixed Income business area, which had experienced losses on credit exposures in certain emerging market assets. Each of the business areas selected for review was assessed as to whether it supported the UBS and UBS Warburg franchises and, if so, whether the expected return as compared to the estimated risk justified a continuation of the business. Corporate and Institutional Clients used the review to define its core and non-core business areas, and decided to wind down over time the identified non-core businesses.

The businesses identified as non-core in late 1998 are:

     -  Lease Finance;

     -  Commodities Trading (energy, base metals, electricity);

     -  Non-structured Asset-Backed Finance;

     -  Distressed Debt Trading;

     - Global Trade Finance, with the exception of the Swiss corporate business;

     -  Conduit Finance;

     - Non-core loans -- loans and commitments that are not part of UBS's tradeable asset portfolio, that are not issued in conjunction with UBS's Leveraged Finance business or that are credit exposures UBS wishes to reduce; and

     -  Project Finance.

The identified non-core businesses are being wound down over time and will be disposed of as appropriate. While UBS considers all of its non-core businesses to be held for sale (including those listed above), none of these businesses constitutes a segment to be treated as a discontinued operation, as defined by U.S. GAAP. Businesses designated as non-core businesses remain consolidated for purposes of both IAS and U.S. GAAP unless and until such businesses are actually sold or otherwise disposed of. Most of UBS's international Global Trade Finance business was sold during the first quarter of 1999 and its Conduit Finance business was sold during the third quarter of 1999. UBS's non-core loan portfolio decreased approximately CHF 46 billion, or 54.1%, from approximately CHF 85 billion as of 31 December 1998 to CHF 39 billion as of 31 December 1999.

Negotiations for the sale of the Project Finance portfolio and residual Global Trade Finance positions were completed in December 1999 for proceeds approximating their carrying values. As a result, no material losses were realized. Certain aspects of UBS's Global Equities Derivatives portfolio previously identified at the time of the 1998 merger as inconsistent with UBS's risk profile were also designated as a non-core business during late 1998 in order to segregate this activity from the rest of its Equities business. UBS accrued CHF 154 million as a restructuring reserve for this portion of the portfolio.

In 1999, Corporate and Institutional Clients' operating income before credit loss expense from core businesses amounted to CHF 12,047 million and its operating income before credit loss expense from non-core businesses was CHF 682 million.

Operating income from Equities increased CHF 2,471 million, or 76%, from CHF 3,253 million in 1998 to CHF 5,724 million in 1999. This increase was primarily due to continued strong growth throughout 1999 compared to weaker results and losses in 1998 that did not recur. Equities performed well during the six months ended 30 June 1998, but experienced a more difficult trading environment in the second half of 1998 as a result of higher volatility levels in equity markets. In 1999, Equities

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performed strongly in all major markets. Continuing strong secondary cash and derivatives business with institutional and corporate clients contributed significantly to the positive results.

Operating income from Fixed Income increased CHF 2,731 million from CHF (267) million in 1998 to CHF 2,464 million in 1999. The improvement in Fixed Income largely reflected particularly strong performance in swaps and options and investment grade corporate debt products during 1999. Strong client flows drove both investor and issuer activities, resulting in increased revenues. Weaker than expected results in Fixed Income in 1998 were due primarily to significant losses in the Group's emerging market portfolio, which were largely attributable to Corporate and Institutional Clients and a write-down of CHF 790 million in the division's LTCM trading position.

Operating income from Corporate Finance increased CHF 389 million, or 23.4%, from CHF 1,665 million in 1998 to CHF 2,054 million in 1999. Strong performance in mergers and acquisitions, resulting in higher advisory fees, and contributions from UBS's Equity and Debt Capital Markets Groups were the primary drivers of the increase.

Operating income from Treasury Products decreased CHF 546 million, or 23.2%, from CHF 2,351 million in 1998 to CHF 1,805 million in 1999. Foreign exchange trading, while continuing to be profitable, was adversely affected by diminished volumes in key markets in 1999. The reduced levels of activity resulted from the introduction of the euro and narrowing margins from increased competition in the global markets. Corporate and Institutional Clients' precious metals business was adversely impacted by the dramatic volatility in the gold market in the fourth quarter of 1999.

Operating income from the non-core business as identified above increased CHF 778 million from CHF (96) million in 1998 to CHF 682 million in 1999. In 1998, Equities recognized losses of CHF 762 million from the Global Equity Derivatives portfolio as compared to 1999, during which this portfolio generated CHF 99 million in positive revenues. The losses recognized in 1998 were partially offset by CHF 498 million in revenues generated by Global Trade Finance. In addition, during 1999 the Global Trade Finance business was sold for a CHF 200 gain after generating approximately CHF 160 million in revenues in 1999.

Credit loss expense decreased CHF 170 million, or 34.0%, from CHF 500 million in 1998 to CHF 330 million in 1999. This reflected a decrease in expected credit losses due primarily to the continued wind-down of the non-core loan portfolio and the sale of the international Global Trade Finance business in mid-1999. See "--UBS Switzerland--Private and Corporate Clients" for a discussion of the impact of the transfer of UBS's Swiss Global Trade Finance business to Private and Corporate Clients. The non-core loan portfolio will continue to be wound-down.

Personnel, general and administrative expenses increased CHF 2,474 million, or 36.3%, from CHF 6,816 million in 1998 to CHF 9,290 million in 1999. Despite a reduction in headcount of 1,100, or 8%, from 13,794 at 31 December 1998 to 12,694 at 31 December 1999, personnel expenses increased CHF 2,528 million, or 58.3%, to CHF 6,861 in 1999, due primarily to performance-related compensation tied directly to the strong divisional results for the year. In addition, in 1998, CHF 1,007 million of accrued payments to personnel was charged against the restructuring reserve. At the end of 1997, UBS foresaw the probability of a shortfall in profit in its investment banking business as a result of the merger. In order to protect its investment banking franchise, UBS realized it would probably need to make payments to personnel in excess of amounts determined by normal compensation methodologies. An amount of approximately CHF 1 billion was recorded as part of the merger-related restructuring reserve for this purpose. By the third quarter of 1998, this shortfall had materialized, and the CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve as planned. The shortfall in profits noted above was aggravated by losses associated with LTCM and the Global Equity Derivatives portfolio. After adjusting 1998 for the

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amount charged to the restructuring reserve, personnel expenses in 1999 increased 28.5% against the comparative prior period.

General and administrative expenses remained relatively flat from 1998 to 1999.

Depreciation and amortization increased CHF 71 million, or 10.3%, from CHF 692 million in 1998 to CHF 763 million in 1999, primarily reflecting accelerated amortization of the goodwill on a Latin American subsidiary.

UBS Capital. The following table sets forth the results of UBS Capital for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                               FOR THE           FOR THE
                                                      SIX MONTHS ENDED        YEAR ENDED
                                                               30 JUNE    31 DECEMBER(1)
                                                      2000     1999(1)    1999      1998
                                                              (CHF in millions)
----------------------------------------------------------------------------------------
OPERATING INCOME....................................  151        120      315       585
OPERATING EXPENSES:
Personnel, general and administrative...............   76         60      151       156
Depreciation and amortization.......................    4          3        7         1
                                                      ---        ---      ---       ---
Operating expenses..................................   80         63      158       157
                                                      ---        ---      ---       ---
Operating profit before tax.........................   71         57      157       428
                                                      ===        ===      ===       ===

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income increased CHF 31 million, or 25.8% from CHF 120 million in the first half of 1999 to CHF 151 million in the first half of 2000. This reflects an increase in realized gains resulting from an increased number of sales of investments in the first half of 2000 as compared to 1999, partially offset by write-downs of the value of some under-performing companies in the portfolio.

Personnel, general and administrative expenses increased by CHF 16 million, or 26.7%, from CHF 60 million in the first half of 1999 to CHF 76 million in the first half of 2000. This was mainly driven by bonus expenses. Bonuses are accrued when an investment is successfully exited, so personnel expenses increase when divestments occur.

UBS Capital made approximately CHF 0.8 billion of new investments and add-ons between 31 December 1999 and 30 June 2000, compared to CHF 0.6 billion in the equivalent period in 1999. UBS Capital is gradually increasing its annual investment rate, as demonstrated by the higher investment rate in the first half of 2000 as compared to the first half of 1999. UBS Capital has a target portfolio book value of approximately CHF 5 billion from its own investments and CHF 5 billion from third-party funds.

Year to 31 December 1999 Compared to Year to 31 December 1998. Operating income decreased CHF 270 million, or 46.2%, from CHF 585 million in 1998 to CHF 315 million in 1999. This reflects a decrease in realized gains resulting from a reduced number of sales of investments in 1999 as compared to 1998. In 1999, operating income included CHF 13 million of management fees paid by funds that UBS manages and sponsors.

Personnel, general and administrative expenses decreased slightly by CHF 5 million, or 3.2%, from CHF 156 million in 1998 to CHF 151 million 1999. These expenses remained stable despite the business unit's expansion into new regions and sectors, the recruitment of new professionals, the high level of investment activity during 1999 and the associated investment costs. As part of the

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UBS
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restructuring related to the 1998 merger, one team from UBS Capital moved to another business unit effective 1 January 1999. This resulted in a lower headcount during most of 1999 when compared to 1998, and therefore personnel costs decreased 13.2% from CHF 121 million in 1998 to CHF 105 million in 1999. General and administrative expenses increased CHF 11 million, or 31.4%, to CHF 46 million in 1999 mainly due to deal-related expenses.

UBS Capital made approximately CHF 1.4 billion of new investments and add-ons during 1999.

Private Clients. The following table sets forth the results of Private Clients for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                                  FOR THE
                                                                SIX MONTHS          FOR THE
                                                                   ENDED           YEAR ENDED
                                                                  30 JUNE        31 DECEMBER(1)
                                                              2000    1999(1)    1999     1998
                                                                      (CHF in millions)
-----------------------------------------------------------------------------------------------
OPERATING INCOME............................................   133       93       194      190
OPERATING EXPENSES:
Personnel, general and administrative.......................   365      216       481      294
Depreciation and amortization...............................    14       18        40       29
                                                              ----     ----      ----     ----
  Operating expenses........................................   379      234       521      323
                                                              ----     ----      ----     ----
     Operating loss before tax..............................  (246)    (141)     (327)    (133)
                                                              ====     ====      ====     ====
(at period end)
Assets under management (CHF in billions)...................    37       29        36       27

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 compared to Half Year to 30 June 1999. Operating income increased CHF 40 million, or 43%, from CHF 93 million in the first half of 1999 to CHF 133 million in the first half of 2000. Revenues have increased as assets under management have grown and a wider range of products and services has been offered to clients. With the exception of its business activities in Germany and Australia, UBS Warburg's Private Clients business is in the relatively early stages of development and its client relationships have not yet delivered their full revenue potential. Private Clients opened new offices in Rome, Madrid, Barcelona and Marbella in January 1999 and in Stuttgart and Paris in June 1999.

Assets under management increased by CHF 8 billion, or 27.6%, from 30 June 1999 to 30 June 2000, driven primarily by market performance.

Operating expenses increased 62%, or CHF 145 million, from CHF 234 million in the first half of 1999 to CHF 379 million in the first half of 2000, mainly due to the expansion of Private Clients' offices during the year. This included a restructuring charge of CHF 93 million taken as a result of scaling back operations in certain markets, subsequent to integration of Private Clients into UBS Warburg in February 2000. CHF 60 million of the charge relates to personnel costs, the remainder to general and administrative expenses.

Personnel, general and administrative expenses increased CHF 149 million, or 69.0%, from CHF 216 million in the first half of 1999 to CHF 365 million in the first half of 2000. Personnel costs increased 86.6%, or CHF 116 million, to CHF 250 million in the first half of 2000, versus the first half of 1999, including the restructuring charge of CHF 60 million as explained above. Excluding this restructuring charge, personnel expenses increased 41.8% in line with increases in headcount, and bonus accruals increased in line with improved revenue performance. General and administrative

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expenses increased CHF 33 million, or 40%, from the first half of 1999 to the first half of 2000, due to the restructuring provision explained above. Excluding this provision, general and administrative expenses were unchanged, reflecting continued close management of non-personnel costs in the context of a growing business.

Year to 31 December 1999 Compared to Year to 31 December 1998. Results for the year ended 31 December 1998 are driven by a business consisting primarily of the private banking operations of Schroder Munchmeyer Hengst, a German private bank acquired by the former Union Bank of Switzerland in August 1997, domestic private banking activities in Australia, and limited onshore private banking activities conducted in the United States and Italy, established by the former Union Bank of Switzerland.

Operating income increased CHF 4 million, or 2%, from CHF 190 million in 1998 to CHF 194 million in 1999.

Assets under management increased during 1999 by CHF 9 billion, or 33%.

Operating expenses increased 61%, or CHF 198 million, to CHF 521 million in 1999, as a result of expansion in front-line and support staff, office locations, and infrastructure related investments.

Personnel, general and administrative expenses increased CHF 187 million, or 64%, from CHF 294 million in 1998 to CHF 481 million in 1999. Personnel costs increased 57%, or CHF 107 million, to CHF 294 million in 1999 due to an increase in headcount of 664, or 92%, from 722 at 31 December 1998 to 1,386 at 31 December 1999. General and administrative expenses increased CHF 80 million, or 75%, from 1998 to CHF 187 million in 1999, due to increases in information technology, property and other infrastructure costs to support the new offices and increased headcount.

e-services. UBS Group established the e-services project in the third quarter of 1999.

The following table sets forth the results of e-services for the half year ended 30 June 2000 and the year ended 31 December 1999.

                                                                    FOR THE          FOR THE
                                                                 SIX MONTHS       YEAR ENDED
                                                              ENDED 30 JUNE      31 DECEMBER
                                                                       2000          1999(1)
                                                                    (CHF in millions)
--------------------------------------------------------------------------------------------
OPERATING INCOME............................................              0                0
OPERATING EXPENSES:
Personnel, general and administrative.......................            144               36
Depreciation and amortization...............................             14                3
                                                              -------------      -----------
  Operating expenses........................................            158               39
                                                              -------------      -----------
     Operating loss before tax..............................           (158)             (39)
                                                              =============      ===========

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

e-services has yet to be launched to the public. Accordingly, there have been no revenues.

Operating expenses were CHF 158 million in the first half of 2000, mainly related to the hiring of front-line staff as well as infrastructure-related investments in core technologies. Personnel, general and administrative expenses were CHF 144 million in the first half of 2000 and CHF 36 million in 1999,

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of which CHF 84 million and CHF 18 million were personnel costs. These expenses are primarily related to

-  the hiring of the management team across a broad range of functions,

- the establishment of the operations infrastructure, including new call centers in Maastricht and Edinburgh,

-  the installation and testing of systems platforms, and

-  the testing of the marketing concept.

Corporate Center. The following table sets forth the results of Corporate Center for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                                FOR THE                FOR THE
                                                       SIX MONTHS ENDED             YEAR ENDED
                                                                30 JUNE         31 DECEMBER(1)
                                                       2000        1999       1999        1998
                                                                 (CHF in millions)
----------------------------------------------------------------------------------------------
OPERATING INCOME:
Operating income before credit loss expense.........    33       1,587       2,010         191
Credit loss expense.................................  (621)        (96)       (448)       (745)
                                                      ----       -----       -----      ------
  Operating income..................................   654       1,683       2,458         936
                                                      ----       -----       -----      ------
OPERATING EXPENSES:
Personnel general and administrative expenses.......   668         182         931       1,868
Depreciation and amortization.......................   158         146         416         215
                                                      ----       -----       -----      ------
  Operating expenses................................   826         328       1,347       2,083
                                                      ----       -----       -----      ------
     Operating profit (loss) before tax.............  (172)      1,355       1,111      (1,147)
                                                      ====       =====       =====      ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income before credit loss expense decreased CHF 1,554 million from CHF 1,587 million in the first half of 1999 to CHF 33 million in the first half of 2000, primarily due to one-time gains on the divestitures of the stake in Swiss Life/Rentenanstalt of CHF 1,490 million and of Julius Baer registered shares of CHF 110 million included in the first half of 1999. Operating income before credit loss expense included CHF 214 million in the first half of 2000, due to the consolidation of Klinik Hirslanden AG. Other gains and losses attributable to Corporate Center arise from funding, capital and balance sheet management, the management of corporate real estate and the management of foreign currency earnings activities undertaken by Group Treasury.

Credit loss expense in Corporate Center reconciles the difference between management accounting and financial accounting, that is between the adjusted expected losses charged to the divisions and the actual credit loss expense recognized in the Group financial accounts. The Swiss economy has been strong in the first half of 2000 and has led to lower than expected credit losses, and a write back of credit loss provisions of CHF 208 million, resulting in a credit of CHF 621 million in this line.

Personnel, general and administrative expenses increased CHF 486 million, or 267%, from CHF 182 million in the first half of 1999 to CHF 668 million in the first half of 2000.

Personnel costs increased CHF 208 million, or 254%, in the first half of 2000 from CHF 82 million in the first half of 1999 to CHF 290 in the first half of 2000. This increase is largely attributable to the first-time consolidation of Klinik Hirslanden AG beginning in the second half of 1999.

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General and administrative expenses increased 278%, or CHF 278 million, to CHF 378 million in the first half of 2000 from CHF 100 million in the first half of 1999, primarily as a result of the following items, which were included in general and administrative expenses for the first half of 2000:

- an additional charge of CHF 200 million for the U.S. global settlement of Holocaust-related claims; and

- expenses of Klinik Hirslanden AG as a result of the consolidation of this entity in the first half of 2000, but not in the first half of 1999.

Depreciation and amortization increased CHF 12 million, or 8.2%, from CHF 146 million in the first half of 1999 to CHF 158 million in 1999, principally reflecting the inclusion of Klinik Hirslanden AG in the first half of 2000. The remaining portion of depreciation and amortization includes depreciation of workstations and information technology equipment, goodwill and other intangible assets as well as depreciation of other fixed assets.

Year to 31 December 1999 Compared to Year to 31 December 1998. Operating income before credit loss expense increased CHF 1,819 million, or 952%, from CHF 191 million in 1998 to CHF 2,010 million in 1999, primarily due to the following:

- gains on the divestments of Swiss Life/Rentenanstalt of CHF 1,490 million and of UBS's interest in Julius Baer registered shares of CHF 110 million included in 1999;

- approximately CHF 380 million due to the first time consolidation of Klinik Hirslanden AG included in 1999; and

- negative impact on 1998 operating income due to the loss of CHF 370 million from LTCM.

In addition, revenues attributable to Corporate Center arise from the funding, capital and balance sheet management, and the management of foreign currency earnings activities undertaken by Group Treasury.

Personnel, general and administrative expenses decreased CHF 937 million, or 50.2%, from CHF 1,868 million in 1998 to CHF 931 million in 1999.

Personnel costs decreased 56.6% to CHF 92 million in 1999 from CHF 212 million in 1998 primarily as a result of the recognition in 1999 of pre-paid employer pension contributions of CHF 456 million. This represents the difference between previously recorded and actuarially determined pension expenses and was recognized in 1999 after the resolution of certain legal and regulatory issues. Excluding the recognition of this benefit, personnel expenses increased from 1998 to 1999 despite a slight decrease in headcount from 921 in 1998 to 862 in 1999. This increase year-on-year is largely attributable to the first-time consolidation of Klinik Hirslanden AG in 1999.

General and administrative expenses decreased CHF 817 million, or 50.7%, to CHF 839 million in 1999 from CHF 1,656 million in 1998, primarily as a result of a charge for the U.S. global settlement of Holocaust-related claims of CHF 842 million in 1998. In addition, the following items were included in general and administrative expenses for 1999:

- an additional charge of CHF 154 million related to the settlement of Holocaust-related claims in the United States;

- an additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger; and

- expenses of Klinik Hirslanden AG as a result of the first-time consolidation of this entity in 1999.

In addition, total operating expenses in Corporate Center were reduced from 1998 to 1999 mainly due to a further refinement of service level agreements with the business groups.

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Depreciation and amortization increased CHF 201 million, or 93.5%, from CHF 215 million in 1998 to CHF 416 million in 1999, principally as a result of a reclassification of certain items which appeared in general and administrative expenses in 1998.

Divisional Results for Year Ended 31 December 1998 Compared to Year Ended 31 December 1997

Results for the year ended 31 December 1998 compared to year ended 31 December 1997 are shown in terms of the old divisional structure which existed at that time, and without taking account of the accounting changes implemented during 2000.

The principal differences from the current structure were that the UBS Asset Management Investment Funds business unit and the UBS Warburg Private Clients business unit were part of the Private Banking Division, and their results are included within that division. In addition, UBS Warburg's UBS Capital business unit was an autonomous division, and UBS Warburg itself consisted only of what is now the UBS Warburg Corporate and Institutional Clients business unit. The e-services business did not exist in 1998 or 1997.

Private and Corporate Clients. The following table sets forth the results of Private and Corporate Clients for the years ended 31 December 1998 and 1997.

                                                                AS OF YEAR ENDED
                                                                     31 DECEMBER
                                                                 1998    1997(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME:
  Individual clients........................................    4,785
  Corporate clients.........................................    1,728
  Operations................................................      448
  Other.....................................................       64
                                                              -------
          Total operating income............................    7,025      7,005
  Credit loss expense.......................................    1,170      1,092
                                                              -------    -------
          Operating income..................................    5,855      5,913
                                                              -------    -------
OPERATING EXPENSES:
  Personnel, general and administrative expenses............    4,263      4,497
  Depreciation and amortization.............................      684        660
                                                              -------    -------
     Operating expenses.....................................    4,947      5,157
                                                              -------    -------
          Operating profit before tax.......................      908        756
                                                              =======    =======
(at year end)
Assets under management (CHF in billions)...................      434        398
Total loans.................................................  164,840        N/A(2)
                                                              -------    -------

---------------
(1) Prior to the 1998 merger, the businesses were reported under different management reporting structures. A breakdown of 1997 operating income in accordance with UBS's current management reporting structure is, therefore, not possible.

(2)  Total loans are not available for dates prior to the 1998 merger.

Total operating income before credit loss expense increased slightly from CHF 7,005 million in 1997 to CHF 7,025 million in 1998. Included in operating income in 1997 was a CHF 97 million pre-tax gain on the sale of Bank Aufina AG. Included in operating income in 1998 were total gains from the sales of Boss Lab SA, a technology company, and Bank Prokredit AG, a leasing and consumer credit company, of CHF 50 million. The small increase in operating income before credit loss expense from

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1997 to 1998 excluding the gains from the divestitures was primarily attributable to improved margins resulting from risk-adjusted pricing.

Private and Corporate Clients' credit loss expenses increased CHF 78 million, or 7.1%, from CHF 1,092 million in 1997 to CHF 1,170 million in 1998, reflecting increased loss expectations.

Personnel, general and administrative expense decreased CHF 234 million, or 5.2%, from CHF 4,497 million in 1997 to CHF 4,263 million in 1998. This decrease primarily reflected reduced costs due to a reduction in headcount from 25,641 in 1997 to 24,043 in 1998 resulting from the sales of Boss Lab SA and Bank Prokredit AG and additional reductions from the closing of redundant branches.

Private Banking. The following table sets forth the results of Private Banking for the years ended 31 December 1998 and 1997.

                                                                         FOR THE
                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                               1998       1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME:
  Operating income before credit loss expense...............   7,223      6,215
  Credit loss expense.......................................      26         59
                                                               -----      -----
          Operating income..................................   7,197      6,156
                                                               =====      =====
OPERATING EXPENSES:
  Personnel, general and administrative expenses............   2,735      2,869
  Depreciation and amortization.............................     126        122
                                                               -----      -----
          Operating expenses................................   2,861      2,991
                                                               =====      =====
Operating profit before tax (at period end).................   4,336      3,165
                                                               =====      =====
ASSETS UNDER MANAGEMENT (CHF IN BILLIONS):
  Advisory..................................................     458        470
  Discretionary.............................................     149        140
                                                               -----      -----
          Total.............................................     607        610
                                                               =====      =====

Operating income increased CHF 1,041 million, or 16.9%, from CHF 6,156 million in 1997 to CHF 7,197 million in 1998. This increase primarily reflected non-recurring gains of CHF 1,058 million realized on the sales of BSI and Adler. Excluding these gains from 1998 operating income, operating income decreased marginally from 1997 to 1998. The decrease primarily reflected adverse market conditions in the second half of 1998. Despite this difficult environment and the occurrence of the 1998 merger on 29 June 1998, Private Banking was able to maintain relatively stable performance, with assets under management decreasing only slightly from CHF 610 billion at 31 December 1997 to CHF 607 billion at 31 December 1998.

Personnel, general and administrative expenses decreased CHF 134 million, or 4.7%, from CHF 2,869 million in 1997 to CHF 2,735 million in 1998. Headcount decreased 2.9% from 7,862 at 31 December 1997 to 7,634 at 31 December 1998. Headcount in Switzerland, along with related personnel costs, decreased primarily from the sales of BSI and Adler. This decrease was partially offset by an increase in headcount outside of Switzerland due to the development of UBS's private banking business outside of Switzerland.

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Depreciation and amortization increased slightly, from CHF 122 million in 1997 to CHF 126 million in 1998.

UBS Asset Management. The following table sets forth the results of UBS Asset Management for the years ended 31 December 1998 and 1997:

                                                                   FOR THE
                                                                  YEAR ENDED
                                                                 31 DECEMBER
                                                               1998        1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME............................................  1,163       1,040
OPERATING EXPENSES:
  Personnel, general and administrative expense.............    608         542
  Depreciation and amortization.............................    107          95
                                                              -----       -----
     Operating expenses.....................................    715         637
                                                              -----       -----
          Operating profit before tax.......................    448         403
                                                              =====       =====
(at period end):
ASSETS UNDER MANAGEMENT (CHF IN BILLIONS):
  Institutional.............................................    360         373
  Non-institutional.........................................    171         131
                                                              -----       -----
          Total.............................................    531         504
                                                              =====       =====

Operating income increased CHF 123 million, or 11.8%, from CHF 1,040 million in 1997 to CHF 1,163 million in 1998, reflecting growth in assets under management from UBS Asset Management's acquisition in Japan and positive market performance. Non-institutional assets under management, including assets from Private Banking, increased CHF 40 billion, or 30.5%, from 1997 to 1998. These positive developments were partially offset by a decline in the U.K. business's operating income and assets under management due to short-term performance issues and a very competitive U.K. marketplace.

Personnel, general and administrative expenses increased CHF 66 million, or 12.2%, from CHF 542 million in 1997 to CHF 608 million in 1998. This increase reflects the expansion in Europe and the acquisition of Long-Term Credit Bank of Japan's asset management business during 1998. Principally as a result of these expansions, headcount increased 9.8% from 1,364 at 31 December 1997 to 1,497 at 31 December 1998.

Depreciation and amortization increased CHF 12 million, or 12.6%, from CHF 95 million in 1997 to CHF 107 million in 1998. This increase reflects an increase in goodwill amortization due to additional goodwill recorded in 1998 upon the payment of the remaining obligation to the previous owners of Brinson Partners.

  UBS Warburg, The following table sets forth the results of UBS Warburg for the years ended 31 December 1998 and 1997:

                                                                     31 DECEMBER
                                                               1998      1997(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME:
  Equities..................................................   3,334
  Fixed income..............................................    (267)
  Corporate Finance.........................................   1,665

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                                                                     31 DECEMBER
                                                               1998      1997(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
  Treasury Products.........................................   2,351
  Non-core Business.........................................     (96)
                                                              ------
          Total operating income before credit loss
             expense........................................   6,987     10,888
  Credit loss expense.......................................     500        300
                                                              ------     ------
          Operating income..................................   6,487     10,588
                                                              ------     ------
OPERATING EXPENSES:
  Personnel, general and administrative.....................   6,816      8,641
  Depreciation and amortization.............................     692        668
                                                              ------     ------
          Operating expenses................................   7,508      9,309
                                                              ------     ------
            Operating profit (loss) before restructuring
                costs and tax...............................  (1,021)     1,279
                                                              ======     ======

------------
(1) Prior to the 1998 merger, these businesses were reported under different management reporting structures. A breakdown of 1997 operating income in accordance with UBS's current management reporting structure in effect for 1998 was, therefore, not possible.

Total operating income before credit loss expense decreased CHF 3,901 million, or 35.8%, from CHF 10,888 million in 1997 to CHF 6,987 million in 1998, with decreases recognized across all business areas. Equities experienced a difficult trading environment in the second half of 1998 in addition to recognizing net losses on the Global Equity Derivatives portfolio of CHF 762 million, although this was offset somewhat by high commission levels and income from new issues. Fixed Income's operating income decreased from 1997 to 1998 due to the writedown in 1998 of UBS's holdings in LTCM by CHF 790 million and CHF 725 million in emerging markets. This emerging markets loss consisted of CHF 455 million in losses in Russia, CHF 215 million in Latin America and CHF 55 million in Asia and other Eastern European countries. These losses were somewhat offset by strong primary and secondary bond activity.

Corporate Finance exceeded expectations in 1998 resulting from strong mergers and acquisitions activity and improved results from equity and equity-linked issues. In 1997 and 1998, Treasury Products performed well in cash and collateral trading, as well as in foreign exchange.

Credit loss expense increased CHF 200 million, or 66.7%, from CHF 300 million in 1997 to CHF 500 million in 1998. This increase resulted from increased exposures from the start-up of the leveraged finance business in early 1998 and an increase in over-the-counter derivatives exposures due primarily to counterparty and country rating downgrades resulting from the Asian and Russian crises.

Personnel, general and administrative expenses decreased CHF 1,825 million, or 21.1%, from CHF 8,641 million in 1997 to CHF 6,816 million in 1998. This primarily reflected a reduction in personnel related costs resulting from a reduction in headcount by 25.9% from 18,620 at 31 December 1997 to 13,794 at 31 December 1998 as a result of the merger. Merger integration for UBS Warburg in connection with the 1998 merger was substantially completed during 1998. As discussed above, CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve in 1998. Adjusting 1998 for this amount, personnel expenses decreased from 1997 by 6.4%.

Depreciation and amortization increased CHF 24 million, or 3.6%, from CHF 668 million in 1997 to CHF 692 million in 1998. This reflected increased goodwill amortization in 1998 due to the acquisition of Dillon Read & Co., Inc. in September 1997 and the accelerated amortization of

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goodwill on Russian and Brazilian subsidiaries of CHF 35 million due to weak market conditions in these countries in 1998.

UBS Capital. The following table sets forth the results of UBS Capital for the years ended 31 December 1998 and 1997:

                                                                     31 DECEMBER
                                                               1998       1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME............................................     585        492
                                                               -----      -----
OPERATING EXPENSES:
  Personnel, general and administrative expense.............     156        110
  Depreciation and amortization.............................       1          1
                                                               -----      -----
     Operating expenses.....................................     157        111
                                                               -----      -----
       Operating profit before tax..........................     428        381
                                                               =====      =====
(at period end)
Investments (at book value).................................   1,748      1,080

Operating income increased CHF 93 million, or 18.9%, from CHF 492 million in 1997 to CHF 585 million in 1998, reflecting generally favorable conditions in Western markets allowing for the disposals of investments in Switzerland, the United States, and the Benelux and Nordic region. UBS Capital's portfolio in 1998 was, and it continued to be during 1999, primarily focused on the United States and Western Europe with minor exposure to Latin America and Asia. Therefore, the emerging markets crises which took place during 1998 had little impact on the division's performance.

Personnel, general and administrative expenses increased CHF 46 million, or 41.8%, from CHF 110 million in 1997 to CHF 156 million in 1998. Higher performance-related compensation in 1998 than in 1997 primarily resulted from the stronger performance in 1998. Staff losses due to the merger were minimal.

UBS Capital made investments totaling approximately CHF 800 million during 1998 compared to approximately CHF 600 million during 1997, further demonstrating steady growth in its investment rate.

Corporate Center. The following table sets forth the results of Corporate Center for the years ended 31 December 1998 and 1997.

                                                                      31 DECEMBER
                                                                1998        1997
                                                               (CHF in millions)
---------------------------------------------------------------------------------
OPERATING INCOME:
  Operating income before credit loss expense...............      296        518
                                                               ------       ----
  Credit loss expense.......................................     (745)      (173)
                                                               ------       ----
     Operating income.......................................    1,041        691
                                                               ------       ----
OPERATING EXPENSES:
  Personnel, general and administrative expenses............    1,855        215
  Depreciation and amortization.............................      215        216
                                                               ------       ----
     Operating expenses.....................................    2,070        431
                                                               ------       ----
       Operating profit (loss) before restructuring costs
          and tax...........................................   (1,029)       260
                                                               ======       ====

Operating income before credit loss expense from Corporate Center activities decreased CHF 222 million, or 42.9%, from CHF 518 million in 1997 to CHF 296 million in 1998, reflecting a CHF 370

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million charge resulting from the write-down in 1998 of UBS's investment in LTCM. In addition, revenues attributable to Corporate Center arise from the funding, capital and balance sheet management, and the management of foreign currency earnings activities undertaken by Group Treasury.

Personnel, general and administrative expenses increased CHF 1,640 million, or 763%, from CHF 215 million in 1997 to CHF 1,855 million in 1998, primarily resulting from a CHF 842 million provision taken in 1998, for the settlement in the United States of the Holocaust-related litigation, additional provisions for litigation and adjustments to the pricing of interdivisional allocations on the basis of service level agreements.

Depreciation and amortization decreased CHF 1 million, or 0.5%, from CHF 216 million in 1997 to CHF 215 million in 1998. This represented the charge for depreciation on goodwill and intangibles, information technology infrastructure, real estate and other fixed assets.

UBS Financial Targets

UBS focuses on four key financial targets. These targets are to achieve:

- A pre-goodwill return on equity, or "RoE," averaging between 15% and 20%, across periods of varying market conditions.

- Double-digit average annual growth in pre-goodwill earnings per share, across periods of varying market conditions.

- Focus and downward pressure on UBS's cost/income ratio.

- Strong growth in net new money in UBS's private client businesses.

Adjusted for the final provision of CHF 200 million relating to the U.S. global settlement, UBS's annualized pre-goodwill return on equity for the first six months of 2000 was 31.9%. Pre-goodwill earnings per share grew 98% over the first six months of 1999, adjusted for divestments and one-off provisions, reaching UBS's target of double-digit growth. UBS's cost/income ratio is well below that of the first half of 1999. After a positive start to the year, net new money in the private client businesses was slightly negative in the second quarter of 2000, against a more muted market background for asset growth than the first quarter.

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UBS's performance against its performance targets for the six months ended 30 June 2000 and the year ended 31 December 1999 are as follows:

                        UBS PERFORMANCE AGAINST TARGETS

                                                                    FOR THE             FOR THE
                                                           SIX MONTHS ENDED          YEAR ENDED
                                                               30 JUNE 2000    31 DECEMBER 1999
-----------------------------------------------------------------------------------------------
ROE (%, ANNUALIZED)
As reported..............................................              29.5                22.4
Before goodwill amortization and adjusted for significant
  financial events (1, 2)................................              31.9                18.2
BASIC EPS (CHF) (3)
As reported..............................................             10.91               15.20
Before goodwill amortization and adjusted for significant
  financial events (1,2).................................             12.01               12.37
COST/INCOME RATIO (%)
As reported..............................................              70.4                69.9
Before goodwill amortization and adjusted for significant
  financial events (1,2).................................              67.8                73.3
NET NEW MONEY FOR PRIVATE CLIENT BUSINESSES (4)..........                 4                   5

------------
(1) The amortization of goodwill and other purchased intangible assets are excluded from the calculation.

(2) Significant financial events are excluded from the calculation. In 1999, these events included the disposal of the registered shares of Julius Baer, the sale of UBS's 25% stake in Swiss Life/Rentenanstalt, the sale of UBS's international Global Trade Finance business, and the pre-tax gains on Long Term Capital Management, L.P., the one-time credit recognized during the fourth quarter of 1999 in connection with excess pension fund employer prepayments, the additional provisions recognized in 1999 in connection with the U.S. global settlement and the utilization of the restructuring provision relating to the 1998 merger. In the first six months of 2000, these events included the further provision recognized in relation to the U.S. global settlement.

(3) The 1999 figures are restated for the two-for-one stock split relating to the UBS ordinary shares, which became effective on 8 May 2000.

(4) For this purpose, Private Client Businesses consist of the UBS Warburg Private Clients business unit and the UBS Switzerland Private Banking business unit. Excludes interest and dividend income.

THERE CAN BE NO ASSURANCE THAT UBS WILL BE ABLE TO ACHIEVE ITS FINANCIAL TARGETS, AND THESE TARGETS ARE SUBJECT TO CHANGE AT THE DISCRETION OF UBS'S MANAGEMENT. A VARIETY OF FACTORS COULD PREVENT UBS FROM ACHIEVING THESE TARGETS, INCLUDING THE FACTORS REFERRED TO UNDER "CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION."

Liquidity and Capital Resources

Group liquidity and capital management is undertaken at UBS by Group Treasury as an integral asset and liability management function. For a detailed discussion of UBS's asset and liability management, see "--Asset and Liability Management" and for a detailed discussion of UBS's liquidity risk management, see "--Asset and Liability Management--Liquidity and Funding Management."

Consolidated Cash Flows. In the half year to 30 June 2000, cash equivalents decreased CHF 13,788 million, principally as a result of operating activities. UBS's net profit of CHF 4,268 million was more than offset by a high net cash outflow for repurchase and reverse repurchase agreements, cash collateral on securities borrowed and lent and for investments in trading positions. Negative cash flow of CHF 2,293 million from investing activities was principally due to the purchase of financial investments. Net cash inflow from financing activities of CHF 14,507 million was principally generated

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by the issuance of CHF 20,754 million in money market paper and CHF 7,452 million in long-term debt, offset by the repayment of CHF 10,794 million of long-term debt, dividend payments of CHF 2,164 million and treasury share transactions.

UBS generated significant positive cash flow during the year ended 31 December 1999 resulting in a net increase in cash equivalents of CHF 18,599 million. Operating activities provided a net cash flow of CHF 3,338 million during the year ended 31 December 1999. The strong positive results and reduction in UBS's customers' loan exposures at UBS Warburg during the year, offset in part by a net cash outflow from trading-related balances, generated the net positive cash flow from operating activities. Net cash from investing activities included cash outflows due to the purchase of property and equipment and investments in subsidiaries and associates, which were more than offset by positive cash flows generated from the sale of subsidiaries and associates, property and equipment and financial investments. The net cash inflow from financing activities was principally due to the issuance of CHF 13,128 million in money market paper and CHF 12,661 million in long-term debt which was partially offset by the payment of dividends, treasury share transactions, the repayment of CHF 7,801 million in long-term debt and minority interests.

During the year ended 31 December 1998, UBS's net cash outflows from operating and financing activities more than offset its net cash inflow from investing activities resulting in a decrease in UBS's cash equivalents of CHF 8,675 million. The main contributor to the net decrease in cash equivalents was the negative cash flow from financing activities of CHF 12,335 million. This negative cash flow was primarily due to the repayment of long-term debt, the reduction in money market paper outstanding, the payment of dividends and treasury share transactions, partially offset by the issuance of long-term debt. Positive net cash flow from investing activities resulted primarily from the sale and maturity of financial investments.

During the year ended 31 December 1997, UBS's net cash outflows of CHF 35,895 million from operating and investing activities more than offset UBS's net cash inflow from financing activities of CHF 29,015 million resulting in a decrease in cash equivalents of CHF 7,451 million. UBS's operating activities generated negative net cash flow principally due to a net increase in its trading related balances which was only partially offset by strong operating results before the restructuring reserve. Investing activities generated a net cash outflow of CHF 1,671 million during the period primarily due to the purchase of property and equipment and financial investments. Net cash inflow from financing activities resulted principally from the issuance of long-term debt and money market paper.

Capital Resources. Capital management is undertaken at UBS by Group Treasury as an integral asset and liability management function. UBS does not have any material commitments for capital expenditures as of 30 June 2000. UBS's overall capital needs are continually reviewed to ensure that its capital base can appropriately support the anticipated needs of the divisions as well as the regulatory capital requirements. See "--Asset and Liability Management."

The Bank for International Settlements, or "BIS," is an international organization fostering the cooperation of central banks and international financial institutions. Among other activities, it provides guideline formulas for evaluating capital adequacy.

As the following table shows, UBS's BIS Tier 1 Ratio increased from 9.3% at 31 December 1998 to 10.6% at 31 December 1999 primarily resulting from a significant increase in retained earnings coupled with a reduction in risk weighted assets. The decrease in risk weighted assets is principally a result of reduced positive replacement values, off balance sheet contingent liabilities and the reduction in the size of the international loan book.

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UBS's BIS Tier 1 Ratio has continued to increase, from 10.6% at 31 December 1999 to 12.1% at 30 June 2000. The effect of UBS's share buy back program was more than offset by a significant increase in UBS's the retained earnings as well as a further reduction in risk weighted assets.

                                                       PRO
                                                  FORMA(1)
                                                   30 JUNE         30 JUNE           31 DECEMBER
                                                      2000            2000       1999       1998
                                                       (CHF in millions except ratios)
------------------------------------------------------------------------------------------------
BIS Tier 1 Capital..........................     24,982          31,904        28,952     28,220
BIS Tier 1 and Tier 2 Capital...............     35,921          42,173        39,682     40,306

BIS Tier 1 Capital Ratio....................       8.51%           12.1%         10.6%       9.3%
BIS Tier 1 and Tier 2 Capital Ratio.........      12.24%           15.9%         14.5%      13.2%

Balance sheet risk-weighted assets..........    239,359         210,538       214,011    237,042
Off balance sheet and other positions.......     41,718          41,718        48,282     50,659
Market risk positions.......................     12,450          12,450        10,813     16,018
                                                -------         -------       -------    -------
Total BIS risk-weighted assets..............    293,527         264,706       273,106    303,719
                                                =======         =======       =======    =======

------------
(1) Gives effect to the combined pro forma financial position of UBS and PaineWebber.

The ratios measure capital adequacy by comparing UBS's eligible capital with the risk-weighted asset positions, which include balance sheet assets, the net positions in securities not held in the trading portfolio, off-balance sheet transactions converted into their credit equivalents and market risk positions at a weighted amount to reflect their relative risk. See Note 33c in UBS's consolidated financial statements for additional information on capital adequacy.

The calculation of capital requirements applicable to UBS under the Swiss Federal Banking Commission's regulations differs in certain respects from the calculation under the BIS guidelines. Most importantly:

- where the BIS currently does not apply risk weightings above 100% to any asset category, the Swiss Federal Banking Commission applies risk weightings of greater than 100% to certain kinds of assets (for example, real estate, bank premises, other fixed assets, equity securities and unconsolidated participations); and

- where the BIS guidelines apply a 20% risk weighting to obligations of OECD banks, the Swiss Federal Banking Commission's regulations apply risk weightings of 25% to 75% (depending upon maturities) to obligations of OECD banks.

As a result of these differences, UBS's risk-adjusted assets are higher, and its ratios of total capital and Tier 1 capital are lower, when calculated pursuant to the Swiss Federal Banking Commission's regulations as compared to the BIS guidelines. However, since the BIS and Swiss Federal Banking Commission first implemented their risk-based capital guidelines and regulations in 1987, UBS and its predecessor banks have always had total capital and Tier 1 capital in excess of the minimum requirements of both the BIS and the Swiss Federal Banking Commission. For the years ended 31 December 1998 and 31 December 1999 and the six-months ended 30 June 2000, UBS has maintained significant levels of total capital and Tier 1 capital in excess of the minimum requirements of both the BIS and the Swiss Federal Banking Commission. Although no assurance can be given that UBS will continue to have total capital and Tier 1 capital in excess of the minimum requirements of both the BIS and the Swiss Federal Banking Commission, UBS does not expect that credit losses, risk-weighted asset growth and similar events will eliminate UBS's excess total capital or Tier 1 capital.

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UBS is committed to maintaining a strong capitalization and rating as a distinguishing characteristic of UBS for both clients and shareholders. On 12 March 1999, UBS introduced a treasury stock buy-back program, which was intended to run for a period of two years. At 31 December 1998, UBS held 8,300,300 shares, as adjusted for the two-for-one stock split that became effective on 8 May 2000, or 2% of its outstanding shares, as treasury stock. As of 31 December 1999, a total of 15,660,220 shares, as adjusted for the two-for-one stock split, or 3.6%, had been acquired as treasury stock. This amount includes 1,053,082 shares that are at the disposal of UBS's Board of Directors. The objective of the buy-back program was to utilize the shares for acquisitions and the employee stock ownership program. UBS has subsequently concluded that this program was too limited for its purposes because of the continuous increase in capital that was projected to arise from on-going retained earnings, the selective reduction in the risk profile and increasing capital efficiency.

For this reason, UBS announced in December 1999 that it would replace the treasury stock buy-back program with a Swiss-specific program targeted at Swiss institutional shareholders, which is the only tax-efficient means that has been identified to achieve cancellation. This is called a "second trading line" program. At UBS's annual shareholders' meeting on 18 April 2000, shareholders approved the repurchase of shares up to a maximum amount of CHF 4 billion, through the second trading line program. The second trading line program was implemented in January 2000 and concluded on 28 June 2000. During this time UBS repurchased 18,421,783 shares, representing 4.3% of its share capital, at an average price of CHF 217.00. The final cancellation of the shares bought back through the second trading line requires shareholders' approval which the board of directors will seek at the annual general meeting scheduled for April 2001.

Balance Sheet. UBS maintains a significant percentage of liquid assets, including collateralized receivables and trading portfolios that can be converted into cash on relatively short notice and with a limited impact on UBS's results in order to meet short-term funding needs. Collateralized receivables include reverse repurchase agreements and cash collateral on securities borrowed which are secured by U.S. government and agency securities, and marketable corporate debt and equity securities and a portion of UBS's loans and due from banks which are secured primarily by real estate. The value of UBS's collateralized receivables and trading portfolio will fluctuate depending on market conditions and client business. The individual components of UBS's total assets may vary significantly from period to period due to changing client needs, economic and market conditions and trading strategies.

Total assets increased CHF 47,419 million, or 5.3%, at 30 June 2000 compared to total assets at 31 December 1999. This was principally a result of an increase in cash collateral on securities borrowed, reverse repurchase and trading portfolio assets, which was partially offset by significant decreases in cash and balances with central banks and money market paper as liquidity levels were adjusted following Y2K, a reduction in positive replacement values resulting from decreases in derivative products, and decreases in amounts due from banks.

Total liabilities increased CHF 46,151 million, or 5.3%, at 30 June 2000, compared to total liabilities at 31 December 1999, principally due to a significant increase in amounts due under repurchase agreements, cash collateral on securities lent and trading portfolio liabilities and an increase in money market paper issued, offset in part by a decrease in negative replacement values resulting from decreases in derivative products.

In the course of the first half of 2000, UBS's long-term debt portfolio decreased from CHF 56.3 billion at 31 December 1999 to CHF 53.0 billion at 30 June 2000. During this half year CHF 7,452 billion of long-term securities were issued while CHF 10,794 billion matured. UBS believes the maturity profile of the long-term debt portfolio is well balanced with slight bias towards shorter-term maturities to match the maturity profile of UBS's assets.

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The following table sets forth information regarding total shareholders' equity at 30 June 2000 and 31 December 1999 and 1998.

                                                          30 JUNE              31 DECEMBER
                                                           2000         1999        1998
                                                         (CHF in millions, except ratios)
------------------------------------------------------------------------------------------
Total shareholders' equity.............................    31,876      30,608      28,794
Total shareholders' equity to total assets.............      3.4%        3.4%        3.3%

Shareholders' equity increased CHF 1,268 million, or 4.1%, from 31 December 1999 to 30 June 2000. The increase in treasury shares was more than offset by the increase in net income, resulting in a steady increase in total shareholders' equity.

Credit Ratings. UBS uses the debt capital markets to fund a significant portion of its operations. The cost and availability of debt financing is influenced by UBS's credit ratings. Credit ratings are also important in certain markets and in entering into certain transactions, such as derivative transactions. A reduction in UBS's credit ratings could increase its borrowing costs and limit its access to the capital markets. UBS has been able to maintain strong credit ratings over the past few years, even during periods of a difficult trading environment.

The following table sets forth UBS's credit ratings on its long-term debt as of 30 June 2000 and 31 December 1999 and 1998.

                                                              30 JUNE     31 DECEMBER
                                                               2000      1999    1998
-------------------------------------------------------------------------------------
Moody's, New York...........................................      Aa1    Aa1     Aa1
Fitch/IBCA, London..........................................      AAA    AAA     AAA
Standard & Poor's, New York.................................      AA+    AA+     AA+
Thomson BankWatch, New York.................................       AA     AA      AA

Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of such rating may be obtained only from such rating agency. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if in such rating agency's judgment, circumstances so warrant. Moody's announced on 28 April 2000 that it had changed its outlook for its long-term rating of UBS AG from stable to negative.

Recent Accounting Developments

For a discussion of recent accounting developments, including those that have not yet been adopted, see Note 1 to UBS's consolidated financial statements, which are included elsewhere in this document.

Risk Management

The risk management process is an integral part of UBS's commitment to providing consistent high quality returns for its shareholders. UBS believes that the delivery of superior shareholder returns depends on achieving an appropriate balance between risk and return. This requires a management process that gives appropriate focus to risk as well as returns and which integrates this approach with the management of UBS's balance sheet and capital. For this reason, UBS restructured the Corporate Center in the course of 1999 to establish an integrated group-wide function under the Chief Financial Officer, or "CFO," to address all aspects of finance, strategic planning, risk control and balance sheet and capital management.

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The approach to risk management and control at UBS recognizes that risk is integral to its business. UBS's risk processes, which have evolved over a number of years, seek to limit the scope for adverse variations in UBS's earnings and in particular to protect UBS from the risk of loss in the event of unlikely, but possible, stress scenarios arising from any of the material risks which it faces. UBS's Risk Policy Framework focuses on the procedures for managing and controlling the risks that can affect the volatility of earnings from period to period, and distinguishes between the following three types of risk:

- Primary risks: risks inherent in the businesses that UBS undertakes. The principal primary risks are credit risk and market risk.

- Group risks: risks that UBS faces at the Group level in managing its business and balance sheet. Principal group risks are tax risk, liquidity and funding risk and residual balance sheet related interest rate risk.

- Consequential risks: risks that UBS faces as a consequence of the operational activities it undertakes to provide services to customers. This is sometimes referred to as "operational risk." Principal consequential risks are transaction processing risk, legal risk, compliance risk, liability risk and security risk.

UBS's risk framework recognizes that an effective risk management and control process depends on sound processes to identify risks, and to establish and maintain limits and procedures to control these risks. UBS's Chief Risk Officer, or "CRO," has overall responsibility for ensuring that the limits and procedures are appropriate and are adhered to for risks other than credit risk. The Chief Credit Officer, or "CCO," has overall responsibility for ensuring that the limits and procedures are appropriate and are adhered to for credit risk. Credit risk remains the single largest risk that UBS faces. The limits and procedures are designed to keep UBS's risk exposures within the parameters determined by the UBS Board of Directors. These limits and procedures take into account not only the external environment that UBS faces, but also UBS's internal capabilities to manage the risk, including issues such as the availability of appropriate information processing systems and the availability of suitably qualified staff to manage and control the risk.

The Board of Directors establishes the risk parameters within which UBS operates and reviews a report on UBS's risk profile from the CCO and the CRO on at least a quarterly basis. The Board of Directors establishes two limits: normal earnings volatility and potential losses under a stress scenario. UBS's risk appetite defines the amount of earnings volatility that the Board of Directors deems to be acceptable in normal market conditions in order to achieve divisional growth targets. This potential volatility is measured by the risk control organization using measures that estimate statistically possible losses. Value at risk, or "VaR," methodology is the principal quantitative measure UBS uses for evaluating risk.

UBS's risk bearing capacity seeks to establish a limit to the potential scale of the loss that UBS might face in unlikely but possible stress situations. Stress loss limits are set by the Board of Directors taking into account UBS's overall earnings capacity. They are set in order to protect UBS from unacceptable damage to annual earnings, dividend paying capability, business viability and reputation. UBS currently adopts this approach to risk limits in the context of its trading activities and its country risk credit exposure. In addition, the Board of Directors approves UBS's key risk policies and the Chairman's office maintains an ongoing oversight of the integrity of the risk management and control processes through UBS's internal audit function.

The responsibility for implementing the risk framework on a day to day basis is delegated by the Board of Directors to the Group Executive Board, which allocates risk limits to the divisions and monitors UBS's aggregate risk profile on an ongoing basis. The Group Executive Board, together with

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the CRO and CCO, constitutes itself as UBS's Risk Council and usually meets twice a month to review outstanding risk issues, large exposures and significant transactions. In addition, the Group Executive Board has established a Group Risk Committee and a Group Governance Committee. These committees, which meet quarterly, consist of representatives of the risk control organization at the Corporate Center and from the business groups and consider issues relating to the implementation and development of the risk framework.

Each business group also has a risk management and control structure in place which is appropriate to its particular business profile. The CRO and CCO have risk control staff who are located in each business group and who are responsible for ensuring that the business group implements the Group-wide risk policies and procedures appropriately. They ensure that all risks are adequately taken into account in assessing the risk profile of the business groups' business activities. The focus is on identifying those infrequent events with a potentially severe impact. In addition, each business group has its own structure of risk management and governance committees. This is designed to ensure that there is an ongoing review of the risk profile that the business group faces in new business initiatives and in large and complex transactions and that any requirement for amendments to risk policies or limits is identified and, where appropriate, is escalated in a timely manner to the Group Executive Board.

Analysis of Risks

Within UBS's risk framework, UBS has identified a number of risk factors as being of particular importance to its business. The following section summarizes the main trends and developments in the key risks that UBS faces.

Credit Risk. Credit risk is the risk of loss resulting from the default of an obligor or counterparty. UBS's definition of credit risk includes counterparty and country transfer risk, as well as settlement risk. Credit risk is inherent in traditional banking products, such as loans and commitments to lend money in the future or contracts to support clients' obligations to third parties, such as letters of credit. Credit risk is also inherent in derivative contracts and other traded products, such as bonds and equity investments. In view of the significance of credit risk for UBS, the approval and monitoring of new transactions giving rise to credit risk plays a central part in UBS's risk control process. Credit approval authorities are exercised independently from the business units. Credit authority is dependent on the amount involved, quality, security and tenor of the transaction as well as on the experience and competence of the credit professionals entrusted with this function.

In order to manage UBS's exposure to credit risk effectively, and in particular to encourage appropriate pricing of transactions involving credit, UBS measures its exposure to credit risk using a forward looking statistical estimate of the expected loss based on the estimated probability of default of UBS's counterparties. Such estimates are based on the volume and type of exposure, the value of potential collateral or support, and the quality of each counterparty. The quality of the counterparty is expressed in a rating with a specific default probability. For this purpose, UBS classifies all counterparties into a 14 point rating scale and the transfer risk into a 15 point country rating scale.

Composition of Credit Risk. Credit risk is assumed, as an integral part of their business, by UBS Warburg and UBS Switzerland.

The composition of UBS's credit exposure differs appreciably between these two business groups. At 30 June 2000, a substantial majority of UBS Warburg's counterparties fell into the internal counterparty rating categories C1-C5 both with respect to banking products (83%) and the traded products portfolio (97%). UBS's internal rating classes C1-C5 compare to Moody's Investor Services ratings Aaa to Baa3 and are considered investment grade. UBS Warburg's counterparties are primarily sovereigns, insurance companies, financial institutions, multi-national corporate clients and investment

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funds. UBS Warburg's exposure to lower rated customers is generally collateralized or otherwise structurally supported. UBS's aggregate, unsecured exposure to hedge funds measured in terms of net replacement value amounted to USD 5 million at 30 June 2000 compared to USD 55 million at 31 December 1999 and USD 81 million at 31 December 1998.

By contrast, the largest single component of the loan portfolio within UBS Switzerland consists of residential mortgage lending in Switzerland, over half of which is classified within UBS's lowest internal investment grade rating class of C5. The rating of the remainder of the Swiss portfolio, excluding mortgages, is fairly widely spread with the largest concentration being in rating classes C3-C5 comparable to Moody's rating of A2 to Baa3. Credits to Private Clients are predominately extended against the pledge of marketable securities and against single-family real estate property.

The continued improvement in the Swiss economy and property markets has aided in the overall improvement in the quality of this portfolio. UBS Switzerland's largest exposure at 30 June 2000 was to private households in Switzerland.

Loan Portfolio. The UBS Warburg loan portfolio remained unchanged during the first half of 2000. In 1999 this portfolio had been significantly reduced. This was a continuation of the strategy that began immediately after the 1998 merger with the objective of improving the risk/reward profile of the international lending business. This initiative included the shift in focus away from Emerging Markets and into high quality credits in the major OECD (Organization for Economic Cooperation and Development) countries and the sale of the non-Swiss portion of the Global Trade Finance business.

The overall impact of this shift has been a reduction in UBS Warburg's international banking portfolio (consisting of loans and unfunded commitments to corporates and institutional clients, excluding banks) from over CHF 250 billion at June 1998 to CHF 96 billion by 30 June 2000 (CHF 99 billion by 31 December
1999).

The following table shows UBS's loan portfolio and related allowances and provisions by business groups at 30 June 2000 and 31 December 1999.

                                                                    UBS ASSET                         CORPORATE
                                             UBS SWITZERLAND       MANAGEMENT      UBS WARBURG           CENTER             TOTAL
                                            ----------------  ---------------  ---------------  ---------------  ----------------
       ALL AMOUNTS IN CHF MILLIONS          JUNE 00  DEC 99   JUNE 00  DEC 99  JUNE 00  DEC 99  JUNE 00  DEC 99  JUNE 00  DEC 99
------------------------------------------  -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
Loans to Banks (Gross)....................   11,673    8,780      352     181   14,442  21,481       93     343   26,560   30,785
Loans to Customers (Gross)................  188,579  191,180       59      32   54,758  55,670    1,022     347  244,418  247,229
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
 Loans, Gross.............................  200,252  199,960      411     213   69,200  77,151    1,115     690  270,978  278,014
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
Counterparty Allowance....................    9,267   10,447       --      --    1,764   1,550        6       6   11,037   12,003
Country Allowance.........................       --       --       --      --    1,166   1,246       --      --    1,166    1,246
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
 Allowances for Loan Losses(1)............    9,267   10,447       --      --    2,930   2,796        6       6   12,203   13,249
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
   Loans, Net of Allowances...............  190,985  189,513      411     213   66,270  74,355    1,109     684  258,775  264,765
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
Counterparty Provision for Contingent
 Claims...................................       12       --       --      --       24      19       --      --       36       19
Country Provision for Contingent Claims...       --       --       --      --      151     130       --      --      151      130
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
 Total Provisions(2)......................       12       --       --      --      175     149       --      --      187      149
                                            =======  =======  =======  ======  =======  ======  =======  ======  =======  =======
Summary:
Allowances & Provisions for Counterparty
 Risk.....................................    9,279   10,447       --      --    1,788   1,569        6       6   11,073   12,022
Allowances & Provisions for Country
 Risk.....................................       --       --       --      --    1,317   1,376       --      --    1,317    1,376
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
 Total Allowances & Provisions............    9,279   10,447       --      --    3,105   2,945        6       6   12,390   13,398
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------

---------------
(1) Deducted from assets.
(2)  Booked as liabilities.

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See "--Selected Statistical Information--Loans" for a breakdown of the loan exposure by type of borrower.

Over-the-Counter Derivative Contracts. A significant proportion of UBS Warburg's credit risk arises from its trading activities, including its trading of derivative products. The provision of risk management solutions that involve the use of derivative products is a core service that UBS offers to its clients. Derivative products by their nature are particularly sensitive to changes in market prices and consequently UBS pays close attention to the management and control of these risks. UBS's credit standards for entering into unsecured derivative contracts are very high and particular emphasis is placed on the maturity profile. Ninety-seven percent of UBS Warburg's credit risk on derivative products falls within UBS's internal rating classes C1-C5. Transactions with counterparties of lower quality are generally conducted only on a secured basis. A new system has been introduced in February 2000 to monitor credit risk exposure to derivative contracts on the basis of a statistically calculated potential exposure, or Potential Credit Exposure or "PCE," which will allow an even more precise valuation of the credit equivalents.

Settlement Risk. Due to UBS's international business, UBS is also exposed to settlement risk. Settlement risk arises in transactions involving the exchange of values where a counterparty fails to honor its obligation to deliver cash or securities. This risk is particularly significant in relation to foreign exchange and precious metals transactions. UBS limits its exposure to settlement risk by tolerance levels assigned to each counterparty in relation to its rating. In addition, UBS monitors this risk on a permanent basis and seeks to shorten, as much as practicable, the period during which UBS is exposed. UBS has also been an active participant in an industry initiative to establish a new organization, called CLS Bank, which is being established in order to substantially reduce settlement risk between major international financial institutions. Participation in regulated payment and securities clearing systems also reduces settlement exposure.

Country Risk Exposure. UBS's definition of country risk comprises all cross-border exposures from loans, derivative products and trading products. This definition includes its own intracompany cross-border positions, which amounted to CHF 419 billion at 30 June 2000, about 49% of the total non-emerging market country risk exposure of CHF 851 billion. At 30 June 2000, 98.0% of UBS's country risk exposure was included in its three highest internal ratings classes. This portion of UBS's country risk exposure was with OECD countries where the risk of default is judged to be negligible. The following table summarizes UBS's country transfer risk exposure grouped by rating classes as of 30 June 2000 compared to 31 December 1999 and 31 December 1999 compared to 31 December 1998.

                                                   BANKING         TRADED     TRADABLE
                                                  PRODUCTS    PRODUCTS(1)    ASSETS(2)     TOTAL
COUNTRY CATEGORIES                                               (CHF IN MILLIONS)
-------------------------------------------------------------------------------------------------
Industrialized Countries
COUNTRIES RATED S0 - S2.........................  496,212       183,839       170,784     850,835
  Change from December 1999.....................   -8,512        27,738       -48,711     -29,485
  Change December 1999/December 1998............   28,270       -23,380        26,207      31,097

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                                                   BANKING         TRADED     TRADABLE
                                                  PRODUCTS    PRODUCTS(1)    ASSETS(2)     TOTAL
COUNTRY CATEGORIES                                               (CHF IN MILLIONS)
-------------------------------------------------------------------------------------------------
Emerging Markets
COUNTRIES RATED S3 - S14........................   11,020         3,478         2,941      17,439
  Change from December 1999.....................   -5,610        -1,967           414      -7,163
  Change December 1999/December 1998............   -7,533        -1,794         1,500      -7,827

TOTAL...........................................  507,232       187,317       173,725     868,274
  Change from December 1999.....................  -14,122        25,771       -48,297     -36,648
  Change December 1999/December 1998............   20,737       -25,174        27,707      23,270

------------
(1) Traded products consists of derivative instruments and repurchase agreements.

(2) Tradeable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

The remaining 2.0%, or CHF 17.4 billion, of UBS's country risk exposure is to emerging markets that are classified in rating classes S3 to S14. This exposure has decreased as a result of the restructuring of the international loan portfolio and the exit from the non-Swiss Global Trade Finance business in 1999. Total exposure to the emerging markets group of countries fell by CHF 7.2 billion between 31 December 1999 and 30 June 2000 -- a reduction of 29% -- and by CHF 15.0 billion between 31 December 1998 and 30 June 2000 -- a reduction of 46%. In view of the higher risk associated with emerging markets, UBS closely monitors this exposure on an ongoing basis within the country limits approved by the Board of Directors. All significant new transactions in emerging and distressed markets require approval from the respective country risk manager in addition to the standard counterparty credit approval. The country risk limit operates as the primary limit for such transactions and extension of credit may be denied on the basis of a country risk limit even though adequate counterparty limits may be available for the customer concerned.

The following table analyzes the emerging markets exposures by the major geographical areas as of 30 June 2000 compared to 31 December 1999 and 31 December 1999 compared to December 1998.

                                                      BANKING         TRADED     TRADABLE
                                                     PRODUCTS    PRODUCTS(1)    ASSETS(2)     TOTAL
REGION                                                        (CHF IN MILLIONS)
---------------------------------------------------------------------------------------------------
EMERGING EUROPE....................................      711             210         351      1,272
  Change from December 1999........................     -208             -38         -68       -314
  Change from December 1999/December 1998..........     -402              -6         239       -169

EMERGING ASIA......................................    5,152           1,657       1,257      8,066
  Change from December 1999........................      149          -2,216          78     -1,989
  Change from December 1999/December 1998..........   -4,230            -971         850     -4,351

LATIN AMERICA......................................    3,168             998       1,267      5,433
  Change from December 1999........................   -5,001             333         454     -4,214
  Change from December 1999/December 1998..........   -1,649            -603         371     -1,881

AFRICA/MIDDLE EAST.................................    1,989             613          66      2,668
  Change from December 1999........................     -550             -46         -50       -646
  Change from December 1999/December 1998..........   -1,252            -214          40     -1,426

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                                                      BANKING         TRADED     TRADABLE
                                                     PRODUCTS    PRODUCTS(1)    ASSETS(2)     TOTAL
REGION                                                        (CHF IN MILLIONS)
---------------------------------------------------------------------------------------------------
TOTAL..............................................   11,020           3,478       2,941     17,439
  Change from December 1999........................   -5,610          -1,967         414     -7,163
  Change from December 1999/December 1998..........   -7,533          -1,794       1,500     -7,827

------------
(1) Traded products consists of derivative instruments and repurchase agreements.

(2) Tradeable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

Impaired loans were reduced from 31 December 1998 to 31 December 1999 by approximately CHF 1.4 billion and non-performing loans by about CHF 1 billion.

See "--Selected Statistical Information--Cross-Border Outstandings" for additional details on UBS's country risk exposures.

Impaired and Non-Performing Loans. UBS classifies a loan as impaired when it determines that there is a high probability that UBS will suffer a partial or full loss. A provision is then made with respect to the probable loss to be incurred for the loan in question. Within this category, non-performing loans are defined as loans where payment of interest, principal or fees is overdue for 90 days.

The following table provides a breakdown by business groups of the impaired and non-performing loans as of 30 June 2000 and 31 December 1999. UBS Asset Management did not have any impaired loans or non-performing loans in any of the periods presented.

                                         UBS SWITZERLAND             UBS WARBURG        CORPORATE CENTER               UBS GROUP
                                   ---------------------   ---------------------   ---------------------   ---------------------
                                   30 JUNE   31 DECEMBER   30 JUNE   31 DECEMBER   30 JUNE   31 DECEMBER   30 JUNE   31 DECEMBER
                                    2000        1999        2000        1999        2000        1999        2000        1999
                                                                         (CHF in millions)
--------------------------------------------------------------------------------------------------------------------------------
IMPAIRED LOANS:
Total impaired loans.............   16,658        19,166     4,310         3,226        43            64    21,011        22,456
Allocated allowances.............    9,267        10,447     2,279         2,018         6             6    11,552        12,471
                                   -------   -----------   -------   -----------   -------   -----------   -------   -----------
Impaired loans, net of
  allowances.....................    7,391         8,719     2,031         1,208        37            58     9,459         9,985
                                   -------   -----------   -------   -----------   -------   -----------   -------   -----------
NON-PERFORMING LOANS:
Total non-performing loans.......   10,270        11,416     1,772         1,594        43            63    12,085        13,073
Allocated allowances.............    6,486         7,315     1,383         1,341         5             5     7,874         8,661
                                   -------   -----------   -------   -----------   -------   -----------   -------   -----------
Non-performing loans, net of
  allowances.....................    3,784         4,101       389           253        38            58     4,211         4,412
                                   -------   -----------   -------   -----------   -------   -----------   -------   -----------

Non-performing loans have decreased to CHF 12,085 million at 30 June 2000 from CHF 13,073 million at 31 December 1999. This positive result was principally due to the unexpectedly strong performance of the economy in Switzerland, especially in the second quarter. Previous provisions were established against a background of several years of relatively low growth in the Swiss economy and relatively high credit losses. Since the beginning of this year, the Swiss economy started improving, and accelerated further during the last quarter, with the Swiss National Bank recently raising its 2000 growth forecast from 1.8% to 3.0%. In particular, this turnaround has affected real estate values and the real estate construction market, which has led to recoveries of provisions against loans in these portfolios. UBS expects to recognize additional recoveries if current economic trends continue. Non-performing loans decreased to CHF 13,073 million at 31 December 1999 from CHF 16,113 million at 31 December 1998. The reduction reflects an accelerated writedown in the Swiss domestic portfolio, a substantial reduction in UBS's emerging markets exposure, a significant improvement in the macroeconomic situation in Switzerland and a faster than expected recovery in key Asian economies.

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The following table provides a breakdown of impaired loans by type at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Loans (Gross)...............................       270,978             278,014             330,964
                                              ============    ================    ================
Impaired Loans:
Counterparties:
  Non-performing loans......................        11,625              12,649              15,717
  Other impaired loans......................         8,677               9,096               9,884
                                              ------------    ----------------    ----------------
     Sub-total..............................        20,302              21,745              25,601
Country:
  Non-performing loans......................           460                 424                 397
  Other impaired loans......................           249                 287                 449
                                              ------------    ----------------    ----------------
     Sub-total..............................           709                 711                 846
                                              ------------    ----------------    ----------------
  Total impaired loans......................        21,011              22,456              26,447
                                              ============    ================    ================
Ratios:
Impaired loans as a percentage of gross
  loans.....................................           7.8%                8.1%                8.0%
Non-performing loans as a percentage of
  gross loans...............................           4.5%                4.7%                4.9%

See "--Selected Statistical Information--Impaired, Non-Performing and Restructured Loans" for further information on impaired and non-performing loans.

Allowances and Provisions. The adequacy of the allowances and provisions that UBS makes for impaired loans is assessed by the Credit Risk Management and Control function which is independent from the business units. Allowances and provisions are determined based upon an individual assessment of counterparties and countries and their creditworthiness as well as the amount of collateral available to UBS to offset against the probable loss. UBS believes that the probable losses in its portfolio are adequately covered by its allowances and provisions.

The following table provides a breakdown of allowances and provisions by type at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Counterparties:
  Allowances for non-performing loans.......         7,435               8,243               9,609
  Allowances for other impaired loans.......         3,602               3,760               3,484
                                              ------------    ----------------    ----------------
     Subtotal allowances and provisions for
       counterparty risk....................        11,037              12,003              13,093
Country:
  Allowances for non-performing loans.......           439                 418                 397
  Allowances for other impaired loans.......            76                  50                  92
                                              ------------    ----------------    ----------------
     Subtotal allowances and provisions for
       country risk.........................           515                 468                 489

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                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Allowances and provisions for country
  risk......................................           802                 908                 961
Allowances for contingent liabilities.......            36                  19                 435
                                              ------------    ----------------    ----------------
Total allowances and provisions for credit
  losses....................................        12,390              13,398              14,978
                                              ============    ================    ================
Allowances and provisions for credit losses
  as a percentage of gross loans............          4.6%                4.8%                4.5%
Allowances and provisions for credit losses
  as a percentage of impaired loans.........         58.9%               59.7%               56.6%

The following analysis provides an overview of UBS's credit loss experience for 30 June 2000 and 31 December 1999 and 1998:

                                          FOR THE SIX          FOR THE YEAR         FOR THE YEAR
                                          MONTHS ENDED    ENDED 30 DECEMBER    ENDED 30 DECEMBER
                                          30 JUNE 2000                 1999                 1998
                                                            (CHF in millions)
------------------------------------------------------------------------------------------------
Balance at beginning of period..........        13,398               14,978               16,213
  Net write-offs........................        (1,142)              (3,210)              (2,265)
  Increase (Decrease) in credit loss
     allowances.........................           (83)                 956                  951
  Other Adjustments (primarily net
     foreign exchange and provisions for
     doubtful interest).................           217                  674                   79
                                          ------------    -----------------    -----------------
Balance at end of period................        12,390               13,398               14,978
                                          ============    =================    =================

The allowances and provisions for credit losses decreased CHF 1,008 million, or 7.5%, from CHF 13,398 million at 31 December 1999 to CHF 12,389 million at 30 June 2000. During the first half of 2000, UBS realized a decrease in credit loss allowances of CHF 83 million compared to an increase of CHF 956 million for 1999. This positive result was essentially due to the continuous strong economy in Switzerland, where recoveries and write-backs of previously established provisions by far exceeded new provisioning requirements. The Swiss economy is expanding at the fastest rate in a decade and accelerated further during the quarter. The growth is broadly supported, especially in the domestic sector, and was markedly higher than what could have been expected in 1999.

The development of the total credit loss expense in 1998 and 1999 includes the effect of allocations from the special reserve pools that had been established in 1996, prior to the 1998 merger, by both Union Bank of Switzerland and Swiss Bank Corporation totaling some CHF 5.5 billion. These reserves were established in recognition of the fact that there might be a further deterioration in the quality of their loan portfolios as a result of adverse economic conditions particularly in Switzerland. These reserves totaled CHF 3.6 billion at the beginning of 1998. CHF 3.3 billion was applied against specific loan exposures during 1998 and the balance of CHF 300 million was used or reversed in 1999. Following these allocations, the credit loss expense incurred in 1998 amounted to CHF 951 million and in 1999 to CHF 956 million. UBS does not believe there is a current need for such allowances. See "--Selected Statistical Information--Summary of Movements in Allowances and Provisions for Credit Losses" for a further analysis of credit losses.

The allowance and provisions for credit losses include a component for country risk. UBS's approach to country risk provisioning follows the guidelines of the Swiss Bankers' Association, which allows banks to establish provisions based on their own portfolio scenarios. UBS establishes country-specific scenarios, which are reviewed and used on an ongoing basis to evaluate the current and future probability of default due to country risk incidents or country-specific systemic risks. The appropriate allowances and provisions are then determined by evaluating the type of credit exposure and the loss severities that have been attributed to each exposure type. Total provisions and allowances for

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emerging market-related exposures stood at CHF 1,317 million at 30 June 2000, CHF 1,376 million at 31 December 1999 and CHF 1,450 million at 31 December 1998, reflecting both the reduction in the overall size of UBS's emerging market exposure and reallocation of provisions from Asia to Latin America during 1999.

See "--Selected Statistical Information -- Summary of Movements in Allowances and Provisions for Credit Losses" and "--Selected Statistical
Information -- Allocation of the Allowances and Provisions for Credit Losses" for further analyses of the allowances and provisions for credit risk and related credit losses.

Market Risk. Market risk is the risk UBS faces as a result of adverse movements in the value of foreign exchange, commodities, equity market and interest rates positions. UBS incurs market risk mainly through its trading activities, which are centered in UBS Warburg, although market risk also arises -- to a substantially lesser extent -- in relation to other activities, notably in the context of balance sheet management activities. UBS Warburg's primary market risk exposure relates to its business activities in equities, fixed income products and foreign exchange. The risk that UBS Warburg assumes is primarily related to the need to facilitate its customers' activities in the major OECD markets.

UBS measures its exposure to market risk using the framework of expected loss, statistical loss and stress loss, as follows:

- In the context of market risk, expected losses are the value adjustments made to the portfolio to adjust for price uncertainties resulting from a lack of market liquidity or the absence of a reliable market price for a particular instrument.

- One-day loss is measured based on a value at risk, or "VaR," methodology. VaR is a forward-looking estimate of potential loss. One-day VaR looks forward one trading day, while 10-day VaR looks forward ten days. UBS calculates VaR using a 99% confidence level. In other words, under normal market conditions, UBS would expect over the course of a day a loss of more than its 1-day VaR to occur 1 in 100 times.

- Stress scenario loss is defined as the risk of an extreme market move affecting particular predefined market variables.

In order to keep its exposure to market risk within acceptable boundaries, the UBS Board of Directors has set limits on UBS's exposure to both statistical loss by reference to the VaR exposures as well as to stress scenario loss by placing limits in relation to particular stress scenarios.

UBS calculates the VaR associated with its exposure to market risk and consequently also its regulatory market risk capital requirement using the historical simulation technique, based on five years of data. VaR is calculated both on a 1-day 99% confidence interval and a 10-day 99% confidence interval, and the latter is used both for internal limits setting and for calculating regulatory market risk capital. The calculation incorporates both the risk from general market moves, such as moves in foreign exchange rates, equity indices and market interest rates, as well as the risk from price movements that are specific to an individual issuer. During 1999 and in the first six months of 2000, UBS Warburg operated within a CHF 450 million 10-day VaR limit.

The Swiss Federal Banking Commission, or "FBC," approved the use of UBS's VaR model to compute regulatory capital requirements for market risks in 1999.

While a VaR measure is the principal measure of UBS's exposure to day-to-day movements in market prices, UBS's risk control process is specifically focused on tail risks (or the risk of a loss on UBS's portfolios significantly larger than the VaR number as a result of large movements in the risk factors, such as equity indices, foreign exchange rates and interest rates). UBS has a consistent set of predefined

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large price movements, or shocks, and risk limits, which apply to all the major risk factors to which UBS is exposed as a basis to prevent risk concentration. This is the primary protection against any extreme event. In addition to this first level protection, a stress loss limit has been introduced as a portfolio control for all the trading activities that are concentrated within UBS Warburg. The potential stress loss is calculated with respect to eight base scenarios which are supplemented by ad hoc analyses depending on external developments or specific portfolio concentrations such as Year 2000, which UBS added to its stress test analysis in the third quarter of 1999. This ensures that both historical crises as well as forward-looking extreme scenarios are incorporated in the analysis. Implementing this stress loss limit is a way of protecting UBS's earnings during periods of extreme market stress.

UBS Warburg Market Risk Developments. Market risk exposure as measured by the 10-day 99% confidence VaR was generally higher over 1999 and the first half of 2000. However, utilization remained well within the limits. The main market risk drivers continued to be Equity and Interest Rate risk.

        SUMMARY OF 10-DAY 99% CONFIDENCE VAR UTILIZATION FOR UBS WARBURG

                                                  SIX MONTHS ENDED                              YEAR ENDED
                                                      30 JUNE                                   31 DECEMBER
                       MIN.     MAX.    AVERAGE         2000         MIN.     MAX.    AVERAGE      1999
                                                        (CHF in millions)
-----------------------------------------------------------------------------------------------------------
RISK TYPE
Equities.............  169.5    245.9     210.2              189.6   121.8    207.6     162.5         172.8
Interest Rates.......  127.0    181.2     152.5              133.7    87.7    187.6     140.2         140.1
Foreign Exchange.....    8.7     97.5      41.0                9.5     9.5    144.7      57.5          76.1
Precious Metals......    4.3     27.4      12.2               12.1     5.3     35.8      21.0          27.8
Diversification
  Effect.............     --       --    (159.8)            (113.6)     --       --    (168.2)       (193.2)
                       -----   ------   -------   ----------------   -----   ------   -------   -----------
UBS Warburg..........  214.6    296.1     256.1              231.3   176.6    275.7     213.1         223.6
                       -----   ------   -------   ----------------   -----   ------   -------   -----------

All VaR models, while forward-looking, are based on past events and are dependent upon the quality of available market data. In order to evaluate the VaR model, actual revenues are compared with the 1-day VaR on a daily basis, a process known as "backtesting," with losses greater than the VaR estimate being known as "exceptions." As the chart below shows, UBS Warburg's backtesting results showed no exceptions over the last 12 months. In addition, there were no exceptions during 1999.

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                    [UBS Warburg Backtesting Results Graph]

Market Risk in the Other Business Groups. Although UBS assumes almost all of its active market risk in UBS Warburg, the Group-wide VaR utilization includes all sources of market risk. This includes a small amount of risk that is assumed in order to facilitate customer business by UBS Private Banking in Switzerland as well as the risk associated with the structural foreign exchange and interest rate hedge positions managed by Corporate Center, which are discussed below under "-- Asset and Liability Management." However, market risk exposure at the UBS group level continues to be dominated by the UBS Warburg positions.

SUMMARY OF 10-DAY 99% CONFIDENCE VAR UTILIZATION FOR YEAR ENDED 31 DECEMBER UBS
                                     GROUP

                                                  SIX MONTHS ENDED        YEAR ENDED
                                                           30 JUNE       31 DECEMBER
                                                             2000     1999     1998
                                                                (CHF in millions)
------------------------------------------------------------------------------------
DIVISION:
UBS Warburg................................................  231.3    223.6    259.9
UBS Switzerland............................................    3.8      4.3      5.4
Corporate Center...........................................   62.8     59.8     79.2
Diversification Effect.....................................  (69.2)   (55.5)   (62.0)
                                                             -----    -----    -----
UBS Group..................................................  228.7    232.2    282.5
                                                             =====    =====    =====

Consequential Risks. In addition to credit and market risks that UBS assumes as an integral part of its business activities, UBS also assumes a number of consequential risks -- often referred to as "operational risk" -- which arise as a consequence of its business activities. These risks include:

-  operations or transactions processing risk;

-  legal risk;

-  compliance risk;

-  liability risk; and

-  security risk.

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UBS is addressing the measurement of its consequential risks through the introduction of a generic operational risk-modeling framework. This framework groups risks into predetermined risk categories and identifies the factors behind the risk exposure. Operational risk scenarios are developed to stress UBS's processes and procedures underlying the exposure. This helps UBS to measure the risk of loss from the identified exposure in a similar manner to the statistical loss measurements of its credit and/or market risk exposures. This framework is relatively new and is periodically reviewed and enhanced so that risks are accurately assessed and are in accordance with UBS's risk appetite and risk-bearing capacity.

Year 2000 Issue. An important element of UBS's operational risks over the past two years has been the need to address the Year 2000 issue. UBS recognized early the potential problems that could arise from computer systems failing to properly recognize the change of date from 1999 to 2000. To combat this problem, starting in 1996, UBS and each of its operating divisions established and implemented a program responsible for addressing the Year 2000 issue.

UBS has not experienced any material problems related to the Year 2000 date change. The total cost to UBS of the Year 2000 program was CHF 493 million in 1998 and CHF 279 million in 1999.

Asset and Liability Management

UBS's asset and liability management processes are designed to manage all balance sheet related risks on a coordinated Group-wide basis. The procedures and policies cover Group liquidity, Group funding and capital management, and the management of non-trading foreign exchange and interest rate risk.

UBS recognizes that the market and credit risk framework that is set out above cannot be fully applied to its asset and liability management activities. Consequently, specific processes and policies have been established for managing these risks. UBS's asset and liability management function is undertaken at the Corporate Center by the Group Treasury department, which reports directly to the CFO. Group Treasury is responsible for establishing and effectively managing the processes in relation to these risks in accordance with policies that have been approved by the Board of Directors.

The overriding goals of all processes within the asset and liability management activities are:

- efficient management of the bank's non-trading interest rate and foreign exchange exposures;

- sustainable and cost-efficient funding of the bank's balance sheet;

- optimal liquidity management in order to generate cash when required; and

- compliance with legal and regulatory requirements.

Interest Rate Management. Interest rate risk is inherent to most of UBS's businesses. Interest rate risks arise from a variety of factors, including differences in the timing between the contractual maturity or repricing of assets, liabilities and derivative instruments. Net interest income is affected by changes in market interest rates, given that the repricing characteristics of loans and other interest earning assets do not necessarily match those of deposits, other borrowings and capital. In the case of floating rate assets and liabilities, UBS is also exposed to basis risk, which is the difference in repricing characteristics of two floating rate indices, such as the savings rate and six-month LIBOR. In addition, certain products have embedded options that affect their pricing and principal.

UBS adopts a comprehensive Group-wide approach to managing interest rate risk, and allocates the responsibility for managing this risk to a limited number of business areas. Under this approach, interest rate risk is clearly segregated into trading and non-trading risk. All interest rate risks arising from non-trading business activities are captured at the point of business origination and transferred either to UBS Warburg's Cash and Collateral Trading book -- or "CCT" -- or to the Corporate

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Center's Bank Book through a Group-wide transfer pricing mechanism. The risk is then managed centrally in accordance with the relevant risk policy.

In the case of transactions with a fixed maturity, the interest rate risk is transferred from the relevant business area to CCT on a transaction by transaction basis. This means that products with fixed maturities immediately become part of the trading book in UBS Warburg and the business locks in an interest-rate-risk-free margin on such products, thereby relieving them of any residual interest rate risk. As a result of this process, UBS benefits fully from the netting potential between its balance sheet and trading products.

In the case of client business, such as savings accounts or current accounts, which have no contractual maturity date or directly market-linked customer rate, the interest rate risk is transferred from the business areas by pooled transactions to the Bank Book. Since these products effectively contain various embedded options in respect of withdrawal/prepayment and rate-setting, they cannot be hedged by single back-to-back transactions. Consequently, Group Treasury manages the inherent interest rate risk in these products in the Bank Book through the establishment of replicating portfolios of revolving fixed-rate transactions of predefined maturities, which approximate the average cash flow behavior of these positions. Group Treasury then hedges the overall risk in the Bank Book by means of internal transactions with CCT. As a result of this process, all interest rate risks arising from client business are transferred either directly or indirectly via the Bank Book to CCT.

In addition to the interest rate risk associated with client business, a significant amount of interest rate risk arises in relation to non-business balance sheet items, such as in the refinancing of the bank's real estate portfolio, equity investments in associated companies and the investment of UBS's own equity. The refinancing of real estate and equity investments and the investment of equity are all strategic decisions that implicitly create non-trading interest rate exposures. The interest rate risks inherent in these balance sheet items are managed in the Bank Book by representing them as replicating portfolios, on the basis of decisions taken by the Group Executive Board as to the appropriate effective maturities. Here, too, the risk is hedged by means of internal transactions with CCT.

All the replicating portfolios that are contained in the Bank Book are updated monthly by replacing maturing tranches with new aggregate tranches that reflect the changes in the balance sheet over the period. By their nature, the staggered tranches that constitute each replicating portfolio reduce the volume that must be hedged by the Bank Book at each monthly rollover. However, due to the extent of the underlying portfolio volumes, the new aggregate tranches are nevertheless of such a size that they cannot be hedged instantly. The Bank Book therefore assumes intramonth interest rate exposure until it can execute all the necessary offsetting hedges with CCT. The exposure of the Bank Book, which thus tends to fluctuate between monthly rollovers and the profits or losses arising out of the Bank Book, are reported on an accrual basis in the financial statements and constitute an integral part of the Group's net interest income.

The Board of Directors has approved risk management policies, risk limits and the control framework for the entire interest rate risk management process including the establishment of a VaR limit for the interest rate exposure of the Bank Book. Market Risk Control monitors the risk in both CCT and in the Bank Book on a daily basis as part of the Group's overall market risk in order to ensure the integrity of the interest rate risk management process and UBS's compliance with the defined risk limits.

UBS's approach to managing the interest rate risks inherent in the Bank Book complies with the regulatory framework recently introduced by the FBC. In the course of the year 2000, it will become mandatory for all Swiss banks to report to the Swiss National Bank the interest rate sensitivity of the Bank Book on a quarterly basis. Additionally, the specific composition of the underlying replicating

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portfolios used to manage individual balance sheet items must also be disclosed in order to assist the regulators to identify 'outliers' in terms of their interest rate risk profiles.

The following table shows the interest rate sensitivity of the Bank Book as at 30 June 2000 measured in terms of the potential impact of a one basis point (0.01%) parallel rise in interest rates on the market value of each balance sheet item.

                                       WITHIN 1   1 TO 3   3 TO 12   1 TO 5   OVER 5
                                        MONTH     MONTHS   MONTHS    YEARS    YEARS    TOTAL
                                                   (CHF thousand per basis point)
---------------------------------------------------------------------------------------------
CHF..................................      6         (5)      55        212     (627)    (359)
USD..................................      8        (34)     (29)      (119)     505      331
EUR..................................      0         (3)       3        106      192      298
GBP..................................      0          0      (47)       288      531      772
JPY..................................      0          0        0          1       (6)      (5)
Others...............................      0          0        0          0        0        0
                                       -----        ---     ----         --       --       --
TOTAL................................     14        (42)     (18)       488      595    1,037

Of which Replicated Equity:
CHF..................................     16         23      237      6,990    1,710    8,976

Bank Book without Replicated Equity:
TOTAL................................     (2)       (65)    (255)    (6,502)  (1,115)  (7,939)


The most significant component of the Bank Book sensitivity stems from the investment of UBS's equity. At 30 June 2000, this was invested in a portfolio of fixed-rate CHF deposits with an average duration of 2.5 years and a sensitivity of CHF (9.0) million per basis point, in line with the strategic investment targets set by the Group Executive Board. In order to ensure that these Group Executive Board targets are met, UBS's equity is represented as a liability position by a replication portfolio reflecting this target benchmark. UBS's equity becomes then automatically invested according to the Group Executive Board's strategic targets so as to offset the interest rate risk associated with this equity replication portfolio. The interest rate sensitivity of these investments indicates the extent to which their marked-to-market value would be affected by an upward move in interest rates. This in turn is directly related to the investment duration chosen by the Group Executive Board. However, when measured against the equity replication portfolio itself, the residual interest rate risk is negligible. Moreover, any reduction in this measure of the interest rate sensitivity relating to the investment of UBS's equity would inevitably require investing at significantly shorter maturities, which would lead to a higher volatility of UBS's interest earnings.

In addition to the above standard sensitivity to a one basis point rise in rates, UBS uses the following two measures to help to monitor the risk inherent in the Bank Book:

- Net interest income at risk, which is defined as the exposure of the net interest income arising in the Bank Book to an adverse movement in interest rates over the next twelve months. Given the fact that all client business with fixed maturities is "match funded" with UBS Warburg, these transactions are not affected by changes in interest rates. Therefore only net interest income positions resulting from replicating portfolios may be exposed to market changes. This measure estimates the impact of different changes in the level of interest rates using shock scenarios as well as gradual changes in interest rates over a period of time. All of the scenarios are compared with a scenario in which current market rates are held constant for the next twelve months.

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- The economic value sensitivity, which is defined as the potential change in market value of the Bank Book resulting from changes in interest rates. This estimates the effect of an immediate interest rate shock on the net position in the Bank Book.

The net interest income at risk measure on the Bank Book considers such variables as:

-  repricing characteristics of assets and liabilities;

-  rate barrier effects, such as caps and floors, on assets and liabilities;

-  maturity effects of replicating portfolios; and

-  behavior of competitors.

Both measures are based on the Bank Book's interest rate position excluding the liability position relating to the "equity replication portfolio." The methodology is designed to highlight the effects of market changes in interest rates on existing balance sheet positions; it ignores future changes in the asset and liability mix and therefore it is not by itself a measure of future net interest income.

The two methodologies provide different measures of the level of interest rate risk. The economic value sensitivity measure provides a longer term view, since this considers the present value of all future cash flows generated from the existing balance sheet positions. The net interest income at risk measure provides a shorter term view, as it considers the repricing effect of all maturing positions over the next twelve months. The table below shows the change in risk under both measures at 30 June 2000, 31 December 1999 and 1998.

                                                              30 JUNE     31 DECEMBER
                                                               2000      1999    1998
                                                                 (CHF in millions)
-------------------------------------------------------------------------------------
Net interest income at risk.................................     (188)   (355)   (265)
Economic value sensitivity..................................     (787)   (555)   (493)

Among various scenarios that have been analyzed the net interest income at risk figure shown is the worst case and relates to an interest rate shock (parallel shift) of -200 basis points. At 31 December 1998, the difference to the constant market rate scenario represents -4.07% of UBS's 1998 total net interest income, -5.6% at 31 December 1999 and -3.0% at 30 June 2000. In this extreme scenario the largest part of the decrease would occur due to lower margins on deposit accounts and lower returns on the investment of UBS's equity.

The economic value sensitivity shows the effect of a 100 basis point adverse interest rate shock, implying that the bank had an exposure of CHF (493) million to rising interest rates at 31 December 1998, CHF (555) million at 31 December 1999 and CHF (787) million at 30 June 2000.

Liquidity and Funding Management. UBS's approach to liquidity management seeks to ensure that UBS will always have sufficient liquidity to meet its liabilities in a timely manner while preserving the option of exploiting potential strategic market opportunities. UBS's centralized approach to liquidity management encompasses the entire network of branches and all subsidiaries and ensures that the liquidity position is more than adequate to cover short-term liabilities at all times. UBS's liquidity management is based on an integrated framework that incorporates an assessment of all known cash flows within UBS as well as the availability of high grade collateral that could be used to secure additional funding if required. The liquidity position is prudently managed under different potential scenarios taking stress factors into due consideration.

UBS's Board of Directors has approved a policy that establishes the core principles for liquidity management and has defined an appropriate contingency plan. A first set of principles relates to the establishment of liquidity risk limits, such as a net overnight funding limit. The risk limits are set by

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the Group Executive Board and monitored by the Group Treasury Committee, or "GTC," which is chaired by the Group Treasurer and meets on a monthly basis in order to assess the bank's liquidity exposure. A second set of principles concentrates on liquidity crisis management for which detailed contingency plans have been worked out. Regional committees constantly monitor the markets in which UBS operates for potential threats and regularly report their findings to the GTC. If a liquidity crisis occurs, regional crisis task forces will perform all necessary contingency actions under the command of senior management.

The liquidity management process is undertaken jointly by Group Treasury and CCT. Group Treasury's function is to establish a comprehensive framework of directives and risk limits, while CCT undertakes the operational cash and collateral management transactions within the established parameters. UBS's centralized cash and collateral business management structure facilitates a tight control on both the global cash position and the stock of highly liquid and rediscountable securities.

UBS's funding strategy seeks to ensure that business activities are funded at the lowest possible costs. With a broad diversification (by market, product and currency) of funding sources UBS maintains a well balanced portfolio of liabilities which generate a stable flow of financing and additionally provides protection in the event of market disruptions. In this context UBS's strong domestic retail business is a very valuable, cost efficient and reliable source of funding. Through the establishment of short-, medium- and long-term funding programs in Europe, in the US and in Asia, UBS can raise funds globally in a very efficient manner and minimize its dependence on any particular source of funding.

See "--Liquidity and Capital Resources" for additional information.

Currency Management. UBS's corporate currency management activities are designed to protect UBS's equity and the expected future foreign currency cash-flows from adverse currency movements against the Swiss franc while preserving the option of exploiting any market opportunities which may arise.

The following principles guide the approach to managing this risk:

-  UBS's equity must be invested in Swiss francs (translation risk management);
   and

- Recognized foreign currency exposures must be hedged proactively for the whole financial year, which represents the cycle of financial accounting (transaction risk management).

Translation (Balance Sheet) Currency Risk. UBS aims to maintain the flexibility to allow foreign assets (a business unit or a non-financial asset) to be divested at any time without adverse currency impacts. To limit these undesired foreign exchange impacts on investments and divestments of these assets, foreign currency assets are match funded in the relevant currency. The match-funding principle is also applied to the financing of foreign investments, including foreign equity investments. This strategy, together with the repatriation into Swiss francs of foreign currency dividends and capital, ensures that UBS's equity is always fully invested in Swiss francs.

Transaction (Revenues/Costs) Currency Risk. UBS's transaction risk currency management process is designed to protect the budgeted annual foreign currency net profits against adverse currency movements during the relevant reporting period. Foreign currency net profits are actively managed by Group Treasury on behalf of UBS in accordance with the instructions of the Group Executive Board and subject to the VaR limit that has been established for this risk. The budgeted net profits are treated as long forward foreign exchange exposures in the local reporting currency against the Swiss franc.

The non-trading foreign currency exposures are hedged mainly with foreign exchange forward contracts, although foreign exchange options are also used particularly where there is a measure of uncertainty about the magnitude of the underlying income. The net position of the budgeted net profits and the corresponding hedges is the basis for the VaR calculation on Group Treasury's non-trading

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currency position. During the year, actual results are continuously monitored. Major budget deviations must be communicated to Group Treasury for potential additional hedge transactions. The VaR analysis, which is performed daily, is based on the same 10-day 99% confidence level as applies in UBS Warburg. The validity of the VaR measurement is evaluated by conducting backtests, which compare the estimated VaR amount with the actual shift of the positions' profit or loss due to exchange rate movements.

The following table summarizes the VaR usage during the second half of 1998, 1999 and the first half of 2000.

                                           MINIMUM    MAXIMUM    AVERAGE    LAST VALUE OF PERIOD
VAR                                                          (CHF in millions)
------------------------------------------------------------------------------------------------
1 JULY -- 31 DECEMBER 1998...............     37.2      133.7       77.5                    79.2
1999.....................................      1.4       77.8       37.1                    59.7
1 JANUARY -- 30 JUNE 2000................     11.7      113.4       52.2                    12.2

The principal contributors to UBS's non-trading currency exposure are the operations in the UK and the US. In general, the VaR position is highest at the beginning of the year when the budgeted net profits are transferred to Group Treasury and is gradually reduced during the year depending on the exact hedge strategy being used. The underlying policy is to keep the VaR of the non-trading currency position as low as practicable.

Capital Management. Capital management is undertaken at UBS by Group Treasury as an integral asset and liability management function. UBS's overall capital needs are continually reviewed to ensure that its capital base can appropriately support the anticipated needs of the divisions as well as regulatory capital requirements. See "--Liquidity and Capital Resources--Capital Resources" for further details.

Performance Measurement. UBS is in the process of implementing a comprehensive value based management approach intended to support management in key tasks like planning, investments, capital allocation, performance appraisal and compensation, strategic risk management and communication to investors and analysts.

Divisional business plans, planned acquisitions, investments and divestments are evaluated and approved on the basis of their expected contribution to shareholder value. Actual performance is appraised using division specific hurdle rates and according to the contribution to value creation. The implicit costs of risk tolerance as well as the consumption of regulatory equity and risk control efforts are therefore considered in an appropriate way.

     Selected Statistical Information

The tables below set forth selected statistical information regarding UBS's banking operations. Unless otherwise indicated, average balances for the year ended 31 December 1999 are calculated from monthly data and averages for the years ended 31 December 1998 and 1997 are calculated from quarterly data. The distinction between domestic and foreign generally is based on the domicile of the booking location. For loans, this method is not significantly different from an analysis based on domicile of the borrower. Disclosures for the years ended 31 December 1996 and 1995, where applicable, are presented for Union Bank of Switzerland and Swiss Bank Corporation individually. Combined data is not presented for these periods because differences between accounting policies of the predecessor banks were significant or could not be quantified, or because significant inter-company balances could not be identified and eliminated. For purposes of this selected statistical information, "UBS" refers to Union Bank of Switzerland and "SBC" refers to Swiss Bank Corporation.

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Average Balances and Interest Rates. The following table sets forth average interest-earning assets and average interest-bearing liabilities, along with the average rates, for the years ended 31 December 1999, 1998 and 1997.

                                                1999                              1998                            1997
                       AVERAGE              AVERAGE     AVERAGE               AVERAGE    AVERAGE              AVERAGE
                       BALANCE   INTEREST   RATE (%)    BALANCE    INTEREST   RATE (%)   BALANCE   INTEREST   RATE (%)
                                                    (CHF in millions, except percentages)
----------------------------------------------------------------------------------------------------------------------
ASSETS
Money market paper
  Domestic...........    2,798        27      1.0%         4,002        70      1.7%       6,768       181      2.7%
  Foreign............   48,179     1,144      2.4%        20,679       763      3.7%      27,416     1,133      4.1%
Due from banks
  Domestic...........   19,451       705      3.6%        22,703       916      4.0%      22,823       926      4.1%
  Foreign............   28,999     1,269      4.4%        43,705     2,852      6.5%      33,003     2,278      6.9%
Securities borrowed
  and reverse
  repurchase
  agreements
  Domestic...........    3,265       117      3.6%         7,751        89      1.2%          --        --       --
  Foreign............  223,962    11,305      5.0%       275,549    10,290      3.7%     257,090    11,328      4.4%
Trading portfolio
  Domestic...........   36,269        72      0.2%        78,211        78      0.1%      19,915       139      0.7%
  Foreign............  124,564     4,460      3.6%       119,629     3,802      3.2%     153,211     4,059      2.6%
Loans
  Domestic...........  200,111     7,733      3.9%       207,937     8,839      4.3%     216,114    10,646      4.9%
  Foreign............   58,634     3,326      5.7%        72,445     5,440      7.5%      61,110     5,400      8.8%
Financial investments
  Domestic...........    2,066        74      3.6%         3,481       104      3.0%       3,819       119      3.1%
  Foreign............    3,737        85      2.3%         7,105       268      3.8%       9,491       379      4.0%
Net interest on
  swaps..............       --     2,132       --             --     1,701       --           --       725       --
                       -------    ------               ---------    ------               -------    ------
Total
  interest-earning
  assets.............  752,035    32,449      4.3%       863,197    35,212      4.1%     810,760    37,313      4.6%
Non-interest-earning
  assets
  Positive
    replacement
    values...........  146,036                           164,708                         124,224
  Fixed assets.......    8,824                            11,316                          12,628
  Other..............   34,957                            33,897                          32,846
                       -------                         ---------                         -------
TOTAL AVERAGE
  ASSETS.............  941,852                         1,073,118                         980,458
                       =======                         =========                         =======
LIABILITIES AND
  EQUITY
Money market paper
  issued
  Domestic...........      146         1      0.7%           255         2      0.8%         625        12      1.9%
  Foreign............   57,956     2,394      4.1%        51,435     2,557      5.0%      42,565     1,920      4.5%
Due to banks
  Domestic...........   37,581     1,303      3.5%        69,140     2,772      4.0%      76,269     1,749      2.3%
  Foreign............   41,583     1,704      4.1%        51,209     3,205      6.3%      63,498     4,155      6.5%

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                                                1999                              1998                            1997
                       AVERAGE              AVERAGE     AVERAGE               AVERAGE    AVERAGE              AVERAGE
                       BALANCE   INTEREST   RATE (%)    BALANCE    INTEREST   RATE (%)   BALANCE   INTEREST   RATE (%)
                                                    (CHF in millions, except percentages)
----------------------------------------------------------------------------------------------------------------------
Securities loaned and
  repurchase
  agreements
  Domestic...........   12,830       106      0.8%        12,261        71      0.6%          --        --       --
  Foreign............  144,837     8,340      5.8%       186,819     7,472      4.0%     177,128     9,660      5.5%
Trading portfolio
  Domestic...........       --        --       --             --        --       --           --        --       --
  Foreign............   48,560     2,070      4.3%        65,677     1,741      2.7%      40,541     1,492      3.7%
Due to customers
  Domestic...........  155,887     1,920      1.2%       161,688     2,613      1.6%     169,514     3,030      1.8%
  Foreign............  122,411     5,593      4.6%       132,338     7,275      5.5%     121,305     6,505      5.4%
Long-term debt
  Domestic...........   16,241       979      6.0%        21,267     1,138      5.4%      29,010     1,481      5.1%
  Foreign............   37,963     2,130      5.6%        31,024     1,348      4.3%      23,788     1,055      4.4%
                       -------    ------               ---------    ------               -------    ------
Total
  interest-bearing
  liabilities........  675,995    26,540      3.9%       783,113    30,194      3.9%     744,243    31,059      4.2%
Non-interest-bearing
  liabilities
  Negative
    replacement
    values...........  171,800                           187,934                         136,151
  Other..............   60,946                            69,184                          66,755
                       -------                         ---------                         -------
Total liabilities....  908,741                         1,040,231                         947,149
Shareholders'
  equity.............   33,111                            32,887                          33,309
                       -------                         ---------                         -------
TOTAL AVERAGE
  LIABILITIES AND
  SHAREHOLDERS'
  EQUITY.............  941,852                         1,073,118                         980,458
                       =======                         =========                         =======
NET INTEREST INCOME..              5,909                             5,018                           6,254
NET YIELD ON
  INTEREST-EARNING
  ASSETS.............                         0.8%                              0.6%                            0.8%

All assets and liabilities are translated into Swiss francs at uniform month-end rates. Income and expenses are translated at monthly average rates.

Average rates earned and paid on assets and liabilities can change from period to period based on the changes in interest rates in general, but also are affected by changes in the currency mix included in the assets and liabilities. This is especially true for foreign assets and liabilities. Tax exempt income is not recorded on a tax-equivalent basis. For all three years presented, it is considered to be insignificant and therefore the impact from such income is negligible.

Interest income and expense on certain accounts are reported as trading income in UBS's 1997 consolidated financial statements, but are reported against those accounts in the table. These accounts include: money market paper, securities borrowed and lent, reverse repurchase and repurchase agreements, and trading assets and liabilities. Also, the interest expense in UBS's 1997 consolidated financial statements is reduced by an amount for funding costs for trading positions, which is not

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reflected in the preceding table. The following table reconciles net interest on interest-earnings assets as shown in the table above to net interest income in UBS's 1997 consolidated financial statements.

                                                                1997
                                                                (CHF in
                                                              millions)
-----------------------------------------------------------------------
Net interest on interest-earning assets.....................     6,254
  Money market paper........................................        --
  Securities borrowed and reverse repurchase agreements.....  (11,328)
  Trading portfolio assets..................................   (4,198)
  Securities loaned and repurchase agreements...............     9,660
  Trading portfolio liabilities.............................     1,492
  Funding costs for trading positions.......................     5,056
                                                               -------
NET INTEREST PER FINANCIAL STATEMENTS.......................     6,936
                                                               =======

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Analysis of Changes in Interest Income and Expense. The following tables allocate, by categories of interest-earning assets and interest-bearing liabilities, the changes in interest income and expense due to changes in volume and interest rates for the year ended 31 December 1999 compared to the year ended 31 December 1998, and for the year ended 31 December 1998 compared to the year ended 31 December 1997. Volume and rate variances have been calculated on movements in average balances and changes in interest rates. Changes due to a combination of volume and rate have been allocated proportionally.

                                                    1999 OVER 1998                        1998 OVER 1997
                                        INCREASE (DECREASE) DUE TO            INCREASE (DECREASE) DUE TO
                                                        CHANGES IN                            CHANGES IN
                               AVERAGE                               AVERAGE
                               VOLUME    AVERAGE RATE   NET CHANGE   VOLUME    AVERAGE RATE   NET CHANGE
                                                           (CHF in millions)
--------------------------------------------------------------------------------------------------------
INTEREST-EARNING ASSETS
Money market paper
  Domestic...................      (21)           (22)         (43)      (74)           (37)        (111)
  Foreign....................    1,014           (633)         381      (278)           (92)        (370)
Due from banks
  Domestic...................     (131)           (80)        (211)       (5)            (4)          (9)
  Foreign....................     (960)          (623)      (1,583)      739           (165)         574
Securities borrowed and
  reverse repurchase
  agreements
  Domestic...................      (52)            79           27        89             --           89
  Foreign....................   (1,926)         2,941        1,015       813         (1,851)      (1,038)
Trading portfolio
  Domestic...................      (42)            36           (6)      407           (468)         (61)
  Foreign....................      157            501          658      (890)           633         (257)
Loans
  Domestic...................     (333)          (773)      (1,106)     (403)        (1,404)      (1,807)
  Foreign....................   (1,037)        (1,077)      (2,114)    1,002           (962)          40
Financial investments
  Domestic...................      (13)           (17)         (30)      (11)            (4)         (15)
  Foreign....................     (126)           (57)        (183)      (95)           (16)        (111)
                               -------        -------      -------   -------        -------      -------
Interest income
  Domestic...................     (592)          (777)      (1,369)        3         (1,917)      (1,914)
  Foreign....................   (2,878)        (1,053)      (1,825)    1,291         (2,453)      (1,162)
                               -------        -------      -------   -------        -------      -------
Total interest-earning
  assets.....................   (3,470)           276       (3,194)    1,294         (4,370)      (3,076)
                               -------        -------      -------   -------        -------      -------
Net interest on swaps........                                  431                                   976
                                                           -------                               -------
Total interest income........                               (2,763)                               (2,100)
                                                           -------                               -------
                                                           -------                               -------

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                                                    1999 OVER 1998                        1998 OVER 1997
                                        INCREASE (DECREASE) DUE TO            INCREASE (DECREASE) DUE TO
                                                        CHANGES IN                            CHANGES IN
                               AVERAGE                               AVERAGE
                               VOLUME    AVERAGE RATE   NET CHANGE   VOLUME    AVERAGE RATE   NET CHANGE
                                                           (CHF in millions)
--------------------------------------------------------------------------------------------------------
INTEREST-BEARING LIABILITIES
Money market paper issued
  Domestic...................       (1)            (0)          (1)       (7)            (3)         (10)
  Foreign....................      324           (487)        (163)      400            237          637
Due to banks
  Domestic...................   (1,265)          (204)      (1,469)     (164)         1,187        1,023
  Foreign....................     (602)          (899)      (1,501)     (804)          (146)        (950)
Securities loaned and
  repurchase agreements
  Domestic...................        3             32           35        71             --           71
  Foreign....................   (1,679)         2,547          868       529         (2,717)      (2,188)
Trading portfolio
  Domestic...................       --             --           --        --             --           --
  Foreign....................     (454)           783          329       926           (677)         249
Due to customers
  Domestic...................      (94)          (599)        (693)     (140)          (277)        (417)
  Foreign....................     (546)        (1,136)      (1,682)      592            178          770
Long-term debt
  Domestic...................     (269)           110         (159)     (395)            52         (343)
  Foreign....................      302            480          782       321            (28)         293
                               -------   ------------   ----------   -------   ------------   ----------
Interest expense
  Domestic...................   (1,626)          (661)      (2,287)     (635)           959          324
  Foreign....................   (2,655)         1,288       (1,367)    1,964         (3,153)      (1,189)
                               -------   ------------   ----------   -------   ------------   ----------
Total interest-bearing
  liabilities................   (4,281)           627       (3,654)    1,329         (2,194)        (865)
                               =======   ============   ==========   =======   ============   ==========

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Deposits. The following table analyzes average deposits and the average rates on each deposit category listed below at and for the years ended 31 December 1999, 1998 and 1997. The geographic allocation is based on the location of the office or branch where the deposit is made.

                                                1999                   1998                   1997
                                 AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                 DEPOSIT    RATE (%)    DEPOSIT    RATE (%)    DEPOSIT    RATE (%)
                                               (CHF in millions except percentages)
--------------------------------------------------------------------------------------------------
BANKS
  Domestic offices:
     Demand deposits...........   12,736      0.9%       11,890      0.6%        9,856      0.8%
     Time deposits.............    6,715      4.8%       10,813      4.7%       12,967      2.5%
                                 -------                -------                -------
     Total domestic offices....   19,451      2.2%       22,703      2.6%       22,823      1.8%
                                 -------                -------                -------
  Foreign offices:
     Interest-bearing
       deposits(1).............   28,999      4.1%       43,705      6.3%       33,003      6.5%
                                 -------                -------                -------
TOTAL DUE TO BANKS.............   48,450      3.4%       66,408      5.0%       55,826      4.6%
                                 =======                =======                =======
CUSTOMER ACCOUNTS
  Domestic offices:
     Demand deposits...........   49,261      0.6%       44,569      0.7%       41,411      0.8%
     Savings deposits..........   80,543      1.1%       82,561      1.6%       85,027      1.8%
     Time deposits.............   26,083      2.8%       34,558      2.9%       43,076      2.7%
                                 -------                -------                -------
     Total domestic offices....  155,887      1.2%      161,688      1.6%      169,514      1.8%
                                 -------                -------                -------
  Foreign offices:
     Demand deposits...........  122,411      4.6%      132,338      5.5%      121,305      5.4%
                                 -------                -------                -------
TOTAL DUE TO CUSTOMERS.........  278,298      2.7%      294,026      3.4%      290,819      3.3%
                                 =======                =======                =======

------------
(1)  Includes mostly time deposits.

At 31 December 1999, the maturity of time deposits exceeding CHF 150,000, or an equivalent amount in other currencies, was as follows.

                                                              AT 31 DECEMBER 1999
                                                              DOMESTIC    FOREIGN
                                                               (CHF in millions)
---------------------------------------------------------------------------------
Within 3 months.............................................   32,466     117,260
3 to 12 months..............................................    4,620       7,784
1 to 5 years................................................    1,027         978
Over 5 years................................................      429       2,333
                                                               ------     -------
TOTAL TIME DEPOSITS.........................................   38,542     128,355
                                                               ======     =======

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Short-Term Borrowings. The following table presents UBS's period-end, average and maximum month-end outstanding amounts for short-term borrowings, along with the average rates and period-end rates at and for the years ended 31 December 1999, 1998 and 1997.

                            MONEY MARKET PAPER ISSUED                DUE TO BANKS         REPURCHASE AGREEMENTS
                             1999      1998      1997     1999     1998      1997      1999      1998      1997
                                                            (CHF in millions)
---------------------------------------------------------------------------------------------------------------
Period-end balance......  64,655    51,527    55,600    40,580   10,361    84,952   217,736   137,617   191,792
Average balance.........  58,103    51,690    43,190    30,714   53,941    83,941   149,071   177,298   153,028
Maximum month-end
  balance...............  76,368    53,710    55,600    64,562   89,072   105,332   217,736   202,062   191,792
Average interest rate
  during the period.....     4.1%      5.0%      4.5%      4.5%     4.9%      4.0%      4.8%      3.6%      5.3%
Average interest rate at
  period-end............     4.6%      4.6%      4.5%      4.8%     4.4%      4.2%      3.9%      4.9%      4.5%

Loans. UBS's loans are widely dispersed over customer categories both within and outside of Switzerland. No one concentration of loans, with the exceptions of private households in Switzerland and foreign commercial and manufacturing, accounted for more than 10% of the total loan portfolio. For further discussion of UBS's loan portfolio, see "--Analysis of Risks--Credit Risk." The following table illustrates the diversification of the loan portfolio among customer categories at 31 December 1999, 1998, 1997, 1996 and 1995. The industry categories presented are consistent with the classification of loans for reporting to the Swiss Federal Banking Commission and Swiss National Bank.

                                                                          1996                  1995
                              1999       1998       1997        UBS        SBC        UBS        SBC
                                                       (CHF in millions)
----------------------------------------------------------------------------------------------------
Domestic:
  Banks..................    5,802      4,543     17,751     15,039      2,532      2,700      2,467
  Financial
    institutions.........    9,387     10,240     11,371     14,465      6,752     12,865      6,673
  Construction...........    6,577      7,897      9,627      6,022      4,556      3,737      4,644
  Services (1)...........   14,862     11,582     13,083      7,841      6,383      6,011      6,401
  Retail and wholesale...   10,904      8,912     10,512      7,220      6,602      6,772      6,323
  Hotels and
    restaurants..........    4,259      4,129      4,668      4,815      2,200      4,311      2,219
  Real estate and rentals
    (2)..................   19,835     21,231     22,915        N/A        N/A        N/A        N/A
  Manufacturing..........   11,377     13,505     16,440      9,650      9,019     10,113      9,788
  Public authorities.....    5,277      5,858      6,354      3,271      4,972      2,727      4,484
  Private households.....   93,846     97,664    109,044     55,088     59,098     48,935     56,732
  Other..................    1,818      1,662      1,862      1,156        694      1,629        747
                           -------    -------    -------    -------    -------    -------    -------
Total domestic...........  183,944    187,223    223,627    124,567    102,808     99,800    100,478
Foreign:
  Banks..................   24,983     65,000     49,559     25,048     70,758     88,586     42,689
  Other loans (3)........   69,087     78,741     80,054     33,412     34,758     55,188     29,814
                           -------    -------    -------    -------    -------    -------    -------
Total foreign............   94,070    143,741    129,613     58,460    105,516    143,774     72,503
                           -------    -------    -------    -------    -------    -------    -------
TOTAL GROSS LOANS........  278,014    330,964    353,240    183,027    208,324    243,574    172,981
                           =======    =======    =======    =======    =======    =======    =======

---------------
(1) Includes transportation, communication, health and social work, education and other social and personal service activities.

(2) Includes real estate development, buying, selling and leasing of real estate, agency activities and real estate management. The Swiss National Bank introduced this category in 1997; prior years' balances cannot be restated.

(3) Includes commercial and manufacturing (52%), financial institutions (25%), commodities (8%) and other (15%) at 31 December 1999.

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The following table analyzes UBS's mortgage portfolio by geographic origin of the customer and type of mortgage at 31 December 1999, 1998, 1997, 1996 and 1995. Mortgages are included in the aforementioned industry categories.

                                                                                     1996              1995
                                             1999      1998      1997      UBS      SBC      UBS      SBC
                                                                   (CHF in millions)
-----------------------------------------------------------------------------------------------------------
Mortgages:
  Domestic................................  126,677   138,306   142,919   68,534   70,966   67,200   67,098
  Foreign.................................    1,310     2,479     3,883    1,657    2,266    1,306    2,372
                                            -------   -------   -------   ------   ------   ------   ------
Total gross mortgages.....................  127,987   140,785   146,802   70,191   73,232   68,506   69,470
                                            =======   =======   =======   ======   ======   ======   ======
Mortgages:
  Residential.............................   91,408   106,093   105,926   48,508   49,794   48,711   46,083
  Commercial..............................   36,579    34,692    40,876   21,683   23,438   19,795   23,387
                                            -------   -------   -------   ------   ------   ------   ------
Total gross mortgages.....................  127,987   140,785   146,802   70,191   73,232   68,506   69,470
                                            =======   =======   =======   ======   ======   ======   ======

Loan Maturities. The following table discloses loans by maturity at 31 December 1999. The determination of maturities is based on contract terms. Information on interest rate sensitivities can be found in Note 33 of UBS's consolidated financial statements.

                                           WITHIN 1 YEAR    1 TO 5 YEARS    OVER 5 YEARS     TOTAL
                                                              (CHF in millions)
---------------------------------------------------------------------------------------------------
Domestic:
  Banks..................................          5,756              21              25      5,802
  Mortgages..............................         66,787          57,582           2,308    126,677
  Other loans............................         39,665           9,304           2,496     51,465
                                           -------------    ------------    ------------    -------
Total domestic...........................        112,208          66,907           4,829    183,944
                                           -------------    ------------    ------------    -------
Foreign:
  Banks..................................         24,286             453             244     24,983
  Mortgages..............................            802             287             221      1,310
  Other loans............................         62,140           4,124           1,513     67,777
                                           -------------    ------------    ------------    -------
Total foreign............................         87,228           4,864           1,978     94,070
                                           -------------    ------------    ------------    -------
Total gross loans........................        199,436          71,771           6,807    278,014
                                           =============    ============    ============    =======

Impaired, Non-Performing and Restructured Loans. UBS classifies a loan as impaired when it is determined that there is a high probability that the bank will suffer a partial or full loss. A provision is then made with respect to the probable loss to be incurred for the loan in question. Within the category are non-performing loans, for which the contractual payments of principal and/or interest are in arrears for 90 days or more. After the 90-day period, UBS no longer recognizes interest income on the loan and takes a charge for the unpaid and accrued interest receivable. Unrecognized interest related to non-performing loans amounted to CHF 409 million, CHF 423 million and CHF 450 million for the years ended 31 December 1999, 1998 and 1997, respectively. The table below provides an analysis of the Group's non-performing and restructured loans at 31 December 1999, 1998, 1997, 1996 and 1995. For further discussion of impaired and non-performing loans, see "--Analysis of Risks--Credit Risk."

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UBS
--------------------------------------------------------------------------------

                                                                              1996               1995
                                      1999      1998      1997      UBS      SBC       UBS      SBC
                                                            (CHF in millions)
-----------------------------------------------------------------------------------------------------
Non-performing loans:
  Domestic.........................  11,435    14,023    15,238    7,171     9,587    7,787    10,582
  Foreign..........................   1,638     2,091     1,426      414     1,446      424     1,703
                                     ------    ------    ------    -----    ------    -----    ------
TOTAL NON-PERFORMING LOANS.........  13,073    16,114    16,664    7,585    11,033    8,211    12,285
                                     ======    ======    ======    =====    ======    =====    ======
FOREIGN RESTRUCTURED LOANS(1)......     287       449       638      473       289      439       301
                                     ======    ======    ======    =====    ======    =====    ======

---------------
(1) Amounts presented for 1999 and 1998 include only performing foreign restructured loans. Amounts presented for prior years include both performing and non-performing foreign restructured loans. UBS does not, as a matter of policy, typically restructure loans to accrue interest at rates different from the original contractual terms or reduce the principal amount of loans. Instead, specific loan allowances are established as necessary. Unrecognized interest related to the foreign restructured loans was not material to the results of operations during these periods.

In addition to the data above analyzing non-performing loans, at 31 December 1999 UBS had CHF 9,383 million in "other impaired loans." These are loans that are current, or less than 90 days in arrears, with respect to payment of principal or interest; however, UBS's credit officers have expressed doubts as to the ability of the borrowers to repay the loans, and specific allowances of CHF 3,810 million have been established against them. These loans are primarily domestic.

Cross-Border Outstandings. Cross-border outstandings consist of general banking products such as loans and deposits with third parties, credit equivalents of over-the-counter derivatives and repurchase agreements, and the market value of the inventory of securities. The outstandings are monitored and reported on an ongoing basis by the credit risk management organization with a dedicated country risk information system. With the exception of the 27 most developed economies, the exposures are rigorously limited.

Claims that are secured by third-party guarantees are recorded against the guarantor's country of domicile. Outstandings that are secured by collateral are recorded against the country where the asset could be liquidated. This follows the "Guidelines for the Management of Country Risk," which are applicable to all banks that report to the Swiss Federal Banking Commission as their supervisory body.

The following tables list those countries for which UBS's cross-border outstandings exceeded 0.75% of total assets at 31 December 1999, 1998 and 1997. At 31 December 1999, there were no outstandings that exceeded 0.75% of total assets in any country currently facing liquidity problems that the bank expects would materially affect the country's ability to service its obligations.

For more information on cross-border outstandings, see "--Analysis of Risks--Credit Risk--Country Risk Exposure."

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 118

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                                                                                AT 31 DECEMBER 1999
                              BANKING PRODUCTS       TRADED       TRADEABLE              % OF TOTAL
                             BANKS    NON-BANKS    PRODUCTS(1)    ASSETS(2)    TOTAL       ASSETS
                                                       (CHF in millions)
---------------------------------------------------------------------------------------------------
United States..............  3,202        2,508         41,970       48,012    95,692       9.7%
Japan......................  1,117          965          7,153       69,194    78,429       8.0%
United Kingdom.............  3,417        3,193         11,273       58,300    76,183       7.8%
Germany....................  4,455        3,174         41,422        8,181    57,232       5.8%
Italy......................  2,462          762          6,803        8,708    18,735       1.9%
Netherlands................  1,932        1,149          6,648        4,993    14,722       1.5%
France.....................  1,200        1,395          7,324        4,379    14,298       1.5%
Australia..................  2,688          409          6,342        3,735    13,174       1.3%
Canada.....................    866          492          5,233          807     7,398       0.8%

                                                                                AT 31 DECEMBER 1998
                            BANKING PRODUCTS        TRADED       TRADEABLE               % OF TOTAL
                           BANKS     NON-BANKS    PRODUCTS(1)    ASSETS(2)     TOTAL       ASSETS
                                                      (CHF in millions)
---------------------------------------------------------------------------------------------------
United States............  13,882        2,292         27,922       65,543    109,639       11.6%
United Kingdom...........   4,006        2,583         10,912       32,348     49,849        5.3%
Japan....................   1,633          768          7,879       38,133     48,413        5.1%
Germany..................   7,850        2,500         20,666       15,903     46,919        5.0%
France...................   2,490        1,420         10,037        8,521     22,468        2.4%
Italy....................   2,174        1,201          8,236        9,394     21,005        2.2%
Australia................   6,749          543          3,097        4,760     15,149        1.6%
Netherlands..............   1,221        1,086          6,134        6,363     14,804        1.6%
Sweden...................     449          812          3,710        8,091     13,062        1.4%
Canada...................     755          549          5,162        3,479      9,945        1.1%
Austria..................     769           82          1,513        5,436      7,800        0.8%
Spain....................     913          350          2,495        3,701      7,459        0.8%
Belgium..................   1,248          162          2,393        3,599      7,402        0.8%
Luxembourg...............   1,212        2,130          1,723        2,195      7,260        0.8%

                                                                            UBS AT 31 DECEMBER 1997
                                       BANKING       TRADED       TRADEABLE              % OF TOTAL
                                       PRODUCTS    PRODUCTS(1)    ASSETS(2)    TOTAL       ASSETS
                                                            (CHF in millions)
---------------------------------------------------------------------------------------------------
United States........................     8,306         10,063           --    18,369          3.2%
France...............................     7,338          3,450           --    10,788          1.9%
Germany..............................     5,074          4,704           --     9,778          1.7%
United Kingdom.......................     2,741          6,963           --     9,704          1.7%
Italy................................     6,088          1,748           --     7,836          1.4%
Singapore............................     5,930            739           --     6,669          1.2%
Luxembourg...........................     4,832          1,123           --     5,955          1.0%
Japan................................     1,641          4,101           --     5,742          1.0%
Netherlands..........................     3,524          1,114           --     4,638          0.8%

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                                                                            SBC AT 31 DECEMBER 1997
                                       BANKING       TRADED       TRADEABLE              % OF TOTAL
                                       PRODUCTS    PRODUCTS(1)    ASSETS(2)    TOTAL       ASSETS
                                                            (CHF in millions)
---------------------------------------------------------------------------------------------------
United States........................    23,084         11,432       26,170    60,686         13.8%
Germany..............................     4,790         10,404        8,768    23,962          5.5%
Japan................................     2,022          6,555       11,870    20,447          4.7%
France...............................     1,271          5,150        2,900     9,321          2.1%
Netherlands..........................     2,621          4,009        2,379     9,009          2.1%
Italy................................     2,419          2,541        3,988     8,948          2.0%
Sweden...............................     1,144          2,096        1,254     4,494          1.0%
Belgium..............................       365          1,664        2,035     4,064          0.9%
Canada...............................       655          2,531          818     4,004          0.9%
Australia............................        73          1,982        1,671     3,726          0.8%
Cayman Islands.......................       771          1,443        1,328     3,542          0.8%

---------------
(1) Traded products consist of derivative instruments and repurchase agreements.

(2) Tradeable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

Summary of Movements in Allowances and Provisions for Credit Losses. The following table provides an analysis of movements in allowances and provisions for credit losses for the years ended 31 December 1999, 1998, 1997, 1996 and 1995.

As a result of Swiss bankruptcy laws, banks write off loans against allowances only upon final settlement of bankruptcy proceedings, the sale of the underlying asset and/or in case of the forgiveness of debt. Under Swiss law, a creditor can continue to collect from a debtor who has emerged from bankruptcy, unless the debt has been forgiven through a formal agreement.

--------------------------------------------------------------------------------
 120

UBS
--------------------------------------------------------------------------------

                                                                                       1996              1995
                                                                            ---------------   ---------------
                                                  1999     1998     1997     UBS      SBC      UBS      SBC
                                                                      (CHF in millions)
-------------------------------------------------------------------------------------------------------------
Balance at beginning of year...................  14,978   16,213   18,135    6,413    6,700    6,412    7,403
Writeoffs:
  Domestic:
    Banks......................................      (4)      (2)      (5)      --       --       (3)      --
    Financial institutions.....................     (92)     (66)    (226)     (32)    (284)     (57)     (88)
    Construction...............................    (296)    (228)    (408)    (103)    (140)    (447)    (166)
    Services(1)................................    (315)    (116)    (229)    (220)     (54)    (283)    (100)
    Retail and wholesale.......................    (210)    (178)    (227)    (108)     (46)    (192)     (68)
    Hotels and restaurants.....................    (137)     (98)    (138)     (28)     (37)     (46)     (35)
    Real estate and rentals(2).................    (823)    (610)    (871)    (561)    (263)    (386)    (278)
    Manufacturing..............................    (242)    (214)    (514)    (179)    (111)    (197)    (171)
    Public authorities.........................      --       (2)     (19)      --       (3)      --       (2)
    Private households.........................    (598)    (534)  (1,214)    (306)    (389)    (220)    (867)
    Other......................................     (41)     (15)     (29)     (85)     (35)    (155)     (28)
                                                 ------   ------   ------   ------   ------   ------   ------
  Total domestic...............................  (2,758)  (2,063)  (3,880)  (1,622)  (1,362)  (1,986)  (1,803)
  Foreign......................................    (517)    (261)    (240)     (49)    (350)     (73)    (339)
                                                 ------   ------   ------   ------   ------   ------   ------
Total writeoffs................................  (3,275)  (2,324)  (4,120)  (1,671)  (1,712)  (2,059)  (2,142)
Recoveries:
  Domestic.....................................      54       59      406      438       71      354       78
  Foreign......................................      11       --       36       25       20        8       --
                                                 ------   ------   ------   ------   ------   ------   ------
Total recoveries...............................      65       59      442      463       91      362       78
                                                 ------   ------   ------   ------   ------   ------   ------
Net writeoffs..................................  (3,210)  (2,265)  (3,678)  (1,208)  (1,621)  (1,697)  (2,064)
Increase in credit loss allowances.............     956      951    1,432    1,272    1,018    1,084      874
Special provisions(3)..........................      --       --       --    2,289    2,480      711       --
Other adjustments(4)...........................     674       79      324      140      652      (97)     487
                                                 ------   ------   ------   ------   ------   ------   ------
Balance at end of year.........................  13,398   14,978   16,213    8,906    9,229    6,413    6,700
                                                 ======   ======   ======   ======   ======   ======   ======

---------------
(1) Includes transportation, communication, health and social work, education and other social and personal service activities.

(2) Includes real estate development, buying, selling and leasing of real estate, agency activities and real estate management.

(3) The 1996 UBS amount includes a special provision of CHF 3,000 million for credit risks and the release of a CHF 711 million provision for general banking risks from the prior year.

(4) Includes the following for 1999, 1998 and 1997:

                                                        1999    1998    1997
                                                         (CHF in millions)
----------------------------------------------------------------------------
Doubtful interest.....................................  409      423     450
Net foreign exchange..................................  351      (98)     91
Subsidiaries sold and other...........................  (86)    (246)   (217)
                                                        ---     ----    ----
Total adjustments.....................................  674       79     324
                                                        ===     ====    ====

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

Allocation of the Allowances and Provisions for Credit Losses. The following tables provide an analysis of the allocation of the allowances and provisions for credit losses by customer categories and geographic location at 31 December 1999, 1998, 1997, 1996 and 1995. For a description of the bank's procedures with respect to allowances and provisions for credit losses, see "--Analysis of Risks--Credit Risk."

                                                                                       1996            1995
                                                                              -------------   -------------
                                                     1999     1998     1997     UBS     SBC     UBS     SBC
                                                                      (CHF in millions)
-----------------------------------------------------------------------------------------------------------
Domestic:
  Banks..........................................      41       49       34       9      39      43      32
  Financial institutions.........................     342      668      510     152     403     132     370
  Construction...................................   1,247    1,671    1,449     716     539     602     471
  Services(1)....................................     934      766      661     429     160     440     157
  Retail and wholesale...........................     779      825      723     371     263     318     212
  Hotels and restaurants.........................     690      657      512     172     135     113     112
  Real estate and rentals(2).....................   2,696    3,333    2,591   1,286   1,335   1,314   1,163
  Manufacturing..................................   1,223    1,331    1,036     603     438     547     385
  Public authorities.............................      40      107       59       1      66       1      47
  Private households.............................   2,350    2,741    2,264     970   1,459     976   1,396
  Other..........................................     141       71       52      40      19      19      34
                                                   ------   ------   ------   -----   -----   -----   -----
Total domestic...................................  10,483   12,219    9,891   4,749   4,856   4,505   4,379
                                                   ------   ------   ------   -----   -----   -----   -----
  Foreign........................................   1,539    1,309    1,399     353   1,286     340   1,539
  Country provisions.............................   1,376    1,450    1,175     804     404     857     559
                                                   ------   ------   ------   -----   -----   -----   -----
Total foreign(3).................................   2,915    2,759    2,574   1,157   1,690   1,197   2,098
                                                   ------   ------   ------   -----   -----   -----   -----
  Unallocated allowances(4)......................      --       --    3,748   3,000   2,683     711     223
                                                   ------   ------   ------   -----   -----   -----   -----
TOTAL ALLOWANCES AND PROVISIONS FOR CREDIT
  LOSSES.........................................  13,398   14,978   16,213   8,906   9,229   6,413   6,700
                                                   ======   ======   ======   =====   =====   =====   =====

---------------
(1) Includes transportation, communication, health and social work, education and other social and personal service activities.

(2) Includes real estate development, buying, selling and leasing of real estate, agency activities and real estate management.

(3) The 1999 and 1998 amounts include CHF 149 million and CHF 435 million of provisions and commitments for contingent liabilities, respectively.

(4) The 1997 amount includes a provision for commitments and contingent liabilities of CHF 472 million. In addition, the 1996 SBC amount includes CHF 603 million of provisions for commitments and contingent liabilities. The 1995 UBS and SBC amounts represent provisions for general banking risks and commitments and contingent liabilities, respectively.

The following table presents the percentage of loans in each category to total loans at 31 December 1999, 1998, 1997, 1996 and 1995. This table can be read in conjunction with the preceding table showing the breakdown of the allowances and provisions for credit losses by loan categories to evaluate the credit risks in each of the categories.

                                                                                1996              1995
                                                                      --------------    --------------
                                            1999     1998     1997      UBS      SBC      UBS      SBC
------------------------------------------------------------------------------------------------------
Domestic:
  Banks..................................    2.1%     1.4%     5.0%     8.2%     1.2%     1.1%     1.4%
  Financial institutions.................    3.4%     3.1%     3.2%     7.9%     3.2%     5.3%     3.9%
  Construction...........................    2.4%     2.4%     2.7%     3.3%     2.2%     1.5%     2.7%
  Services...............................    5.3%     3.5%     3.7%     4.3%     3.1%     2.5%     3.7%
  Retail and wholesale...................    3.9%     2.7%     3.0%     3.9%     3.2%     2.8%     3.6%
  Hotels and restaurants.................    1.5%     1.2%     1.3%     2.6%     1.0%     1.8%     1.3%
  Real estate and rentals................    7.1%     6.4%     6.5%     0.0%     0.0%     0.0%     0.0%

--------------------------------------------------------------------------------
 122

UBS
--------------------------------------------------------------------------------

                                                                                1996              1995
                                                                      --------------    --------------
                                            1999     1998     1997      UBS      SBC      UBS      SBC
------------------------------------------------------------------------------------------------------
  Manufacturing..........................    4.1%     4.1%     4.7%     5.3%     4.3%     4.1%     5.7%
  Public authorities.....................    1.9%     1.8%     1.8%     1.8%     2.4%     1.1%     2.6%
  Private households.....................   33.8%    29.5%    30.9%    30.1%    28.4%    20.1%    32.8%
  Other..................................    0.7%     0.5%     0.5%     0.6%     0.3%     0.7%     0.4%
                                           -----    -----    -----    -----    -----    -----    -----
Total domestic...........................   66.2%    56.6%    63.3%    68.0%    49.3%    41.0%    58.1%
                                           -----    -----    -----    -----    -----    -----    -----
Foreign:
  Banks..................................    9.0%    19.6%    14.0%    13.7%    34.0%    36.4%    24.7%
  Other loans............................   24.8%    23.8%    22.7%    18.3%    16.7%    22.6%    17.2%
                                           -----    -----    -----    -----    -----    -----    -----
Total foreign............................   33.8%    43.4%    36.7%    32.0%    50.7%    59.0%    41.9%
                                           -----    -----    -----    -----    -----    -----    -----
TOTAL GROSS LOANS........................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
                                           =====    =====    =====    =====    =====    =====    =====

Loss History Statistics. The following is a summary of UBS's loan loss history at 30 June 2000 and 31 December 1999, 1998, 1997, 1996 and 1995.

                                                                                     1996                1995
                                                                        -----------------   -----------------
                           30 JUNE 2000      1999      1998      1997       UBS       SBC       UBS       SBC
                                                  (CHF in millions except percentages)
-------------------------------------------------------------------------------------------------------------
Gross loans..............       270,978   278,014   330,964   353,240   183,027   208,324   243,574   172,981
Impaired loans...........        21,011    22,456    26,447       N/A       N/A       N/A       N/A       N/A
Non-performing loans.....        11,552    13,073    16,114    16,664     7,585    11,033     8,211    12,285
Allowances and provisions
  for credit losses......        12,390    13,398    14,978    16,213     8,906     9,229     6,413     6,700
Net writeoffs............         1,142     3,210     2,265     3,678     1,208     1,621     1,697     2,064
Credit loss expense......           (83)      956       951     1,432     1,272     1,018     1,084       874
RATIOS:
Impaired loans/Gross
  loans..................           7.8%      8.1%      8.0%      N/A       N/A       N/A       N/A       N/A
Non-performing loans/
  Gross loans............           4.3%      4.7%      4.9%      4.7%      4.1%      5.3%      3.4%      7.1%
Allowance and provisions
  for credit losses as a
  percentage of:
  Gross loans............           4.6%      4.8%      4.5%      4.6%      4.9%      4.4%      2.6%      3.9%
  Impaired loans.........          58.9%     59.7%     56.6%      N/A       N/A       N/A       N/A       N/A
  Non-performing loans...         107.3%    102.5%     93.0%     97.3%    117.4%     83.6%     78.1%     54.5%
Net writeoffs as a
  percentage of:
  Gross loans............           0.4%      1.2%      0.7%      1.0%      0.7%      0.8%      0.7%      1.2%
  Allowance and
    provisions for credit
    losses...............           9.2%     24.0%     15.1%     22.7%     13.6%     17.6%     26.5%     30.8%
Allowance and provisions
  for credit losses as a
  multiple of net
  writeoffs..............         10.85%     4.17      6.61      4.41      7.37      5.69      3.78      3.25

---------------
N/A = Not Available

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

See "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Analysis of Risks--Market Risk."

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The accompanying unaudited pro forma financial statements on pages 125 to 149 present the condensed consolidated balance sheet of UBS and PaineWebber as of 30 June 2000 and the related condensed consolidated income statements for the six-month period ended 30 June 2000 and the year ended 31 December 1999, as if the merger had occurred on 1 January 1999. The presentation is made both on the basis of IAS and U.S. GAAP. In order to present this information and show the reader the source of the information, several schedules are required.

The first set of schedules included present the unaudited pro forma financial statements on the basis of IAS, in Swiss francs (CHF). This is achieved by presenting in the first two columns the financial statements of PaineWebber in accordance with IAS in U.S. Dollars (USD), and then showing the translation into CHF. The third column presents the IAS financial statements of UBS in CHF. We then present accounting entries to reflect the results of the merger, each of which is explained in a footnote, and the final resulting column presents the unaudited pro forma condensed consolidated financial statements. Since IAS will be the primary accounting framework of the consolidated company, we present this information first.

PaineWebber presents its financial statements on the basis of U.S. GAAP rather than IAS. The second set of schedules shows the restatement of the U.S. GAAP financial statements of PaineWebber into IAS. The first column presents the U.S. GAAP financial statements of PaineWebber, after reflecting certain reclassification entries required to conform to the UBS presentation. These reclassification entries do not affect net income or shareholders' equity, and are therefore not presented separately in this document. The next column presents the accounting entries required to restate the financial statements on the basis of IAS, and each entry is explained in a footnote. The final resulting column presents the PaineWebber financial statements in accordance with IAS, and is the same as the first column in the first set of schedules described in the preceding paragraph.

The third set of schedules presents the unaudited pro forma condensed consolidated financial statements in accordance with U.S. GAAP. In much the same way that UBS is required to present a reconciliation of its primary financial statements from IAS to U.S. GAAP, we have also presented this reconciliation. The first column presents the IAS unaudited pro forma condensed consolidated financial statements and is the same as the next to last column in the first set of schedules described two paragraphs above. The next two columns present the accounting entries required to restate the unaudited pro forma financial statements for UBS and PaineWebber, respectively, in accordance with U.S. GAAP. Each of the entries is described in a footnote. The final column presents the unaudited pro forma condensed consolidated financial statements in accordance with U.S. GAAP.

--------------------------------------------------------------------------------
 124

UBS
--------------------------------------------------------------------------------

         UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       BALANCE SHEET AND INCOME STATEMENT
                AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000

The following unaudited pro forma condensed consolidated balance sheet and income statement as of and for the six months ended 30 June 2000 is derived from the unaudited consolidated financial statements of UBS as of and for the six month period then ended and PaineWebber's unaudited condensed consolidated financial statements as of and for the same period, as adjusted to IAS and translated into Swiss francs, after giving effect to the pro forma adjustments described in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement below. These adjustments have been made as if the merger took place on 1 January 1999, the first day of the earliest period presented in the UBS and PaineWebber unaudited pro forma condensed consolidated financial information. This information has been prepared from, and should be read together with, the respective unaudited consolidated financial statements and related notes of UBS and the unaudited condensed consolidated financial statements of PaineWebber, which are included in this document and publicly available, respectively. These statements have been prepared in accordance with IAS.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED 30 JUNE 2000

                                                                                                             CONVENIENCE
                                                                                                             TRANSLATION
                                                                                                   UBS AND       UBS AND
                                                       UBS AND                                 PAINEWEBBER   PAINEWEBBER
                                                   PAINEWEBBER      PRO FORMA                 CONSOLIDATED  CONSOLIDATED
                           PAINEWEBBER       UBS      COMBINED  ADJUSTMENT(2)                    PRO FORMA     PRO FORMA
(IN MILLIONS)            US$    CHF(1)     CHF         CHF           CHF       REFERENCE(2)       CHF          US$(3)
------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income.......  2,056   3,410     24,079        27,489                                     27,489        16,820
Interest expense......  1,729   2,868     19,753        22,621            299        e,g           22,920        14,024
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Net interest income...    327     542      4,326         4,868          (299)                       4,569         2,796
Credit loss expense...     --      --        (83)         (83)                                       (83)          (51)
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Net interest income
  after credit loss
  expense.............    327     542      4,409         4,951          (299)                       4,652         2,847
Net fee and commission
  income..............  2,025   3,359      7,835        11,194                                     11,194         6,850
Net trading income....    473     784      5,669         6,453                                      6,453         3,948
Other income,
  including income
  from disposal of
  associates and
  subsidiaries........     81     134        644           778                                        778           475
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Total operating
  income..............  2,906   4,819     18,557        23,376          (299)                      23,077        14,120
                        -----   -----    -------   -----------  -------------                 -----------   -----------
OPERATING EXPENSES
Personnel.............  1,781   2,955      8,876        11,831            166          h           11,997         7,340
General and
  administrative......    605   1,003      3,174         4,177                                      4,177         2,556
Depreciation and
  amortization........     63     104        947         1,051            372        d,k            1,423           871
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Total operating
  expense.............  2,449   4,062     12,997        17,059            538                      17,597        10,767
                        -----   -----    -------   -----------  -------------                 -----------   -----------
OPERATING PROFIT
  BEFORE TAX AND
  MINORITY
  INTERESTS...........    457     757      5,560         6,317          (837)                       5,480         3,353
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Tax expense...........    166     274      1,257         1,531          (169)          l            1,362           834
                        -----   -----    -------   -----------  -------------                 -----------   -----------
NET PROFIT BEFORE
  MINORITY
  INTERESTS...........    291     483      4,303         4,786          (668)                       4,118         2,519
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Minority interests....      0       0         35            35            111          f              146            89
                        -----   -----    -------   -----------  -------------                 -----------   -----------
NET PROFIT............    291     483      4,268         4,751          (779)                       3,972         2,430
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Basic earnings per
  share...............   3.32   10.91                                               9.15             5.60
                                -----    -------                                              -----------   -----------
Diluted earnings per
  share...............   3.15   10.79                                               9.03             5.52
                                -----    -------                                              -----------   -----------

The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                               AS OF 30 JUNE 2000

                                                                                                                  CONVENIENCE
                                                                                                                  TRANSLATION
                                                                                                        UBS AND       UBS AND
                                                            UBS AND                                 PAINEWEBBER   PAINEWEBBER
                                                        PAINEWEBBER      PRO FORMA                 CONSOLIDATED  CONSOLIDATED
                                PAINEWEBBER       UBS      COMBINED  ADJUSTMENT(2)                    PRO FORMA     PRO FORMA
(IN MILLIONS)               US$     CHF(1)      CHF         CHF           CHF       REFERENCE(2)       CHF          US$(3)
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with
  central banks..........      --        --     3,457         3,457                                      3,457         2,115
Money market paper.......   4,284     7,002    61,504        68,506                                     68,506        41,918
Due from banks...........   1,682     2,749    25,761        28,510                                     28,510        17,445
Cash collateral on
  securities borrowed....  10,517    17,188   146,199       163,387                                    163,387        99,974
Reverse repurchase
  agreements.............  17,622    28,800   164,866       193,666                                    193,666       118,501
Trading portfolio
  assets.................  15,939    26,048   215,649       241,697                                    241,697       147,891
Positive replacement
  values.................     190       310    57,758        58,068                                     58,068        35,531
Loans, net of allowance
  for credit losses......  11,108    18,152   233,015       251,167                                    251,167       153,685
Financial investments....     862     1,408     9,504        10,912             50          b           10,962         6,708
Accrued income and
  prepaid expenses.......     575       940     5,817         6,757            776          h            7,533         4,610
Investments in
  associates.............      --        --       818           818                                        818           501
Property and equipment...     723     1,182     8,216         9,398                                      9,398         5,750
Intangible assets and
  goodwill...............     676     1,105     3,545         4,650         12,669    b,c,d,k           17,319        10,597
Other assets.............   1,408     2,301    10,198        12,499          1,601        b,l           14,100         8,628
                           ------   -------   -------   -----------  -------------                 -----------   -----------
TOTAL ASSETS.............  65,586   107,185   946,307     1,053,492         15,096                   1,068,588       653,854
                           ------   -------   -------   -----------  -------------                 -----------   -----------
LIABILITIES
Money market paper
  issued.................   1,157     1,890    85,409        87,299                                     87,299        53,417
Due to banks.............   1,496     2,445    75,172        77,617          7,724          a           85,341        52,219
Cash collateral on
  securities lent........   7,249    11,847    15,334        27,181                                     27,181        16,632
Repurchase agreements....  28,825    47,109   230,565       277,674                                    277,674       169,904
Trading portfolio
  liabilities............   4,239     6,928    60,279        67,207                                     67,207        41,123
Negative replacement
  values.................     320       523    77,926        78,449                                     78,449        48,002
Due to customers.........  10,228    16,716   279,915       296,631                                    296,631       181,503
Accrued expenses and
  deferred income........   2,197     3,591    14,492        18,083            802          e           18,885        11,555
Long-term debt...........   5,603     9,157    52,990        62,147          (307)        b,g           61,840        37,839
Other liabilities........   1,121     1,829    21,950        23,779            303      b,f,l           24,082        14,736
                           ------   -------   -------   -----------  -------------                 -----------   -----------
TOTAL LIABILITIES........  62,435   102,045   914,032     1,016,067          8,522                   1,024,589       626,930
                           ------   -------   -------   -----------  -------------                 -----------   -----------
MINORITY INTERESTS.......      --        --       399           399          2,478          a            2,877         1,761
                           ------   -------   -------   -----------  -------------                 -----------   -----------
TOTAL SHAREHOLDERS'
  EQUITY.................   3,151     5,150    31,876        37,026          4,096  a,b,c,f,h,j         41,122        25,163
                           ------   -------   -------   -----------  -------------                 -----------   -----------
TOTAL LIABILITIES,
  MINORITY INTERESTS AND
  SHAREHOLDERS' EQUITY...  65,586   107,185   946,307     1,053,492         15,096                   1,068,588       653,854
                           ======   =======   =======   ===========  =============                 ===========   ===========

The notes to the UBS AG and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement are an integral part of this pro forma information.

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 126

UBS
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         UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                INCOME STATEMENT
                      FOR THE YEAR ENDED 31 DECEMBER 1999

The following unaudited pro forma condensed consolidated income statement for the year ended 31 December 1999 is derived from the audited consolidated financial statements of UBS for the year then ended and from the audited consolidated financial statements of PaineWebber for the year then ended as adjusted to IAS and translated into Swiss francs, after giving effect to the pro forma adjustments described in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement. These adjustments have been determined as if the merger took place on 1 January 1999, the first day of the earliest financial period presented in the UBS and PaineWebber unaudited pro forma condensed consolidated financial information. This information has been prepared from, and should be read together with, the respective historical consolidated financial statements of UBS and PaineWebber, which are included in this document and publicly available, respectively. These statements have been prepared in accordance with IAS.

                      FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                                                               CONVENIENCE
                                                                                                               TRANSLATION
                                                                                                     UBS AND       UBS AND
                                                               UBS AND                           PAINEWEBBER   PAINEWEBBER
                                                           PAINEWEBBER      PRO FORMA           CONSOLIDATED  CONSOLIDATED
                                    PAINEWEBBER   UBS AG      COMBINED  ADJUSTMENT(2)              PRO FORMA     PRO FORMA
        (IN MILLIONS)            US$     CHF(1)    CHF         CHF           CHF       REF(2)       CHF          US$(3)
--------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income...............  3,123    4,694    35,604        40,298                               40,298        24,658
Interest expense..............  2,647    3,979    29,695        33,674            545  e,g           34,219        20,938
                                -----    -----    ------   -----------  -------------           -----------   -----------
Net interest income...........    476      715     5,909         6,624          (545)                 6,079         3,720
Credit loss expense...........     --       --       956           956                                  956           585
                                -----    -----    ------   -----------  -------------           -----------   -----------
Net interest income after
  credit loss expense.........    476      715     4,953         5,668          (545)                 5,123         3,135
Net fee and commission
  income......................  3,343    5,024    12,607        17,631                               17,631        10,788
Net trading income............  1,090    1,638     7,719         9,357                                9,357         5,726
Other income, including income
  from disposal of associates
  and subsidiaries............    171      257     3,146         3,403                                3,403         2,082
                                -----    -----    ------   -----------  -------------           -----------   -----------
Total operating income........  5,080    7,634    28,425        36,059          (545)                35,514        21,731
                                -----    -----    ------   -----------  -------------           -----------   -----------
OPERATING EXPENSES
Personnel.....................  3,069    4,613    12,577        17,190            331    h           17,521        10,721
General and administrative....  1,016    1,526     6,098         7,624                                7,624         4,665
Depreciation and
  amortization................     98      147     1,857         2,004            746  d,k            2,750         1,683
                                -----    -----    ------   -----------  -------------           -----------   -----------
Total operating expenses......  4,183    6,286    20,532        26,818          1,077                27,895        17,069
                                -----    -----    ------   -----------  -------------           -----------   -----------
OPERATING PROFIT BEFORE TAX
  AND MINORITY INTERESTS......    897    1,348     7,893         9,241        (1,622)                 7,619         4,662
                                -----    -----    ------   -----------  -------------           -----------   -----------
Tax expense...................    366      550     1,686         2,236          (306)    l            1,930         1,181
                                -----    -----    ------   -----------  -------------           -----------   -----------
NET PROFIT BEFORE MINORITY
  INTERESTS...................    531      798     6,207         7,005        (1,316)                 5,689         3,481
                                -----    -----    ------   -----------  -------------           -----------   -----------
Minority interests............     --       --        54            54            223    f              277           169
                                -----    -----    ------   -----------  -------------           -----------   -----------
NET PROFIT....................    531      798     6,153         6,951        (1,539)                 5,412         3,312
                                -----    -----    ------   -----------  -------------           -----------   -----------
Basic earnings per share......            5.51     15.20                                              12.10          7.40
                                         -----    ------                                        -----------   -----------
Diluted earnings per share....            5.21     15.07                                              11.97          7.32
                                         -----    ------                                        -----------   -----------

The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement are an integral part of this information.

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UBS
--------------------------------------------------------------------------------

        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT

   AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000 AND FOR THE YEAR ENDED 31
                                 DECEMBER 1999

1. TRANSLATION OF PAINEWEBBER FINANCIAL STATEMENTS

PaineWebber presents its financial statements on a U.S. GAAP basis and in U.S. dollars. These financial statements have been restated into IAS. The restated income statement of PaineWebber has been translated into Swiss francs at the average rate of CHF 1.66 per U.S. $1.00 for the six months ended 30 June 2000 and CHF 1.50 per U.S. $1.00 for the year ended 31 December 1999.

The restated PaineWebber balance sheet has been translated into Swiss francs at the spot rate of CHF 1.63 per U.S. $1.00 at 30 June 2000 and CHF 1.59 per U.S. $1.00 at 31 December 1999.

These translations should not be taken as assurances that the CHF amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

2. PRO FORMA ACQUISITION ADJUSTMENTS

The unaudited pro forma condensed consolidated financial information records the merger as being accounted for as an acquisition with the excess of the fair value of the consideration over the fair value of net assets acquired being allocated to goodwill. See the discussion below for information related to recording the issuance of UBS ordinary shares, trust preferred securities and debt to effect the purchase, the related retirement of shares of PaineWebber common stock, the adjustment of PaineWebber's assets and liabilities to fair value, and the recording of the resulting goodwill.

  Issuance of UBS Securities and the Retirement of PaineWebber Securities

The unaudited pro forma condensed consolidated financial information assumes a total purchase price of $12,696 million (CHF 20,970 million). Pursuant to the terms of the merger agreement, UBS will issue approximately 42.7 million UBS ordinary shares, equivalent to $6,348 million (CHF 10,485 million), and pay $6,348 million (CHF 10,485 million) in cash in exchange for 172.8 million shares of PaineWebber common stock at an exchange ratio of 0.4954. The total purchase price assumed is based on the closing price of UBS ordinary shares on the New York Stock Exchange on 11 July 2000, which was $148.75 (CHF 245.70). Additional costs relevant to the merger include estimated professional fees of $90 million (CHF 149 million) (primarily legal, investment bankers' and accountants' fees) to be accounted for as acquisition costs.

For purposes of determining the number of PaineWebber shares to be canceled, it is assumed that, in addition to the 146.8 million shares outstanding as of 11 July 2000, PaineWebber employee stock options and convertible debt representing approximately 33.6 million shares will be exercised or converted at an aggregate strike price of $908 million (CHF 1,500 million), at a range of $6.69 to $48.56, or CHF 11.05 to CHF 80.21, per share, and reduced by approximately 7.6 million shares of PaineWebber common stock that may be repurchased from employees at $73.50 (CHF 121.42) per share for a total price of $562 million (CHF 928 million) to satisfy their individual tax withholding requirements.

a. This entry records the cash consideration of $6,348 million (CHF 10,485 million) to be paid in the merger, on the basis of the assumptions noted in this footnote. We have assumed, for purposes of these pro forma financial statements, that UBS will issue, directly or indirectly through subsidiaries, $1,500 million (CHF 2,478 million) in trust preferred securities during the third and fourth quarters of 2000. Although it has not yet been determined how the proceeds of these trust preferred securities will

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 128

UBS
--------------------------------------------------------------------------------

        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

be applied by UBS, we have assumed, solely for the purposes of these pro forma financial statements, that the cash consideration in the merger will be financed from the proceeds of those trust preferred securities and through the issuance of short-term debt instruments. UBS will also enter into certain interest rate swap transactions in order to produce the effect of issuing medium- to long-term debt.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

The pro forma net cash requirement relating to the merger, including additional cost considerations and sources of funding, are shown below.

                                                                   US$              CHF
                                                              (in millions)    (in millions)
--------------------------------------------------------------------------------------------
Cash consideration..........................................      6,348           10,485
Professional fees...........................................         90              149
                                                                  -----           ------
Purchase price net cash requirement.........................      6,438           10,634
Additional funding:
  1. Purchase of PaineWebber shares for tax withholding (see
     b).....................................................        562              928
  2. Employee retention program (see h).....................         19               31
  3. Proceeds from PaineWebber employee stock options (see
     i).....................................................       (908)          (1,500)
  4. Swiss assessment for issuance of UBS ordinary shares
     (see j)................................................         66              109
                                                                  -----           ------
Total cash required to fund the merger......................      6,177           10,202
                                                                  =====           ======
Sources of funding:
  Short-term debt...........................................      4,677            7,724
  Issuance of trust preferred securities....................      1,500            2,478
                                                                  -----           ------
                                                                  6,177           10,202
                                                                  =====           ======

     Fair Value and Book Value Adjustments

b. This entry records the adjustments to state the net assets of PaineWebber at their fair market values and additional book value adjustments as of 30 June 2000. A preliminary allocation of the purchase price has been performed for purposes of the unaudited pro forma condensed consolidated financial information based on initial appraisal estimates and other valuation studies which are in process and on certain assumptions that UBS believes are reasonable. The final allocation is subject to completion of these studies, which is expected to be within the next twelve months. However, UBS does not expect the differences between the preliminary and final allocations to have a material impact on shareholders' equity or net profit for the periods. A summary, in accordance with IAS, is shown on the following page.

Certain financial and non-financial assets, long-term debt and corresponding hedging derivatives, and pension obligations have been adjusted to reflect their estimated fair values. All remaining assets and liabilities are reported in the historical accounts at approximately their respective fair values. The fair value adjustments have been shown pre-tax, with an aggregate tax effect, based on a 35% effective tax rate, disclosed.

PaineWebber vested and non-vested options and convertible debt outstanding as of 11 July 2000 are assumed to be fully exercised or converted prior to the merger. The resulting proceeds, related tax benefit and redemption of shares of PaineWebber common stock in satisfaction of employees' tax withholding requirements have been reflected in the adjustments.

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 130

UBS
--------------------------------------------------------------------------------

        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

                                                                        US$              CHF
                                                              (in millions)    (in millions)
--------------------------------------------------------------------------------------------
Book value of PaineWebber net assets in accordance with
  IAS.......................................................      3,151            5,205
Proceeds upon exercise of existing PaineWebber stock
  options...................................................        908            1,500
Tax benefit upon exercise/conversion of existing PaineWebber stock options/convertible debt and net tax benefit upon
  vesting of (restricted) shares............................        714            1,179
Redemption of shares in satisfaction of employees'
  individual tax withholding requirements...................       (562)            (928)
Fair value adjustments:
  1. Elimination of existing goodwill.......................       (660)          (1,090)
  2. Revaluation of financial assets........................         30               50
  3. Revaluation of non-financial assets....................         39               64
  4. Recognition of fair value of lease obligations.........        145              240
  5. Revaluation of long-term debt and associated hedging
     derivatives............................................         85              141
  6. Revaluation of pension obligations.....................        (21)             (35)
Tax effect of fair value adjustments........................        134              221
                                                                  =====           ======
Fair value of net assets acquired...........................      3,962            6,545
                                                                  =====           ======

     Determination of Goodwill

c. This entry records payment of the total purchase consideration, the elimination of PaineWebber's equity accounts, and the recognition of the resulting goodwill.

                                                                   US$              CHF
                                                              (in millions)    (in millions)
--------------------------------------------------------------------------------------------
Share consideration
  Share capital.............................................        635            1,049
  Share premium.............................................      5,713            9,436
                                                                 ------           ------
Total share consideration...................................      6,348           10,485
Cash consideration..........................................      6,348           10,485
Acquisition costs...........................................         90              149
                                                                 ------           ------
Total purchase consideration................................     12,786           21,119
Less: Fair value of net assets acquired (see above).........      3,962            6,545
                                                                 ------           ------
Goodwill....................................................      8,824           14,574
                                                                 ======           ======

The purchase consideration and pro forma adjustments shown above are based in part on the assumption that all of the 33.6 million PaineWebber employee stock options and convertible debt are exercised/converted and the resulting shares (net of shares repurchased by PaineWebber) are tendered as part of the share exchange. UBS stock options will be issued to replace PaineWebber options and convertible debt that are not exercised/converted. If none of the PaineWebber stock options/convertible debt were exercised/converted, 16.7 million UBS options would be issued, with a fair value of $1,845

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UBS
--------------------------------------------------------------------------------

        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

million. (CHF 3,048 million). This would change the pro forma information presented in this document as follows:

                                                               US$             CHF
                                                           (IN MILLIONS    (IN MILLIONS
                                                            EXCEPT FOR      EXCEPT FOR
                                                           EARNINGS PER    EARNINGS PER      %
                                                              SHARE)          SHARE)       CHANGE
-------------------------------------------------------------------------------------------------
Decrease in purchase price...............................          (184)           (305)    (1.5%)
Decrease in cash consideration...........................        (1,014)         (1,675)   (16.0%)
Decrease in net assets acquired..........................        (1,096)         (1,810)   (27.7%)
Increase in goodwill.....................................           911           1,505     10.3%
Change in pro forma net profit and EPS:
  Six months ended 30 June 2000
     Net profit..........................................         (9.56)         (15.67)    (0.4%)
     Basic EPS...........................................          0.07            0.11      1.2%
     Diluted EPS.........................................         (0.08)          (0.14)    (1.5%)
  Year ended 31 December 1999
     Net profit..........................................        (19.12)         (35.48)    (0.7%)
     Basic EPS...........................................          0.08            0.11      0.9%
     Diluted EPS.........................................         (0.21)          (0.33)    (2.8%)

d. This entry records the amortization of goodwill of $221 million (CHF 364 million) in the six months ended 30 June 2000, and $441 million (CHF 729 million) in the year ended 31 December 1999.

  Other Merger-Related Adjustments

e. This entry records interest expense accrued on $4,677 million (CHF 7,724 million) of merger-related short-term debt. The interest expense assumes a weighted average rate of 6.85% on the short-term debt and a 0.50% rate on swaps used to hedge the short-term debt, for a total interest rate of 7.35%. The resulting adjustment to interest expense is $172 million (CHF 285 million) for the six months ended 30 June 2000, and $344 million (CHF 517 million) for the year ended 31 December 1999. The effect of a 1/8% increase in interest rates would be to increase interest expense by $3 million (CHF 5 million) for the six months ended 30 June 2000 and by $6 million (CHF 9 million) for the year ended 31 December 1999.

f. This entry records the distributions accrued on $1,500 million (CHF 2,478 million) of trust preferred securities issued, assuming a distribution rate of 9%. The distributions accrued are $68 million (CHF 111 million) for the six months ended 30 June 2000, and $135 million (CHF 223 million) for the year ended 31 December 1999. The effect of a 1/8% increase in rates would be to increase distributions by $1 million (CHF 2 million) for the six months ended 30 June 2000 and by $2 million (CHF 3 million) for the year ended 31 December 1999.

g. This entry records amortization of net discount resulting from fair market valuation of PaineWebber long-term debt and associated hedging swaps. The amortization period is a straight line period of 5 years (the average maturity of the long-term debt). The amounts amortized are $9 million (CHF 14 million) for the six months ended 30 June 2000 and $17 million (CHF 28 million) for the year ended 31 December 1999.

--------------------------------------------------------------------------------
 132

UBS
--------------------------------------------------------------------------------

        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

h. This entry records the establishment of an employee retention bonus program. For purposes of this pro forma presentation, it is assumed that approximately 5 million restricted UBS ordinary shares, 2 million UBS stock options and $37.5 million (CHF 62 million) cash, with an aggregate value of $875 million (CHF 1,446 million), subject to vesting restrictions of 2 to 4 years, will be awarded to certain employees of PaineWebber. It is further assumed that the options will be issued with strike prices equivalent to the current market value of UBS ordinary shares. No compensation expense is recorded for the options. The assumed issuance of restricted UBS ordinary shares results in incremental compensation expense of $94 million (CHF 156 million) for the six months ended 30 June 2000 and $188 million (CHF 310 million) for the year ended 31 December 1999. The related deferred compensation expense at the end of such periods is $470 million (CHF 776 million) and $564 million (CHF 931 million), respectively. The cash component of the award results in compensation expense of $6 million (CHF 10 million) for the six months ended 30 June 2000 and $13 million (CHF 21 million) for the year ended 31 December 1999. For purposes of computing the cash requirements in a. above, initial funding of the cash awards includes the total amount expensed through the periods ending 30 June 2000, $19 million (CHF 31 million).

i. This entry records PaineWebber's recognition of $908 million (CHF 1,500 million) in proceeds from the exercise of existing PaineWebber employee stock options as a reduction in short term borrowings used to fund the merger.

j. This entry records the payment of $66 million (CHF 109 million) in Swiss assessments required upon the issuance of new UBS ordinary shares in the merger. For purposes of this entry, we have assumed the entire stock component of the purchase consideration will be newly issued shares. The actual amount of newly issued shares may differ if UBS issues shares from treasury stock or enters into stock borrow transactions as a funding source.

k. This entry records the amortization of the fair market valuation of lease obligations. The amortization period is a straight line period of 14 years (the average economic life of existing lease obligations, to be fair valued). The amortization expense is $5 million (CHF 8 million) for the six months ended 30 June 2000 and $10 million (CHF 17 million) for 31 December 1999.

l. This entry records the tax effects of the relevant pro forma adjustments arising from the acquisition at the assumed effective rate of 35%, for both balance sheet and income statement purposes, resulting in a net tax benefit of $102 million (CHF 169 million) for the six months ended 30 June 2000 and $203 million (CHF 306 million) for the year ended 31 December 1999.

3. CONVENIENCE TRANSLATION

30 June 2000 and 31 December 1999 CHF amounts have been translated into U.S. dollars at the exchange rate of one US$=CHF 1.63, the exchange rate on 30 June 2000.

4. PAINEWEBBER EARNINGS PER SHARE

The EPS amounts presented for PaineWebber reflect pro forma IAS adjustments to income and effects of currency translation and will thus differ from those presented in PaineWebber's historical audited and unaudited consolidated financial statements.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

5. PROPOSED DIVIDEND

At the extraordinary general meeting of UBS AG, held on 7 September 2000, the UBS shareholders approved the UBS Board of Directors proposal that a partial dividend be paid to UBS shareholders on record as of 2 October 2000. The payment, which is to be made on 5 October 2000, relates to the first nine months of the year 2000. The payment of $2.75 (CHF 4.50) per share will total approximately $1.1 billion (CHF 1.8 billion). This proposed dividend has not been reflected in the assumptions made for purposes of presenting pro forma financial information.

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 134

UBS
--------------------------------------------------------------------------------

                        PAINEWEBBER UNAUDITED PRO FORMA
  CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION AND INCOME STATEMENT
                        CONVERSION FROM U.S. GAAP TO IAS
                AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000

The following unaudited condensed consolidated statement of financial condition and income statement as of and for the six months ended 30 June 2000 is derived from the historical unaudited condensed consolidated statement of financial condition and income statement of PaineWebber as of and for the six months then ended, after giving effect to the unaudited IAS adjustments described in the notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from U.S. GAAP to IAS. This information has been prepared from, and should be read together with, the unaudited condensed consolidated financial statements and related notes from PaineWebber's 10-Q for the six months ended 30 June 2000, which are publicly available.

                                INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED 30 JUNE 2000

                                                                                        PAINE WEBBER
(IN US$ MILLIONS)                        U.S. GAAP(1)    IAS ADJUSTMENT(2)    REFERENCE(2)     IAS
----------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income........................      2,056                                             2,056
Interest expense.......................      1,713               16                i           1,729
                                            ------             ----                           ------
Net interest income....................        343              (16)                             327
Credit loss expense....................         --                                                --
                                            ------             ----                           ------
     Net interest income after credit
       loss expense....................        343              (16)                             327
Net fee and commission income..........      2,093              (68)              j,k          2,025
Net trading income.....................        491              (18)              f,j            473
Other income, including income from
  disposal of associates and
  subsidiaries.........................         81                                                81
                                            ------             ----                           ------
Total operating income.................      3,008             (102)                           2,906
                                            ------             ----                           ------
OPERATING EXPENSES
Personnel..............................      1,789               (8)               f           1,781
General and administrative.............        653              (48)               j             605
Depreciation and amortization..........         64               (1)              a,d             63
                                            ------             ----                           ------
Total operating expenses...............      2,506              (57)                           2,449
                                            ------             ----                           ------
OPERATING PROFIT BEFORE TAX AND
  MINORITY INTERESTS...................        502              (45)                             457
                                            ------             ----                           ------
Tax expense............................        182              (16)               g             166
                                            ------             ----                           ------
NET PROFIT BEFORE MINORITY INTERESTS...        320              (29)                             291
                                            ------             ----                           ------
Minority interests.....................         16              (16)               i               0
                                            ------             ----                           ------
NET PROFIT.............................        304              (13)                             291
                                            ------             ----                           ------
Basic earnings per share...............       2.09                                              2.00
                                            ------                                            ------
Diluted earnings per share.............       1.98                                              1.90
                                            ------                                            ------

The notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from U.S. GAAP to IAS are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                        STATEMENT OF FINANCIAL CONDITION
                               AS OF 30 JUNE 2000

(IN USD MILLIONS)                                    US GAAP(1)    IAS ADJ(2)    REF(2)     IAS
-------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks...............          --                                --
Money market paper.................................       4,302         (18)         f      4,284
Due from banks.....................................       1,682                             1,682
Securities received as collateral..................         907        (907)         c         --
Cash collateral on securities borrowed.............      10,517                            10,517
Reverse repurchase agreements......................      15,313       2,309          c     17,622
Trading portfolio assets...........................      18,194      (2,255)     c,e,f     15,939
Positive replacement values........................         190                               190
Loans, net of allowance for credit losses..........      11,108                            11,108
Financial investments..............................         892         (30)         k        862
Accrued income and prepaid expenses................         575                               575
Investments in associates..........................          --                                --
Property and equipment.............................         748         (25)         a        723
Intangible assets and goodwill.....................         693         (17)         d        676
Other assets.......................................       1,282         126          b      1,408
                                                     ----------      ------                ------
TOTAL ASSETS.......................................      66,403        (817)               65,586
                                                     ----------      ------                ------
LIABILITIES
Money market paper issued..........................       1,157                             1,157
Due to banks.......................................       2,393        (897)         e      1,496
Cash collateral on securities lent.................       7,249                             7,249
Obligation to return securities received as
  collateral.......................................         907        (907)         c         --
Repurchase agreements..............................      27,918         907          c     28,825
Trading portfolio liabilities......................       4,081         158        c,e      4,239
Negative replacement values........................         194         126          b        320
Due to customers...................................      10,228                            10,228
Accrued expenses and deferred income...............       2,197                             2,197
Long-term debt.....................................       5,209         394          i      5,603
Other liabilities..................................       1,285        (164)       f,g      1,121
                                                     ----------      ------                ------
TOTAL LIABILITIES..................................      62,818        (383)               62,435
                                                     ----------      ------                ------
MINORITY INTERESTS.................................         394        (394)         i         --
                                                     ----------      ------                ------
TOTAL SHAREHOLDERS' EQUITY.........................       3,191         (40)     a,d,g      3,151
                                                     ----------      ------                ------
TOTAL LIABILITIES, MINORITY INTERESTS AND
  SHAREHOLDERS' EQUITY.............................      66,403        (817)               65,586
                                                     ----------      ------                ------

The notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from US GAAP to IAS are an integral part of this pro forma information.

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 136

UBS
--------------------------------------------------------------------------------

                        PAINEWEBBER UNAUDITED PRO FORMA
                    CONDENSED CONSOLIDATED INCOME STATEMENT
                        CONVERSION FROM U.S. GAAP TO IAS
                      FOR THE YEAR ENDED 31 DECEMBER 1999

The following unaudited condensed consolidated income statement for the year ended 31 December 1999 is derived from the historical audited consolidated income statement of PaineWebber for the year then ended, after giving effect to the unaudited IAS adjustments described in the notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from U.S. GAAP to IAS. This information has been prepared from, and should be read together with, the historical consolidated financial statements and related notes of PaineWebber, which are publicly available from PaineWebber's 10-K for the year ended 31 December 1999.

                      FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                      IAS
               (IN US$ MILLIONS)                 U.S. GAAP(1)    ADJUSTMENT(2)    REFERENCE(2)    IAS
-----------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income................................         3,123                                   3,123
Interest expense...............................         2,532                115           h,i  2,647
                                                 ------------  -----------------                -----
Net interest income............................           591              (115)                  476
Credit loss expense............................            --                                      --
                                                 ------------  -----------------                -----
Net interest income after credit loss
  expense......................................           591              (115)                  476
Net fee and commission income..................         3,418               (75)             j  3,343
Net trading income.............................         1,110               (20)             j  1,090
Other income, including income from disposal of
  associates and subsidiaries..................           171                                     171
                                                 ------------  -----------------                -----
Total operating income.........................         5,290              (210)                5,080
                                                 ------------  -----------------                -----
OPERATING EXPENSES
Personnel......................................         3,050                 19             a  3,069
General and administrative.....................         1,105               (89)           a,j  1,016
Depreciation and amortization..................           100                (2)           a,d     98
                                                 ------------  -----------------                -----
Total operating expense........................         4,255               (72)                4,183
                                                 ------------  -----------------                -----
OPERATING PROFIT BEFORE TAX AND MINORITY
  INTERESTS....................................         1,035              (138)                  897
                                                 ------------  -----------------                -----
Tax expense....................................           374                (8)             g    366
                                                 ------------  -----------------                -----
NET PROFIT BEFORE MINORITY INTERESTS...........           661              (130)                  531
                                                 ------------  -----------------                -----
Minority interests.............................            32               (32)             i     --
                                                 ------------  -----------------                -----
NET PROFIT.....................................           629               (98)                  531
                                                 ------------  -----------------                -----
Dividends and amortization of discount on
  preferred stock..............................            83               (83)             h     --
                                                 ------------  -----------------                -----
NET PROFIT APPLICABLE TO COMMON SHARES.........           546               (15)                  531
                                                 ------------  -----------------                -----
Basic earnings per share.......................          3.77                                    3.67
                                                 ------------                                   -----
Diluted earnings per share.....................          3.56                                    3.47
                                                 ------------                                   -----

     The notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from U.S. GAAP to IAS are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

             NOTES TO THE PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
       CONSOLIDATED STATEMENT OF FINANCIAL CONDITION AND INCOME STATEMENT
                        CONVERSION FROM U.S. GAAP TO IAS
              AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000 AND
                        THE YEAR ENDED 31 DECEMBER 1999

1. RECLASSIFICATION TO CONFORM PAINEWEBBER ACCOUNTS WITH UBS FINANCIAL PRESENTATION

Reclassifications have been made to the PaineWebber historical financial information presented under U.S. GAAP to conform to UBS's presentation under IAS.

The principal income statement reclassifications relate to:

 1. Commission revenue, Asset management revenue, and Investment banking revenue have been reclassified as Net fees and commission revenue.

 2. Compensation and benefits expense has been reclassified into the Personnel balance.

 3. Office and equipment expense, Communication expense, Business development expense, Professional services expense, and Other expenses have been reclassified into the General and administrative and Depreciation and Amortization expense balances.

The principal balance sheet reclassifications relate to:

 1. Cash and cash equivalents, Cash and securities segregated and on deposit for federal and other regulations, and Receivables from broker dealers have been reclassified into Due from banks.

 2. Treasury bills and money market securities have been removed from Financial instruments owned and moved into Money market paper.

 3. Positive and negative replacement values on derivatives have been separated from Financial instruments owned or sold, not yet purchased into their own respective line items.

 4. Receivables from clients have been reclassified to Loans, net of allowances for credit losses.

 5. Dividend and interest receivables and Fees and other receivables have been reclassified into Accrued income and prepaid expenses.

 6. Intangible assets and goodwill have been removed from Other assets and classified into their own line item.

 7. Commercial and money market paper issued by PaineWebber have been removed from Short term borrowings and reclassified into Money market paper issued.

 8. Short term borrowings, excluding those removed above, and Payables to broker dealers have been reclassified into Due to banks.

 9. Dividends and interest payable and Other liabilities and accrued expenses have been reclassified into Accrued expenses and deferred income.

10. Accrued compensation and benefits have been reclassified into Other liabilities.

11. Company-obligated mandatorily redeemable preferred securities of subsidiary trusts have been reclassified into Minority interest.

12. Certain investments were reclassified from Financial instruments owned to Financial investments and all other Financial instruments owned have been reclassified into Trading portfolio assets.

None of these reclassification adjustments has an impact on net income or shareholders' equity.

2. U.S. GAAP TO IAS ADJUSTMENTS

Accounting principles generally accepted in the United States differ in material respects from IAS. The differences that are material to restating the historical consolidated financial statements of PaineWebber to comply with IAS are described below.

--------------------------------------------------------------------------------
 138

UBS
--------------------------------------------------------------------------------

             NOTES TO THE PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
       CONSOLIDATED STATEMENT OF FINANCIAL CONDITION AND INCOME STATEMENT
                CONVERSION FROM U.S. GAAP TO IAS -- (CONTINUED)

  Adjustments to Historical PaineWebber Financial Statements:

     a. Software Capitalization

IAS 38, Intangible Assets, became effective 1 January 2000 for entities reporting on a calendar year basis. This standard requires that companies capitalize certain costs of acquiring or developing internal use software. Prior to 1 January 2000, these costs were expensed. Under U.S. GAAP, PaineWebber early adopted SOP 98-1, Accounting for the Costs of Software Developed or Obtained for Internal Use, and capitalized such costs beginning in 1998. For purposes of the pro forma presentation, the effects of capitalization and related amortization prior to 1 January 2000 are reversed and costs are instead recognized in expense as incurred.

     b. Hedge Accounting

Under U.S. GAAP, unrealized gains and losses on derivatives that qualify for hedge accounting are not recognized on the face of the balance sheet. Under IAS, the replacement value of all derivative products, including those qualifying for hedge accounting, are recognized on the balance sheet. For purposes of the pro forma presentation, positive and negative replacement values for derivatives qualifying for hedge accounting are reported on the face of the balance sheet, with the net offset reported as other assets.

     c. Repurchase, Resale, and Securities Lending Transactions

Under IAS, repurchase agreements and securities borrowed are accounted for as collateralized borrowings. Reverse repurchase agreements and securities lending are accounted for as collateralized lending transactions. Cash collateral is reported on the balance sheet at amounts equal to the collateral advanced or received.

Under U.S. GAAP, securities lending and repurchase transactions are also generally accounted for as collateralized borrowing and lending transactions. However, certain such transactions may be deemed sale or purchase transactions under specific circumstances. The accounting for these transactions has been reversed for purposes of the IAS presentation.

Additionally, under U.S. GAAP, when specific control conditions exist, securities collateral controlled is recognized as an asset with an offsetting obligation to return such securities collateral. For purposes of IAS presentation, such controlled securities collateral has been de-recognized.

     d. Goodwill and Other Intangibles

Under IAS, amortization of goodwill and other intangible assets is generally limited to a maximum period of 20 years. U.S. GAAP provides that goodwill and other intangibles are amortizable over their useful economic life with a maximum life of 40 years. For purposes of the pro forma presentation, the amortization of PaineWebber's goodwill and other intangibles has been restated using the maximum 20 year period.

     e. Trade Date v. Settlement Date

UBS follows a settlement date convention of accounting for inventory in its trading portfolio, for balance sheet presentation purposes. PaineWebber recognizes purchases and sales of inventory on its statement of financial condition at their trade date. For purpose of pro forma presentation PaineWebber's statement of financial condition has been restated as if it followed settlement date accounting.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

             NOTES TO THE PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
       CONSOLIDATED STATEMENT OF FINANCIAL CONDITION AND INCOME STATEMENT
                CONVERSION FROM U.S. GAAP TO IAS -- (CONTINUED)

     f. Rabbi Trusts

PaineWebber has transferred certain compensation related assets into "Rabbi Trusts." U.S. GAAP requires consolidation of the assets and liabilities of a Rabbi Trust. IAS, however, applies a "controls" approach in determining whether an entity should be consolidated. Under this approach the Rabbi Trusts would not be consolidated and therefore, for purposes of the pro forma presentation, such assets and liabilities and their related income and expenses have been eliminated from the statement of financial condition and income statement, respectively.

     g. Income Taxes

Records the tax effect pertaining to the conversion from U.S. GAAP to IAS on the unaudited consolidated statement of financial condition and income statement of PaineWebber, assuming an effective tax rate of 37.3%.

     h. Redemption of Mandatorily Redeemable Preferred Stock

Under IAS, preferred shares having mandatory redemption features are classified as debt with associated dividends recognized in interest expense. For purposes of pro forma presentation, the Unamortized discount charged to equity on redemption of preferred stock and Dividends and amortization of discount on preferred stock, thereon, have been reclassified as Interest expense.

     i. Trust Preferred Securities

Under IAS, trust preferred securities having mandatory redemption features are classified as debt with associated dividends recognized in interest expense. For purposes of pro forma presentation, Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts have been reclassified to Long-term debt and the related Minority interest expense to Interest expense.

     j. Brokerage, Clearing and Exchange Fees

PaineWebber records certain brokerage, clearing and exchange fees as separate components of expense for purposes of its U.S. GAAP financial statements. Under IAS, expenses directly connected with a transaction are charged against revenues.

     k. Private Equity Investments

PaineWebber carries private equity related investments for which there exist trading restrictions at estimated net realizable value under U.S. GAAP. UBS records similar investments at cost, less writedowns for impairments in value. This adjustment reverses unrealized gains on such investments reflected in the PaineWebber accounts.

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 140

UBS
--------------------------------------------------------------------------------

               UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                        CONVERSION FROM IAS TO U.S. GAAP
                AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000

The following unaudited pro forma condensed consolidated balance sheet and income statement as of and for the six months ended 30 June 2000 is derived from the unaudited consolidated balance sheet and income statements of UBS and PaineWebber as of and for the six months then ended, after giving effect to the U.S. GAAP adjustments described in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP and the pro forma adjustments presented in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement. This information has been prepared from, and should be read together with, the respective unaudited consolidated financial statements and related notes of UBS and of PaineWebber, which are included in this document and publicly available, respectively.
                                INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED 30 JUNE 2000

                                                                                                            CONVENIENCE
                                                                                                            TRANSLATION
                                      UBS AND                                                                   UBS AND
                                  PAINEWEBBER                                                    UBS AND    PAINEWEBBER
                                 CONSOLIDATED             UBS                 PAINEWEBBER    PAINEWEBBER   CONSOLIDATED
                                    PRO FORMA       U.S. GAAP                   U.S. GAAP   CONSOLIDATED      PRO FORMA
                                          IAS   ADJUSTMENT(1)   REFERENCE(1)   ADJUSTMENT      U.S. GAAP      U.S. GAAP
(IN MILLIONS)                             CHF             CHF                         CHF            CHF         US$(2)
-----------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income................       27,489              (91)       a                            27,398        16,764
Interest expense...............       22,920              (15)       a                (27)        22,878        13,999
                                     -------           ------                         ---         ------       -------
Net interest income............        4,569              (76)                         27          4,520         2,765
Credit loss expense............          (83)                                                        (83)          (51)
                                     -------           ------                         ---         ------       -------
Net interest income after
  credit loss expense..........        4,652              (76)                         27          4,603         2,816
Net fee and commission
  income.......................       11,194                                          112         11,306         6,918
Net trading income.............        6,453           (1,270)       c                 30          5,213         3,190
Other income, including income
  from disposal of associates
  and subsidiaries.............          778               25        d                               803           493
                                     -------           ------                         ---         ------       -------
Total operating income.........       23,077           (1,321)                        169         21,925        13,417
                                     -------           ------                         ---         ------       -------
OPERATING EXPENSES
Personnel......................       11,997               (7)     e,f,g               13         12,003         7,344
General and administrative.....        4,177               27        b                 79          4,283         2,621
Depreciation and
  amortization.................        1,423              839       a,h                 3          2,265         1,386
                                     -------           ------                         ---         ------       -------
Restructuring costs............           --              130        b                               130            80
Total operating expenses.......       17,597              989                          95         18,681        11,431
                                     -------           ------                         ---         ------       -------
                                     -------           ------                         ---         ------       -------
OPERATING PROFIT BEFORE TAX AND
  MINORITY INTERESTS...........        5,480           (2,310)                         74          3,244         1,986
                                     -------           ------                         ---         ------       -------
Tax expense....................        1,362              (71)       a                 26          1,317           807
                                     -------           ------                         ---         ------       -------
NET PROFIT BEFORE MINORITY
  INTERESTS....................        4,118           (2,239)                         48          1,927         1,179
                                     -------           ------                         ---         ------       -------
Minority interests.............          146                                           27            173           106
                                     -------           ------                         ---         ------       -------
NET PROFIT.....................        3,972           (2,239)                         21          1,754         1,073
                                     -------           ------                         ---         ------       -------
Other comprehensive income.....           --               34        o                                34            21
                                     -------           ------                         ---         ------       -------
COMPREHENSIVE INCOME...........        3,972           (2,205)                         21          1,788         1,094
                                     -------           ------                         ---         ------       -------
Basic earnings per share.......         9.15                                                        4.04
                                     -------           ------                         ---         ------       -------
Diluted earnings per share.....         9.03                                                        3.99
                                     -------           ------                         ---         ------       -------

     The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                                 BALANCE SHEET
                               AS OF 30 JUNE 2000

                                                                                                                      CONVENIENCE
                                                                                                                      TRANSLATION
                                         UBS AND                                                                          UBS AND
                                     PAINEWEBBER                                                          UBS AND     PAINEWEBBER
                                    CONSOLIDATED              UBS                     PAINEWEBBER     PAINEWEBBER    CONSOLIDATED
                                       PRO FORMA        U.S. GAAP                       U.S. GAAP    CONSOLIDATED       PRO FORMA
                                             IAS    ADJUSTMENT(1)                      ADJUSTMENT       U.S. GAAP       U.S. GAAP
(IN MILLIONS)                           CHF              CHF         REFERENCE(1)         CHF            CHF            US$(2)
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central
  banks...........................        3,457                                                            3,457           2,115
Money market paper................       68,506                                                30         68,536          41,936
Due from banks....................       28,510            18,866         a,j                 741         48,117           9,442
Cash collateral on securities
  borrowed........................      163,387                                                          163,387          99,974
Reverse repurchase agreements.....      193,666                                            (3,773)       189,893         116,192
Trading portfolio assets..........      241,697           (10,307)       g,i,j              3,685        235,075         143,839
Positive replacement values.......       58,068              (380)         i                              57,688          35,298
Loans, net of allowance for credit
  losses..........................      251,167             8,787         a,j                 741         60,695         159,515
Financial investments.............       10,962            (5,880)         d               (1,458)         3,624           2,217
Accrued income and prepaid
  expenses........................        7,533                                                            7,533           4,609
Investments in associates.........          818                                                              818             501
Property and equipment............        9,398               878         a,h                  41         10,317           6,313
Intangible assets and goodwill....       17,319            16,965         a,h                  59         34,343          21,014
Other assets......................       14,100            15,025       c,d,e,f             1,253         30,378          18,588
                                    -----------           -------                          ------    -----------       ---------
TOTAL ASSETS......................    1,068,588            43,954                           1,319      1,113,861         681,553
                                    -----------           -------                          ------    -----------       ---------
LIABILITIES
Money market paper issued.........       87,299                                                           87,299          53,417
Due to banks......................       85,341            18,104          j                2,206        105,651          64,649
Cash collateral on securities
  lent............................       27,181                                                           27,181          16,632
Repurchase agreements.............      277,674           (15,703)         j               (1,482)       260,489         159,389
Trading portfolio liabilities.....       67,207                                              (259)        66,948          40,964
Negative replacement values.......       78,449              (378)         i                 (205)        77,866          47,645
Due to customers..................      296,631            18,519         a,j                 741        315,891         193,288
Accrued expenses and deferred
  income..........................       18,885                                                           18,885          11,555
Long-term debt....................       61,840               130         a,g                (644)        61,326          37,524
Other liabilities.................       24,082             4,212    a,b,c,d,g,i,j            250         28,544          17,466
                                    -----------           -------                          ------    -----------       ---------
TOTAL LIABILITIES.................    1,024,589            24,884                             607      1,050,080         642,526
                                    -----------           -------                          ------    -----------       ---------
MINORITY INTERESTS................        2,877                                               644          3,521           2,154
                                    -----------           -------                          ------    -----------       ---------
TOTAL SHAREHOLDERS' EQUITY........        1,122            19,070                              68         60,260          36,873
                                    -----------           -------                          ------    -----------       ---------
TOTAL LIABILITIES, MINORITY
  INTERESTS AND SHAREHOLDERS'
  EQUITY..........................    1,068,588            43,954                           1,319      1,113,861         681,553
                                    -----------           -------                          ------    -----------       ---------

    The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP are an integral part of this pro forma information.

--------------------------------------------------------------------------------
 142

UBS
--------------------------------------------------------------------------------

               UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED INCOME STATEMENT
                        CONVERSION FROM IAS TO U.S. GAAP
                      FOR THE YEAR ENDED 31 DECEMBER 1999

The following unaudited pro forma condensed consolidated income statement for the year ended 31 December 1999 is derived from the audited consolidated income statement of UBS for the year then ended and from the unaudited pro forma condensed consolidated income statement of PaineWebber for the year then ended, after giving effect to the U.S. GAAP adjustments described in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP and the pro forma adjustments presented in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated income statement. This information has been prepared from, and should be read together with, the respective consolidated financial statements and related notes of UBS and PaineWebber, which are included in this document and publicly available, respectively.

                      FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                                                              CONVENIENCE
                                                                                                              TRANSLATION
                                          UBS AND                                                               UBS AND
                                        PAINEWEBBER                                               UBS AND     PAINEWEBBER
                                        CONSOLIDATED       UBS                     PAINEWEBBER  PAINEWEBBER   CONSOLIDATED
                                         PRO FORMA      U.S. GAAP                   U.S. GAAP   CONSOLIDATED   PRO FORMA
                                            IAS       ADJUSTMENT(1)                ADJUSTMENT    U.S. GAAP     U.S. GAAP
            (IN MILLIONS)                        CHF            CHF    REFERENCE           CHF           CHF        US$(2)
--------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income.......................       40,298           (200)  a                               40,098        24,536
Interest expense......................       34,219            (35)  a                   (173)       34,011        20,811
                                            -------          ------                       ----      -------       -------
Net interest income...................        6,079           (165)                        173        6,087         3,725
Credit loss expense...................          956                                                     956           585
                                            -------          ------                       ----      -------       -------
Net interest income after credit loss
  expense.............................        5,123           (165)                        173        5,131         3,140
Net fee and commission income.........       17,631                                        113       17,744        10,857
Net trading income....................        9,357           (545)  a,b,c                  30        8,842         5,411
Other income, including income from
  disposal of associates and
  subsidiaries........................        3,403              36  a,d                              3,439         2,104
                                            -------          ------                       ----      -------       -------
Total operating income................       35,514           (674)                        316       35,156        21,512
                                            -------          ------                       ----      -------       -------
OPERATING EXPENSES
Personnel.............................       17,521            (94)  a,b,e,f,g,h          (29)       17,398        10,646
General and administrative............        7,624             566  a,b,h                 134        8,324         5,093
Depreciation and amortization.........        2,750           1,597  a,h                     3        4,350         2,662
                                            -------          ------                       ----      -------       -------
Restructuring costs...................           --             750  b                                  750           459
Total operating expenses..............       27,895           2,819                        108       30,822        18,860
                                            -------          ------                       ----      -------       -------
OPERATING PROFIT BEFORE TAX AND
  MINORITY INTERESTS..................        7,619         (3,493)                        208        4,334         2,652
                                            -------          ------                       ----      -------       -------
Tax expense...........................        1,930           (177)  a                      12        1,765         1,080
                                            -------          ------                       ----      -------       -------
NET PROFIT BEFORE MINORITY
  INTERESTS...........................        5,689         (3,316)                        196        2,569         1,572
                                            -------          ------                       ----      -------       -------
Minority interests....................          277                                         48          325           199
                                            -------          ------                       ----      -------       -------
NET PROFIT............................        5,412         (3,316)                        148        2,244         1,373
                                            -------          ------                       ----      -------       -------
Dividends and amortization of discount
  on preferred stock..................           --                                        125          125            76
                                            -------          ------                       ----      -------       -------
NET PROFIT/(LOSS) APPLICABLE TO COMMON
  SHARES..............................        5,412         (3,316)                         23        2,119         1,297
                                            -------          ------                       ----      -------       -------
Basic earnings per share..............        12.10                                                    4.74
                                            -------          ------                       ----      -------       -------
Diluted earnings per share............        11.97                                                    4.69
                                            -------          ------                       ----      -------       -------

The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                        CONVERSION FROM IAS TO U.S. GAAP
                AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000
                    AND FOR THE YEAR ENDED 31 DECEMBER 1999

1. IAS TO U.S. GAAP ADJUSTMENTS

IAS accounting principles differ in material respects from accounting principles generally accepted in the U.S. The differences which are material to restating the historical consolidated financial statements of UBS and PaineWebber to comply with U.S. GAAP, are described below.

ADJUSTMENTS TO UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AND INCOME STATEMENTS

The differences which are material to restating the UBS unaudited pro forma consolidated balance sheets and income statements to U.S. GAAP relate to purchase accounting, restructuring provisions, derivatives held for non-trading purposes, financial investments, retirement and benefit plans, other employee benefits, equity participation plans, software capitalization, settlement date vs. trade date accounting and repurchase, resale and securities lending transactions as described in notes (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j), respectively. PaineWebber's IAS to U.S. GAAP adjustments have been documented in the notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from U.S. GAAP to IAS, note #2: U.S. GAAP to IAS adjustments. In addition, for purposes of conforming PaineWebber's accounts to UBS's presentation under U.S. GAAP, certain investments have been reclassified from financial investments to Other Assets.

  a. Purchase Accounting

     General

Under IAS, UBS accounted for the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation under the pooling of interests method. The balance sheets and income statements of the banks were combined and no adjustments to the carrying values of the assets and liabilities were made.

Under U.S. GAAP, the business combination creating UBS is accounted for under the purchase method with Union Bank of Switzerland being considered the accounting acquirer. Under the purchase method, the cost of acquisition is measured at fair value and the acquirer's interests in identifiable tangible assets and liabilities of the acquiree are restated to fair values at the date of acquisition. Any excess consideration paid over the fair value of net tangible assets acquired is allocated, first to identifiable intangible assets based on their fair values, if determinable, with the remainder allocated to goodwill.

     Goodwill

Under U.S. GAAP, goodwill and other intangible assets acquired are capitalized and amortized over the expected periods to be benefited with adjustments, if any, for impairment.

For purposes of the U.S. GAAP reconciliation, the excess of the consideration paid for Swiss Bank Corporation over the fair value of the net tangible assets received has been recorded as Goodwill and is being amortized on a straight line basis over a weighted average life of 13 years beginning 29 June 1998.

--------------------------------------------------------------------------------
 144

UBS
--------------------------------------------------------------------------------

         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                CONVERSION FROM IAS TO U.S. GAAP -- (CONTINUED)

     Other Purchase Accounting Adjustments

For purposes of the U.S. GAAP reconciliation, the restatement of Swiss Bank Corporation's net assets to fair value resulted in decreasing net tangible assets by CHF 1,077 million. This amount will be amortized over a period ranging from 2 years to 20 years depending upon the nature of the restatement.

  b. Restructuring Provision

Under IAS, restructuring provisions are recognized when a legal or constructive obligation has been incurred. In 1997, UBS recognized a CHF 7,000 million restructuring provision to cover personnel, information technology ("IT"), premises and other costs associated with combining and restructuring the merged Group. An additional CHF 300 million provision was recognized in the fourth quarter of 1999, reflecting the impact of increased precision in the estimation of certain leased and owned property costs.

Under U.S. GAAP, restructuring provisions for business combinations are not recognized prior to the consummation date of the business combination. Also, the criteria for establishing liabilities of this nature are more stringent than under IAS. Established restructuring provisions are required to be periodically reviewed for appropriateness and revised if necessary.

For purposes of the U.S. GAAP reconciliation, the aggregate CHF 7,300 million restructuring provision was reversed. As a result of the business combination with Swiss Bank Corporation, the decision to combine and streamline certain activities of the banks for the purpose of reducing costs and improving efficiencies, Union Bank of Switzerland recognized a restructuring provision of CHF 1,575 million during 1998 for purposes of the U.S. GAAP reconciliation. CHF 759 million of this provision related to estimated costs for restructuring the operations and activities of Swiss Bank Corporation and such amount was recorded as a liability of the acquired business. The remaining CHF 816 million of estimated costs were charged to restructuring expense during 1998. Adjustments of CHF 130 million and 600 million to the restructuring provision were recognized in the six months ended 30 June 2000 and in the year ended 31 December 1999, respectively, for purposes of the U.S. GAAP reconciliation. The reserve is expected to be substantially exhausted by the end of 2001.

The restructuring provision initially included CHF 756 million for employee termination benefits, CHF 332 million for the closure and write downs of owned and leased premises, and CHF 487 million for professional fees, IT costs, miscellaneous transfer taxes and statutory fees.

The usage of the U.S. GAAP restructuring provision was as follows:

                          BALANCE                            BALANCE      JAN-JUN    JAN-JUN
                         1 JANUARY    1999       1999      31 DECEMBER     2000        2000        BALANCE
(CHF MILLIONS)             1999       USAGE    REVISION       1999         USAGE     REVISION    30 JUNE 2000
-------------------------------------------------------------------------------------------------------------
Personnel............          382     (254)        553            681         57          70             694
Premises.............          305     (244)        179            240         98          45             187
IT...................           25       (5)          7             27          3          --              24
Other................          313      (45)       (139)           129          6          15             138
                            ------    -----       -----         ------       ----        ----          ------
     Total...........        1,025     (548)        600          1,077        164         130           1,043
                            ------    -----       -----         ------       ----        ----          ------
                            ------    -----       -----         ------       ----        ----          ------

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         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                CONVERSION FROM IAS TO U.S. GAAP -- (CONTINUED)

Additionally, for purposes of the U.S. GAAP reconciliation, nil and CHF 150 million of restructuring costs were expensed as incurred in the six months ended 30 June 2000 and the year ended 31 December 1999, respectively.

  c. Derivatives Instruments Held or Issued for Non-Trading Purposes

Under IAS, UBS recognizes transactions in derivative instruments hedging non-trading positions in the income statement using the accrual or deferral method, which is generally the same accounting as the underlying item being hedged.

U.S. GAAP requires that derivatives be reported at fair value with changes in fair value recorded in income unless specified criteria are met to obtain hedge accounting treatment (accrual or deferral method).

UBS is not required to comply with all of the criteria necessary to obtain hedge accounting treatment under U.S. GAAP. Accordingly, for purposes of the U.S. GAAP reconciliation, derivative instruments held or issued for non-trading purposes that did not meet U.S. GAAP hedging criteria have been carried at fair value with changes in fair value recognized as adjustments to net trading income.

  d. Financial Investments

Under IAS, financial investments are classified as either current investments or long-term investments. UBS considers current financial investments to be held for sale and carried at lower of cost or market value. UBS accounts for long-term financial investments at cost, less any permanent impairment.

Under U.S. GAAP, investments are classified as either held to maturity (essentially debt securities), which are carried at amortized cost, or available for sale (debt and marketable equity securities), which are carried at fair value with changes in fair value recorded as a separate component of shareholders' equity. Realized gains and losses are recognized in net profit in the period sold.

For purposes of the U.S. GAAP reconciliation, amounts reflected in Other income for the changes in market values of held for sale investments are reclassified as a component of Shareholders' equity. Held to maturity investments that do not meet U.S. GAAP criteria are reclassified to the available for sale category. Unrealized gains or unrealized losses relating to these investments are recorded as a component of Shareholders' equity.

  e. Retirement Benefit Plans

Under IAS, UBS has recorded pension expense based on a specific method of actuarial valuation of projected plan liabilities for accrued service including future expected salary increases and expected return on plan assets. Plan assets are held in a separate trust to satisfy plan liabilities. Plan assets are recorded at fair value. The recognition of a prepaid asset on the books of UBS is subject to certain limitations. These limitations generally cause amounts recognized as expense to equal amounts funded in the same period. Any amount not recognized as a prepaid asset and the corresponding impact on pension expense has been disclosed in the financial statements.

Under U.S. GAAP, pension expense, generally, is based on the same method of valuation of liabilities and assets as under IAS. Differences in the levels of expense and liabilities (or prepaid assets) exist due to the different transition date rules and the stricter provisions of IAS as well as industry practice under IAS for recognition of a prepaid asset.

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         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                CONVERSION FROM IAS TO U.S. GAAP -- (CONTINUED)

As a result of the merger of the retirement benefit plans of Union Bank of Switzerland and Swiss Bank Corporation after the 1998 merger, there was a one time increase of the vested plan benefits for the beneficiaries of such plans. This had the effect of increasing the defined benefit obligation at this date by CHF 3,020 million. Under IAS this resulted in a one-time charge to income which was offset by the recognition of assets (previously unrecognized due to certain limitations under IAS).

Under U.S. GAAP, in a business combination that is accounted for under the purchase method, the assignment of the purchase price to individual assets acquired and liabilities assumed must include a liability for the projected plan liabilities in excess of plan assets or an asset for plan assets in excess of the projected plan liabilities, thereby recognizing any previously existing unrecognized net gains or losses, unrecognized prior service cost, or unrecognized net liabilities or assets.

For purposes of the U.S. GAAP reconciliation, UBS recorded a prepaid asset for the Union Bank of Switzerland plans as of 1 January 1998. Swiss Bank Corporation recorded a purchase price adjustment to recognize its prepaid asset at 29 June 1998. The recognition of these assets impacts the pension expense recorded under U.S. GAAP versus IAS. The pension expense for the year ended 31 December 1999 is also impacted by the different treatment of the merger of the plans under IAS versus U.S. GAAP. The assets recognized under IAS (which had been previously unrecognized due to certain limitations under IAS) were already recognized under U.S. GAAP due to the absence of such limitations under U.S. GAAP.

  f. Other Employee Benefits

Under IAS, UBS has recorded expenses and liabilities for post-retirement benefits determined under a methodology similar to that described above under retirement benefit plans.

Under U.S. GAAP, expenses and liabilities for post-retirement benefits would be determined under a similar methodology as under IAS. Differences in the levels of expenses and liabilities have occurred due to different transition date rules and the treatment of the merger of Union Bank of Switzerland and Swiss Bank Corporation under the purchase method.

  g. Equity participation plans

IAS does not specifically address the recognition and measurement requirements for equity participation plans.

U.S. GAAP permits the recognition of compensation cost on the grant date for the estimated fair value of equity instruments issued (Statement of Financial Accounting Standards No. 123) or based on the intrinsic value of equity instruments issued (Accounting Principles Board Opinion No. 25), with the disclosure of the pro forma effects of equity participation plans on net profit and earnings per share, as if the fair value had been recorded on the grant date. UBS recognized only intrinsic values at the grant date with subsequent changes in value not recognized.

For purposes of the U.S. GAAP reconciliation, certain of UBS's option awards have been determined to be variable, primarily because they may be settled in cash or UBS has offered to hedge their value. Additional compensation expense from these options awards for the six months ended 30 June and the year ended 31 December 1999, is CHF 44 million and CHF 41 million, respectively. In addition, certain of UBS's equity participation plans provide for deferral of the awards, and the instruments are held in trusts for the participants. Certain of these trusts are recorded on UBS's balance sheet for U.S.

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         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                CONVERSION FROM IAS TO U.S. GAAP -- (CONTINUED)

GAAP presentation, the effect of which is to increase assets by CHF 1,070 million and CHF 655 million, liabilities by CHF 1,162 million and CHF 717 million, and decrease shareholders' equity by CHF 92 million and CHF 62 million (for UBS shares held by the trusts, which are treated as treasury shares) at 30 June 2000 and 31 December 1999, respectively.

  h. Software capitalization

Under IAS, effective 1 January 2000, certain costs associated with the acquisition or development of internal use software are required to be capitalized. Once the software is ready for its intended use, the costs capitalized are amortized to the income statement over estimated lives. Under U.S. GAAP, the same principal applies; however this standard was effective beginning 1 January 1999. For purposes of the U.S. GAAP reconciliation, the costs associated with the acquisition or development of internal use software that met the U.S. GAAP software capitalization criteria in 1999 have been reversed from Operating expenses and amortized over a life of 2 years. From 1 January 2000, the only remaining reconciliation item is the amortization of software capitalized in 1999 for U.S. GAAP purposes.

  i. Settlement Date vs. Trade Date Accounting

UBS's transactions from securities activities are recorded on the settlement date for balance sheet and on the trade date for income statement purposes. This results in recording an off-balance sheet forward transaction during the period between the trade date and the settlement date. Forward positions relating to trading activities are revalued to fair value and any unrealized profits and losses are recognized in Net profit.

Under U.S. GAAP, trade date accounting is required for purchases and sales of securities. For purposes of U.S. GAAP presentation, all purchases and sales of securities previously recorded on settlement date have been recorded as of trade date for balance sheet purposes. Trade date accounting has resulted in receivables and payables to broker-dealers and clearing organizations recorded in Other assets and Other liabilities.

  j. Repurchase, Resale and Securities Lending Transactions

Under IAS, UBS's repurchase agreements and securities borrowed are accounted for as collateralized borrowings. Reverse repurchase agreements and securities lending are accounted for as collateralized lending transactions. Cash collateral is reported on the balance sheet at amounts equal to the collateral advanced or received.

Under U.S. GAAP, securities lending and repurchase transactions are also generally accounted for as collateralized borrowing and lending transactions. However, certain such transactions may be deemed sale or purchase transactions under specific circumstances. Additionally, under U.S. GAAP, UBS is required to recognize securities collateral controlled and an offsetting obligation to return such securities collateral on certain financing transactions, when specific control conditions exist.

For purposes of U.S. GAAP presentation, securities collateral recognized under financing transactions is reflected in Due from banks or loans, net of allowance for credit losses, depending on the counterparty. The related obligation to return the securities collateral is reflected in the balance sheet in Due to banks or Due to customers, as appropriate.

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         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                CONVERSION FROM IAS TO U.S. GAAP -- (CONTINUED)

2. CONVENIENCE TRANSACTION

30 June 2000 and 31 December 1999 CHF amounts have been translated into U.S. dollars at the exchange rate of one US$ = CHF 1.63, the exchange rate on 30 June 2000.

3. PROPOSED DIVIDEND

At the extraordinary general meeting of UBS AG, held on 7 September 2000, the UBS shareholders approved the UBS Board of Directors proposal that a partial dividend be paid to UBS shareholders on record as of 2 October 2000. The payment, which is to be made on 5 October 2000, relates to the first nine months of the year 2000. The payment of $2.75 (CHF 4.50) per share will total approximately $1.1 billion (CHF 1.8 billion). This proposed dividend has not been reflected in the assumptions made for purposes of presenting pro forma financial information.

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled "Description of Debt Securities We May Offer," references to UBS, we, our and us refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to Holders mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the subsection below entitled "Legal Ownership of Debt Securities."

INFORMATION ABOUT OUR DEBT SECURITIES

THE DEBT SECURITIES WILL BE ISSUED UNDER THE INDENTURE
As required by U.S. federal law for publicly offered bonds and debt securities, the debt securities are governed by a document called the indenture. The indenture is a contract between us and [insert], which acts as trustee. The trustee has two main roles:

     - First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe below under "Default, Remedies and Waiver of Default;" and

     - Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

This section summarizes the material terms that will apply generally to the debt securities. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

AMOUNTS THAT WE MAY ISSUE
The indenture does not limit the aggregate amount of debt securities that we may issue, nor does it limit the number of series or the aggregate amount of any particular series. We have authorized the issuance of debt securities in such amounts as will not result in the debt securities having an aggregate initial offering price greater than $2,000,000,000, or an equivalent amount in any other currency or currency unit.

The indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.

HOW THE DEBT SECURITIES RANK AGAINST OTHER DEBT
The debt securities will not be secured by any property or assets of UBS or its subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The debt securities will not be subordinated to any of our other debt obligations. This means that, in a bankruptcy or liquidation proceeding against us, the debt securities would rank equally in right of

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payment with all other unsecured and unsubordinated debt of UBS. The debt securities are not deposit liabilities of UBS and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

THIS SECTION IS ONLY A SUMMARY
The indenture and its associated documents, including your debt security, contain the full legal text governing the matters described in this section and your prospectus supplement. The indenture and the debt securities are governed by New York law. A copy of the indenture has been filed with the SEC as part of our registration statement. See "Where You Can Find More Information" below for information on how to obtain a copy.

This section and your prospectus supplement summarize all the material terms of the indenture and your debt security. They do not, however, describe every aspect of the indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning of only the more important of those terms.

FEATURES COMMON TO ALL DEBT SECURITIES

STATED MATURITY AND MATURITY
The day on which the principal amount of your debt security is scheduled to become due is called the stated maturity of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after a default. A redemption may occur at our option, at your option, or both, or as a term of the debt security, as described in your prospectus supplement. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

CURRENCY OF DEBT SECURITIES
Amounts that become due and payable on your debt security will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement.

We refer to this currency, composite currency, basket of currencies or currency unit or units as a specified currency. The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest.

You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to UBS Warburg LLC or another dealer that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that dealer. We will make payments on your debt securities in the specified currency, except as described below under the heading "Payment Mechanics."

TYPES OF DEBT SECURITIES
We may issue various debt securities, including the following five types of debt securities:

     - Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

     - Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
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       rate or a maximum rate. If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be described in your prospectus supplement.

     - Equity Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more equity securities or stocks, including baskets of stocks and stock indices, or to any other equity index described in your prospectus supplement. If you are a Holder of an equity indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the relevant stock or index at maturity. That value may fluctuate over time. Some equity indexed notes may also be exchangeable, at the option of the Holder or UBS, into equity securities of one or more issuers other than UBS. If you purchase an equity indexed note, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the risk factors that are specified in your prospectus supplement.

     - Credit Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more loans, debt securities or evidences of indebtedness, notes and/or bonds, including baskets of notes, bonds, note indices and bond indices, or to any other credit index described in your prospectus supplement. If you are a Holder of a credit indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the relevant debt instruments or debt index at maturity. That value may fluctuate over time. Some credit indexed notes may also be exchangeable, at the option of the Holder or UBS, into debt of one or more issuers other than UBS. If you purchase an credit indexed note, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the risk factors that are specified in your prospectus supplement.

     - Credit Linked Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, is dependent on no credit event (such as a bankruptcy or payment default) having occurred with respect to one or more specified reference entities' debt obligations. The notes may bear interest at a fixed, floating or variable rate of interest, as will be described in your prospectus supplement. If you are a Holder of a credit-linked note, your note may be redeemed for less than its face amount prior to maturity and you may not receive any interest for the interest period in which any of the specified credit events occurs with respect to the reference entity. If you purchase a credit-linked note, your prospectus supplement will contain a description of the reference entity or entities, the obligations of the reference entity or entities to which your notes are linked, the potential credit events applicable with respect to each reference entity, and the effect that a credit event will have on the principal or interest payable on the notes or any other terms of the notes. Before you purchase any credit-linked note, you should read carefully the risk factors that are specified in your prospectus supplement.

ORIGINAL ISSUE DISCOUNT NOTES
A fixed rate note, a floating rate note, an equity or credit indexed note or a credit-linked note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. Before you purchase an original issue discount note, you should read the

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section of your prospectus supplement that addresses the U.S. federal income tax consequences of owning such a note.

INFORMATION IN THE PROSPECTUS SUPPLEMENT
Your prospectus supplement will describe one or more of the following terms of your debt security:

     - the stated maturity;

     - the specified currency or currencies for principal and interest, if not U.S. dollars;

     - the price at which we will originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

     - whether your debt security is a fixed rate debt security, a floating rate debt security, an equity indexed debt security, a credit indexed debt security or a credit-linked security, and also whether it is an original issue discount debt security;

     - if your debt security is a fixed rate debt security, the annual rate at which your debt security will bear interest, if any, and the interest payment dates, if different from those set forth below under "Payment Mechanics--Regular Record Dates for Interest";

     - if your debt security is a floating rate debt security, the interest rate basis, any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

     - if your debt security is an equity or credit indexed debt security, the principal amount we will pay you at maturity and the amount of interest we will pay you on an interest payment date, or the formulas we will use to calculate these amounts, and whether your debt security will be exchangeable for or payable in equity securities, debt securities or other debt obligations of one or more issuers (other than UBS) or other property;

     - if your debt security is a credit linked note, the maturity, interest reset, determination, calculation and payment dates; the calculation agent; the amount of interest we will pay you on an interest payment date; the reference entity or entities; the obligations of the reference entity or entities to which the notes are linked; the credit events applicable to each reference entity; and the effect that any credit event will have on the principal or interest payable on the notes or on any other terms of the notes;

     - if your debt security is an original issue discount debt security, the yield to maturity;

     - whether your debt security may be redeemed at our option or repaid at the Holder's option prior to the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under "--Redemption and Repayment" below;

     - whether your debt security may be converted or exchanged at your option or our option into other securities or property in addition to or in place of any payments of interest or principal, and, if so, other relevant terms;

     - whether we will issue or make available your debt security in non-book-entry form; and

     - any other terms of your debt security that are not inconsistent with the provisions of the indenture, which other terms could be different from those described in this prospectus.

If you purchase your debt security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which UBS, UBS Warburg LLC or another of our affiliates resells a debt

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
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security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Your prospectus supplement will summarize specific financial and other terms of your debt security, while this prospectus describes terms that apply generally to the debt securities generally. Consequently, the terms described in your prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described in the prospectus supplement will be controlling. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

WHAT IS A GLOBAL DEBT SECURITY?

We will issue each debt security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means that interests in the debt security will be represented and transferred through the rules of a book-entry clearing system. Each debt security issued in book-entry form will be represented by a global debt security that we deposit with and register in the name of a financial institution or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Debt Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and Holder of all debt securities represented by a global debt security, and investors will be permitted to own only beneficial interests in a global debt security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a Holder of the debt security, but only an indirect holder of a beneficial interest in the global debt security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated. We describe the situations in which this can occur below under "--Special Situations When a Global Debt Security Will Be Terminated." The global debt security may be a master global debt security, although your prospectus supplement will not indicate whether it is a master global debt security. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL DEBT SECURITIES
As an indirect holder, an investor's rights relating to a global debt security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of debt securities and instead deal only with the depositary that holds the global debt security.

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If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

     - An investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "--Legal Ownership of Debt Securities" below;

     - An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

     - An investor may not be able to pledge his or her interest in a global debt security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global debt security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global debt security. We and the trustee also do not supervise the depositary in any way;

     - The depositary will require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global debt securities, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL DEBT SECURITY WILL BE TERMINATED
In a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be Holders. We have described the rights of Holders and street name investors below under "--Legal Ownership of Debt Securities."

The only special situations for termination of a global debt security are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;

     - if we notify the trustee that we wish to terminate that global debt security; or

     - if an event of default has occurred with regard to debt securities represented by that global debt security and has not been cured or waived; we discuss defaults below under "--Default, Remedies and Waiver of Default."

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
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If a global debt security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the Holders of those debt securities.

LEGAL OWNERSHIP OF DEBT SECURITIES

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the "Holders" of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect holders of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS
We will issue each debt security in book-entry or global form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the Holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the Holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants will do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global debt security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in book-entry form, investors will be indirect holders, and not Holders, of the debt securities.

STREET NAME HOLDERS
In the future we may terminate a global debt security or issue debt securities initially in non-global or definitive form. In these cases, investors may choose to hold their debt securities in their own names or in "street name." Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the Holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not Holders, of the debt securities.

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LEGAL HOLDERS
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the Holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the Holder, we have no further responsibility for that payment or notice even if that Holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the Holders for any purpose--for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture--we would seek the approval only from the Holders, and not the indirect holders, of the debt securities. Whether and how the Holders contact the indirect holders is up to the Holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the Holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the Holders' consent, if ever required;

     - whether and how you can instruct it to send you debt securities registered in your own name so you can be a Holder, if that is permitted in the future;

     - how it would exercise rights under the debt securities if there were a default or other event triggering the need for Holders to act to protect their interests; and

     - if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

REDEMPTION AND REPAYMENT

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund--that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity (except for certain tax reasons, as described below) unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies one or more redemption dates, a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

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If your prospectus supplement specifies one or more redemption dates, your debt security will be redeemable on any of those dates. If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

Unless otherwise indicated in your prospectus supplement, we may redeem your debt security if we determine that changes in the tax laws (or in the interpretation of the tax laws) of Switzerland require us to deduct or withhold taxes or other government charges in connection with payments we make to you under your debt security. In that event, we will pay the redemption prices or repayment prices specified in the applicable prospectus supplement and any additional amounts so that, after the applicable deduction or withholding, you will receive the total amount as originally described in the applicable prospectus supplement. If such a change in the tax laws occurs and we do not elect to redeem your debt security, we will pay to you these additional amounts at the time that our other payment obligations to you become due. We will not pay you these additional amounts if you are a resident of Switzerland or if certain other exceptions and limitations described in the indenture apply.

If we exercise an option to redeem any debt security, we will give to the trustee and the Holders written notice of the principal amount of the debt security to be redeemed, not less than [10] days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "Notices".

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If a debt security represented by a global debt security is subject to repayment at the Holder's option, the depositary or its nominee, as the Holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the Holder to elect repayment is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

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MERGERS AND SIMILAR TRANSACTIONS

We are generally permitted to merge or consolidate with another firm. We are also permitted to sell substantially all our assets to another firm. We may not take any of these actions, however, unless all the following conditions are met:

     - If the successor firm in the transaction is not UBS, the successor firm must be organized as a corporation, partnership, trust, limited liability company or other similar entity and must expressly assume UBS's obligations under the debt securities and the indenture. The successor firm may be organized under the laws of any jurisdiction, whether in Switzerland or elsewhere.

     - Immediately after the transaction, no default under the debt securities has occurred and is continuing. For this purpose, "default under the debt securities" means an event of default or any event that would be an event of default if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "--Default, Remedies and Waiver of Default."

If the conditions described above are satisfied, we will not need to obtain the approval of the Holders in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell all or substantially all our assets. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell all or substantially all of our assets and the successor firm is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the debt securities.

DEFAULT, REMEDIES AND WAIVER OF DEFAULT

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

EVENTS OF DEFAULT
With respect to your debt security, when we refer to an event of default, we mean any of the following:

     - We do not pay the principal or any premium (including any security or other property deliverable) on any debt security on its stated maturity;

     - We do not pay interest on any debt security within 30 days after its due date;

     - We do not deposit a sinking fund payment with regard to any debt security on its due date, but only if the payment is required in the applicable prospectus supplement;

     - We remain in breach of any covenant we make in the indenture for the benefit of the debt securities, for 60 days after we receive a notice of default stating that we are in breach. The notice must be sent by the trustee or the Holders of not less than 10% in principal amount of the debt securities;

     - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization relating to UBS occur; or

     - If your prospectus supplement states that any additional event of default applies to your debt security, that event of default occurs.

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REMEDIES IF AN EVENT OF DEFAULT OCCURS
If an event of default has occurred and has not been cured or waived, the trustee or the Holders of not less than 25% in principal amount of all debt securities as to which the default occurred may declare the entire principal amount of all those debt securities to be due immediately. If an event of default occurs because of events in bankruptcy, insolvency or reorganization relating to UBS, the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any Holder.

Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the Holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any Holders unless the Holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the Holders of a majority in principal amount of all debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority Holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     - The Holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

     - The Holders of not less than 25% in principal amount of all debt securities must make a written request that the trustee take action because of the default, and they or other Holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

     - The trustee must not have taken action for 60 days after the above steps have been taken.

     - During those 60 days, the Holders of a majority in principal amount of the debt securities must not have given the trustee directions that are inconsistent with the written request of the Holders of not less than 25% in principal amount of all debt securities.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

WAIVER OF DEFAULT
The Holders of not less than a majority in principal amount of the debt securities as to which a default occurred may waive a default for those debt securities. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular Holder of that debt security.

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Book-entry and other indirect holders should consult their banks or brokers for information on how to instruct the Holder to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

WE WILL GIVE THE TRUSTEE INFORMATION ABOUT DEFAULTS ANNUALLY
We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

MODIFICATION AND WAIVER OF COVENANTS

There are three types of changes we can make to the indenture and the debt securities.

CHANGES REQUIRING EACH HOLDER'S APPROVAL
First, there are changes that cannot be made without the approval of each Holder of a debt security affected by the change. Here is a list of those types of changes:

     - change the stated maturity for any principal or interest payment on a debt security;

     - reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

     - permit redemption of a debt security if not previously permitted;

     - impair any right a Holder may have to require repayment of its debt security;

     - impair any right that a Holder of an indexed debt security may have to exchange the debt security for securities or other property;

     - change the currency of any payment on a debt security other than as permitted by the debt security;

     - change the place of payment on a debt security, if it is in non-global form;

     - impair a Holder's right to sue for payment of any amount due on its debt security;

     - reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose Holders is needed to change the indenture or the debt securities;

     - reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose Holders is needed to waive our compliance with the indenture or to waive defaults; and

     - change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval.

CHANGES NOT REQUIRING APPROVAL
The second type of change does not require any approval by Holders of the debt securities. This type is limited to clarifications and changes that would not adversely affect the debt securities in any material respect. We also do not need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the

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Holder of that debt security; we need only obtain any required approvals from the Holders of the affected debt securities or other debt securities.

CHANGES REQUIRING MAJORITY APPROVAL
Any other change to the indenture and the debt securities would require the following approval:

     - If the change affects only your series of debt securities, it must be approved by the Holders of a majority in principal amount of those debt securities.

     - If the change affects your series of debt securities as well as one or more other series of debt securities issued under the indenture, it must be approved by the Holders of a majority in principal amount of your series of debt securities and all other series affected by the change, with your series of debt securities and all the other series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. If the Holders approve a waiver of a covenant, we will not have to comply with that covenant. The Holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the Holder of that debt security as described above in "-- Changes Requiring Each Holder's Approval," unless that Holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

SPECIAL RULES FOR ACTION BY HOLDERS

When Holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules. We may apply similar rules to other series of debt securities issued under the indenture.

ONLY OUTSTANDING DEBT SECURITIES ARE ELIGIBLE
Only Holders of outstanding debt securities will be eligible to participate in any action by Holders of those debt securities. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

     - if it has been surrendered for cancellation;

     - if we have deposited or set aside, in trust for its Holder, money for its payment or redemption;

     - if we or one of our affiliates, such as UBS Warburg LLC, is the beneficial owner.

In some situations, Holders of debt securities of a series other than yours may be eligible to participate in an action by Holders of your series of debt securities. In that event, we may follow special rules in calculating the principal amount of their debt securities that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a foreign currency, increases over time or is not to be fixed until maturity. For any debt security of the

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kind described below, we will decide how much principal amount to attribute to the debt security as follows:

     - For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

     - For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

     - For debt securities with a principal amount denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

DETERMINING RECORD DATES FOR ACTION BY HOLDERS
We will generally be entitled to set any day as a record date for the purpose of determining the Holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by Holders. If we or the trustee set a record date for an approval or other action to be taken by Holders, that vote or action may be taken only by persons or entities who are Holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

FORM, EXCHANGE AND TRANSFER

If the debt securities cease to be issued in global form, they will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and that are multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations (subject to the limit above) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of Holders and transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the Holder's proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any

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particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of Holders who will receive the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole Holder of the debt security.

PAYMENT MECHANICS

WHO RECEIVES PAYMENTS?
If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the Holder of the debt security against surrender of the debt security at a proper place of payment (or, in the case of a global debt security, in accordance with the applicable policies of the depositary).

REGULAR RECORD DATES FOR INTEREST
Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any fixed rate debt security will be the May 15 or November 15 next preceding that interest payment date, and for any floating rate debt security will be the 15th calendar day before that interest payment date, in each case whether or not the record date is a business day. For the purpose of determining the Holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS
We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

PAYMENTS ON GLOBAL DEBT SECURITIES. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global debt security. An indirect holder's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under "--What Is a Global Debt Security?".

PAYMENTS ON NON-GLOBAL DEBT SECURITIES. We will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the Holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds--that is, in funds that become available on the day after the check is cashed.

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Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the Holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the Holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the Holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES
We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

PAYMENTS ON GLOBAL DEBT SECURITIES. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in your prospectus supplement, if you are an indirect holder of global debt securities denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global debt security is held of your election:

     - on or before the applicable regular record date, in the case of a payment of interest, or

     - on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "--Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

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Book-entry and other indirect holders of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

PAYMENTS ON NON-GLOBAL DEBT SECURITIES. Except as described in the second to last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the Holder and is acceptable to us and the trustee. To designate an account for wire payment, the Holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the Holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a Holder fails to give instructions as described above, we will notify the Holder at the address in the trustee's records and will make the payment within five business days after the Holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the Holder asks us to do so. To request U.S. dollar payment, the Holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the Holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect holders of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

CONVERSION TO U.S. DOLLARS. When we are asked by a Holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, we will determine the U.S. dollar amount the Holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, an affiliate of UBS as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all Holders of debt securities requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the Holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of debt securities. If some but not all of the relevant debt securities are LIBOR debt securities or EURIBOR debt securities, the second preceding business day will be determined for this purpose as if none of those debt securities were LIBOR debt securities or EURIBOR debt securities.

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 166

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
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A Holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

WHEN THE SPECIFIED CURRENCY IS NOT AVAILABLE. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control--such as the imposition of exchange controls or a disruption in the currency markets--we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the most recently available exchange rate.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the indenture.

THE EURO. The euro may be a specified currency for some debt securities. On 1 January, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union. During a transition period from 1 January 1999 to 31 December 2001 and for a maximum of six months thereafter, the former national currencies of these 11 member states will continue to be legal tender in their country of issue, at rates irrevocably fixed on 31 December 1998.

EXCHANGE RATE AGENT. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select UBS Warburg LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

PAYMENT WHEN OFFICES ARE CLOSED
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

PAYING AGENT
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
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UNCLAIMED PAYMENTS
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a Holder will be repaid to us. After that two-year period, the Holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

NOTICES

Notices to be given to Holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to Holders of debt securities not in global form will be sent by mail to the respective addresses of the Holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

OUR RELATIONSHIP WITH THE TRUSTEE

[       ] is initially serving as the trustee for the debt securities and all
other series of debt securities to be issued under the indenture. [       ] has
provided commercial banking and other services for us and our affiliates in the
past and may do so in the future. Among other things,        provides us with a
line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other debt obligations of UBS or its subsidiaries.

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 168

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TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

In this section, we summarize the principal tax consequences under the laws of Switzerland of owning your debt security. You should also read the section of your prospectus supplement concerning taxation under the laws of Switzerland before you purchase a debt security, as the tax consequences of owning your debt security may differ in some respects than as described in this summary.

We will book the debt securities in one of our branches that is not a resident in Switzerland. We do not plan to use the proceeds of the sale of debt securities in Switzerland. Therefore, under applicable Swiss law, we do not expect your debt securities to be subject to the Swiss federal stamp duty on securities.

Under present law, a Holder of a debt security who (i) is not a resident of Switzerland, (ii) during the relevant taxable years has not engaged in a trade or business through a permanent establishment within Switzerland, and (iii) is not subject to taxation by Switzerland for any other reason, will not have to pay any federal, cantonal or municipal income tax either on interest payments with respect to the debt security or on gains resulting from the sale of the debt security. For these reasons, we believe that payments of interest on your debt security, if you are not a resident of Switzerland and are not otherwise subject to taxation in Switzerland, will not be subject to Swiss income taxes. We also believe that we will not be required to withhold or deduct any amounts on account of income or other taxes, withholding or charges imposed by Switzerland or any of its political subdivisions from payment of principal of, or interest on, your debt securities, if you are not a resident of Switzerland and are not otherwise subject to taxation in Switzerland.

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PLAN OF DISTRIBUTION

We may sell the debt securities from time to time in their initial offering as follows:

     - through agents;

     - to dealers or underwriters for resale;

     - directly to purchasers; or

     - through a combination of any of these methods of sale.

In some cases, we or dealers acting with us or on our behalf may also purchase debt securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our debt securities through any of these methods or other methods described in the applicable prospectus supplement.

The debt securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

We may solicit offers to purchase debt securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase debt securities from the public on our behalf. The prospectus supplement relating to any particular offering of debt securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933.

From time to time, we may sell debt securities to one or more dealers acting as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those debt securities to the public.

We may sell debt securities from time to time to one or more underwriters, who would purchase the debt securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell debt securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agents. Underwriters may resell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of debt securities.

If we offer debt securities in a subscription rights offering to our existing debt security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the debt securities they commit to purchase

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 170

PLAN OF DISTRIBUTION
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on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase debt securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debt securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased debt securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for UBS, and its subsidiaries in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

UBS Warburg LLC is a subsidiary of UBS, and UBS is the parent of UBS Warburg LLC. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member, such as UBS Warburg LLC, distributes an affiliated company's securities. UBS Warburg LLC has advised UBS that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720.

UBS Warburg LLC will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

                      MARKET-MAKING RESALES BY AFFILIATES

This prospectus may be used by UBS, UBS Warburg LLC or any other affiliate of UBS in connection with offers and sales of the debt securities in market-making transactions. In a market-making transaction, each of UBS, UBS Warburg LLC or any other affiliate of UBS may resell a debt security it acquires from other holders, after the original offering and sale of the debt security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the

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PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

time of resale or at related or negotiated prices. In these transactions, UBS, UBS Warburg LLC or any other affiliate of UBS may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS, UBS Warburg LLC or any other affiliate of UBS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the debt securities not yet issued as of the date of this prospectus. This amount does not include the debt securities to be sold in market-making transactions. The latter include debt securities to be issued after the date of this prospectus, as well as debt securities previously issued.

UBS does not expect to receive any proceeds from market-making transactions other than those it undertakes on its own. UBS does not expect that UBS Warburg LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to UBS.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless UBS or an agent informs you in your confirmation of sale that your debt security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

         MATTERS RELATING TO INITIAL OFFERING AND MARKET-MAKING RESALES

Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. Also, we may decide not to list any particular series of debt securities on a securities exchange or quotation system. We have been advised by UBS Warburg LLC that it intends to make a market in the debt securities, and any underwriters to whom we sell securities for public offering may also make a market in those debt securities. However, neither UBS Warburg LLC nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the debt securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the debt securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms "this offering" means the initial offering of the debt securities made in connection with their original issuance. This term does not refer to any subsequent resales of debt securities in market-making transactions.

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VALIDITY OF THE SECURITIES

In connection with the commencement of our plan to issue the debt securities discussed in this prospectus, the validity of the debt securities was passed upon for UBS by Sullivan & Cromwell as to matters of New York law and by Bar & Karrer, as to matters of Swiss law.

EXPERTS

The consolidated financial statements of UBS at 31 December 1999 and 1998 and for each of the three years in the period ended 31 December 1999 appearing in this document have been audited by ATAG Ernst & Young Ltd., independent auditors as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST UBS,
ITS MANAGEMENT AND OTHERS

UBS is a Swiss bank. Many of its directors and executive officers, including all of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS or its management or have any of them appear in a U.S. court. We have been advised by Bar & Karrer, Swiss counsel to UBS, that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgment of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

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WHERE YOU CAN FIND MORE INFORMATION

UBS files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that UBS files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. You may also inspect UBS's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form F-1 under the Securities Act with the SEC covering the debt securities. For further information on the debt securities and UBS, you should review our registration statement and its exhibits. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

PRESENTATION OF FINANCIAL INFORMATION

UBS's financial statements have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland. For convenience, December 31, 1999 CHF amounts have been translated into United States dollars, or "$," at the rate of CHF 1=$0.6277, which was the noon buying rate on December 31, 1999, and June 30, 2000 CHF amounts have been translated into United States dollars at the rate of CHF 1=$0.6129, which was the noon buying rate on June 30, 2000. This translation should not be construed as a representation that the Swiss franc amounts actually denote such United States dollar amounts or have been, could have been or could be, converted into United States dollars at the rate indicated.

The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

                                              HIGH      LOW      AVERAGE RATE(1)
YEAR ENDED 31 DECEMBER                                            ($ per 1 CHF)     AT PERIOD END
-------------------------------------------------------------------------------------------------
1995.......................................  0.8951    0.7616             0.8466           0.8666
1996.......................................  0.8641    0.7399             0.8090           0.7468
1997.......................................  0.7446    0.6510             0.6890           0.6845
1998.......................................  0.7731    0.6485             0.6894           0.7281
1999.......................................  0.7361    0.6244             0.6605           0.6277
2000 (through August 31)...................  0.5739    0.6442             0.6023           0.7510

------------
(1) The average of the noon buying rates on the last business day of each full month during the relevant period.

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 174

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FINANCIAL STATEMENTS OF UBS

                               TABLE OF CONTENTS

                          FINANCIAL STATEMENTS OF UBS

              AUDITED YEAR-END FINANCIAL STATEMENTS
Report of Independent Auditors..............................   F-1
UBS Group Income Statement..................................   F-3
UBS Group Balance Sheet.....................................   F-4
UBS Group Statement of Changes in Equity....................   F-5
UBS Group Statement of Cash Flows...........................   F-6
UBS Group Notes to the Financial Statements.................   F-7

              UNAUDITED INTERIM FINANCIAL STATEMENTS
UBS Group Income Statement..................................  F-86
UBS Group Balance Sheet.....................................  F-87
UBS Group Statement of Changes in Equity....................  F-88
UBS Group Statement of Cash Flows...........................  F-89
UBS Group Notes to the Financial Statements.................  F-90

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                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Group Executive Board UBS AG:

We have audited the accompanying consolidated balance sheets of UBS AG and subsidiaries as of 31 December 1999 and 1998, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of UBS AG as of 31 December 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended 31 December 1999, in conformity with International Accounting Standards ("IAS") and comply with Swiss Law.

IAS vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected shareholders' equity as of 31 December 1999 and 1998 and the results of operations for the two years then ended to the extent summarized in Note 42 of the Notes to the Financial Statements.

Basel, 8 March 2000, except for Note 38, as to which the date is 18 April 2000 and Note 1(t) as to which the date is 17 August 2000

                                          ATAG Ernst & Young Ltd.

       /s/ ROGER K. PERKIN                   /s/ PETER HECKENDORN
---------------------------------     ---------------------------------
      Roger K. Perkin                 Peter Heckendorn

      Chartered Accountant            lic. oec.
      in charge of the audit          in charge of the audit

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                       CONSOLIDATED FINANCIAL STATEMENTS

                                   UBS GROUP

                  YEARS ENDED 31 DECEMBER 1999, 1998 AND 1997

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                                   UBS GROUP

                                INCOME STATEMENT

FOR THE YEAR ENDED                                NOTE    31.12.1999(1)     31.12.1998(1)     31.12.1997
------------------                                ----    -------------     -------------     ----------
CHF MILLION, EXCEPT PER SHARE DATA
OPERATING INCOME
Interest income.................................    4         35,604            37,442          23,669
Interest expense................................    4        (29,695)          (32,424)        (16,733)
                                                             -------           -------         -------
Net interest income.............................               5,909             5,018           6,936
Credit loss expense.............................  12b           (956)             (951)         (1,278)
                                                             -------           -------         -------
Net interest income after credit loss expense...               4,953             4,067           5,658
                                                             -------           -------         -------
Net fee and commission income...................    5         12,607            12,626          12,234
Net trading income..............................    6          7,719             3,313           5,491
Income from disposal of associates and
  subsidiaries..................................    7          1,821             1,119             198
Other income....................................    8          1,325             1,122           1,299
                                                             -------           -------         -------
Total operating income..........................              28,425            22,247          24,880
OPERATING EXPENSES
Personnel.......................................    9         12,577             9,816          11,559
General and administrative......................    9          6,098             6,735           5,315
Depreciation and amortization...................    9          1,857             1,825           1,762
                                                             -------           -------         -------
Total operating expenses........................              20,532            18,376          18,636
                                                             -------           -------         -------
OPERATING PROFIT BEFORE RESTRUCTURING COSTS, TAX
  AND MINORITY INTERESTS........................               7,893             3,871           6,244
                                                             -------           -------         -------
Restructuring costs.............................                                                 7,000
                                                                                               -------
OPERATING PROFIT/(LOSS) BEFORE TAX AND MINORITY
  INTERESTS.....................................               7,893             3,871            (756)
                                                             -------           -------         -------
Tax expense/(benefit)...........................   25          1,686               904            (105)
                                                             -------           -------         -------
NET PROFIT/(LOSS) BEFORE MINORITY INTERESTS.....               6,207             2,967            (651)
                                                             -------           -------         -------
Minority interests..............................   26            (54)                5             (16)
                                                             -------           -------         -------
NET PROFIT/(LOSS)...............................               6,153             2,972            (667)
                                                             =======           =======         =======
Basic earnings per share (CHF)..................   10          15.20              7.33           (1.59)
Diluted earnings per share (CHF)................   10          15.07              7.20           (1.59)
                                                             -------           -------         -------

---------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

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                                   UBS GROUP

                                 BALANCE SHEET

                                                                   31.12.1999(1)     31.12.1998(1)
                                                         NOTE      -------------     -------------
CHF MILLION
ASSETS
Cash and balances with central banks.................                      5,073             3,267
Money market paper...................................     11              69,717            18,390
Due from banks.......................................    12a              29,907            68,495
Cash collateral on securities borrowed...............     13             113,162            91,695
Reverse repurchase agreements........................     14             132,474           141,285
Trading portfolio assets.............................     15             212,440           159,179
Positive replacement values..........................     27              64,698            90,511
Loans, net of allowance for credit losses............    12a             234,858           247,926
Financial investments................................     16               7,039             6,914
Accrued income and prepaid expenses..................                      5,167             6,627
Investments in associates............................     17               1,102             2,805
Property and equipment...............................     18               8,701             9,886
Intangible assets and goodwill.......................     19               3,543             2,210
Other assets.........................................     20              11,007            12,092
                                                                   -------------     -------------
TOTAL ASSETS.........................................                    898,888           861,282
                                                                   =============     =============
Total subordinated assets............................                        600               496
                                                                   -------------     -------------
LIABILITIES
Money market paper issued............................                     64,655            51,527
Due to banks.........................................     21              76,365            85,716
Cash collateral on securities lent...................     13              12,832            19,171
Repurchase agreements................................     14             196,914           137,617
Trading portfolio liabilities........................     15              54,586            47,033
Negative replacement values..........................     27              95,786           125,847
Due to customers.....................................     21             279,960           274,850
Accrued expenses and deferred income.................                     12,040            11,232
Long-term debt.......................................     22              56,332            50,783
Other liabilities....................................  23,24,25           18,376            27,722
                                                                   -------------     -------------
TOTAL LIABILITIES....................................                    867,846           831,498
                                                                   -------------     -------------
MINORITY INTERESTS...................................     26                 434               990
                                                                   -------------     -------------
SHAREHOLDERS' EQUITY
Share capital........................................                      4,309             4,300
Share premium account................................                     14,437            13,617
Foreign currency translation.........................                       (442)             (456)
Retained earnings....................................                     20,327            16,224
Treasury shares......................................                     (8,023)           (4,891)
                                                                   -------------     -------------
TOTAL SHAREHOLDERS' EQUITY...........................                     30,608            28,794
                                                                   -------------     -------------
TOTAL LIABILITIES, MINORITY INTERESTS AND
  SHAREHOLDERS' EQUITY...............................                    898,888           861,282
                                                                   =============     =============
Total subordinated liabilities.......................                     14,801            13,652
                                                                   -------------     -------------

---------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

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                                   UBS GROUP

                         STATEMENT OF CHANGES IN EQUITY

                                                      31.12.1999(1)     31.12.1998(1)     31.12.1997
FOR THE YEAR ENDED                                    -------------     -------------     ----------
CHF MILLION
ISSUED AND PAID UP SHARE CAPITAL
Balance at the beginning of the year................          4,300             4,296        4,255
Issue of share capital..............................              9                 4           41
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR(2)...................          4,309             4,300        4,296
                                                      =============     =============       ======
SHARE PREMIUM
Balance at the beginning of the year as previously
  reported..........................................         13,740            13,260       13,001
Change in accounting policy.........................           (123)             1406(4)         0
Balance at the beginning of the year (restated).....         13,617            14,666       13,001
Premium on shares issued, and warrants exercised....             45               111          130
Own equity derivatives..............................            526            (1,598)           0
Net premium on treasury share and own equity
  derivative activity...............................            249               438          129
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR......................         14,437            13,617       13,260
                                                      =============     =============       ======
FOREIGN CURRENCY TRANSLATION
Balance at the beginning of the year................           (456)             (111)        (155)
Movements during the year...........................             14              (345)          44
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR......................           (442)             (456)        (111)
                                                      =============     =============       ======
RETAINED EARNINGS
Balance at the beginning of the year as previously
  reported..........................................         16,293            15,464       16,931
Change in accounting policy.........................            (69)                0            0
Balance at the beginning of the year (restated).....         16,224            15,464       16,931
Net profit/(loss) for the year restated.............          6,153             2,972         (667)
Dividends paid restated.............................         (2,050)           (2,212)        (800)
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR......................         20,327            16,224       15,464
                                                      =============     =============       ======
TREASURY SHARES, AT COST
Balance at the beginning of the year as previously
  reported..........................................         (1,482)           (1,982)        (702)
Change in accounting policy.........................         (3,409)           (2,345)(4)        0
Balance at the beginning of the year (restated).....         (4,891)           (4,327)        (702)
Acquisitions restated...............................         (6,595)           (3,860)      (3,172)
Disposals restated..................................          3,463             3,296        1,892
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR(3)...................         (8,023)           (4,891)      (1,982)
                                                      =============     =============       ======
TOTAL SHAREHOLDERS' EQUITY..........................         30,608            28,794       30,927
                                                      =============     =============       ======

---------------
(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).
(2) Comprising 430,893,162 ordinary shares at 31 December 1999; 429,952,612 ordinary shares at 31 December 1998; and 428,724,700 ordinary shares at 31 December 1997 (as restated for the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation), at CHF 10 each, fully paid.

(3) Comprising 36,873,714 shares at 31 December 1999; 24,456,698 shares at 31 December 1998; and 11,692,326 shares at 31 December 1997.

(4) Opening balance sheet adjustment to 1 January 1998, with no restatement to 1997.

In addition to the Treasury shares, a maximum of 1,057,908 unissued shares (conditional capital) (1,998,458 at 31 December 1998 and 2,884,672 at 31 December 1997) can be issued without the approval of the shareholders. This amount consists of unissued and reserved shares for the former Swiss Bank Corporation employee share ownership plan and optional dividend warrants. The optional dividend warrants were the warrants granted in lieu of a cash dividend by the former Swiss Bank Corporation in February 1996 (at the option of the shareholder).

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                                   UBS GROUP

                            STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED                                            31.12.1999(1)     31.12.1998(1)     31.12.1997
CHF MILLION                                                   -------------     -------------     ----------
CASH FLOW FROM/(USED IN) OPERATING ACTIVITIES
Net profit/(loss)...........................................          6,153             2,972         (667)
ADJUSTMENTS TO RECONCILE TO CASH FLOW FROM/(USED IN)
  OPERATING ACTIVITIES
Non cash items included in net profit/(loss) and other
  adjustments:
  Depreciation and amortization.............................          1,857             1,825        1,762
  Provision for credit losses...............................            956               951        1,278
  Income from associates....................................           (211)             (377)        (231)
  Deferred tax expense/(benefit)............................            479               491       (1,035)
  Restructuring provision...................................              0                 0        7,000
  Net gain from investing activities........................         (2,282)           (1,803)        (967)
Net increase/(decrease) in operating assets:
  Net due from/to banks.....................................         (5,298)          (65,172)      22,503
  Reverse repurchase agreements, cash collateral on
    securities borrowed.....................................        (12,656)           66,031      (52,440)
  Trading portfolio including net replacement values........        (49,956)           45,089      (38,388)
  Loans due to/from customers...............................         17,222            (5,626)       2,865
  Accrued income, prepaid expenses and other assets.........          2,545             2,107         (350)
Net increase/(decrease) in operating liabilities:
  Repurchase agreements, cash collateral on securities
    lent....................................................         52,958           (49,145)      24,594
  Accrued expenses and other liabilities....................         (7,366)            1,686        1,037
  Income taxes paid.........................................         (1,063)             (733)      (1,185)
                                                              -------------     -------------      -------
NET CASH FLOW FROM/(USED IN) OPERATING ACTIVITIES...........          3,338            (1,704)     (34,224)
                                                              =============     =============      =======
CASH FLOW FROM/(USED IN) INVESTING ACTIVITIES
Investments in subsidiaries and associates..................         (1,720)           (1,563)      (1,550)
Disposal of subsidiaries and associates.....................          3,782             1,858        1,294
Purchase of property and equipment..........................         (2,820)           (1,813)      (1,785)
Disposal of property and equipment..........................          1,880             1,134        1,101
Net (investment)/divestment in financial investments........            356             6,134         (731)
                                                              -------------     -------------      -------
NET CASH FLOW FROM/(USED IN) INVESTING ACTIVITIES...........          1,478             5,750       (1,671)
                                                              =============     =============      =======
CASH FLOW FROM/(USED IN) FINANCING ACTIVITIES
Money market paper issued...................................         13,128            (4,073)      23,303
Net movements in treasury shares and treasury share contract
  activity..................................................         (2,312)           (2,552)      (1,151)
Capital issuance............................................              9                 4          408
Capital repayment...........................................              0                 0         (795)
Dividends paid..............................................         (2,050)           (2,212)        (800)
Issuance of long term debt..................................         12,661             5,566       17,155
Repayment of long term debt.................................         (7,112)           (9,068)      (9,105)
Repayment of minority interests.............................           (689)                0            0
                                                              -------------     -------------      -------
NET CASH FLOW FROM/(USED IN) FINANCING ACTIVITIES...........         13,635           (12,335)      29,015
Effects of exchange rate differences........................            148              (386)        (571)
                                                              =============     =============      =======
NET INCREASE/(DECREASE) IN CASH EQUIVALENTS.................         18,599            (8,675)      (7,451)
Cash and cash equivalents, beginning of year................         83,678            92,353       99,805
                                                              -------------     -------------      -------
Cash and cash equivalents, end of year......................        102,277            83,678       92,354
                                                              =============     =============      =======
CASH AND CASH EQUIVALENTS COMPRISE:
Cash and cash balances with central banks...................          5,073             3,267        4,638
Money market paper..........................................         69,717            18,390       36,353
Bank deposits maturing in less than 3 months................         27,487            62,021       51,363
                                                              -------------     -------------      -------
TOTAL.......................................................        102,277            83,678       92,354
                                                              =============     =============      =======

---------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a) Basis of accounting

UBS AG and subsidiaries ("UBS" or the "Group") provides a broad range of financial services such as advisory, underwriting, financing, market making, asset management, brokerage, and retail banking on a global level. The Group was formed on 29 June 1998 when Swiss Bank Corporation and Union Bank of Switzerland merged. The merger was accounted for using the pooling of interests method of accounting. Due to the merger, the Group harmonized its accounting policies, which have been retrospectively applied for the presentation of comparative information.

The Group adopted new International Accounting Standards ("IAS") and changed the presentation of certain financial information effective 1 January 2000. The consolidated financial statements have been restated, where practicable, to give retroactive effect to these changes -- see t) below.

The consolidated financial statements are stated in Swiss francs, the currency of the country in which UBS AG is incorporated. They are prepared in accordance with International Accounting Standards. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the amounts reported. Actual results could differ from such estimates and the differences may be material to the consolidated financial statements.

  b) Consolidation

The consolidated financial statements comprise those of the parent company (UBS
AG), its subsidiaries and its special purpose entities, presented as a single economic entity. Subsidiaries and special purpose entities which are directly or indirectly controlled by the Group are consolidated. Subsidiaries acquired are consolidated from the date control passes. Companies which are acquired and held with a view to their subsequent disposal are recorded as financial investments.

The effects of intra-group transactions are eliminated in preparing the Group financial statements, except for certain intercompany derivatives for which hedge accounting is used.

Equity and net income attributable to minority interests are shown separately in the balance sheet and income statement respectively.

  c) Offsetting

Assets and liabilities are offset only when the Group has a legal right to offset amounts with the same counterparty and transactions are expected to be settled on a net basis.

  d) Trade date/settlement date accounting

When the Group becomes party to a contract in its trading activities it recognizes from that date ("trade date") any unrealized profits and losses arising from revaluing that contract to fair value. These unrealized profits and losses are recognized in the income statement.

On a date subsequent to the trade date, the terms of spot and forward trading transactions are fulfilled ("settlement date") and a resulting financial asset or liability is recognized on the balance sheet at the fair value of the consideration given or received.

  e) Foreign currency translation

Foreign currency transactions are recorded at the rate of exchange on the date of the transaction. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are reported

--------------------------------------------------------------------------------

                                   UBS GROUP
using the closing exchange rate. Exchange differences arising on the settlement of transactions at rates different from those at the date of the transaction, and unrealized foreign exchange differences on unsettled foreign currency monetary assets and liabilities, are recognized in the income statement.

Assets and liabilities of foreign entities are translated at the exchange rates at the balance sheet date, while income statement items and cash flows are translated at average rates over the year. Differences resulting from the use of these different exchange rates are recognized directly in foreign currency translation within shareholders' equity.

  f) Business and geographical segments

The Group is organized on a worldwide basis into five major operating divisions and Corporate Center. These divisions are the basis upon which the Group reports its primary segment information.

Segment revenue, segment expenses and segment performance include transfers between business segments and between geographical segments. Such transfers are accounted for at competitive prices charged to unaffiliated customers for similar services.

  g) Securities borrowing and lending

Securities borrowed and lent that are collateralized by cash are included in the balance sheet at amounts equal to the collateral advanced or received.

Income arising from the securities lending and borrowing business is recognized in the income statement on an accrual basis.

  h) Repurchase and reverse repurchase transactions

The Group enters into purchases of securities under agreements to resell and sales of securities under agreements to repurchase substantially identical securities. Securities which have been sold subject to repurchase agreements continue to be recognized in the balance sheet and are measured in accordance with the accounting policy for trading balances or financial assets as appropriate. The proceeds from sale of these securities are treated as liabilities and included in repurchase agreements.

Securities purchased subject to commitments to resell at a future date are treated as loans collateralized by the security and are included in reverse repurchase agreements.

Interest earned on reverse repurchase agreements and interest incurred on repurchase agreements is recognized as interest income and interest expense respectively over the life of each agreement.

  i) Trading portfolio

The trading portfolio consists of debt and equity securities as well as of precious metals held to meet the financial needs of our customers and to take advantage of market opportunities. The trading portfolio is carried at fair value. Short positions in securities are reported as trading portfolio liabilities. Realized and unrealized gains and losses, net of related transaction expenses, are recognized as net trading income. Net trading income also includes interest and dividend income on trading assets as well as the funding costs for holding these positions.

  j) Loans and allowance for credit losses

Loans are initially recorded at cost. For loans originated by the Group, the cost is the amount lent to the borrower. For loans acquired from a third party the cost is the fair value at the time of acquisition.

--------------------------------------------------------------------------------

                                   UBS GROUP

Interest income on an unimpaired loan is recognized on an accrual basis. Interest includes the amount of amortization of any discount or premium between the cost of a loan and its amount at maturity and the amortization of any loan fees and costs.

The allowance for credit losses provides for risks of losses inherent in the credit extension process, including loans and lending-related commitments. Such commitments include letters of credit, guarantees and commitments to extend credit. Counterparties are individually rated and periodically reviewed and analyzed. The allowance is adjusted for impairments identified on a loan-by-loan basis. If there are indications that there are significant probable losses in the portfolio that have not specifically been identified, allowances would also be provided for on a portfolio basis.

Impairments in loans are recognized when it becomes probable that the Group will not be able to collect all amounts due according to the contractual terms of the loans. The carrying amounts of the loans are reduced to their estimated realizable value through a specific allowance. The impairment is recognized as an expense for the period. Loans are stated at their principal amount net of any allowance for credit losses.

This management process has resulted in the following components of the overall allowance:

          Counterparty-specific: Probable losses from individual credit exposures are evaluated based upon the borrower's character, overall financial condition, resources and payment record; the prospects for support from any financially responsible guarantors; and, if appropriate, the realizable value of any collateral. Impairment is measured and allowances are established based on discounted expected cash flows.

          Country-specific: Probable losses resulting from exposures in countries experiencing political and transfer risk, countrywide economic distress, or problems regarding the legal enforceability of contracts are assessed using country specific scenarios and taking into consideration the nature of the individual exposures and their importance for the economy. Specific country allowances exclude exposures addressed in counterparty-specific allowances.

          Specific reserve pools: Specific risk reserve pools were established in 1996 to absorb probable losses not specifically identified at that time, but which experience indicated were present in the portfolio. These pools subsequently have been applied to specific loans based on the analysis of individual credit exposures. The Group does not believe there is a current need for such allowances.

A loan is classified as non-performing when the contractual payments of principal and/or interest are in arrears for 90 days or more. After the 90 day period the recognition of interest income ceases and a charge is recognized for the unpaid and accrued interest receivable.

A write-off is made when all or part of a loan is deemed uncollectible or in the case of debt forgiveness. Write-offs are charged against previously established allowances and reduce the principal amount of a loan.

  k) Financial investments

Financial investments are debt and equity securities held for the accretion of wealth through distributions, such as interest and dividends, and for capital appreciation. Financial investments also include real estate held for sale.

Debt securities held to maturity are carried at amortized cost. If necessary, the carrying amount is reduced to its estimated realizable value. Interest income on debt securities, including amortization of premiums and discounts, is recognized on an accrual basis and reported as net interest income.

--------------------------------------------------------------------------------

                                   UBS GROUP

Financial investments held for sale are carried at the lower of cost or market value. Reductions to market value and reversals of such reductions as well as gains and losses on disposal are included in other income. Interest earned and dividends received are included in net interest income.

Private equity investments are carried at cost less write-downs for impairments in value. Reductions of the carrying amount and reversals of such reductions as well as gains and losses on disposal are included in other income.

  l) Investments in associates

Investments in associates in which the Group has a significant influence are accounted for by the equity method. Investments in which the Group has a significant influence, but which are acquired and held with a view to their subsequent disposal are included in financial investments (see the reference to private equity investments in the paragraph above).

Investments in companies where the parent company does not hold a significant influence are recorded at cost less value adjustments for less than temporary declines in value.

  m) Property and equipment

Property and equipment includes land, buildings, furnishings, fixtures, leasehold improvements, computer, telecommunications and other equipment. Property and equipment is carried at cost less accumulated depreciation and is periodically reviewed for impairment.

Property and equipment is depreciated on a straight-line basis over their estimated useful lives as follows:

-    Buildings                 Not exceeding 50 years
-    Furnishings and           Not exceeding 10 years
     fixtures
-    Leasehold improvements    Not exceeding 10 years
-    Equipment                 Not exceeding 5 years

  n) Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net assets of the acquired subsidiary or associate at the date of acquisition. Goodwill and intangibles resulting from the acquisition of client franchises are recognized as an asset and are amortized using the straight-line basis over their estimated useful economic life, not exceeding 20 years. At each balance sheet date, goodwill is reviewed for indications of impairment. If such indications exist an analysis is performed including an assessment of future cash flows to determine if a write-down is necessary.

Goodwill and fair value adjustments arising on the acquisition of foreign subsidiaries are treated as local currency balances and are translated into Swiss francs at the closing rate at subsequent balance sheet dates.

  o) Income taxes

Income tax payable on profits, based on the applicable tax laws in each jurisdiction, is recognized as an expense in the period in which profits arise. The tax effects on income tax losses available for carry-forward are recognized as an asset when it is probable that future taxable profit will be available against which those losses can be utilized.

--------------------------------------------------------------------------------

                                   UBS GROUP

Deferred tax liabilities are recognized for temporary differences between the carrying amounts of assets and liabilities in the Group balance sheet and their amounts as measured for tax purposes, which will result in taxable amounts in future periods. Deferred tax assets are recognized for temporary differences which will result in deductible amounts in future periods, but only to the extent it is probable that sufficient taxable profits will be available against which these differences can be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period in which the asset will be realized or the liability will be settled.

Current and deferred tax assets and liabilities are offset when they arise from the same tax reporting group and relate to the same tax authority and when the legal right to offset exists.

  p) Own shares, own bonds and derivatives on own shares

In the normal course of its trading and market making activities, the Group buys and sells own shares, own bonds and derivatives on own shares. In 1997, these instruments were held in the trading portfolio similar to other trading instruments, and carried at fair value. Changes in fair value and dividends received on UBS AG shares and interest on own bonds in the trading portfolio were recognized as net trading income (See Note t).

The Group also holds its own shares for non-trading purposes for instance employee compensation schemes and other strategic purposes. These shares are recorded within treasury shares and are deducted from shareholders' equity. The difference between the proceeds of the sale of treasury shares and their cost basis is recognized in share premium. Dividends relating to treasury shares are not recognized.

  q) Retirement benefits

The Group sponsors a number of retirement benefit plans for its employees worldwide. These plans include both defined benefit and defined contribution plans and various other retirement benefits such as post-employment medical benefit. As of 1 January 1999, the Group adopted IAS 19, Employee Benefits (revised 1998) ("IAS 19") to account for such plans. Under IAS 19, Group contributions to defined contribution plans are expensed when employees have rendered services in exchange for such contributions, generally in the year of contribution.

In accordance with IAS 19, the Group uses the projected unit credit actuarial method to determine the present value of its defined benefit obligations and the related current service cost and, where applicable, past service cost.

The principal actuarial assumptions made by the actuary are set out in Note 35.

The Group recognizes a portion of its actuarial gains and losses as income or expenses if the net cumulative unrecognized actuarial gains and losses at the end of the previous reporting period exceeded the greater of:

          a) 10% of the present value of the defined benefit obligation at that date (before deducting plan assets); and

          b) 10% of the fair value of any plan assets at that date.

The unrecognized actuarial gains and losses exceeding the greater of the two values are recognized in the income statement over the expected average remaining working lives of the employees participating in the plans.

--------------------------------------------------------------------------------

                                   UBS GROUP

  r) Derivative instruments

Derivative instruments are carried at fair value. Fair values are obtained from quoted market prices, discounted cash flow models and option pricing models as appropriate. The fair values of derivative instruments are shown in the balance sheet as positive and negative replacement values. Realized and unrealized gains and losses are recognized in net trading income. Valuation adjustments to cover credit and market liquidity risks have been made.

Transactions in derivative instruments entered into for hedging of non-trading positions are recognized in the income statement on the same basis as to the underlying item being hedged.

  s) Comparability

Certain amounts have been reclassified from previous years to conform to the 1999 presentation.

The prior year financial statements reflect the requirements of the following revised or new International Accounting Standards, which the Group implemented in 1999:

-    IAS 1     Presentation of Financial Statements
-    IAS 14    Segment Reporting
-    IAS 17    Accounting for Leases
-    IAS 19    Employee Benefits
-    IAS 36    Impairment of Assets.

The implementation of the above standards had no material impact for the Group.

  t) Retroactive application of accounting changes adopted 1 January 2000

The consolidated financial statements as of and for the years ended 31 December 1999 and 1998 have been restated to reflect retroactively changes in accounting policy arising from newly applicable IAS and changes in presentation adopted 1 January 2000, as discussed below. 1997 financial information has not been restated due to unavailability of certain pre-merger data and different organizational structures.

The following notes to the financial statements also have been revised to reflect the changes referred to in this Note: Notes 2, 3, 4, 6, 10, 14, 15, 25, 27, 33, 34, 41, 42 and 43.

     Standing Interpretations Committee ("SIC") 16, Share Capital -- Reacquired Own Equity Instruments (Treasury Shares)

In May 1999, the International Accounting Standards Committee ("IASC") issued Interpretation SIC 16, Share Capital -- Reacquired Own Equity Instruments (Treasury Shares) which the Group adopted as of 1 January 2000. The Interpretation provides guidance for the recognition, presentation, and disclosure of Treasury shares. SIC 16 applies to own shares and derivatives on own shares held for trading and non-trading purposes. SIC 16 requires own shares and derivatives on own shares to be presented as Treasury shares and deducted from Shareholders' equity. Gains and losses relating to the sale of own shares and derivatives on own shares are not recognized in the income statement but rather as a change in Shareholders' equity.

As a result of the retroactive application of Interpretation SIC 16, net trading income was reduced by CHF 196 million and CHF 81 million, and income tax expense was reduced by CHF 49 million and CHF 23 million for the years ended 31 December 1999 and 1998, respectively; these amounts were recorded in shareholders' equity. Shareholders' equity and total assets were reduced by CHF 4,227 million and CHF 3,601 million as of 31 December 1999 and 1998, respectively, to reflect the

--------------------------------------------------------------------------------

                                   UBS GROUP
reclassification of own shares and derivatives on own shares held at those dates. Of the CHF 4,227 million for 31 December 1999, CHF 4,561 million was a reduction in trading portfolio assets and the remaining CHF 334 million was an increase in positive replacement values. Of the CHF 3,601 million for 31 December 1998, CHF 3,409 million was a reduction to trading portfolio assets and the remaining CHF 192 million was a reduction to positive replacement values. In addition, shareholders' equity was adjusted as of 1 January 1998.

     Offsetting of Amounts Related to Certain Contracts

In order to improve comparability with its main competitors, the Group has offset positive and negative replacement values and reverse repurchase agreements and repurchase agreements with the same counter-party for transactions covered by legally enforceable master netting agreements. Positive and negative replacement values have been reduced by CHF 66,136 million and CHF 79,233 million as of 31 December 1999 and 1998, respectively. Reverse repurchase and repurchase agreements have been reduced by CHF 12,322 million as of 31 December 1999.

     Interest and Dividend Income and Expense on Trading Assets and Liabilities

In prior periods, interest and dividend income and expense on trading assets and liabilities were included in net trading income. In order to improve comparability with its main competitors, the Group has included interest and dividend income on trading assets and interest expense on trading liabilities in interest income and interest expense, respectively, and has discontinued the allocation of funding costs to net trading income.

Interest income was increased by CHF 17,281 million and CHF 14,607 million for the years ended 31 December 1999 and 1998, respectively. Interest expense was increased by CHF 17,728 million and CHF 16,251 million for the years ended 31 December 1999 and 1998, respectively. Net trading income was increased by CHF 447 million and CHF 1,644 million for the years ended 31 December 1999 and 1998, respectively.

     Tax Expense

Capital taxes were included in tax expense. The Group has reclassified CHF 80 million and CHF 118 million in Capital taxes from tax expense to General and administrative expenses for the years ended 31 December 1999 and 1998, respectively.

     Segment Information

In the first half of 2000, the Group reorganized its business divisions. The segment reporting for the year ended 31 December 1999 and 1998 has been restated to reflect the new Group structure.

The following IAS were adopted as of 1 January 2000, but this adoption had no material impact on the prior periods presented herein.

     IAS 37, Provisions, Contingent Liabilities and Contingent Assets

In July 1998, the IASC issued IAS 37, Provisions, Contingent Liabilities and Contingent Assets, which is required to be adopted for the Group's financial statements as of 1 January 2000. The Standard provides accounting and disclosure requirements for contingent liabilities and contingent assets. IAS 37 also provides recognition and measurement requirements for provisions.

--------------------------------------------------------------------------------

                                   UBS GROUP

     IAS 38, Intangible Assets

In July 1998, the IASC issued IAS 38, Intangible Assets, which is required to be adopted prospectively for the Group's financial statements as of 1 January 2000. The Standard requires the capitalization and amortization of intangible assets, if it is probable that the future economic benefits that are attributable to the assets will flow to the enterprise and the cost of the asset can be measured reliably. The amortization period for recognized intangible assets should not exceed 20 years. If adopted in 1999 this standard would have increased operating profit by approximately CHF 300 million.

     IAS 10 (revised), Events After the Balance Sheet Date

In May 1999, the IASC issued IAS 10 (revised), Events After the Balance Sheet Date, which is required to be adopted for the Group's financial statements as of 1 January 2000. IAS 10 (revised) establishes requirements for the recognition and disclosure of events after the balance sheet date.

  u) Recent accounting standards not yet adopted

     IAS 39, Recognition and Measurement of Financial Instruments

In December 1998, the IASC issued IAS 39, Recognition and Measurement of Financial Instruments, which is required to be adopted for the Group's financial statements as of 1 January 2001 on a prospective basis. The Standard provides comprehensive guidance on accounting for financial instruments. Financial instruments include conventional financial assets and liabilities and derivatives. IAS 39 requires that all financial instruments should be recognized on the balance sheet. Most financial instruments should be carried at fair value. IAS 39 also establishes hedge accounting criteria and guidelines. While the specific impact on earnings and financial position of IAS 39 has not been determined, the activities that will be most affected by the new Standard have been identified. Specifically, the use of derivatives to hedge loans, deposits, and issuance of debt, primarily hedge of interest rate risk, will be affected by IAS 39. Management is currently evaluating the impact of IAS 39. The actual assessment of the impact of IAS 39 on the Group's earnings and financial position will be based on the 1 January 2001 financial position, among other things, in accordance with the Standard.

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                                   UBS GROUP

NOTE 2 SEGMENT REPORTING BY BUSINESS GROUP

The business group results have been presented on a management reporting basis. Consequently, internal charges and transfer pricing adjustments have been reflected in the performance of each business. The basis of the reporting reflects the management of the business within the Group. Total revenue includes income which is directly attributable to a business group whether from sales to external customers or from transactions with other segments. Revenue sharing agreements are used to allocate external customer revenues to a business group on a reasonable basis. Transactions between business groups are conducted at arms length.

                                                             UBS
                                                UBS         ASSET        UBS     CORPORATE     UBS
FOR THE YEAR ENDED 31 DECEMBER 1999(2)      SWITZERLAND   MANAGEMENT   WARBURG    CENTER      GROUP
------------------------------------------  -----------   ----------   -------   ---------   -------
CHF MILLION
Revenues..................................     12,761        1,369      13,241      2,010     29,381
Credit loss expense(1)....................     (1,071)           0        (333)       448       (956)
                                              -------       ------     -------   --------    -------
Total operating income....................     11,690        1,369      12,908      2,458     28,425
                                              -------       ------     -------   --------    -------
Personnel expenses........................      4,691          516       7,278         92     12,577
General and administrative expenses.......      2,308          271       2,680        839      6,098
Depreciation..............................        460           32         659        366      1,517
Amortization of goodwill and other
  intangible assets.......................         23          113         154         50        340
                                              -------       ------     -------   --------    -------
Total operating expenses..................      7,482          932      10,771      1,347     20,532
                                              -------       ------     -------   --------    -------
SEGMENT PERFORMANCE BEFORE TAX............      4,208          437       2,137      1,111      7,893
Tax expense...............................                                                     1,686
                                                                                             -------
NET PROFIT BEFORE MINORITY INTERESTS......                                                     6,207
Minority interests........................                                                       (54)
                                                                                             -------
NET PROFIT................................                                                     6,153
                                                                                             =======
OTHER INFORMATION AS OF 31.12.1999

Total assets(3)...........................    254,577       10,451     721,900    (88,040)   898,888
Total liabilities(3)......................    270,137        4,614     695,965   (102,436)   868,280

---------------
(1) In order to show the relevant business group performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all business groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net credit loss expense for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss expense for financial reporting purposes of CHF 956 million for the year ended 31 December 1999 is as follows: UBS Switzerland CHF 985 million, UBS Warburg CHF (20) million, Corporate Center CHF (9) million.

(2) The 1999 figures have been restated to reflect the new Group structure and retroactive changes in accounting policy and changes in presentation (see
    Note 1: Basis of Accounting).

(3) The funding surplus/requirement is reflected in each business group and adjusted in Corporate Center.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                              UBS
                                                 UBS         ASSET        UBS     CORPORATE     UBS
FOR THE YEAR ENDED 31 DECEMBER 1998(2)       SWITZERLAND   MANAGEMENT   WARBURG    CENTER      GROUP
--------------------------------------       -----------   ----------   -------   ---------   -------
CHF MILLION
-----------
Revenues...................................     13,958       1,358        7,691        191     23,198
Credit loss expense(1).....................     (1,186)          0         (510)       745       (951)
                                               -------       -----      -------    -------    -------
Total operating income.....................     12,772       1,358        7,181        936     22,247
                                               -------       -----      -------    -------    -------
Personnel expenses.........................      4,448         515        4,641        212      9,816
General and administrative expenses........      2,226         228        2,625      1,656      6,735
Depreciation...............................        771          35          549        128      1,483
Amortization of goodwill and other
  intangible assets........................          4          78          173         87        342
                                               -------       -----      -------    -------    -------
Total operating expenses...................      7,449         856        7,988      2,083     18,376
                                               -------       -----      -------    -------    -------
SEGMENT PERFORMANCE BEFORE TAX.............      5,323         502         (807)    (1,147)     3,871
Tax expense................................                                                       904
                                                                                              -------
NET PROFIT BEFORE MINORITY INTERESTS.......                                                     2,967
Minority interests.........................                                                         5
                                                                                              -------
NET PROFIT.................................                                                     2,972
                                                                                              =======

OTHER INFORMATION AS OF 31.12.1998
Total assets(3)............................    217,215       7,266      662,006    (25,205)   861,282
Total liabilities(3).......................    228,583       2,848      637,676    (36,619)   832,488

---------------
(1) In order to show the relevant divisional performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all business divisions. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net credit loss expense for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss expense for financial reporting purposes of CHF 951 million as of 31 December 1998 is as follows: UBS Private Banking CHF 48 million, UBS Warburg CHF 506 million, UBS Private & Corporate Clients CHF 397 million.

(2) The 1998 figures have been restated to reflect the new Group structure and retroactive changes in accounting policy and changes in presentation (see
    Note 1: Basis of Accounting).

(3) The funding surplus/requirement is reflected in each division and adjusted in Corporate Center.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                       UBS               UBS PRIVATE
                                     PRIVATE     UBS     & CORPORATE    UBS ASSET      UBS     CORPORATE    UBS
FOR THE YEAR ENDED 31 DECEMBER 1997  BANKING   WARBURG     CLIENTS      MANAGEMENT   CAPITAL    CENTER     GROUP
-----------------------------------  -------   -------   -----------    ----------   -------   ---------   -----
CHF MILLION
Revenues...........................   6,215    10,888        7,005        1,040        492        518      26,158
Credit loss expense(1).............     (59)     (300)      (1,092)           0          0        173      (1,278)
                                      -----    ------       ------        -----        ---        ---      ------
Total operating income.............   6,156    10,588        5,913        1,040        492        691      24,880
                                      -----    ------       ------        -----        ---        ---      ------
Personnel, general and
  administrative expenses..........   2,869     8,641        4,497          542        110        215      16,874
Depreciation and amortization......     122       668          660           95          1        216       1,762
                                      -----    ------       ------        -----        ---        ---      ------
Total operating expenses...........   2,991     9,309        5,157          637        111        431      18,636
                                      -----    ------       ------        -----        ---        ---      ------
SEGMENT PERFORMANCE BEFORE TAX.....   3,165     1,279          756          403        381        260       6,244
Tax expense........................                                                                         1,395
                                                                                                           ------
NET PROFIT BEFORE MINORITY
  INTERESTS........................                                                                         4,849
Minority interests.................                                                                            16
                                                                                                           ------
NET PROFIT BEFORE RESTRUCTURING
  COSTS............................                                                                         4,833
                                                                                                           ======

---------------
(1) Basically the same methodology as for the year 1998 segment reporting is applied. Due to the unavailability of certain pre-1998 merger data and different organizational structures, the divisional breakdown of the financially booked net credit loss expense is not available.

The 1997 results do not take into account the 1998 merger provision and the impact of the 1998 merger on taxes. The net loss for the Group including these items was CHF (667) million. Due to the unavailability of certain pre-merger (1998 merger) data, 1997 assets and liabilities by business group are not presented.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 3 SEGMENT REPORTING BY GEOGRAPHICAL LOCATION

The geographical analysis of total assets is based on customer domicile whereas operating income and capital investment is based on the location of the office in which the transactions and assets are recorded. Because of the global nature of financial markets the Group's business is managed on an integrated basis world-wide, with a view to profitability by product line. The geographical analysis of operating income, total assets, and capital investment is provided in order to comply with International Accounting Standards, and does not reflect the way the Group is managed. Management believes that analysis by business division, as shown in Note 2 to these financial statements, is a more meaningful representation of the way in which the Group is managed.

FOR THE YEAR ENDED                                                31 DECEMBER 1999
------------------                        ----------------------------------------------------------------
                                          TOTAL OPERATING INCOME     TOTAL ASSETS      CAPITAL INVESTMENT
                                          ----------------------   -----------------   -------------------
                                           CHF m        SHARE %     CHF m    SHARE %    CHF m     SHARE %
                                          --------     ---------   -------   -------   -------   ---------
Switzerland.............................   14,976          52      227,821      25      1,990        70
Europe..................................    7,626          27      243,427      27        356        13
Americas................................    3,861          14      316,363      35        386        14
Asia/Pacific............................    1,945           7      103,703      12         87         3
Africa/Middle East......................       17           0        7,574       1          1         0
                                           ------         ---      -------     ---      -----       ---
TOTAL...................................   28,425         100      898,888     100      2,820       100
                                           ======         ===      =======     ===      =====       ===

FOR THE YEAR ENDED                                                31 DECEMBER 1998
------------------                        ----------------------------------------------------------------
                                          TOTAL OPERATING INCOME     TOTAL ASSETS      CAPITAL INVESTMENT
                                          ----------------------   -----------------   -------------------
                                           CHF m        SHARE %     CHF m    SHARE %    CHF m     SHARE %
                                          --------     ---------   -------   -------   -------   ---------
Switzerland.............................   16,757          75      221,945      26        234        13
Europe..................................    1,655           8      322,841      38        765        42
Americas................................    2,548          11      216,989      25        513        28
Asia/Pacific............................    1,251           6       95,402      11        304        17
Africa/Middle East......................       36           0        4,105       0          2         0
                                           ------         ---      -------     ---      -----       ---
Total...................................   22,247         100      861,282     100      1,818       100
                                           ======         ===      =======     ===      =====       ===

NOTE 4 NET INTEREST INCOME

                   FOR THE YEAR ENDED                     31.12.1999    31.12.1998    31.12.1997(1)
                   ------------------                     ----------    ----------    -------------
CHF MILLION
INTEREST INCOME
Interest earned on loans and advances to banks..........     6,105         7,687          4,031
Interest earned on loans and advances to customers......    12,077        14,111         17,565
Interest from finance leasing...........................        49            60             90
Interest earned on securities borrowed and reverse
  repurchase agreements.................................    11,422        10,380              0
Interest and dividend income from financial
  investments...........................................       160           372            498
Interest and dividend income from trading portfolio.....     5,598         3,901              0
Other...................................................       193           931          1,485
                                                            ------        ------         ------
Total...................................................    35,604        37,442         23,669
                                                            ------        ------         ------

--------------------------------------------------------------------------------

                                   UBS GROUP

                   FOR THE YEAR ENDED                     31.12.1999    31.12.1998    31.12.1997(1)
                   ------------------                     ----------    ----------    -------------
CHF MILLION
INTEREST EXPENSE
Interest on amounts due to banks........................     5,515         8,205          7,247
Interest on amounts due to customers....................     8,330         9,890         10,074
Interest on securities lent and repurchase agreements...     8,446         7,543              0
Interest on medium and long term debt...................     5,334         5,045          4,468
Interest and dividend expense from trading portfolio....     2,070         1,741              0
Funding costs for trading positions.....................         0             0         (5,056)
                                                            ------        ------         ------
Total...................................................    29,695        32,424         16,733
                                                            ------        ------         ------
NET INTEREST INCOME.....................................     5,909         5,018          6,936
                                                            ======        ======         ======

---------------
(1) Interest and dividends derived from the securities and derivative product portfolios held for trading are included within net trading income. The funding costs of holding these assets are charged to net trading income and credited to interest expense.

NOTE 5 NET FEE AND COMMISSION INCOME

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
CREDIT-RELATED FEES AND COMMISSIONS.......................       372           559           793
                                                              ------        ------        ------
SECURITY TRADING AND INVESTMENT ACTIVITY FEES
Underwriting and corporate finance fees...................     1,831         1,694         1,645
Brokerage fees............................................     3,934         3,670         4,145
Investment fund fees......................................     1,915         1,778         1,457
Fiduciary fees............................................       317           349           375
Custodian fees............................................     1,583         1,386         1,188
Portfolio and other management and advisory fees..........     2,984         3,335         2,549
Other.....................................................        57           110           233
                                                              ------        ------        ------
Total.....................................................    12,621        12,322        11,592
                                                              ------        ------        ------
COMMISSION INCOME FROM OTHER SERVICES.....................       765           776           784
     TOTAL FEE AND COMMISSION INCOME......................    13,758        13,657        13,169
                                                              ------        ------        ------
FEE AND COMMISSION EXPENSE
Brokerage fees paid.......................................       795           704           694
Other.....................................................       356           327           241
                                                              ------        ------        ------
Total.....................................................     1,151         1,031           935
                                                              ------        ------        ------
NET FEE AND COMMISSION INCOME.............................    12,607        12,626        12,234
                                                              ======        ======        ======

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 6 NET TRADING INCOME

FOR THE YEAR ENDED                                        31.12.1999    31.12.1998    31.12.1997(2)
------------------                                        ----------    ----------    -------------
CHF MILLION
Foreign exchange(1).....................................     1,108        1,992           2,550
Fixed income............................................     2,603          162           1,843
Equities................................................     4,008        1,159           1,098
                                                            ------        -----           -----
NET TRADING INCOME......................................     7,719        3,313           5,491
                                                            ======        =====           =====

---------------
(1) Includes other trading income such as banknotes, precious metals and commodities.

(2) Interest and dividends derived from the securities and derivative product portfolios held for trading are included within net trading income. The funding costs of holding these assets are charged to net trading income and credited to interest expense.

NOTE 7 NET GAINS/(LOSSES) FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
Net income from disposal of consolidated subsidiaries.....        8         1,149           154
Net gains/(losses) from disposal of investments in
  associates..............................................    1,813           (30)           44
                                                              -----         -----         -----
NET GAINS FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES....    1,821         1,119           198
                                                              =====         =====         =====

While the 1999 figure represents mainly the disposal gains from our investments in Swiss Life/ Rentenanstalt and Julius Baer registered shares, the 1998 number is mainly attributable to the disposal of the BSI - Banca della Svizzera Italiana.

NOTE 8 OTHER INCOME

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
INVESTMENTS IN FINANCIAL ASSETS (DEBT AND EQUITY)
Net income from disposal of private equity investments....      374           587           418
Net income from disposal of other financial assets........      180           398           338
Net gains/(losses) from revaluation of financial assets...     (102)         (556)          (16)
                                                              -----         -----         -----
Total.....................................................      452           429           740
                                                              -----         -----         -----
INVESTMENTS IN PROPERTY
Net income from disposal of properties held for resale....       78            33            20
Net gains/(losses) from revaluation of properties held for
  resale..................................................      (49)         (106)          (90)
Net income from other properties..........................      (20)          328            99
                                                              -----         -----         -----
Total.....................................................        9           255            29
                                                              -----         -----         -----
EQUITY INCOME FROM INVESTMENTS IN ASSOCIATES..............      211           377           231
                                                              -----         -----         -----
OTHER.....................................................      653            61           299
                                                              -----         -----         -----
TOTAL OTHER INCOME........................................    1,325         1,122         1,299
                                                              =====         =====         =====

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 9 OPERATING EXPENSES

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
PERSONNEL EXPENSES
Salaries and bonuses......................................     9,872         7,082(1)      8,932
Contractors...............................................       886           535           365
Insurance and social contributions........................       717           542(1)        536
Contributions to retirement benefit plans.................         8(2)        614           580
Employee share plans......................................       151           201           143
Other personnel expenses..................................       943           842         1,003
                                                              ------        ------        ------
TOTAL.....................................................    12,577         9,816        11,559
                                                              ======        ======        ======
GENERAL AND ADMINISTRATIVE EXPENSES
Occupancy.................................................       847           822           830
Rent and maintenance of machines and equipment............       410           390           460
Telecommunications and postage............................       756           820           819
Administration............................................       784           759           794
Marketing and public relations............................       335           262           306
Travel and entertainment..................................       552           537           528
Professional fees, including IT outsourcing...............     1,815         1,792         1,464
Other.....................................................       599         1,353           114
                                                              ------        ------        ------
TOTAL.....................................................     6,098         6,735         5,315
                                                              ======        ======        ======
DEPRECIATION AND AMORTIZATION
Property and equipment....................................     1,517         1,483         1,623
Goodwill and other intangible assets......................       340           342           139
                                                              ------        ------        ------
TOTAL.....................................................     1,857         1,825         1,762
                                                              ======        ======        ======
TOTAL OPERATING EXPENSES..................................    20,532        18,376        18,636
                                                              ======        ======        ======

---------------
(1) CHF 121 million of bonus related social contribution costs have been reclassified from Salaries and bonuses to Insurance and social contributions.

(2) Includes CHF 456 million prepaid employer contributions.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 10 EARNINGS PER SHARE

FOR THE YEAR ENDED                                31.12.1999     31.12.1998     31.12.1997
------------------                                -----------    -----------    -----------
BASIC EARNINGS/(LOSS) PER SHARE CALCULATION
Net profit/(loss) for the year (CHF million)....        6,153          2,972           (667)
Weighted average shares outstanding:
Registered ordinary shares......................  430,497,026    429,710,128    426,994,240
Treasury shares.................................  (25,754,544)   (24,487,833)    (7,724,236)
                                                  -----------    -----------    -----------
WEIGHTED AVERAGE SHARES FOR BASIC EARNINGS PER
  SHARE.........................................  404,742,482    405,222,295    419,270,004
                                                  -----------    -----------    -----------
BASIC EARNINGS/(LOSS) PER SHARE (CHF)...........        15.20           7.33          (1.59)
                                                  ===========    ===========    ===========
DILUTED EARNINGS/(LOSS) PER SHARE CALCULATION
Net profit/(loss) for the period (CHF
  million)......................................        6,153          2,972           (667)
Weighted average shares for basic earnings per
  share.........................................  404,742,482    405,222,295    419,270,004
Potential dilutive ordinary shares resulting
  from outstanding options, warrants and
  convertible debt securities...................    3,632,670      7,658,746        576,290
                                                  -----------    -----------    -----------
WEIGHTED AVERAGE SHARES FOR DILUTED EARNINGS PER
  SHARE.........................................  408,375,152    412,881,041    419,846,294
                                                  -----------    -----------    -----------
DILUTED EARNINGS/(LOSS) PER SHARE (CHF).........        15.07           7.20          (1.59)
                                                  ===========    ===========    ===========

The weighted average number of shares is calculated based upon the average outstanding shares at the end of each month. 1999 share figures are restated for the two-for-one stock split, approved at the shareholder meeting of 18 April 2000.

NOTE 11 MONEY MARKET PAPER

                        CHF MILLION                           31.12.1999    31.12.1998
                        -----------                           ----------    ----------
Government treasury notes and bills.........................    32,724         9,568
Money market placements.....................................    36,540         8,262
Other bills and cheques.....................................       453           560
                                                                ------        ------
TOTAL MONEY MARKET PAPER....................................    69,717        18,390
                                                                ======        ======
thereof eligible for discount at central banks..............    64,671        16,512

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 12a DUE FROM BANKS AND LOANS TO CUSTOMERS

The composition of due from banks, the loan portfolio and the allowances for credit losses by type of exposure at the end of the year was as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Banks.......................................................    30,785        69,543
Allowance for credit losses.................................      (878)       (1,048)
                                                               -------       -------
Net due from banks..........................................    29,907        68,495
                                                               -------       -------
Loans to customers:
  Mortgages.................................................   127,987       140,785
  Other loans...............................................   119,242       120,636
                                                               -------       -------
Subtotal....................................................   247,229       261,421
Allowance for credit losses.................................   (12,371)      (13,495)
                                                               -------       -------
Net loans to customers......................................   234,858       247,926
                                                               -------       -------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS...................   264,765       316,421
                                                               =======       =======
thereof subordinated........................................        86           133
                                                               -------       -------

The composition of due from banks and loans to customers by geographical region based on the location of the borrower at the end of the year was as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Switzerland.................................................   183,944        187,223
Europe......................................................    44,796         53,013
Americas....................................................    31,285         44,556
Asia/Pacific................................................    13,451         43,142
Africa/Middle East..........................................     4,538          3,030
                                                               -------        -------
Subtotal....................................................   278,014        330,964
Allowance for credit losses.................................   (13,249)       (14,543)
                                                               -------        -------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS...................   264,765        316,421
                                                               =======        =======

The composition of due from banks and loans to customers by type of collateral at the end of the year was as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Secured by mortgages........................................   130,835        145,247
Collateralized by securities................................    19,061         13,185
Guarantees and other collateral.............................    28,725         27,953
Unsecured...................................................    99,393        144,579
                                                               -------        -------
Subtotal....................................................   278,014        330,964
Allowance for credit losses.................................   (13,249)       (14,543)
                                                               -------        -------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS...................   264,765        316,421
                                                               =======        =======

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 12b ALLOWANCE AND PROVISION FOR CREDIT LOSSES

The allowance and provision for credit losses developed as follows:

                                                                                      TOTAL
                                                SPECIFIC     COUNTRY RISK    ------------------------
CHF MILLION                                     ALLOWANCE     PROVISION      31.12.1999    31.12.1998
-----------                                     ---------    ------------    ----------    ----------
Balance at the beginning of the year..........   13,528         1,450          14,978        16,213
Write-offs....................................   (3,271)           (4)         (3,275)       (2,324)
Recoveries....................................       65             0              65            59
Increase/(decrease) in credit loss allowance
  and provision...............................    1,122          (166)            956           951
Net foreign exchange and other
  adjustments(1)..............................      578            96             674            79
                                                 ------         -----          ------        ------
BALANCE AT THE END OF THE YEAR................   12,022         1,376          13,398        14,978
                                                 ======         =====          ======        ======

---------------
(1) Includes allowance for doubtful interest of CHF 409 million at 31 December 1999 and CHF 423 million at 31 December 1998.

At the end of the year the aggregate allowances and provisions were apportioned and displayed as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
As a reduction of due from banks............................       878         1,048
As a reduction of loans to customers........................    12,371        13,495
                                                                ------        ------
Subtotal....................................................    13,249        14,543
Included in other liabilities related to commitments and
  contingent liabilities....................................       149           435
                                                                ------        ------
TOTAL ALLOWANCE AND PROVISION FOR CREDIT LOSSES.............    13,398        14,978
                                                                ======        ======

NOTE 12c NON-PERFORMING LOANS

An analysis of changes in non-performing loans is presented in the following table:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Non-performing loans at beginning of year...................    16,113        16,664
Net additions...............................................      (638)        2,258
Write-offs and disposals....................................    (2,402)       (2,809)
                                                                ------        ------
NON-PERFORMING LOANS AT THE END OF THE YEAR.................    13,073        16,113
                                                                ======        ======

The non-performing loans by type of exposure at the end of the year, were as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Banks.......................................................       499           477
                                                                ------        ------
Loans to customers:
  Mortgages.................................................     7,105         9,280
  Other.....................................................     5,469         6,356
                                                                ------        ------
Subtotal....................................................    12,574        15,636
                                                                ------        ------
TOTAL NON-PERFORMING LOANS..................................    13,073        16,113
                                                                ======        ======

--------------------------------------------------------------------------------

                                   UBS GROUP

The non-performing loans by geographical region based on the location of the borrower were as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Switzerland.................................................    11,435        14,022
Europe......................................................       223           405
Americas....................................................       697         1,156
Asia/Pacific................................................       373           281
Africa/Middle East..........................................       345           249
                                                                ------        ------
TOTAL NON-PERFORMING LOANS..................................    13,073        16,113
                                                                ======        ======

When principal and interest are overdue by 90 days, loans are classified as non-performing, the recognition of interest income ceases and a charge is recognized against income for the unpaid interest receivable. Allowances are provided for non-performing loans to reflect their net estimated recoverable amount. Unrecognized interest related to such loans totaled CHF 409 million for the year ended 31 December 1999 and CHF 423 million for the year ended 31 December 1998.

NOTE 13 CASH COLLATERAL ON SECURITIES BORROWED AND LENT

                                                            31.12.1999                  31.12.1998
                                                     ------------------------    ------------------------
                                                     SECURITIES    SECURITIES    SECURITIES    SECURITIES
CHF MILLION                                           BORROWED        LENT        BORROWED        LENT
-----------                                          ----------    ----------    ----------    ----------
CASH COLLATERAL BY COUNTERPARTIES
Banks..............................................    99,810         8,926        68,186         5,337
Customers..........................................    13,352         3,906        23,509        13,834
                                                      -------        ------        ------        ------
TOTAL CASH COLLATERAL ON SECURITIES BORROWED AND
  LENT.............................................   113,162        12,832        91,695        19,171
                                                      =======        ======        ======        ======

NOTE 14 REPURCHASE AND REVERSE REPURCHASE AGREEMENTS

                                                      31.12.1999                  31.12.1998
                                               ------------------------    ------------------------
                                                REVERSE                     REVERSE
                                               REPURCHASE    REPURCHASE    REPURCHASE    REPURCHASE
CHF MILLION                                    AGREEMENTS    AGREEMENTS    AGREEMENTS    AGREEMENTS
-----------                                    ----------    ----------    ----------    ----------
AGREEMENTS BY COUNTERPARTIES
Banks........................................    93,161       125,054       107,565        77,942
Customers....................................    39,313        71,860        33,720        59,675
                                                -------       -------       -------       -------
TOTAL REPURCHASE AND REVERSE REPURCHASE
  AGREEMENTS.................................   132,474       196,914       141,285       137,617
                                                =======       =======       =======       =======

NOTE 15 TRADING PORTFOLIO

Trading assets and liabilities are carried at fair value. The following table presents the carrying value of trading assets and liabilities at the end of the year.

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
TRADING PORTFOLIO ASSETS
DEBT INSTRUMENTS
Swiss government and government agencies....................     7,391        13,448
U.S. Treasury and government agency.........................    21,821         9,969

--------------------------------------------------------------------------------

                                   UBS GROUP

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Other government............................................    65,821        62,639
Corporate listed instruments................................    13,646         8,519
Other unlisted instruments..................................     8,439         8,100
                                                               -------       -------
TOTAL.......................................................   117,118       102,675
                                                               -------       -------
EQUITY INSTRUMENTS
Listed instruments (excluding own shares)...................    87,227        49,848
Unlisted instruments........................................     2,968           841
                                                               -------       -------
TOTAL.......................................................    90,195        50,689
                                                               -------       -------
PRECIOUS METALS.............................................     5,127         5,815
                                                               -------       -------
TOTAL TRADING PORTFOLIO ASSETS..............................   212,440       159,179
                                                               =======       =======
TRADING PORTFOLIO LIABILITIES
DEBT INSTRUMENTS
Swiss government and government agencies....................         0            96
U.S. Treasury and government agency.........................    24,535         4,455
Other government............................................    11,917        34,979
Corporate listed instruments................................     6,459         3,154
                                                               -------       -------
TOTAL.......................................................    42,911        42,684
                                                               -------       -------
LISTED EQUITY INSTRUMENTS...................................    11,675         4,349
                                                               -------       -------
TOTAL TRADING PORTFOLIO LIABILITIES.........................    54,586        47,033
                                                               =======       =======

The Group trades debt, equity, precious metals, foreign currency and derivatives to meet the financial needs of its customers and to generate revenue through its trading activities. Note 27 provides a description of the various classes of derivatives together with the related volumes used in the Group's trading activities, whereas Notes 13 and 14 provide further details about cash collateral on securities borrowed and lent and repurchase and reverse repurchase agreements.

NOTE 16 FINANCIAL INVESTMENTS

CHF MILLION                                                   31.12.1999    12.31.1998
-----------                                                   ----------    ----------
DEBT INSTRUMENTS
Listed......................................................    1,357         1,880
Unlisted....................................................      609           547
                                                                -----         -----
Total.......................................................    1,966         2,427
                                                                -----         -----
EQUITY INVESTMENTS
Listed......................................................      356           400
Unlisted....................................................      557         1,048
                                                                -----         -----
Total.......................................................      913         1,448
                                                                -----         -----
PRIVATE EQUITY INVESTMENTS..................................    3,001         1,759
PROPERTIES HELD FOR RESALE..................................    1,159         1,280
                                                                -----         -----
TOTAL FINANCIAL INVESTMENTS.................................    7,039         6,914
                                                                =====         =====
thereof eligible for discount at central banks..............      563           544

--------------------------------------------------------------------------------

                                   UBS GROUP

The following table gives additional disclosure in respect of the valuation methods used.

                                                         31.12.1999                  31.12.1998
                                                  ------------------------    ------------------------
CHF MILLION                                       BOOK VALUE    FAIR VALUE    BOOK VALUE    FAIR VALUE
-----------                                       ----------    ----------    ----------    ----------
VALUED AT AMORTIZED COST
Debt instruments................................      677           687         1,530         1,551
                                                    -----         -----         -----         -----
VALUED AT THE LOWER OF COST OR MARKET VALUE
Debt instruments................................    1,289         1,314           897           907
Equity instruments..............................      913           939         1,448         1,552
Properties held for resale......................    1,159         1,194         1,280         1,369
                                                    -----         -----         -----         -----
Total...........................................    3,361         3,447         3,625         3,828
                                                    -----         -----         -----         -----
VALUED AT COST LESS ADJUSTMENTS FOR IMPAIRMENTS
Private equity investments......................    3,001         4,146         1,759         2,574
                                                    -----         -----         -----         -----
TOTAL FINANCIAL INVESTMENTS.....................    7,039         8,280         6,914         7,953
                                                    =====         =====         =====         =====

NOTE 17 INVESTMENTS IN ASSOCIATES

                                         CARRYING                                            CARRYING
                                       AMOUNT AS OF                                        AMOUNT AS OF
CHF MILLION                             31.12.1998     INCOME    ADDITIONS    DISPOSALS     31.12.1999
-----------                            ------------    ------    ---------    ---------    ------------
Total investments in associates......     2,805         211         47         (1,961)        1,102
                                          =====         ===         ==         ======         =====

The figure of CHF 1,961 million for disposals for the year ended 31 December 1999 primarily consists of the sale of Swiss Life/Rentenanstalt.

NOTE 18 PROPERTY AND EQUIPMENT

                                      ACCUMULATED     CARRYING                                             CARRYING     ACCUMULATED
                                      AMORTIZATION     AMOUNT                                               AMOUNT     DEPRECIATION
                         HISTORICAL      AS OF         AS OF                              DEPRECIATION,     AS OF          AS OF
CHF MILLION                 COST       31.12.1998    31.12.1998   ADDITIONS   DISPOSALS    WRITE-OFFS     31.12.1999   31.12.1999(3)
-----------              ----------   ------------   ----------   ---------   ---------   -------------   ----------   -------------
Bank premises..........    10,668        (4,096)       6,572          292      (1,050)         (354)        5,460         (3,625)
Other properties.......     1,802          (656)       1,146          705        (325)          (59)        1,467           (539)
Equipment and
  furniture............     6,035        (3,867)       2,168        1,823        (525)       (1,692)        1,774         (4,345)
                           ------        ------        -----        -----      ------        ------         -----         ------
TOTAL PROPERTY AND
  EQUIPMENT(1).........    18,505        (8,619)       9,886        2,820      (1,900)       (2,105)(2)     8,701         (8,509)
                           ======        ======        =====        =====      ======        ======         =====         ======

---------------
(1) Fire insurance value of property and equipment is CHF 15,004 million (1998:
    CHF 14,941 million).

(2) Depreciation, write-offs of CHF 2,105 million include a charge of CHF 588 million that was charged against the restructuring provision.

(3) After elimination of CHF 2,215 million accumulated depreciation relating to disposals.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 19 INTANGIBLE ASSETS AND GOODWILL

                                            ACCUMULATED     CARRYING                                    CARRYING     ACCUMULATED
                                            AMORTIZATION     AMOUNT                                      AMOUNT     AMORTIZATION
                               HISTORICAL      AS OF         AS OF                     AMORTIZATION,     AS OF          AS OF
CHF MILLION                       COST       31.12.1998    31.12.1998   ADDITIONS(1)    WRITE-OFFS     31.12.1999   31.12.1999(2)
-----------                    ----------   ------------   ----------   ------------   -------------   ----------   -------------
Intangible assets............      553          (301)          252            55            (42)           265           (40)
Goodwill.....................    2,447          (489)        1,958         1,618           (298)         3,278          (951)
                                 -----          ----         -----         -----           ----          -----          ----
TOTAL INTANGIBLE ASSETS AND
  GOODWILL...................    3,000          (790)        2,210         1,673           (340)         3,543          (991)
                                 =====          ====         =====         =====           ====          =====          ====

---------------
(1) Including currency translation differences.

(2) After elimination of CHF 139 million accumulated amortization relating to intangible assets fully written off and no longer used.

NOTE 20 OTHER ASSETS

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Deferred tax assets(1)......................................       742         1,205
Settlement and clearing accounts............................     4,911         5,543
VAT and other tax receivables...............................       702           839
Other receivables...........................................     4,652         4,505
                                                                ------        ------
TOTAL OTHER ASSETS..........................................    11,007        12,092
                                                                ======        ======

---------------
(1) Additional tax information is provided in Note 25.

NOTE 21 DUE TO BANKS AND CUSTOMERS

                                                              31.12.1999    31.12.1998
CHF MILLION                                                   ----------    ----------
Due to banks................................................    76,365        85,716
Due to customers in savings and investment accounts.........    78,640        79,723
Amounts due to customers on demand and time.................   201,320       195,127
                                                               -------       -------
Total due to customers......................................   279,960       274,850
                                                               -------       -------
TOTAL DUE TO BANKS AND CUSTOMERS............................   356,325       360,566
                                                               =======       =======

NOTE 22 LONG-TERM DEBT

                                                              31.12.1999
CHF MILLION                                                   -----------
Total bond issues...........................................    48,305
Shares in bond issues of the Swiss Regional or Cantonal
  Banks' Central Bond Institutions..........................     2,055
Medium term notes...........................................     5,972
                                                                ------
TOTAL LONG-TERM DEBT........................................    56,332
                                                                ======

--------------------------------------------------------------------------------

                                   UBS GROUP

                                       -----------------------------------------------------------------------
                                          UBS AG (PARENT)          SUBSIDIARIES
                                       ---------------------   ---------------------
                                                    FLOATING                FLOATING     TOTAL        TOTAL
                                       FIXED RATE     RATE     FIXED RATE     RATE     31.12.1999   31.12.1998
CHF MILLION                            ----------   --------   ----------   --------   ----------   ----------
CONTRACTUAL MATURITY DATE
2000.................................    13,395        524         818           0       14,737        8,208
2001.................................     7,866        121       1,354           0        9,341        7,803
2002.................................     5,313        270       2,158         399        8,140        8,368
2003.................................     3,093        147         129           0        3,369        6,534
2004.................................     2,316         47         286       1,705        4,354        3,772
2005-2009............................     9,795        208         581       1,378       11,962       12,562
Thereafter...........................     3,476         32         921           0        4,429        3,536
                                         ------      -----       -----       -----       ------       ------
TOTAL................................    45,254      1,349       6,247       3,482       56,332       50,783
                                         ======      =====       =====       =====       ======       ======

The Group issues both CHF and non-CHF denominated fixed and floating rate debt. Publicly placed fixed rate debt pays interest at rates up to 16%. Floating rate debt pays interest based on the three-month or six-month London Interbank Offered Rate ("LIBOR").

Subordinated debt securities are unsecured obligations of the Group and are subordinated in right of payment to all present and future senior indebtedness and certain other obligations of the Group. At 31 December 1999 and 31 December 1998, the Group had CHF 13,106 million and CHF 12,071 million, respectively, in subordinated debt excluding convertible and exchangeable debt and notes with warrants which have been included in the following paragraph. Subordinated debt usually pays interest annually and provides for single principal payments upon maturity. At 31 December 1999 and 31 December 1998, the Group had CHF 41,093 million and CHF 36,379 million, respectively, in unsubordinated debt.

The Group issues convertible obligations that can be exchanged for ordinary shares of UBS AG and notes with warrants attached on UBS AG shares. Furthermore, the Group issues notes exchangeable into common stock or preferred stock of other companies, or repaid based on the performance of an index or group of securities. At 31 December 1999 and 31 December 1998, the Group had CHF 2,133 million and CHF 2,333 million, respectively, in convertible and exchangeable debt and notes with warrants attached outstanding.

The Group, as part of its interest-rate risk management process, utilizes derivative instruments to modify the repricing and maturity characteristics of the notes/bonds issued. The Group also utilizes other derivative instruments to manage the foreign exchange impact of certain long-term debt obligations. Interest rate swaps are utilized to convert the economic characteristics of fixed rate debt to those of floating rate debt.

The Group issues credit-linked notes generally through private placements. The credit-linked notes are usually senior unsecured obligations of UBS AG, acting through one of its branches, and can be subject to early redemption at the option of the Group or in the event of a defined credit event. Payment of interest and/or principal is dependent upon the performance of a reference entity or security. The rate of interest on each credit-linked note is either floating and determined by reference to LIBOR plus a spread or fixed. Medium-term and credit-linked notes have been included in the amounts disclosed above as unsubordinated debt.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 23 OTHER LIABILITIES

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Provision, including restructuring provision(1).............     5,995         7,094
Provision for commitments and contingent liabilities........       149           435
Current tax liabilities.....................................     1,747           875
Deferred tax liabilities....................................       994         1,012
VAT and other tax payables(2)...............................       888         1,010
Settlement and clearing accounts............................     4,789         9,502
Other payables..............................................     3,814         7,794
                                                                ------        ------
TOTAL OTHER LIABILITIES.....................................    18,376        27,722
                                                                ======        ======

---------------
(1) Further details to business risk and restructuring provisions are provided in Note 24.

(2) Additional information regarding income tax is provided in Note 25.

NOTE 24 PROVISIONS, INCLUDING RESTRUCTURING PROVISION

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
BUSINESS RISK PROVISION
Balance at the beginning of the year........................     4,121         1,142
New provisions charged to income............................       539         3,133
Provisions applied..........................................      (705)         (484)
Recoveries and adjustments..................................       611           330
                                                                ------        ------
BALANCE AT THE END OF THE YEAR..............................     4,566         4,121
                                                                ------        ------
RESTRUCTURING PROVISION
Balance at the beginning of the year........................     2,973         7,000
Addition....................................................       300             0
Applied(1)
  Personnel.................................................      (378)       (2,024)
  IT........................................................      (642)         (797)
  Premises..................................................      (673)         (267)
  Other.....................................................      (151)         (939)
                                                                ------        ------
Total utilized during the year..............................    (1,844)       (4,027)
                                                                ------        ------
BALANCE AT THE END OF THE YEAR..............................     1,429         2,973
                                                                ------        ------
TOTAL PROVISIONS, INCLUDING RESTRUCTURING PROVISION.........     5,995         7,094
                                                                ======        ======

---------------
(1) The expense categories refer to the nature of the expense rather than the income statement expense line.

PROVISION FOR RESTRUCTURING COSTS: At the time of the 1998 merger, it was announced that the merged banks' operations in various locations would be combined, resulting in vacant properties, reductions in personnel, elimination of redundancies in the information technology platforms, exit costs and other costs. As a result, the individual banks estimated that the cost of the post-merger (1998 merger) restructuring would be approximately CHF 7 billion, to be expended over a period of four years. By the end of December 1999, the Group had utilized CHF 6 billion of the provision.

--------------------------------------------------------------------------------

                                   UBS GROUP

As of today, many of the actions under these plans are completed or near completion. As a result of the real estate lease breaks or disposals which have been identified, the Group recognized an additional restructuring provision of CHF 300 million in 1999.

NOTE 25 INCOME TAXES

FOR THE YEAR ENDED
----------------------------------------------------------  31.12.1999    31.12.1998    31.12.1997
CHF MILLION                                                 ----------    ----------    ----------
FEDERAL AND CANTONAL
  Current payable.........................................      849           213           511
  Deferred................................................      511           463          (191)
FOREIGN
  Current payable.........................................      359           200           419
  Deferred................................................      (33)           28          (844)
                                                              -----         -----          ----
TOTAL INCOME TAX EXPENSE (BENEFIT)........................    1,686           904          (105)
                                                              =====         =====          ====

The Group made net tax payments, including domestic federal, cantonal and foreign taxes, of CHF 1,063 million and CHF 733 million for the full year of 1999 and 1998, respectively.

The components of operating profit/(loss) before tax, and the differences between income tax expense/(benefit) reflected in the financial statements and the amounts calculated at the statutory rate of 25% are as follows:

FOR THE YEAR ENDED
----------------------------------------------------------  31.12.1999    31.12.1998    31.12.1997
CHF MILLION                                                 ----------    ----------    ----------
Operating profit/(loss) before tax........................    7,893          3,871          (756)
  Domestic................................................    6,957         10,287         1,202
  Foreign.................................................      936         (6,416)       (1,958)
                                                              -----         ------        ------
Income taxes at statutory rate of 25%.....................    1,973            968          (189)
Increase/(decrease) resulting from:
Applicable tax rates differing from statutory rate........       55             88            (3)
Tax losses not recognized.................................       39          1,436           310
Previously unrecorded tax losses now recognized...........     (215)          (142)         (201)
Lower taxed income........................................     (278)        (1,849)         (333)
Non-deductible expenses...................................      132            172           171
Adjustments related to prior years........................     (112)             7           (27)
Capital taxes.............................................        0              0            96
Change in deferred tax valuation allowance................       92            224            71
                                                              -----         ------        ------
Income tax expense (benefit)..............................    1,686            904          (105)
                                                              =====         ======        ======

As of 31 December 1999 the Group had accumulated unremitted earnings from foreign subsidiaries on which deferred taxes had not been provided as the undistributed earnings of these foreign subsidiaries are indefinitely reinvested. In the event these earnings were distributed it is estimated that Swiss taxes of approximately CHF 35 million would be due.

--------------------------------------------------------------------------------

                                   UBS GROUP

Significant components of the Group's deferred income tax assets and liabilities (gross) are as follows:

CHF MILLION                                                 31.12.1999    31.12.1998    31.12.1997
-----------                                                 ----------    ----------    ----------
DEFERRED TAX ASSETS
Compensation and benefits.................................       316           114          106
Restructuring provision...................................       316           718        1,100
Allowance for credit losses...............................       138           370          573
Net operating loss carryforwards..........................     2,194         1,610          672
Others....................................................       237           170          270
                                                              ------        ------        -----
Total.....................................................     3,201         2,982        2,721
Valuation allowance.......................................    (2,459)       (1,777)        (647)
                                                              ------        ------        -----
NET DEFERRED TAX ASSETS...................................       742         1,205        2,074
                                                              ======        ======        =====
DEFERRED TAX LIABILITIES
Property and equipment....................................       342           484          602
Investments in associates.................................       153           299          287
Other provisions..........................................       142           109          501
Unrealized gains on investment securities.................        93           103           69
Others....................................................       264            17           36
                                                              ------        ------        -----
TOTAL.....................................................       994         1,012        1,495
                                                              ======        ======        =====

The change in the balance of the net deferred tax asset (liability) at 31 December 1999, 31 December 1998 and 31 December 1997 does not equal the deferred tax expense (benefit) in those years. This is due to the effect of foreign currency rate changes on tax assets and liabilities denominated in currencies other than CHF.

Certain foreign branches and subsidiaries of the Group have deferred tax assets related to net operating loss carryforwards and other items. Because recognition of these assets is uncertain, the Group has established valuation allowances of CHF 2,459 million, CHF 1,777 million and CHF 647 million at 31 December 1999, 1998 and 1997, respectively.

Net operating loss carryforwards totaling CHF 9,149 million at 31 December 1999 are available to reduce future taxable income of certain branches and subsidiaries.

The carryforwards have lives as follows:

                                                              31.12.1999
                                                              ----------
One year....................................................       15
2 to 4 years................................................      215
More than 4 years...........................................    8,919
                                                                -----
Total.......................................................    9,149
                                                                =====

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 26 MINORITY INTERESTS

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Minority interests in profit/(loss).........................      54            (5)
Preferred stock(1)..........................................       0           689
Minority interests in equity................................     380           306
                                                                 ---           ---
TOTAL MINORITY INTERESTS....................................     434           990
                                                                 ===           ===

---------------
(1) Represents Auction Market Preferred Stock, issued by UBS Inc., New York, a subsidiary whose ordinary share capital is completely owned by UBS AG.

NOTE 27 DERIVATIVE INSTRUMENTS

  Derivatives held or issued for trading purposes

Most of the Group's derivative transactions relate to sales and trading activities. Sales activities include the structuring and marketing of derivative products to customers at competitive prices to enable them to transfer, modify or reduce current or expected risks. Trading involves market-making, positioning and arbitrage activities. Market-making involves quoting bid and offer prices to other market participants with the intention of generating revenues based on spread and volume. Positioning involves managing market risk positions with the expectation of profiting from favorable movements in prices, rates or indices. Arbitrage activities involve identifying and profiting from price differentials between markets and products.

  Derivatives held or issued for non-trading purposes

The Group also uses derivatives as part of its asset/liability management activities.

The majority of derivative positions used in UBS's asset and liability management activities are established via intercompany transactions with independently managed UBS dealer units within the Group. When the Group purchases assets and issues liabilities at fixed interest rates it subjects itself to fair value fluctuations as market interest rates change. These fluctuations in fair value are managed by entering into interest rate contracts, mainly interest rate swaps which change fixed rate instruments into variable rate instruments.

When the Group purchases foreign currency denominated assets, issues foreign currency denominated debt or has foreign net investments, it subjects itself to changes in value as exchange rates move. These fluctuations are managed by entering into currency swaps and forwards.

  Type of derivatives

The Group uses the following derivative financial instruments for both trading and non-trading purposes:

     Swaps

Swaps are transactions in which two parties exchange cash flows on a specified notional amount for a predetermined period.

Interest rate swap contracts generally represent the contractual exchange of fixed and floating rate payments of a single currency, based on a notional amount and an interest reference rate.

--------------------------------------------------------------------------------

                                   UBS GROUP

Cross currency interest rate swaps generally involve the exchange of payments which are based on the interest reference rates available at the inception of the contract on two different currency principal balances that are exchanged. The principal balances are re-exchanged at an agreed upon rate at a specified future date. Interest rate swaps subject the Group to market risks associated with changes in interest rates and possibly foreign exchange rates. Exposure to the credit risk associated with counterparty default also exists.

     Forwards and futures

Forwards and futures are contractual obligations to buy or sell a financial instrument on a future date at a specified price. Forward contracts are effectively tailor-made agreements that are transacted between counterparties in the over-the-counter market (OTC), whereas futures are standardized contracts that are transacted on regulated exchanges. Varying levels of credit risk and market risk exist with respect to these instruments. For futures contracts closed prior to settlement, the cash receipt or payment is limited to the change in value of the underlying instrument. Futures contracts allow for daily cash settlement, therefore the credit risk is generally limited to one day's variation margin. Forward contracts are settled at maturity by the exchange of notional amounts specified under the contracts. Forwards generally have a greater degree of credit risk since daily cash settlements are not required.

     Options

Options are contractual agreements under which the seller (writer) grants the purchaser the right, but not the obligation, either to buy (call option) or sell (put option) by or at a set date, a specified amount of a financial instrument at a predetermined price. The seller receives a premium from the purchaser for this right. For options purchased, the Group is subject to credit and market risk to the extent of the carrying value of the options. For options sold, the Group is subject to market risk in excess of the carrying values but is not subject to credit risk, except that for put options sold, credit risk may arise from the underlying instrument that the Group may be obligated to buy.

  Notional amounts and replacement values

The table below provides the notional amounts and the positive and negative replacement values of the Group's derivative transactions. The notional amount is the amount of a derivative's underlying asset, reference rate or index and is the basis upon which changes in the value of derivatives are measured. It provides an indication of the volume of business transacted by the Group but does not provide any measure of risk.

Some derivatives are standardized in terms of their nominal amounts and settlement dates, and these are designed to be bought and sold in active markets (exchange traded). Others are packaged specifically for individual customers and are not exchange traded although they may be bought and sold between counterparties at negotiated prices (over-the-counter or OTC instruments).

Positive replacement value represents the cost to the Group of replacing all transactions with a receivable amount if all the Group's counterparties were to default. This measure is the industry standard for the calculation of current credit exposure. Positive replacement values represent current credit risk without giving effect to any possible reductions due to master netting agreements, collateral, or other security. Negative replacement value is the cost to the Group's counterparties of replacing all the Group's transactions with a commitment if the Group were to default. The total positive and negative replacement values are reported separately on the balance sheet on a net by counterparty basis.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                FOR THE YEAR ENDED 31.12.1999
                             ----------------------------------------------------------------------------------------------------
                                                                       TERM TO MATURITY
                             ----------------------------------------------------------------------------------------------------
                                                                                                                          TOTAL
                                 WITHIN                                                                                  NOTIONAL
                                3 MONTHS         3-12 MONTHS        1-5 YEARS       OVER 5 YEARS      TOTAL     TOTAL     AMOUNT
                             ---------------   ---------------   ---------------   ---------------   -------   -------   --------
                             PRV(1)   NRV(2)    PRV      NRV      PRV      NRV      PRV      NRV     PRV(4)    NRV(4)     CHF BN
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   --------
                                                                         CHF MILLION
INTEREST RATE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........      34       55       68       19        6        1        0        0       108        75     554.0
  Swaps....................   5,386    2,100    3,163    2,871   22,843   24,168   35,942   30,301    67,334    59,440   2,650.9
  Options..................     108       27       47      742      268       12        4    2,018       427     2,799   1,877.0
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0        0        0        0        0        0        0         0         0     774.1
  Options..................       0        0        0        0        0        0        0        0         0         0      54.4
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................   5,528    2,182    3,278    3,632   23,117   24,181   35,946   32,319    67,869    62,314   5,910.4
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
FOREIGN EXCHANGE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........   9,669   14,264    3,661    7,008      445      851       25       37    13,800    22,160   1,077.1
  Interest and currency
    swaps..................     622      520    2,036    1,826      529    6,076    2,567    1,518     5,754     9,940     252.3
  Options..................   3,344    2,708    3,934    3,138    8,883      411       30       10    16,191     6,267     813.5
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        1        0        0        0        0        0        0         0         1       3.5
  Options..................       0        1        4        1        0        0        0        0         4         2       3.7
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................  13,635   17,494    9,635   11,973    9,857    7,338    2,622    1,565    35,749    38,370   2,150.1
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
PRECIOUS METALS CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........   1,112    1,047       53       62       80       60        0        0     1,245     1,169      30.0
  Options..................     277      215      594      466    1,168    1,059      117      130     2,156     1,870      82.9
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0        0        0        0        0        0        0         0         0       0.8
  Options..................       0        5        5        8        0       10        0        0         5        23       4.9
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................   1,389    1,267      652      536    1,248    1,129      117      130     3,406     3,062     118.6
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
EQUITY/INDEX CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........     526    1,721    1,148    2,044      503    5,325    1,762    2,787     3,939    11,877     149.4
  Options..................   1,941    1,611    4,013   10,021   10,146   27,182      439    2,985    16,539    41,799     264.7
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................      74       46        0        0        0        0        0        0        74        46      25.1
  Options..................   1,395      304    1,744    4,047       72       63        0        0     3,211     4,414      79.8
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................   3,936    3,682    6,905   16,112   10,721   32,570    2,201    5,772    23,763    58,136     519.0
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
COMMODITY CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........      32       25        0        0        0        0        0        0        32        25     167.9
  Options..................      15       15        0        0        0        0        0        0        15        15      79.7
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................      47       40        0        0        0        0        0        0        47        40     247.6
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL DERIVATIVE
  INSTRUMENTS 31.12.1999...  24,535   24,665   20,470   32,253   44,943   65,218   40,886   39,786   130,834   161,922        --
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======

---------------
(1) PRV Positive replacement value.
(2) NRV Negative replacement value.
(3) Exchange-traded products include proprietary trades only.
(4) The figures above are presented on a gross by counterparty basis for disclosure purposes, but shown net in the balance sheet (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                FOR THE YEAR ENDED 31.12.1998
                             ----------------------------------------------------------------------------------------------------
                                                                       TERM TO MATURITY
                             ----------------------------------------------------------------------------------------------------
                                                                                                                          TOTAL
                                 WITHIN                                                                                  NOTIONAL
                                3 MONTHS         3-12 MONTHS        1-5 YEARS       OVER 5 YEARS      TOTAL     TOTAL     AMOUNT
                             ---------------   ---------------   ---------------   ---------------   -------   -------   --------
                             PRV(1)   NRV(2)    PRV      NRV      PRV      NRV      PRV      NRV     PRV(4)    NRV(4)     CHF BN
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   --------
                                                                         CHF MILLION
INTEREST RATE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........     783      932      309      271       45       29       42       23     1,179     1,255     217.7
  Swaps....................   3,488    4,502    6,657    6,024   36,464   35,799   38,056   34,758    84,665    81,084   3,722.5
  Options..................     233      327      465      615    2,947    4,476    3,207    4,427     6,852     9,845   2,519.2
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................      12        7        0        1        2        0        0        0        14         7     732.3
  Options..................       0        0        0        0        0        0        0        0         0         0      77.8
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................   4,516    5,768    7,431    6,911   39,458   40,304   41,305   39,208    92,710    92,191   7,269.5
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
FOREIGN EXCHANGE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........   3,439      498    6,493    9,455      278      261      164      237    10,375    10,451     888.4
  Interest and currency
    swaps..................   2,456    3,009    1,718    2,683    4,626    5,202    4,974    5,097    13,775    15,991     235.4
  Options..................   4,718   17,168   10,123      218    1,945      619      604      604    17,390    18,610     921.9
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0        0        0        0        0        0        0         0         0       2.5
  Options..................     156      120      193        0        0        5        0        0       348       124       5.2
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................  10,769   20,795   18,527   12,356    6,849    6,087    5,742    5,938    41,888    45,176   2,053.4
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
PRECIOUS METALS CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........   4,539    4,633      216      295       75       60       10        0     4,840     4,988      47.7
  Options..................   2,840    2,915       24        6       41        0        0        0     2,905     2,921      56.2
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0        0        0        0        0        0        0         0         0       1.2
  Options..................       4        0       15        0        2        0        0        0        21         0       5.0
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................   7,383    7,548      255      301      118       60       10        0     7,766     7,909     110.1
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
EQUITY/INDEX CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........     279      383      325      608      791    2,421      159      446     1,554     3,858      57.3
  Options..................   8,220   15,347    4,619    8,480    8,700   25,726    1,687    4,598    23,227    54,151     939.6
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       3       15        0        0        0        0        0        0         3        15      17.7
  Options..................     128      242      703      392      754      305       75        9     1,659       948      62.0
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................   8,630   15,987    5,647    9,480   10,245   28,452    1,921    5,053    26,443    58,972   1,076.6
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
COMMODITY CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........     114       52      244      214      325      359       65       66       749       691       8.9
  Options..................       8        0       62       70       24        0        5        0        99        70       3.0
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0       85       65        0        0        0        0        85        65       2.2
  Options..................       0        0        0        7        2        0        0        0         2         7       0.9
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................     122       52      391      356      351      359       70       66       935       823      15.0
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL DERIVATIVE
  INSTRUMENTS 31.12.1998...  31,420   50,150   32,251   29,404   57,022   75,262   49,048   50,265   169,742   205,081        --
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======

---------------

(1) PRV Positive replacement value.

(2) NRV Negative replacement value.

(3) Exchange-traded products include proprietary trades only.

(4) The figures above are presented on a gross by counterparty basis for disclosure purposes, but shown net in the balance sheet (see Note 1: Basis of Accounting).

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                                   UBS GROUP

NOTE 28 PLEDGED ASSETS

ASSETS PLEDGED OR ASSIGNED AS SECURITY FOR LIABILITIES AND ASSETS SUBJECT TO RESERVATION OF TITLE

                                                              31.12.1999               31.12.1998
                                                         ---------------------    ---------------------
                                                         CARRYING     RELATED     CARRYING     RELATED
                                                          AMOUNT     LIABILITY     AMOUNT     LIABILITY
CHF MILLION                                              --------    ---------    --------    ---------
Money market paper.....................................   35,578         707        6,981           5
Mortgage loans.........................................    2,536       1,736        2,955       2,047
Securities(1)..........................................   23,837         585       13,902       5,636
Property and equipment.................................      170          91          147          71
Other..................................................    2,110           0            0           0
                                                          ------       -----       ------       -----
TOTAL PLEDGED ASSETS...................................   64,231       3,119       23,985       7,759
                                                          ======       =====       ======       =====

---------------
(1) Excluding securities pledged in respect of securities borrowing and repurchase agreements.

Assets are pledged as collateral for collateralized credit lines with central banks, loans from central mortgage institutions, deposit guarantees for savings banks, security deposits relating to stock exchange membership and mortgages on the Group's property. These assets are also segregated pursuant to certain regulatory requirements.

NOTE 29 FIDUCIARY TRANSACTIONS

                                                              31.12.1999    31.12.1998
CHF MILLION                                                   ----------    ----------
Placements with third parties...............................    60,221        60,612
Fiduciary credits and other fiduciary financial
  transactions..............................................     1,438           652
                                                                ------        ------
TOTAL FIDUCIARY TRANSACTIONS................................    61,659        61,264
                                                                ======        ======

Fiduciary placements represents funds which customers have instructed the Group to place in foreign banks. The Group is not liable to the customer for any default by the foreign bank nor do creditors of the Group have a claim on the assets placed.

NOTE 30 COMMITMENTS AND CONTINGENT LIABILITIES

Commitments and contingencies represent potential future liabilities of the Group resulting from credit facilities available to clients, but not yet drawn upon by them. They are subject to expiration at fixed dates. The Group engages in providing open credit facilities to allow clients quick access to funds required to meet their short-term obligations as well as their long-term financing needs. The credit facilities can take the form of guarantees, whereby the Group might guarantee repayment of a loan taken out by a client with a third party; standby letters of credit, which are credit enhancement facilities enabling the client to engage in trade finance at lower cost; documentary letters of credit, which are trade finance-related payments made on behalf of a client; commitments to enter into repurchase agreements; note issuance facilities and revolving underwriting facilities, which allow clients to issue money market paper or medium term notes when needed without engaging in the normal underwriting process each time.

The figures disclosed in the accompanying tables represent the amounts at risk should clients draw fully on all facilities and then default, and there is no collateral. Determination of the creditworthiness

--------------------------------------------------------------------------------

                                   UBS GROUP
of the clients is part of the normal credit risk management process, and the fees charged for maintenance of the facilities reflect the various credit risks.

                                                              31.12.1999    31.12.1998
                                                              ----------    ----------
CHF MILLION
CONTINGENT LIABILITIES
Credit guarantees and similar instruments(1)................    18,822        22,697
Sub-participations..........................................    (3,665)       (5,217)
                                                                ------       -------
Total.......................................................    15,157        17,480
                                                                ======       =======
Performance guarantees and similar instruments(2)...........     6,782        12,092
Sub-participations..........................................       (42)         (216)
                                                                ------       -------
Total.......................................................     6,740        11,876
                                                                ======       =======
Irrevocable commitments under documentary credits...........     2,704         2,942
Sub-participations..........................................         0           (39)
                                                                ------       -------
Total.......................................................     2,704         2,903
                                                                ======       =======
GROSS CONTINGENT LIABILITIES................................    28,308        37,731
SUB-PARTICIPATIONS..........................................    (3,707)       (5,472)
                                                                ------       -------
NET CONTINGENT LIABILITIES..................................    24,601        32,259
                                                                ======       =======
IRREVOCABLE COMMITMENTS
Undrawn irrevocable credit facilities.......................    65,693        82,337
Sub-participations..........................................    (1,836)          (26)
                                                                ------       -------
Total.......................................................    63,857        82,311
                                                                ======       =======
Liabilities for calls on shares and other equities..........        57           109
                                                                ------       -------
GROSS IRREVOCABLE COMMITMENTS...............................    65,750        82,446
SUB-PARTICIPATIONS..........................................    (1,836)          (26)
                                                                ------       -------
NET IRREVOCABLE COMMITMENTS.................................    63,914        82,420
                                                                ======       =======
GROSS COMMITMENTS AND CONTINGENT LIABILITIES................    94,058       120,177
SUB-PARTICIPATIONS..........................................    (5,543)       (5,498)
NET COMMITMENTS AND CONTINGENT LIABILITIES..................    88,515       114,679
                                                                ======       =======

---------------
(1) Credit guarantees in the form of bill of exchange and other guarantees, including guarantees in the form of irrevocable letters of credit, endorsement liabilities from bills rediscounted, advance payment guarantees and similar facilities.

(2) Bid bonds, performance bonds, builders' guarantees, letters of indemnity, other performance guarantees in the form of irrevocable letters of credit and similar facilities.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                     MORTGAGE       OTHER
CHF MILLION                                         COLLATERAL    COLLATERAL    UNSECURED     TOTAL
-----------                                         ----------    ----------    ---------    -------
OVERVIEW OF COLLATERAL
Gross contingent liabilities......................      191         11,356       16,761       28,308
Gross irrevocable committments....................      386          8,774       56,533       65,693
Liabilities for calls on shares and other
  equities........................................        0              0           57           57
                                                        ---         ------       ------      -------
TOTAL 31.12.1999..................................      577         20,130       73,351       94,058
                                                        ===         ======       ======      =======
TOTAL 31.12.1998..................................      389         33,363       86,425      120,177
                                                        ===         ======       ======      =======

NOTE 31 OPERATING LEASE COMMITMENTS

Our minimum commitments for non-cancellable leases of premises and equipment are presented as follows:

CHF MILLION                                                     31.12.1999
-----------                                                     -----------
OPERATING LEASES DUE:
2000........................................................         247
2001........................................................         202
2002........................................................         184
2003........................................................         187
2004........................................................         153
2005 and thereafter.........................................       1,919
                                                                   -----
TOTAL COMMITMENTS FOR MINIMUM PAYMENTS UNDER OPERATING
  LEASES....................................................       2,892
                                                                   =====

Operating expenses include CHF 742 million and CHF 797 million in respect of operating lease rentals for the year ended 31 December 1999 and for the year ended 31 December 1998 respectively.

NOTE 32 LITIGATION

In the United States, several class actions, in relation to what is known as the Holocaust affair, have been brought against UBS AG (as legal successor to Swiss Bank Corporation and Union Bank of Switzerland) in the United States District Court for the Eastern District of New York (Brooklyn). These lawsuits were initially filed in October 1996. Another Swiss bank has been designated as a defendant alongside us. On 12 August 1998, however, a settlement was reached between the parties. This settlement provides for a payment by the defendant banks to the plaintiffs, under certain terms and conditions, of an aggregate amount of USD 1.25 billion. UBS agreed to contribute up to two-thirds of this amount. To the extent that other Swiss companies agreed to participate in this fund, and to the extent of applicable payments to beneficiaries of eligible dormant accounts, our share was to be reduced. Based on our estimate of such expected contributions, we provided a reserve of USD 610 million in 1998 and an additional USD 95 million in 1999. A number of persons have elected to opt out of the settlement and not participate in the class action. It is expected that a decision approving the settlement will be issued in 2000, which will be followed by hearings on the allocation of the settlement amount. We will continue to monitor the contributions of other Swiss companies, in order to determine whether we will need an adjustment to the reserve.

In addition, UBS AG and other companies within the Group are subject to various claims, disputes and legal proceedings, as part of the normal course of business. The Group makes provision for such matters when, in the opinion of management and its professional advisors, it is probable that a

--------------------------------------------------------------------------------

                                   UBS GROUP
payment will be made by the Group, and the amount can be reasonably estimated. All litigation provisions are included under Business risk provision within Other liabilities in the accompanying Group Balance Sheet.

In respect of the further claims asserted against the Group of which management is aware (which, according to the principles outlined above, have not been provided for), it is the opinion of management that such claims are either without merit, can be successfully defended or will result in exposure to the Group which is immaterial to both financial position and results of operations.

                               OTHER INFORMATION

NOTE 33 FINANCIAL INSTRUMENTS RISK POSITION

OVERALL RISK POSITION

The Group manages risk in a number of ways, including the use of a value at risk model combined with a system of trading limits.

This section presents information about the results of the Group's management of the risks associated with the use of financial instruments.

  (a) Interest Rate Risk

Interest rate risk is the potential impact of changes in market interest rates on the fair values of assets and liabilities on the balance sheet and on the annual interest income and expense in the income statement.

     Interest rate sensitivity

One commonly used method to present the potential impact of market movements is to show the effect of a one basis point (0.01%) change in interest rates on the fair values of assets and liabilities, analyzed by time bands within which the Group is committed. This type of presentation, described as a sensitivity analysis, is set out below. Interest rate sensitivity is one of the inputs to the value at risk model used by the Group to manage its overall market risk, of which interest rate risk is a part.

The following sets out the extent to which the Group was exposed to interest rate risk at 31 December 1999 and 31 December 1998. The tables show the potential impact of a one basis point (0.01%) increase in market interest rates which would influence the fair values of both assets and liabilities that are subject to fixed interest rates. The impact of such an increase in rates depends on the net asset or net liability position of the Group in each category, currency and time band in the table. A negative amount in the table reflects a potential loss to the Group due to the changes in fair values as a result of an increase in interest rates. A positive amount reflects a potential gain as a result of an increase in interest rates. Both primary and derivative instruments in trading and non-trading activities, as well as off-balance-sheet commitments, are included in the table.

--------------------------------------------------------------------------------

                                   UBS GROUP

     Interest rate sensitivity position

                                         INTEREST SENSITIVITY BY TIME BANDS AS AT 31.12.1999
                                      ----------------------------------------------------------
                                                             3 TO
                                      WITHIN 1    1 TO 3      12      1 TO 5    OVER 5
                                       MONTH      MONTHS    MONTHS    YEARS     YEARS     TOTAL
                                      --------    ------    ------    ------    ------    ------
                                                     CHF THOUSAND PER BASIS POINT
CHF     Trading.....................     171        (902)     466        506      (417)     (176)
        Non-trading.................     (30)         (8)    (398)    (6,204)   (1,220)   (7,860)
                                        ----      ------     ----     ------    ------    ------
USD     Trading.....................    (411)      1,018      386       (109)     (908)      (24)
        Non-trading.................       3         (33)     (10)        83     1,207     1,250
                                        ----      ------     ----     ------    ------    ------
EUR     Trading.....................     (39)       (239)     113        600    (1,406)     (971)
        Non-trading.................       0          (3)       3         30       210       240
                                        ----      ------     ----     ------    ------    ------
GBP     Trading.....................       1          43       10        (34)      (77)      (57)
        Non-trading.................       0           5      (39)        77       815       858
                                        ----      ------     ----     ------    ------    ------
JPY     Trading.....................     484      (1,708)     927       (101)      135      (263)
        Non-trading.................       0           0        0         (1)       (4)       (5)
                                        ----      ------     ----     ------    ------    ------
OTHERS  Trading.....................     (34)         46       50       (195)       24      (109)
        Non-trading.................       0           0        0          0         0         0
                                        ====      ======     ====     ======    ======    ======

                                          INTEREST SENSITIVITY BY TIME BANDS AS AT 31.12.1998
                                       ----------------------------------------------------------
                                                              3 TO
                                       WITHIN 1    1 TO 3      12      1 TO 5    OVER 5
                                        MONTH      MONTHS    MONTHS    YEARS     YEARS     TOTAL
                                       --------    ------    ------    ------    ------    ------
                                                      CHF THOUSAND PER BASIS POINT
CHF     Trading......................    189        (672)      450       (322)    (464)      (819)
        Non-trading..................    (23)          6      (350)    (7,522)    (546)    (8,435)
                                         ---        ----      ----     ------    -----     ------
USD     Trading......................    (28)         93         8       (575)   1,254        752
        Non-trading..................      1         (21)        7         72    1,502      1,561
                                         ---        ----      ----     ------    -----     ------
EUR     Trading......................    (34)        (22)     (158)      (559)     339       (434)
        Non-trading..................      0          (8)        0         48      256        296
                                         ---        ----      ----     ------    -----     ------
GBP     Trading......................     10        (214)      560       (919)     491        (72)
        Non-trading..................      0           2       (18)       130      876        990
                                         ---        ----      ----     ------    -----     ------
JPY     Trading......................    (32)       (698)     (402)     1,002      263        133
        Non-trading..................      0           3        (5)         6      146        150
                                         ---        ----      ----     ------    -----     ------
OTHERS  Trading......................     11         (98)       47       (158)    (152)      (350)
        Non-trading..................      0           0         0          0        0          0
                                         ===        ====      ====     ======    =====     ======

     Trading

The major part of the trading related interest rate risk is generated in fixed income securities trading, fixed income derivatives trading, trading in currency forward contracts and money market trading and is being managed within the Value at Risk model. Interest rate sensitivity arising from trading activities is quite sizeable in USD and Euro as these are still the predominantly traded currencies in the global interest rate markets. It should be noted that it is management's view that an interest rate sensitivity analysis at a particular point in time has limited relevance with respect to trading positions, which can vary significantly on a daily basis.

--------------------------------------------------------------------------------

                                   UBS GROUP

     Non-trading

The interest rate risk related to client business with undefined maturities and non-interest bearing business including the strategic management of overall balance sheet interest rate exposure is managed by the Corporate Center. Significant contributors to the overall USD and GBP interest rate sensitivity were strategic long-term subordinated note issues which are intentionally unswapped since they are regarded as constituting a part of the Group's equity for asset and liability management purposes. At 31 December 1999, the Group's equity was invested in a portfolio of fixed rate CHF deposits with an average duration of 2.16 years. As this equity investment is the most significant component of the CHF book, this results in the entire book having an interest rate sensitivity of CHF (7.9) million, which is reflected in the table above. This is in line with the duration and sensitivity targets set by the Group Executive Board. Investing in shorter-term or variable rate instruments would mean exposing the earnings stream (interest income) to higher fluctuations.

  (b) Credit Risk

Credit risk is the risk of loss from the default by an obligor or counterparty. This risk is managed primarily based on reviews of the financial status of each specific counterparty. Credit risk is greater when counterparties are concentrated in a single industry or geographical region. This is because a group of otherwise unrelated counterparties could be adversely affected in their ability to repay their obligations because of economic developments affecting their common industry or region.

Concentrations of credit risk exist if a number of clients are engaged in similar activities, or are located in the same geographic region or have comparable economic characteristics such that their ability to meet contractual obligations would be similarly affected by changes in economic, political or other conditions. Concentrations of credit risk indicate the relative sensitivity of the bank's performance to developments affecting a particular industry or geographic location.

  (b)(i) On-balance sheet assets

As of 31 December 1999, due from banks and loans to customers amounted to CHF 278 billion (as of 31 December 1998 CHF 331 billion). 66.2% (56.6%) of the loans were with clients domiciled in Switzerland. Please refer to Note 12 for a breakdown by region.

  (b)(ii) Off-balance sheet financial instruments

     Credit commitments and contingent liabilities

Of the CHF 94 billion in credit commitment and contingent liabilities as of 31 December 1999 (as of 31 December 1998 CHF 120 billion), 11% (11%) relate to clients domiciled in Switzerland, 36% (21%) in Europe (excluding Switzerland) and 42% (55%) in North America.

     Derivatives

Credit risk represents the current replacement value of all outstanding derivative contracts in a gain position without factoring in the impact of master netting agreements or the value of any collateral. Positive replacement values amounted to CHF 130 billion as at 31 December 1999 (CHF 169 billion as at 31 December 1998), before applying any master netting agreements. Based on the location of the ultimate counterparty, 4% (8%) of this credit risk amount relates to Switzerland, 49% (47%) to Europe (excluding Switzerland) and 37% (33%) to North America. 71% (76%) of the positive replacement values are with other banks.

--------------------------------------------------------------------------------

                                   UBS GROUP

  (b)(iii) Credit risk mitigation techniques

Credit risk associated with derivative instruments is mitigated by the use of master netting agreements. A further method of reducing credit exposure arising from derivatives transactions is to use collateralization arrangements.

Master netting agreements eliminate risk to the extent that only the net claim is due to be settled in the case of a default of the counterparty. The impact of master netting agreements as at 31 December 1999 is to mitigate credit risk on derivative instruments by approximately CHF 66 billion (as of 31 December 1998 CHF 79 billion). The impact can change substantially over short periods of time, because the exposure is affected by each transaction subject to the arrangement.

The Group subjects its derivative-related credit risks to the same credit approval, limit and monitoring standards that it uses for managing other transactions that create credit exposure. This includes evaluation of counterparties as to creditworthiness, and managing the size, diversification and maturity structure of the portfolio. Credit utilization for all products is compared with established limits on a continual basis and is subject to a standard exception reporting process.

  (c) Currency Risk

The Group views itself as a Swiss entity, with the Swiss franc as its reporting currency. Hedging transactions are used to manage risks in other currencies.

     Breakdown of assets and liabilities by currencies

                                                      31.12.1999                     31.12.1998
                                            -------------------------------    -----------------------
                                             CHF      USD     EUR     OTHER     CHF      USD     OTHER
CHF BILLION                                 -----    -----    ----    -----    -----    -----    -----
ASSETS
Cash and balances with central banks....      3.4      0.2     0.5      1.0      2.4      0.3      0.6
Money market paper......................      1.5     38.6     0.7     28.9      2.2     10.3      5.9
Due from banks..........................      7.5      7.7     5.3      9.4     12.7     13.3     42.5
Cash collateral on securities
  borrowed..............................      0.1    106.4     1.1      5.6      0.2     74.5     17.0
Reverse repurchase agreements...........      2.0     42.5    37.9     50.1      0.2     38.3    102.8
Trading portfolio assets................     29.5     77.4    26.9     78.6     21.4     40.0     97.8
Positive replacement values.............      8.3      5.7     0.6     50.1      9.5     11.1     69.9
Loans, net of allowance for credit
  losses................................    166.4     35.0     5.3     28.2    173.5     40.0     34.4
Financial investments...................      2.5      2.9     0.7      0.9      2.6      2.5      1.8
Accrued income and prepaid expenses.....      1.7      1.8     0.5      1.2      1.2      1.8      3.6
Investments in associates...............      0.9      0.1     0.0      0.1      2.6      0.0      0.2
Property and equipment..................      7.4      0.5     0.1      0.7      8.5      0.6      0.8
Intangible assets and goodwill..........      1.2      2.2     0.0      0.1      0.3      1.7      0.2
Other assets............................      3.1      1.9     2.5      3.5      4.9      3.1      4.1
                                            -----    -----    ----    -----    -----    -----    -----
TOTAL ASSETS............................    235.5    322.9    82.1    258.4    242.2    237.5    381.6
                                            =====    =====    ====    =====    =====    =====    =====
LIABILITIES
Money market paper issued...............      1.0     55.7     0.3      7.7      1.0     38.5     12.0
Due to banks............................      8.1     36.3    14.5     17.5     25.4     33.6     26.7
Cash collateral on securities lent......      0.1      6.5     1.0      5.2      0.1      5.9     13.2
Repurchase agreements...................     16.5     91.3    27.8     61.3     10.7     74.3     52.6
Trading portfolio liabilities...........      0.0     38.2     5.4     11.0      0.2      8.1     38.7
Negative replacement values.............     12.8      6.9     2.0     74.0     16.8     12.1     97.0

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                      31.12.1999                     31.12.1998
                                            -------------------------------    -----------------------
                                             CHF      USD     EUR     OTHER     CHF      USD     OTHER
CHF BILLION                                 -----    -----    ----    -----    -----    -----    -----
Due to customers........................    127.5     93.8    23.7     35.0    138.0     80.2     56.7
Accrued expenses and deferred income....      3.1      4.9     0.5      3.6      3.3      2.6      5.3
Long-term debt..........................     23.7     17.6     3.1     11.9     23.4     16.9     10.5
Other liabilities.......................      9.1      4.0     0.8      4.5     14.6      6.1      7.0
Minority interests......................      0.3      0.0     0.0      0.1      1.0      0.0      0.0
Shareholders' equity....................     30.6      0.0     0.0      0.0     28.8      0.0      0.0
                                            -----    -----    ----    -----    -----    -----    -----
TOTAL LIABILITIES, MINORITY INTERESTS
  AND
  SHAREHOLDERS' EQUITY..................    232.8    355.2    79.1    231.8    263.3    278.3    319.7
                                            =====    =====    ====    =====    =====    =====    =====

  (d) Liquidity Risk

     Maturity analysis of assets and liabilities

                                                                                DUE           DUE
                                           ON     SUBJECT TO   DUE WITHIN    BETWEEN 3     BETWEEN 1    DUE AFTER 5
                                         DEMAND   NOTICE(1)      3 MTHS     AND 12 MTHS   AND 5 YEARS      YEARS      TOTAL
CHF BILLION                              ------   ----------   ----------   -----------   -----------   -----------   -----
ASSETS
Cash and balances with central banks...    5.1         --           --           --            --            --         5.1
Money market paper.....................     --         --         67.8          1.9            --            --        69.7
Due from banks.........................    8.4         --         19.1          1.6           0.5           0.3        29.9
Cash collateral on securities
  borrowed.............................     --         --        112.7           --           0.5            --       113.2
Reverse repurchase agreements..........     --         --        130.6          1.9            --            --       132.5
Trading portfolio assets...............  212.4         --           --           --            --            --       212.4
Positive replacement values............   64.7         --           --           --            --            --        64.7
Loans, net of allowance for credit
  losses...............................     --       53.4         64.9         39.2          70.8           6.6       234.9
Financial investments..................    5.0         --          0.1          0.2           0.9           0.8         7.0
Accrued income and prepaid expenses....    5.2         --           --           --            --            --         5.2
Investments in associates..............     --         --           --           --            --           1.1         1.1
Property and equipment.................     --         --           --           --            --           8.7         8.7
Intangible assets and goodwill.........     --         --           --           --            --           3.5         3.5
Other assets...........................   11.0         --           --           --            --            --        11.0
                                         -----       ----        -----         ----          ----          ----       -----
TOTAL 31.12.1999.......................  311.8       53.4        395.2         44.8          72.7          21.0       898.9
                                         =====       ====        =====         ====          ====          ====       =====
TOTAL 31.12.1998.......................  293.8       59.9        375.8         43.5          66.0          22.3       861.3
                                         =====       ====        =====         ====          ====          ====       =====
LIABILITIES
Money market paper issued..............     --         --         24.3         40.4            --            --        64.7
Due to banks...........................   10.1        1.1         60.2          4.4           0.3           0.3        76.4
Cash collateral on securities lent.....     --         --         12.8           --            --            --        12.8
Repurchase agreements..................     --         --        185.6         11.3            --            --       196.9
Trading portfolio liabilities..........   54.6         --           --           --            --            --        54.6
Negative replacement values............   95.7         --           --           --            --            --        95.7
Due to customers.......................   58.6       82.1        127.0          8.1           1.7           2.5       280.0

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                                   UBS GROUP

                                                                                DUE           DUE
                                           ON     SUBJECT TO   DUE WITHIN    BETWEEN 3     BETWEEN 1    DUE AFTER 5
                                         DEMAND   NOTICE(1)      3 MTHS     AND 12 MTHS   AND 5 YEARS      YEARS      TOTAL
CHF BILLION                              ------   ----------   ----------   -----------   -----------   -----------   -----
Accrued expenses and deferred income...   12.0         --           --           --            --            --        12.0
Long-term debt.........................     --        0.4          6.3          8.4          28.0          13.2        56.3
Other liabilities......................   18.4         --           --           --            --            --        18.4
                                         -----       ----        -----         ----          ----          ----       -----
TOTAL 31.12.1999.......................  249.4       83.6        416.2         72.6          30.0          16.0       867.8
                                         =====       ====        =====         ====          ====          ====       =====
Total 31.12.1998.......................  288.7       83.5        371.1         42.2          29.7          16.3       831.5
                                         =====       ====        =====         ====          ====          ====       =====

---------------
(1) Deposits without a fixed term, on which notice of withdrawal or termination has not been given. (Such funds may be withdrawn by the depositor or repaid by the borrower subject to an agreed period of notice.)

  (e) Capital adequacy

     Risk-weighted assets (BIS)

                                                    31.12.1999               31.12.1998
                                               ---------------------    ---------------------
                                                BALANCE                  BALANCE
                                                SHEET/       RISK-       SHEET/       RISK-
                                               NOTIONAL     WEIGHTED    NOTIONAL     WEIGHTED
                                                AMOUNT       AMOUNT      AMOUNT       AMOUNT
CHF MILLION                                    ---------    --------    ---------    --------
BALANCE SHEET ASSETS
Due from banks and other collateralized
  lendings...................................    229,794      9,486       244,246     13,845
Net positions in securities(1)...............     77,858      5,805        28,109      7,334
Positive replacement values..................     64,698     18,175        90,511     29,494
Loans, net of allowances for credit losses
  and other collateralized lendings..........    292,928    159,835       305,155    164,113
Accrued income and prepaid expenses..........      5,167      3,164         6,627      3,190
Property and equipment(2)....................      8,701      9,860         9,886     11,166
Other assets.................................     11,007      7,686        12,092      7,900
                                               ---------    -------     ---------    -------
OFF-BALANCE SHEET AND OTHER POSITIONS
Contingent liabilities.......................     28,308     14,459        37,731     19,471
Irrevocable commitments......................     65,693     17,787        82,337     18,197
Forward and swap contracts(3)................  4,881,483     13,213     5,177,912      7,130
Purchased options(3).........................    406,208      2,823       489,005      5,861
                                               ---------    -------     ---------    -------
MARKET RISK POSITIONS(4).....................         --     10,813            --     16,018
                                               ---------    -------     ---------    -------
TOTAL RISK-WEIGHTED ASSETS...................         --    273,106            --    303,719
                                               =========    =======     =========    =======

---------------
(1) Excluding positions in the trading book, these are included in market risk positions.

(2) Including CHF 1,159 million (1998: CHF 1,280 million) foreclosed properties and properties held for disposal, which are recorded in the balance sheet under financial investments.

(3) The risk-weighted amount corresponds to the security margin (add-on) of the contracts.

(4) Value at risk according to the internal model multiplied by a factor of 12.5 to create the risk-weighted amount of the market risk positions in the trading book.

--------------------------------------------------------------------------------

                                   UBS GROUP

     BIS Capital ratios

                                                             31.12.1999          31.12.1998
                                                          ----------------    ----------------
                                                          CAPITAL    BIS %    CAPITAL    BIS %
                                                          -------    -----    -------    -----
Tier 1..................................................  28,952     10.6%    28,220      9.3%
Tier 2..................................................  10,730       --     12,086       --
                                                          ------     ----     ------     ----
Total BIS...............................................  39,682     14.5%    40,306     13.2%
                                                          ======     ====     ======     ====

Among other measures UBS monitors the adequacy of its capital using ratios established by the Bank for International Settlements (BIS). The Group has maintained all BIS and Swiss capital adequacy rules for all periods presented. These ratios measure capital adequacy by comparing the Group's eligible capital with its risk-weighted positions which include balance sheet assets, net positions in securities not held in the trading book, off-balance sheet transactions converted into their credit equivalents and market risk positions at a weighted amount to reflect their relative risk.

The capital adequacy rules require a minimum amount of capital to cover credit and market risk exposures. For the calculation of the capital required for credit risk the balance sheet assets are weighted according to broad categories of notional credit risk, being assigned a risk weighting according to the amount of capital deemed to be necessary to support them. Four categories of risk weights (0%, 20%, 50%, 100%) are applied; for example cash, claims collateralized by cash or claims collateralized by OECD central-government securities have a zero risk weighting, which means that no capital is required to be held in respect of these assets. Uncollateralized loans granted to corporate or private customers carry a 100% risk weighting, meaning that they must be supported by capital equal to 8% of the carrying amount. Other asset categories have weightings of 20% or 50%, which require 1.6% or 4% capital.

The net positions in securities not held in the trading book reflect the Group's exposure to an issuer of securities arising from its physical holdings and other related transactions in that security.

For contingent liabilities and irrevocable facilities granted, the credit equivalent is calculated by multiplying the nominal value of each transaction by its corresponding credit conversion factor. The resulting amounts are then weighted for credit risk using the same percentage as for balance sheet assets. In the case of OTC forward contracts and purchased options, the credit equivalent is computed on the basis of the current replacement value of the respective contract plus a security margin (add-on) to cover the future potential credit risk during the remaining duration of the contract.

UBS calculates its capital requirement for market risk positions, which includes interest-rate instruments and equity securities in the trading book as well as positions in foreign exchange and commodities throughout the Group, using an internal Value at Risk (VaR) model. This approach was introduced in the BIS 1996 market risk amendment to the Basel Accord of July 1988 and incorporated in the Swiss capital adequacy rules of the Banking Ordinance.

The BIS proposal requires that the regulators perform tests of the bank internal models before giving permission for these models to be used to calculate the market risk capital. Based on extensive checks, the use of the Group internal models was accepted by the Swiss Federal Banking Commission (FBC) in July 1999.

Tier 1 capital consists of permanent shareholders' equity and retained earnings less goodwill and investments in unconsolidated subsidiaries. Tier 2 capital includes the Group's subordinated long-term debt.

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                                   UBS GROUP

NOTE 34 FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the fair value of on- and off-balance sheet financial instruments based on the following valuation methods and assumptions. It is presented because not all financial instruments are reflected in the financial statements at fair value.

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm's-length transaction. A market price, where an active market (such as a recognized stock exchange) exists, is the best evidence of the fair value of a financial instrument. However, market prices are not available for a significant number of the financial assets and liabilities held and issued by the Group. Therefore, for financial instruments where no market price is available, the fair values presented in the following table have been estimated using present value or other estimation and valuation techniques based on market conditions existing at balance sheet date.

The values derived using these techniques are significantly affected by underlying assumptions concerning both the amounts and timing of future cash flows and the discount rates used. The following methods and assumptions have been used:

          (a) trading assets, derivatives and other transactions undertaken for trading purposes are measured at fair value by reference to quoted market prices when available. If quoted market prices are not available, then fair values are estimated on the basis of pricing models, or discounted cash flows. Fair value is equal to the carrying amount for these items;

          (b) the fair value of liquid assets and other assets maturing within 12 months is assumed to approximate their carrying amount. This assumption is applied to liquid assets and the short-term elements of all other financial assets and financial liabilities;

          (c) the fair value of demand deposits and savings accounts with no specific maturity is assumed to be the amount payable on demand at the balance sheet date;

          (d) the fair value of variable rate financial instruments is assumed to approximate their carrying amounts; and

          (e) the fair value of fixed rate loans and mortgages is estimated by comparing market interest rates when the loans were granted with current market rates offered on similar loans. Changes in the credit quality of loans within the portfolio are not taken into account in determining gross fair values as the impact of credit risk is recognized separately by deducting the amount of the allowance for credit losses from both book and fair values.

The assumptions and techniques have been developed to provide a consistent measurement of fair value for the Group's assets and liabilities. However, because other institutions may use different methods and assumptions, such fair value disclosures cannot necessarily be compared from one financial institution to another.

--------------------------------------------------------------------------------

                                   UBS GROUP

     Fair Value of Financial Instruments

                                           31.12.1999                              31.12.1998
                              ------------------------------------    ------------------------------------
                                                        UNREALIZED                              UNREALIZED
                              CARRYING                    GAIN/       CARRYING                    GAIN/
                               VALUE      FAIR VALUE      (LOSS)       VALUE      FAIR VALUE      (LOSS)
CHF BILLION                   --------    ----------    ----------    --------    ----------    ----------
ASSETS
Cash and balances with
  central banks.............     5.0          5.0           0.0          3.3          3.3           0.0
Money market paper..........    69.7         69.7           0.0         18.4         18.4           0.0
Due from banks..............    30.0         30.0           0.0         68.6         68.7           0.1
Cash collateral on
  securities borrowed.......   113.2        113.2           0.0         91.7         91.7           0.0
Reverse repurchase
  agreements................   132.5        132.5           0.0        141.3        141.3           0.0
Trading portfolio assets....   212.4        212.4           0.0        159.2        159.2           0.0
Positive replacement
  values....................    64.7         64.7           0.0         90.5         90.5           0.0
Loans, net of allowance for
  credit losses.............   235.1        235.3           0.2        248.3        250.7           2.4
Financial investments.......     5.9          7.1           1.2          5.7          6.5           0.8
                               -----        -----          ----        -----        -----          ----
LIABILITIES
Money market paper issued...    64.7         64.7           0.0         51.5         51.5           0.0
Due to banks................    76.9         76.9           0.0         86.1         86.1           0.0
Cash collateral on
  securities lent...........    12.8         12.8           0.0         19.2         19.2           0.0
Repurchase agreements.......   196.9        196.9           0.0        137.6        137.6           0.0
Trading portfolio
  liabilities...............    54.6         54.6           0.0         47.0         47.0           0.0
Negative replacement
  values....................    95.8         95.8           0.0        125.8        125.8           0.0
Due to customers............   280.1        280.1           0.0        275.3        275.6          (0.3)
Long-term debt..............    56.4         57.6          (1.2)        51.0         53.3          (2.3)
Fair value effect on income
  of hedging derivatives
  recorded on the accrual
  basis.....................                                0.5                                     1.0
                                                           ----                                    ----
Net difference between
  carrying value and fair
  value.....................                                0.7                                     1.7
                                                           ====                                    ====

The table does not reflect the fair values of non-financial assets and liabilities such as property (including those properties carried as financial investments), equipment, prepayments and non-interest accruals. The interest amounts accrued to date for respective financial instruments are included, for purposes of the above fair value disclosure, in the carrying value of the financial instruments.

Substantially all of the Group's commitments to extend credit are at variable rates. Accordingly, the Group has no significant exposure to fair value fluctuations related to these commitments.

Changes in the fair value of the Group's fixed rate loans, long and medium term notes and bonds issued are hedged by derivative instruments, mainly interest rate swaps. The interest rate risk inherent in the balance sheet positions with no specific maturity is also hedged with derivative instruments based on the management view on the economic maturity of the products.

--------------------------------------------------------------------------------

                                   UBS GROUP

The hedging derivative instruments are carried at fair value on the balance sheet and are part of the replacement values in the above table. The difference between the total amount of valuation gains and losses and the amortized amount is deferred and shown net in the table as fair value effect on income of hedging derivatives recorded on accruals basis.

During 1999, the interest rate level of leading economies increased substantially. The biggest move in rates was noted in Switzerland, where in particular mid- and long-term rates increased. These moves in rates had a direct impact on the fair value calculation of fixed term transactions.

As the bank has an excess volume of fixed rate long-term assets over fixed rate long-term liabilities, the net fair value unrealized gain is reduced substantially. In addition to fixed rate balance sheet positions, the bank has a number of retail products traditionally offered in Switzerland such as variable mortgage loans and customer savings and deposits. These instruments have no maturity or have a contractual repricing maturity of less than one year. Based on the assumptions and the guidance under IAS, they are excluded from the fair value calculations of the table above.

The exclusion of the above traditional banking products from the fair value calculation leads to certain fair value swings. By calculating the fair value differences based on the economic maturity of the non-maturity liabilities, such as savings and deposits, in an environment of raising interest rates, they would generate fair value gains which may offset most of the fair value loss reported for fixed term transactions.

NOTE 35 RETIREMENT BENEFIT PLANS AND OTHER EMPLOYEE BENEFITS

The Group has established various pension plans inside and outside of Switzerland. The major plans are located in Switzerland, the UK, the U.S. and Germany. Independent actuarial valuations are performed for the plans in those locations.

  Swiss Pension Plans until 30 June 1999

The pension funds of the Group are set up as trusts, domiciled in Basel and Zurich. All domestic employees are covered. The pension funds are defined benefit plans. The pension plan benefits exceed the minimum benefits required under the Swiss law.

Contributions are paid for by the Group and the employees. The employee contributions are calculated as a percentage of the insured annual salary and are deducted monthly. The percentages deducted from the salary depend on age and vary between 8% and 12%. The Group contributions are variable and amount from 125% to 250% of the employees contributions depending on the financial situation of the pension fund.

The pension plan formula is based on years of contributions and final covered salary. The benefits covered include retirement benefits, disability, death and survivor pension.

  Swiss Pension Plans starting 1 July 1999

The pension plans of both former banks in Switzerland are in the process of being liquidated and a new foundation with domicile in Zurich was created as of 21 January 1999. The new pension scheme became operational as of 1 July 1999.

As a result of the merger of the plans of the former banks in Switzerland, on 1 July 1999 there was a one-time increase of vested plan benefits for the beneficiaries of such plans. This had the effect of increasing the defined benefit obligation at this date by CHF 3,525 million. In accordance with IAS 19 (revised 1998) this resulted in a one-time charge to income which was offset by the recognition of

--------------------------------------------------------------------------------

                                   UBS GROUP
assets (previously unrecognized due to the paragraph 58(b) limitation of IAS 19 (revised 1998)) used to fund this increase in benefits.

The pension plan covers practically all employees in Switzerland and exceeds the minimum benefits requirements under the Swiss law.

Contributions for the pension plan are paid for by the employees and the Group. The employee contributions are calculated as a percentage of the insured annual salary and are deducted monthly. The percentages deducted from the salary for the full benefit coverage (including risk benefits) depend on age and vary between 7% and 10%. The Group pays a variable contribution that ranges between 150% and 220% of the sum of the employees' contributions.

The pension plan formula is based on years of contributions and final covered salary. The benefits covered include retirement benefits, disability, death and survivor pension.

The Group booked an amount of CHF 456 million in 1999 related to the recognition of "Excess Employer Contributions." These assets were recognized in the fourth quarter as certain legal and regulatory issues related to the Group's ability to utilize these assets for future funding purposes were resolved.

                                                            31.12.1999    31.12.1998    31.12.1997
CHF MILLION                                                 ----------    ----------    ----------
SWISS PENSION PLANS
Defined benefit obligation................................   (17,011)      (14,944)      (14,431)
Plan assets at fair value.................................    18,565        17,885        17,224
                                                             -------       -------       -------
PLAN ASSETS IN EXCESS OF BENEFIT OBLIGATION...............     1,554         2,941         2,793
Unrecognized net actuarial (gains)/losses.................      (724)         (385)         (385)
Unrecognized assets.......................................      (374)       (2,556)       (2,408)
                                                             -------       -------       -------
Prepaid pension cost......................................       456             0             0
                                                             =======       =======       =======
ADDITIONAL DETAILS TO FAIR VALUE OF PLAN ASSETS
Own financial instruments and securities lent to UBS
  included in plan assets.................................     6,785         2,761         2,202
Any assets used by the bank included in plan assets.......       187           176           176
                                                             -------       -------       -------
RETIREMENT BENEFITS EXPENSE
Current service cost......................................       464           535           524
Interest cost.............................................       636           726           705
Expected return on plan assets............................      (883)         (856)         (756)
Adjustment to limit prepaid pension cost..................      (150)          148            22
Amortization of unrecognized prior service costs..........       172             6            (8)
Employee contributions....................................      (180)         (185)         (194)
                                                             -------       -------       -------
ACTUARIALLY DETERMINED NET PERIODIC PENSION COST..........        59           374           293
                                                             =======       =======       =======
Actual return on plan assets..............................      11.9%          6.7%         15.5%
PRINCIPAL ACTUARIAL ASSUMPTIONS USED (%)
Discount rate.............................................       4.0           5.0           5.0
Expected rate of return on assets p.a.....................       5.0           5.0           5.0
Expected rate of salary increase..........................   2.0-3.0       3.5-5.5       3.5-5.5
Rate of pension increase..................................       1.5           2.0           2.0
                                                             =======       =======       =======

--------------------------------------------------------------------------------

                                   UBS GROUP

  Foreign Pension Plans

The foreign locations of UBS operate various pension schemes in accordance with local regulations and practices. Among these schemes are defined contribution plans as well as defined benefit plans. The locations with defined benefit plans of a material nature are in the UK, the U.S. and Germany. These locations, together with Switzerland, cover nearly 90% of the active workforce. Certain of these schemes permit employees to make contributions and earn matching or other contributions from the Group.

The retirement plans provide benefits in the event of retirement, death, disability or employment termination. The plans' retirement benefits depend on age, contributions and level of compensation. The principal plans are financed in full by the Group. The funding policy for these plans is consistent with local government and tax requirements.

The assumptions used in foreign plans take into account local economic conditions.

The amounts shown for foreign plans reflect the net funded positions of the major foreign plans.

  Postretirement Medical and Life Plans

The Group in the U.S. and the UK offers retiree medical benefits that contribute to the health care coverage of the employees and beneficiaries after retirement. In addition to retiree medical, the U.S. also provides retiree life insurance benefits.

The benefit obligation in excess of plan assets for those plans amounts to CHF 113 million as of 31 December 1999 (1998 CHF 93 million, 1997 CHF 100 million) and the total unfunded accrued postretirement liabilities to CHF 83 million (1998 CHF 62 million, 1997 CHF 50 million). The actuarially determined net postretirement cost amounts to CHF 17 million for 1999 (1998 CHF 17 million, 1997 CHF 14 million).

CHF MILLION                                              31.12.1999    31.12.1998    31.12.1997
-----------                                              ----------    ----------    ----------
PENSION PLANS ABROAD
Defined benefit obligation.............................     (2,444)       (2,009)       (1,950)
Plan assets at fair value..............................      2,880         2,173         2,187
                                                         ---------     ---------     ---------
PLAN ASSETS IN EXCESS OF BENEFIT OBLIGATION............        436           164           237
Unrecognized net actuarial (gains)/losses..............       (474)          (63)         (160)
Unrecognized transition amount.........................          1             2           (17)
Unrecognized past service cost.........................          2             0             0
Unrecognized assets....................................        (28)          (60)          (24)
                                                         ---------     ---------     ---------
(Unfunded accrued)/Prepaid pension cost................        (63)           43            36
                                                         =========     =========     =========
MOVEMENT OF NET (LIABILITY)/ASSET
Prepaid pension cost/(benefit) at the beginning of the
  year.................................................         43            36           (12)
Net periodic pension cost..............................       (123)          (33)            9
Employer contributions.................................         22            43            39
Currency adjustment                                             (5)           (3)
                                                         ---------     ---------     ---------
(Unfunded accrued)/Prepaid pension cost at the end of
  the year.............................................        (63)           43            36
                                                         =========     =========     =========

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                                   UBS GROUP

CHF MILLION                                              31.12.1999    31.12.1998    31.12.1997
-----------                                              ----------    ----------    ----------
RETIREMENT BENEFITS EXPENSE
Current service cost...................................        118           116           114
Interest cost..........................................        123           140           115
Expected return on plan assets.........................       (195)         (191)         (147)
Amortization of net transition (assets)/liability......          0             2           (85)
Adjustment to limit prepaid pension cost...............         21             2             0
Immediate recognition of transition assets under IAS
  8....................................................          0           (23)            0
Amortization of unrecognized prior service costs.......         77             7             0
Amortization of unrecognized net (gain)/losses.........         (6)           (3)            0
Effect of any curtailment or settlement................          0            (8)            0
Employee contributions.................................        (15)           (9)           (6)
                                                         ---------     ---------     ---------
ACTUARIALLY DETERMINED NET PERIODIC PENSION COST.......        123            33            (9)
                                                         =========     =========     =========
Actual return on plan assets...........................       15.3%          5.2%         21.4%
PRINCIPAL ACTUARIAL ASSUMPTIONS USED (%)
Discount rate..........................................  5.75-7.50     6.50-7.50     6.50-7.50
Expected rates of return on assets p.a.................  8.00-8.50     8.50-8.75     8.50-8.75
Expected rate of salary increase.......................  3.50-5.60     3.50-9.00     3.50-9.00
Rate of pension increase...............................  0.00-2.50     0.00-3.75     0.00-3.75
                                                         =========     =========     =========

NOTE 36 EQUITY PARTICIPATION PLANS

UBS AG has established various equity participation plans in the form of stock plans and stock option plans to further align the long-term interests of managers, staff and shareholders.

Key personnel are awarded a portion of their performance-related compensation in UBS AG shares or options, which are restricted for a specified number of years. Long-term stock options are granted to key employees under another plan. A number of awards under these plans are made in notional shares or options, which generally are settled in cash and are treated as liabilities. Participation in both plans is mandatory. Long-term stock options are blocked for three or five years, during which they cannot be exercised. For the 1997 options and certain of the 1998 options, one half of each award is subject to an acceleration clause after which certain forfeiture provisions lapse. One option gives the right to purchase one registered UBS AG share at the option's strike price. Neither the fair value nor the intrinsic value of the options granted is recognized as an expense in the financial statements.

Other employees have the choice to invest part of their annual bonus in UBS AG shares or in options or derivatives on UBS AG shares, which may be exercised or settled in cash. A number of awards under these plans are made in notional shares or instruments, which generally are settled in cash. A holding period, generally three years, applies during which the instruments cannot be sold or exercised. In addition, participants in the plan receive a restricted matching contribution of additional UBS AG shares or derivatives. Shares awarded under the plan are purchased or hedged in the market. Under another plan, employees in Switzerland are entitled to purchase a specified number of UBS AG shares at a predetermined discounted price each year (the discount is recorded as compensation expense). The number of shares that can be purchased depends primarily on years of service and rank. Any such shares purchased must be held for a specified period of time. Information on shares available for issuance under these plans is included in the Group Statement of Changes in Equity.

--------------------------------------------------------------------------------

                                   UBS GROUP

The Group's policy is to recognize expense as of the date of grant for equity participation instruments (stock, warrants, options and other derivatives for which the underlying is the Group's own shares). The amount of expense recognized is equal to the intrinsic value of the instrument at such date.

  Options in UBS AG Shares

                                       WEIGHTED-                       WEIGHTED-                       WEIGHTED-
                       NUMBER OF    AVERAGE EXERCISE   NUMBER OF    AVERAGE EXERCISE   NUMBER OF    AVERAGE EXERCISE
                        OPTIONS      PRICE (IN CHF)     OPTIONS      PRICE (IN CHF)     OPTIONS      PRICE (IN CHF)
                       31.12.1999      31.12.1999      31.12.1998      31.12.1998      31.12.1997      31.12.1997
                       ----------   ----------------   ----------   ----------------   ----------   ----------------
Outstanding, at the
  beginning of the
  year...............   7,202,786         177          1,899,924          186                  0           --
Granted during the
  year...............   3,439,142         237          5,811,778          182          1,899,924          186
Exercised during the
  year...............     (71,766)        179            (22,970)         178                  0           --
Forfeited during the
  year...............    (431,700)        190           (485,946)         268                  0           --
                       ----------         ---          ---------          ---          ---------          ---
Outstanding, at the
  end of the year....  10,138,462         197          7,202,786          177          1,899,924          186
                       ----------         ---          ---------          ---          ---------          ---
Exercisable, at the
  end of the year....     650,640         186                  0            0                  0           --
                       ==========         ===          =========          ===          =========          ===

Of the total options outstanding at 31 December 1999: 9,974,770 options (650,640 of which were exercisable) had exercise prices ranging from CHF 170 to CHF 237, or CHF 196 on average, and had a weighted-average remaining contractual life of
4.58 years; and 163,692 options (none of which were exercisable) had exercise prices ranging from CHF 255 to CHF 270, or CHF 261 on average, and had a weighted-average remaining contractual life of 4.45 years.

NOTE 37 RELATED PARTIES

Related parties include the Board of Directors, the Group Executive Board, the Group Managing Board, close family members and enterprises which are controlled by these individuals.

Total remuneration of related parties recognized in the income statement during the year amounted to CHF 193.1 million and CHF 102.8 million for the year ended 1998. The number of long-term stock options outstanding from equity plans was 274,616 at 31 December 1999 and 255,000 at 31 December 1998. This scheme is further explained in Note 36.

Total amount of shares and warrants held by members of the Board of Directors, Group Executive Board and Group Managing Board were 2,456,092 and 22,849,028 as of 31 December 1999 and 4,635,804 and 6,178,748 as of 31 December 1998.

Total loans and advances receivable (mortgages only) from related parties were as follows:

CHF MILLION                                                   31.12.1999
-----------                                                   -----------
Mortgages at the beginning of the year......................      27
Additions...................................................       6
Reductions..................................................      (5)
                                                                  --
MORTGAGES AT THE END OF THE YEAR............................      28
                                                                  ==

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                                   UBS GROUP

Members of the Board of Directors, Group Executive Board and Group Managing Board are granted mortgages at the same terms and conditions as other employees. Terms and conditions are based on third party conditions excluding credit margin.

Loans and advances to significant associated companies were as follows:

CHF MILLION                                                   31.12.1999
-----------                                                   -----------
Loans and advances at the beginning of the year.............      165
Additions...................................................       42
Reductions..................................................     (145)
                                                                 ----
LOANS AND ADVANCES AT THE END OF THE YEAR...................       62
                                                                 ====

Note 39 provides a list of significant associates.

NOTE 38 POST BALANCE SHEET EVENTS

There have been no material post-balance sheet events which would require disclosure or adjustment to the December 1999 financial statements except as follows: at the annual general meeting of shareholders held on 18 April 2000, a two-for-one stock split was approved to be effective 8 May 2000. Accordingly, the share, per share, stock options and exercise price information have been adjusted to retroactively reflect the stock split.

NOTE 39 SIGNIFICANT SUBSIDIARIES AND ASSOCIATES

    Significant Subsidiaries

                                                                                      EQUITY
                                                                       SHARE         INTEREST
                                         REGISTERED                   CAPITAL       ACCUMULATED
COMPANY                                    OFFICE       DIVISION    IN MILLIONS        IN %
-------                                 ------------    --------    ------------    -----------
Armand von Ernst & Cie AG               Bern               PB(1)         CHF 5.0        100.0
Aventic AG                              Zurich            PCC(2)        CHF 30.0        100.0
Bank Ehinger & Cie AG                   Basel              PB            CHF 6.0        100.0
BDL Banco di Lugano                     Lugano             PB           CHF 50.0        100.0
Brinson Partners Inc.                   Chicago            AM(3)          USD --        100.0
Brunswick Warburg Limited               Georgetown         WA(4)        USD 50.0         50.0
Cantrade Privatbank AG                  Zurich             PB           CHF 10.0        100.0
Cantrade Private Bank Switzerland (CI)
  Ltd                                   St Helier          PB            GBP 0.7        100.0
Credit Industriel SA                    Zurich            CAP(5)        CHF 10.0        100.0
EIBA "Eidgenossische Bank"              Zurich            CAP           CHF 14.0        100.0
Factors AG                              Zurich            PCC            CHF 5.0        100.0
Ferrier Lullin & Cie SA                 Geneva             PB           CHF 30.0        100.0
Global Asset Management Ltd             Hamilton           AM            USD 2.0        100.0
HYPOSWISS, Schweizerische Hypotheken-
  und Handelsbank                       Zurich             PB           CHF 26.0        100.0
IL Immobilien-Leasing AG                Opfikon           PCC            CHF 5.0        100.0

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                                      EQUITY
                                                                       SHARE         INTEREST
                                         REGISTERED                   CAPITAL       ACCUMULATED
COMPANY                                    OFFICE       DIVISION    IN MILLIONS        IN %
-------                                 ------------    --------    ------------    -----------
Indelec Holding AG                      Basel             CAP           CHF 10.0        100.0
Intrag                                  Zurich             PB           CHF 10.0        100.0
Klinik Hirslanden AG                    Zurich             CC(6)        CHF 22.5         91.2
NYRE Holding Corp                       Wilmington         WA          USD 102.9(7)     100.0
Phillips & Drew Fund Management
  Limited                               London             AM             GBP --        100.0
Phillips & Drew Limited                 London             AM            GBP 8.0        100.0
PT Warburg Dillon Read Indonesia        Jakarta            WA        IDR 11000.0         85.0
SBC Equity Partners AG                  Opfikon           CAP           CHF 71.7        100.0
Schroder Munchmeyer Hengst AG           Hamburg            PB          DEM 100.0        100.0
SG Warburg & Co International BV        Amsterdam          WA          GBP 148.0(7)     100.0
SG Warburg Securities SA                Geneva             WA           CHF 14.5        100.0
Solothurner Bank SoBa                   Solothurn         PCC           CHF 50.0        100.0
Systor AG                               Zurich            PCC            CHF 5.0        100.0
Thesaurus Continentale Effekten-
  Gesellschaft Zurich                   Zurich            CAP           CHF 30.0        100.0
UBS Investment Management Pte Ltd       Singapore          WA            SGD 0.5         90.0
UBS (Bahamas) Ltd                       Nassau             PB            USD 4.0        100.0
UBS (Cayman Islands) Ltd                Georgetown         PB            USD 5.6        100.0
UBS (France) SA                         Paris              WA           EUR 10.0        100.0
UBS (Italia) SpA                        Milan              PB        ITL 43000.0        100.0
UBS (Luxembourg) SA                     Luxembourg         PB          CHF 150.0        100.0
UBS (Monaco) SA                         Monte Carlo        PB            EUR 9.2        100.0
UBS (Panama) SA                         Panama             PB            USD 6.0        100.0
UBS (Sydney) Limited                    Sydney             WA           AUD 12.7        100.0
UBS (Trust and Banking) Ltd             Tokyo              PB        JPY 10500.0        100.0
UBS (USA), Inc.                         Delaware           WA          USD 763.3(7)     100.0
UBS Australia Holdings Ltd              Sydney             WA           AUD 11.7        100.0
UBS Australia Ltd                       Sydney             WA           AUD 15.0        100.0
UBS Bank (Canada)                       Toronto            PB           CAD 90.4(7)     100.0
UBS Beteiligungs-GmbH & Co KG           Frankfurt          WA          EUR 398.8        100.0
UBS Brinson Asset Management Co. Ltd    Tokyo              AM          JPY 800.0        100.0
UBS Brinson Inc.                        New York           AM           USD 72.7(7)     100.0
UBS Brinson Investment GmbH             Frankfurt          AM           DEM 10.0        100.0
UBS Brinson Limited                     London             AM            GBP 8.8        100.0
UBS Brinson Ltd                         Sydney             AM            AUD 8.0        100.0
UBS Brinson Pte Ltd                     Singapore          AM            SGD 4.0        100.0

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                                   UBS GROUP

                                                                                      EQUITY
                                                                       SHARE         INTEREST
                                         REGISTERED                   CAPITAL       ACCUMULATED
COMPANY                                    OFFICE       DIVISION    IN MILLIONS        IN %
-------                                 ------------    --------    ------------    -----------
UBS Brinson SA                          Paris              AM            EUR 0.8        100.0
UBS Capital AG                          Zurich            CAP            CHF 0.5        100.0
UBS Capital Asia Pacific Ltd            Georgetown        CAP            USD 5.0        100.0
UBS Capital BV                          The Hague         CAP          EUR 104.1(7)     100.0
UBS Capital GmbH                        Frankfurt         CAP             EUR --        100.0
UBS Capital II LLC                      Delaware          CAP            USD 2.7        100.0
UBS Capital LLC                         New York          CAP           USD 18.6(7)     100.0
UBS Capital Partners Ltd                London            CAP            GBP 6.7        100.0
UBS Capital S.p.A                       Milan             CAP        ITL 50000.0        100.0
UBS Card Center AG                      Glattbrugg        PCC           CHF 40.0        100.0
UBS Espana SA                           Madrid             PB           EUR 35.3        100.0
UBS Finance (Cayman Islands) Limited    Georgetown         CC            USD 0.5        100.0
UBS Finance (Curacao) NV                Curacao            CC            USD 0.1        100.0
UBS Finance (Delaware) LLC              Wilmington         WA           USD 37.3(7)     100.0
UBS Finanzholding AG                    Zurich             CC           CHF 10.0        100.0
UBS Fund Holding (Luxembourg) SA        Luxembourg         PB           CHF 42.0        100.0
UBS Fund Holding (Switzerland) AG       Basel              PB           CHF 18.0        100.0
UBS Fund Management (Japan) Co. Ltd     Tokyo              PB         JPY 1000.0        100.0
UBS Fund Management (Switzerland) AG    Basel              PB            CHF 1.0        100.0
UBS Fund Services (Luxembourg) S.A.     Luxembourg         PB            CHF 2.5        100.0
UBS Futures & Options Limited           London             WA            GBP 2.0        100.0
UBS Immoleasing AG                      Zurich            PCC            CHF 3.0        100.0
UBS Inc.                                New York           WA          USD 308.7(7)     100.0
UBS International Holdings BV           Amsterdam          CC            CHF 5.5        100.0
UBS Invest Kapitalanlagegesellschaft
  mbH                                   Frankfurt          PB            DEM 5.0         64.0
UBS Lease Finance LLC                   New York           WA           USD 16.7        100.0
UBS Leasing AG                          Brugg             PCC           CHF 10.0        100.0
UBS Limited                             London             WA           GBP 10.0        100.0
UBS Overseas Holding BV                 Amsterdam         CAP           EUR 18.1(7)     100.0
UBS Securities (Hong Kong) Ltd          Hong Kong          WA           HKD 20.0        100.0
UBS Securities Limited                  London             WA           GBP 10.0        100.0
UBS International Limited               London             WA           GBP 10.0        100.0
UBS Services (Japan) Ltd                London             WA       JPY 41,358.5        100.0
UBS Services Limited                    London             WA             GBP --        100.0
UBS Trust (Canada)                      Toronto            PB           CAD 10.0        100.0
UBS UK Holding Ltd                      London             WA            GBP 5.0        100.0

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                                      EQUITY
                                                                       SHARE         INTEREST
                                         REGISTERED                   CAPITAL       ACCUMULATED
COMPANY                                    OFFICE       DIVISION    IN MILLIONS        IN %
-------                                 ------------    --------    ------------    -----------
UBS UK Limited                          London             WA          GBP 609.0        100.0
Warburg Dillon Read (Asia) Ltd          Hong Kong          WA           HKD 20.0        100.0
Warburg Dillon Read (Australia)
  Corporation Pty Limited               Sydney             WA           AUD 50.4(7)     100.0
Warburg Dillon Read (Espana) SA         Madrid             WA            EUR 1.2        100.0
Warburg Dillon Read (France) SA         Paris              WA           EUR 22.9        100.0
Warburg Dillon Read (Hong Kong) Ltd     Hong Kong          WA           HKD 30.0        100.0
Warburg Dillon Read (Italia) S.I.M.
  SpA                                   Milan              WA            EUR 1.8        100.0
Warburg Dillon Read (Japan) Ltd         Georgetown         WA        JPY 30000.0         50.0
Warburg Dillon Read (Malaysia) Sdn.
  Bhd                                   Kuala Lumpur       WA            MYR 0.5        100.0
Warburg Dillon Read (Nederland) BV      Amsterdam          WA           EUR 10.9        100.0
Warburg Dillon Read AG                  Frankfurt          WA          EUR 155.7        100.0
Warburg Dillon Read Australia Ltd       Sydney             WA          AUD 571.5(7)     100.0
Warburg Dillon Read Derivatives Ltd     Hong Kong          WA           HKD 20.0        100.0
Warburg Dillon Read Futures Inc.        Chicago            WA           USD 14.3(7)     100.0
Warburg Dillon Read International
  Limited                               London             WA           GBP 18.0        100.0
Warburg Dillon Read LLC                 New York           WA          USD 535.0(7)     100.0
Warburg Dillon Read Pte. Ltd            Singapore          WA            SGD 3.0        100.0
Warburg Dillon Read Securities
  (Espana) SVB SA                       Madrid             WA           EUR 13.4        100.0
Warburg Dillon Read Securities (India)
  Private Ltd                           Mumbai             WA            INR 0.4         75.0
Warburg Dillon Read Securities
  (Philippines) Inc                     Makati             WA          PHP 120.0        100.0
Warburg Dillon Read Securities (South
  Africa) (Pty) Ltd                     Sandton            WA           ZAR 22.0        100.0
Warburg Dillon Read Securities Co. Ltd  Bangkok            WA          THB 400.0        100.0
Warburg Dillon Read Securities Ltd      London             WA          GBP 140.0        100.0

---------------
(1) PB: UBS Private Banking.

(2) PCC: UBS Private and Corporate Clients.

(3) AM: UBS Asset Management.

(4) WA: UBS Warburg.

(5) CAP: UBS Capital.

(6) CC: Corporate Center.

(7) Share Capital + share premium.

--------------------------------------------------------------------------------

                                   UBS GROUP

SIGNIFICANT ASSOCIATES

                                                               EQUITY     SHARE CAPITAL
COMPANY                                                       INTEREST     IN MILLIONS
-------                                                       --------    -------------
Giubergia Warburg SIM SpA, Milan............................    50.0%     ITL 29,000
Motor Columbus AG, Baden....................................    35.6%     CHF 253
National Versicherung AG, Basel.............................    28.4%     CHF 35
Telekurs Holding AG, Zurich.................................    33.3%     CHF 45
Swiss Financial Services Group AG, Zurich...................    30.7%     CHF 26

None of the above investments carry voting rights that are significantly different from the proportion of shares held.

  Consolidated Companies: Changes in 1999

     New companies


          Global Asset Management Ltd., Hamilton
          Klinik Hirslanden AG, Zurich
          UBS Brinson Realty Investors LLC, Hartford
          (formerly Allegis Realty Investors LLC)
          UBS Capital AG, Zurich
          UBS Espana SA. Madrid
          UBS (France) SA, Paris
          UBS Trustees (Channel Island) Ltd., Jersey
          (formerly Bankamerica Trust Company)

     Deconsolidated companies

NAME                                                     REASON FOR DECONSOLIDATION
----                                                     --------------------------
UBS (East Asia) Ltd., Singapore                                 Deregistered
UBS Securities (Singapore) Pte Ltd., Singapore                  Deregistered

NOTE 40 SIGNIFICANT FOREIGN CURRENCY TRANSLATION RATES

The following table shows the significant rates used to translate the financial statements of foreign entities into Swiss francs.

                                      SPOT RATE                                AVERAGE RATE
                        --------------------------------------    --------------------------------------
                        31.12.1999    31.12.1998    31.12.1997    31.12.1999    31.12.1998    31.12.1997
                        ----------    ----------    ----------    ----------    ----------    ----------
1 EUR.................     1.61            --            --          1.60            --            --
1 GBP.................     2.58          2.29          2.41          2.43          2.41          2.37
1 USD.................     1.59          1.38          1.46          1.50          1.45          1.45
100 DEM...............    82.07         82.19         81.24         81.88         82.38         83.89
100 JPY...............     1.56          1.22          1.12          1.33          1.11          1.19

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 41 SWISS BANKING LAW REQUIREMENT

The significant differences between International Accounting Standards (IAS), which are the principles followed by the Group, and the accounting for banks under Swiss laws and regulations, are as follows:

  Securities borrowing and lending

Under IAS, only the cash collateral delivered or received is recognized in the balance sheet. There is no recognition or derecognition for the securities received or delivered. The Swiss requirement is to recognize the securities received or delivered in the balance sheet along with any collateral in respect of those securities for which control is transferred.

  Treasury shares

Treasury shares is the term used to describe the holding by an enterprise of its own equity instruments. In accordance with IAS, treasury shares are presented in the balance sheet as a deduction from equity. No gain or loss is recognized in the income statement on the sale, issuance, or cancellation of those shares. Consideration received is presented in the financial statement as a change in equity.

Under Swiss requirements, treasury shares and derivatives on treasury shares would be carried in the balance sheet as financial investments with gains and losses on the sale, issuance, or cancellation of treasury shares reflected in the income statement.

  Extraordinary income and expense

Under IAS, most items of income and expense arise in the course of ordinary business, and extraordinary items are expected to be rare. Under the Swiss requirements, income and expense not directly related with the core business activities of the enterprise (e.g., sale of fixed assets or bank premises) are recorded as extraordinary income or expense.

CHF MILLION                                         31.12.1999    31.12.1998
-----------                                         ----------    ----------
DIFFERENCES IN THE BALANCE SHEET
Securities borrowing and lending
  Assets
     Trading portfolio assets/Money market
       paper......................................    47,401        97,907
     Due from banks/customers.....................   273,093        40,915
  Liabilities
     Due to banks/customers.......................   375,080       185,855
     Trading portfolio liabilities................   (54,586)      (47,033)
Treasury shares
  Assets..........................................
     Trading portfolio assets.....................     4,561         3,409
     Positive replacement values..................       334           192
     Financial investments........................     3,136         1,482

--------------------------------------------------------------------------------

                                   UBS GROUP

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
DIFFERENCES IN THE INCOME STATEMENT
Treasury shares...........................................       (36)          427          129
RECLASSIFICATION OF EXTRAORDINARY INCOME AND EXPENSE
Other income, including income from associates............    (1,726)       (1,350)        (162)
General and administrative expenses.......................      (519)       (1,235)        (114)
DIFFERENCES IN THE SHAREHOLDERS' EQUITY
Treasury shares...........................................     7,543         5,025        1,982

NOTE 42 DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

42.1 VALUATION AND INCOME RECOGNITION DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements of the Group have been prepared in accordance with IAS. The principles of IAS differ in certain respects from United States Generally Accepted Accounting Principles ("U.S. GAAP").

The following is a summary of the significant accounting and valuation differences between IAS and U.S. GAAP.

  a. Purchase accounting

Under IAS, the Group accounted for the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation under the pooling of interests method. The balance sheets and income statements of the banks were combined and no adjustments to the carrying values of the assets and liabilities were made.

Under U.S. GAAP, the business combination creating UBS AG is being accounted for under the purchase method with Union Bank of Switzerland being considered the accounting acquirer. Under the purchase method, the cost of acquisition is measured at fair value and the acquirer's interests in identifiable tangible assets and liabilities of the acquiree are restated to fair values at the date of acquisition. Any excess consideration paid over the fair value of net tangible assets acquired is allocated, first to identifiable intangible assets based on their fair values, if determinable, with the remainder allocated to goodwill.

     Goodwill

Under U.S. GAAP, goodwill and other intangible assets acquired are capitalized and amortized over the expected periods to be benefited with adjustments, if any, for impairment.

For purposes of the U.S. GAAP reconciliation, the excess of the consideration paid for Swiss Bank Corporation over the fair value of the net tangible assets received has been recorded as goodwill and is being amortized on a straight line basis over a weighted average life of 13 years beginning 29 June 1998.

In 1999, goodwill was reduced by CHF 118 million due to the recognition of deferred tax assets of Swiss Bank Corporation which had previously been subject to valuation reserves..

--------------------------------------------------------------------------------

                                   UBS GROUP

     Other purchase accounting adjustments

Under U.S. GAAP, the results of operations of Swiss Bank Corporation would have been included in the Group's consolidated financial statements beginning 29 June 1998. For purposes of the U.S. GAAP reconciliation, Swiss Bank Corporation's Net profit for the six-month period ended 29 June 1998 has been excluded from the Group's Net profit. For purposes of the U.S. GAAP reconciliation, the restatement of Swiss Bank Corporation's net assets to fair value resulted in decreasing net tangible assets by CHF 1,077 million. This amount will be amortized over a period ranging from 2 years to 20 years depending upon the nature of the restatement.

  b. Harmonization of accounting policies

The business combination noted above was accounted for under the pooling of interests method under IAS. Under the pooling of interests method of accounting, a single uniform set of accounting policies was adopted and applied to all periods presented. This resulted in a restatement of 1997 Shareholders' equity and Net loss.

U.S. GAAP requires that accounting changes be accounted for in the income statement in the period the change is made. For purposes of the U.S. GAAP reconciliation the accounting policy harmonization recorded in 1997 was reversed because the business contribution noted above is being accounted for under the purchase method and the impact of the accounting changes was recorded in 1998.

The income statement effects of this conforming adjustment was as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Depreciation policies.......................................     (20)          (338)
Credit risk adjustments on derivatives......................       0           (193)
Policies for other real estate owned........................       0           (140)
Retirement benefit and equity participation plans...........       0            (47)
Settlement-risk adjustments on derivatives..................       0            (33)
                                                                 ---           ----
Total.......................................................     (20)          (751)
                                                                 ===           ====

  c. Restructuring provision

Under IAS, restructuring provisions are recognized when a legal or constructive obligation has been incurred. In 1997, the Group recognized a CHF 7,000 million restructuring provision to cover personnel, information technology ("IT"), premises and other costs associated with combining and restructuring the merged Group. An additional CHF 300 million provision was recognized in the fourth quarter of 1999, reflecting the impact of increased precision in the estimation of certain leased and owned property costs.

Under U.S. GAAP, restructuring provisions for business combinations are not recognized prior to the consummation date of the business combination. Also, the criteria for establishing liabilities of this nature are more stringent than under IAS. Established restructuring provisions are required to be periodically reviewed for appropriateness and revised if necessary.

For purposes of the U.S. GAAP reconciliation, the aggregate CHF 7,300 million restructuring provision was reversed. As a result of the business combination with Swiss Bank Corporation, and the decision to combine and streamline certain activities of the banks for the purpose of reducing costs and improving efficiencies, Union Bank of Switzerland recognized a restructuring provision of CHF 1,575 million during 1998 for purposes of the U.S. GAAP reconciliation. CHF 759 million of this provision related to estimated costs for restructuring the operations and activities of Swiss Bank Corporation and

--------------------------------------------------------------------------------

                                   UBS GROUP
such amount was recorded as a liability of the acquired business. The remaining CHF 816 million of estimated costs were charged to restructuring expense during 1998. A CHF 600 million adjustment to the restructuring provision was recognized in 1999 for purposes of the U.S. GAAP reconciliation. The reserve is expected to be substantially exhausted by the end of 2001.

The restructuring provision initially included CHF 756 million for employee termination benefits, CHF 332 million for the closure and write downs of owned and leased premises, and CHF 487 million for professional fees, IT costs, miscellaneous transfer taxes and statutory fees.

The usage of the U.S. GAAP restructuring provision was as follows:

                                    1998       1998      BALANCE      1999       1999        BALANCE
                                  PROVISION    USAGE    31.12.1998    USAGE    PROVISION    31.12.1999
CHF MILLION                       ---------    -----    ----------    -----    ---------    ----------
Personnel.......................     756       (374)        382       (254)       553           681
Premises........................     332        (27)        305       (244)       179           240
IT..............................      93        (68)         25         (5)         7            27
Other...........................     394        (81)        313        (45)      (139)          129
                                    ----       ----       -----       ----       ----         -----
Total...........................   1,575       (550)      1,025       (548)       600         1,077
                                    ====       ====       =====       ====       ====         =====

Additionally, for purposes of the U.S. GAAP reconciliation, CHF 150 million and CHF 273 million of restructuring costs were expensed as incurred in 1999 and 1998, respectively.

  d. Derivatives instruments held or issued for non-trading purposes

Under IAS, the Group recognizes transactions in derivative instruments hedging non-trading positions in the income statement using the accrual or deferral method, which is generally the same accounting as the underlying item being hedged.

U.S. GAAP requires that derivatives be reported at fair value with changes in fair value recorded in income unless specified criteria are met to obtain hedge accounting treatment (accrual or deferral method).

The Group is not required to comply with all of the criteria necessary to obtain hedge accounting treatment under U.S. GAAP. Accordingly, for purposes of the U.S. GAAP reconciliation, derivative instruments held or issued for non-trading purposes that did not meet U.S. GAAP hedging criteria have been carried at fair value with changes in fair value recognized as adjustments to net trading income.

  e. Own shares and derivatives on own shares -- trading

As of 1 January 2000, upon adoption of SIC 16 "Share Capital -- Reacquired Own Equity Instruments (Treasury Shares)" for IAS, all own shares are treated as treasury shares and reduce total shareholders' equity. This applies also to the number of shares outstanding. Derivatives on own shares are classified as assets, liabilities or in shareholders' equity depending upon the manner of settlement. As a result of this adoption, there is no difference between IAS and U.S. GAAP. For 1999 and 1998, figures have been retroactively restated (see Note 1(t)).

  f. Financial investments

Under IAS, financial investments are classified as either current investments or long-term investments. The Group considers current financial investments to be held for sale and carried at lower of cost or market value. The Group accounts for long-term financial investments at cost, less any permanent impairments.

--------------------------------------------------------------------------------

                                   UBS GROUP

Under U.S. GAAP, investments are classified as either held to maturity (essentially debt securities) which are carried at amortized cost or available for sale (debt and marketable equity securities), which are carried at fair value with changes in fair value recorded as a separate component of shareholders' equity. Realized gains and losses are recognized in net profit in the period sold.

For purposes of the U.S. GAAP reconciliation, amounts reflected in Other income for the changes in market values of held for sale investments are reclassified as a component of Shareholders' equity. Held to maturity investments that do not meet U.S. GAAP criteria are reclassified to the available for sale category. Unrealized gains or unrealized losses relating to these investments are recorded as a component of Shareholders' equity.

  g. Retirement benefit plans

Under IAS, the Group has recorded pension expense based on a specific method of actuarial valuation of projected plan liabilities for accrued service including future expected salary increases and expected return on plan assets. Plan assets are held in a separate trust to satisfy plan liabilities. Plan assets are recorded at fair value. The recognition of a prepaid asset on the books of the Group is subject to certain limitations. These limitations generally cause amounts recognized as expense to equal amounts funded in the same period. Any amount not recognized as a prepaid asset and the corresponding impact on pension expense has been disclosed in the financial statements.

Under U.S. GAAP, pension expense, generally, is based on the same method of valuation of liabilities and assets as under IAS. Differences in the levels of expense and liabilities (or prepaid assets) exist due to the different transition date rules and the stricter provisions as well as industry practice under IAS for recognition of a prepaid asset.

As a result of the merger of the benefit plans of Union Bank of Switzerland and Swiss Bank Corporation, there was a one time increase of the vested plan benefits for the beneficiaries of such plans. This had the effect of increasing the defined benefit obligation at this date by CHF 3,020 million. Under IAS this resulted in a one time charge to income which was offset by the recognition of assets (previously unrecognized due to certain limitations under IAS).

Under U.S. GAAP, in a business combination that is accounted for under the purchase method, the assignment of the purchase price to individual assets acquired and liabilities assumed must include a liability for the projected plan liabilities in excess of plan assets or an asset for plan assets in excess of the projected plan liabilities, thereby recognizing any previously existing unrecognized net gains or losses, unrecognized prior service cost, or unrecognized net liabilities or assets.

For purposes of the U.S. GAAP reconciliation, the Group recorded a prepaid asset for the Union Bank of Switzerland plans as of 1 January 1998. Swiss Bank Corporation recorded a purchase price adjustment to recognize its prepaid asset at 29 June 1998. The recognition of these assets impacts the pension expense recorded under U.S. GAAP versus IAS. The pension expense for the year ended 31 December 1999 is also impacted by the different treatment of the merger of the plans under IAS versus U.S. GAAP. The assets recognized under IAS (which had been previously unrecognized due to certain limitations under IAS) were already recognized under U.S. GAAP due to the absence of such limitations under U.S. GAAP.

  h. Other employee benefits

Under IAS, the Group has recorded expenses and liabilities for post-retirement benefits determined under a methodology similar to that described above under retirement benefit plans.

--------------------------------------------------------------------------------

                                   UBS GROUP

Under U.S. GAAP, expenses and liabilities for post-retirement benefits would be determined under a similar methodology as under IAS. Differences in the levels of expenses and liabilities have occurred due to different transition date rules and the treatment of the merger of Union Bank of Switzerland and Swiss Bank Corporation under the purchase method.

  i. Equity participation plans

IAS does not specifically address the recognition and measurement requirements for equity participation plans.

U.S. GAAP permits the recognition of compensation cost on the grant date for the estimated fair value of equity instruments issued (Statement of Financial Accounting Standard ("SFAS") No. 123) or based on the intrinsic value of equity instruments issued (APB No. 25), with the disclosure of the pro forma effects of equity participation plans on net profit and earnings per share, as if the fair value had been recorded on the grant date. The Group recognized only intrinsic values at the grant date with subsequent changes in value not recognized.

For purposes of the U.S. GAAP reconciliation, certain of the Group's option awards have been determined to be variable, primarily because they may be settled in cash or the Group has offered to hedge their value. Additional compensation expense from these options awards for the years ended 31 December 1999 and 31 December 1998 is CHF 41 million and CHF 1 million, respectively. In addition, certain of the Group's equity participation plans provide for deferral of the awards, and the instruments are held in trusts for the participants. Certain of these trusts are recorded on the Group's balance sheet for U.S. GAAP presentation. The effect of recording these asset and liabilities is a debit to expense of CHF 8 million and CHF nil for the years ended 31 December 1999 and 31 December 1998, respectively.

  j. Software capitalization

Costs associated with the acquisition or development of internal use software are recorded as Operating expenses as incurred by the Group.

Under U.S. GAAP, effective 1 January 1999, certain costs associated with the acquisition or development of internal use software are required to be capitalized. Once the software is ready for its intended use, the costs capitalized are amortized to the Income statement over estimated lives.

For purposes of the U.S. GAAP reconciliation, costs associated with the acquisition or development of internal use software that meet U.S. GAAP software capitalization criteria have been reversed from Operating expenses and amortized over a period of 2 years.

  k. Credit loss expense

The allowance for credit losses provides for risks of losses inherent in the credit extension process. Counterparties are individually rated and continuously reviewed and analyzed. The allowance is adjusted for impairments identified on a loan-by-loan basis. If there are indications that there are significant probable losses in the portfolio that have not specifically been identified allowances would also be provided for on a portfolio basis. As described in Note 1(j), "Loans and allowance for credit losses," the allowance for credit losses has three components: counterparty-specific, country-specific, and specific reserve pools.

Specific reserve pools were established in 1996 to absorb losses not specifically identified at that time but which experience indicated were present in the portfolio. These pools have been applied to specific loans based on the analysis of individual credit exposures. The utilization of the unallocated specific

--------------------------------------------------------------------------------

                                   UBS GROUP
reserve pools was periodically reviewed by the Group. At 31 December 1999 there were no specific reserve pools and none were required.

Under U.S. GAAP, the allowance for loan losses also is an accounting estimate of credit losses inherent in a company's loan portfolio that have been incurred as of the balance-sheet date. The practice of using a procedural discipline in determining all components of the allowance for loan losses to be reported is followed under U.S. GAAP. The Group's evaluation of the specific reserve pools at 30 September 1999 did not follow a procedural discipline and therefore is not in full compliance with U.S. GAAP. An adjustment to the U.S. GAAP reconciliation was made at 30 September 1999 but not required at 31 December 1999.

  l. Recently issued US accounting standards

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the US Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which, as amended, is required to be adopted for financial statements as of 1 January 2001. The standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. While the specific impact on earnings and financial position of SFAS No. 133 has not been determined, the activities that will be most affected by the new Standard have been identified. Specifically, UBS Warburg and Corporate Center use derivatives to hedge loans, deposits, and issuance of debt, primarily to hedge interest rate risk. The Group's lending activities use credit derivatives to hedge credit risk, and to a lesser extent, use other derivatives to hedge interest rate risk. Management is currently evaluating the impact of SFAS No. 133 on the Group's hedging strategies. The actual assessment of the impact on the Group's earnings and financial position will be based on the 1 January 2001 positions in accordance with the Standard.

--------------------------------------------------------------------------------

                                   UBS GROUP

42.2 RECONCILIATION OF IAS SHAREHOLDERS' EQUITY AND NET PROFIT/(LOSS) TO U.S.
GAAP

                                                    SHAREHOLDERS' EQUITY        NET PROFIT/(LOSS)}
                                                   -----------------------   ------------------------
                                                   31.12.1999   31.12.1998   31.12.1999    31.12.1998
                   CHF MILLION                     ----------   ----------   ----------    ----------
AMOUNTS DETERMINED IN ACCORDANCE WITH IAS:.......    30,608       28,794        6,153         2,972
Adjustments in respect of:
  a.  SBC purchase accounting:
      Goodwill...................................    19,765       21,612       (1,729)         (864)
      Other purchase accounting adjustments......      (858)        (895)          37        (2,415)
  b.  Harmonization of accounting policies.......         0           20          (20)         (751)
  c.  Restructuring provision....................       350        1,948       (1,598)       (3,982)
  d.  Derivative instruments held or issued for         507        1,052         (545)         (405)
      non-trading purposes.......................
  f.  Financial investments......................        52          108           36            23
  g.  Retirement benefit plans...................     1,839        1,858          (19)           88
  h.  Other employee benefits....................       (24)         (26)           2           (20)
  i.  Equity participation plans.................      (113)         (40)         (47)           (1)
  j.  Software capitalization....................       389            0          389             0
  k.  Credit loss expense........................         0            0            0             0
  l.  Tax adjustments............................      (682)         330          178         1,690
                                                     ------       ------       ------        ------
Total adjustments................................    21,225       25,967       (3,316)       (6,637)
                                                     ------       ------       ------        ------
AMOUNTS DETERMINED IN ACCORDANCE WITH U.S.
  GAAP:..........................................    51,833       54,761        2,837        (3,665)
                                                     ======       ======       ======        ======

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                                   UBS GROUP

42.3 EARNINGS PER SHARE

Under IAS and U.S. GAAP, basic earnings per share ("EPS") is computed by dividing income available to common shareholders' by the weighted average number of common shares outstanding. Diluted EPS includes the determinants of basic EPS and, in addition, gives effect to dilutive potential common shares that were outstanding during the period.

The computation of basic and diluted EPS for the years ended 31 December 1999 and 31 December 1998 are presented in the following table:

                                                              31.12.1999      31.12.1998
                                                              -----------    ------------
Net profit/(loss) available for ordinary shares (CHF
  million):
  IAS.......................................................        6,153           2,972
  U.S. GAAP.................................................        2,837          (3,665)
Weighted average shares outstanding:
  IAS.......................................................  404,742,482     405,222,295
  U.S. GAAP.................................................  404,742,482     414,609,886
Diluted weighted average shares outstanding:
  IAS.......................................................  408,375,152     412,881,041
  U.S. GAAP.................................................  408,375,152     414,609,886
Basic earnings/(loss) per share (CHF):
  IAS.......................................................        15.20            7.33
  U.S. GAAP.................................................         7.01           (8.84)
Diluted earnings/(loss) per share (CHF):
  IAS.......................................................        15.07            7.20
  U.S. GAAP.................................................         6.95          (8.84)

The following are adjustments to the calculation of weighted average outstanding common shares which result from valuation and presentation differences between IAS and U.S. GAAP:

WEIGHTED AVERAGE SHARES OUTSTANDING:                          31.12.1999     31.12.1998
------------------------------------                          -----------    -----------
Basic weighted-average ordinary shares (IAS)................  404,742,482    405,222,295
  add: Treasury shares adjustments..........................            0      9,387,591(2)
                                                              -----------    -----------
Basic weighted-average ordinary shares (U.S. GAAP)..........  404,742,482    414,609,886
                                                              -----------    -----------
Diluted weighted-average ordinary shares (IAS)..............  408,375,152              0(1)
                                                              -----------    -----------
Diluted weighted-average ordinary shares (U.S. GAAP)........  408,375,152    414,609,886
                                                              -----------    -----------

---------------
(1) No potential ordinary shares may be included in the computation of any diluted per-share amount when a loss from continuing operations exists.

(2) This adjustment is due to the difference in weighted average shares calculated under purchase accounting for U.S. GAAP versus the pooling method under IAS for the Union Bank of Switzerland merger with Swiss Bank Corporation on 29 June 1998. There is otherwise no difference between IAS and U.S. GAAP for the calculation of weighted average shares for EPS.

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                                   UBS GROUP

42.4 PRESENTATION DIFFERENCES BETWEEN IAS AND U.S. GAAP

In addition to the differences in valuation and income recognition, other differences, essentially related to presentation, exist between IAS and U.S. GAAP. Although these differences do not cause differences between IAS and U.S. GAAP reported shareholders' equity and net profit, it may be useful to understand them to interpret the financial statements presented in accordance with U.S. GAAP. The following is a summary of presentation differences that relate to the basic IAS financial statements.

  1. Purchase accounting

As described in Note 42.1, under U.S. GAAP the business combination creating UBS AG was accounted for under the purchase method with Union Bank of Switzerland being considered the accounting acquirer. In the U.S. GAAP Condensed Consolidated Balance Sheet, the assets and liabilities of Swiss Bank Corporation have been restated to fair value at the date of acquisition (29 June 1998). In addition, the following table presents summarized financial results of SBC for the period from 1 January to 29 June 1998 which, under U.S. GAAP, would be excluded from the U.S. GAAP condensed consolidated Income statement for the year ended 31 December 1998:

OPERATING INCOME
Interest income.............................................  8,205
Less: interest expense......................................  6,630
                                                              -----
Net interest income.........................................  1,575
Less: Credit loss expense...................................    164
                                                              -----
Total.......................................................  1,411
                                                              -----
Net fee and commission income...............................  3,701
Net trading income..........................................  2,135
Income from disposal of associates and subsidiaries.........  1,035
Other income................................................    364
                                                              -----
Total.......................................................  8,646
                                                              -----
OPERATING EXPENSES
Personnel...................................................  3,128
General and administrative..................................  1,842
Depreciation and amortization...............................    511
                                                              -----
Total.......................................................  5,481
                                                              -----
OPERATING PROFIT BEFORE TAXES AND MINORITY INTERESTS........  3,165
                                                              -----
Tax expense.................................................    552
                                                              -----
PROFIT......................................................  2,613
                                                              -----
Less: Minority interests....................................     (1)
                                                              -----
NET PROFIT..................................................  2,614
                                                              =====

  2. Settlement date vs. trade date accounting

The Group's transactions from securities activities are recorded on the settlement date for balance sheet and on the trade date for income statement purposes. This results in recording an off-balance sheet forward transaction during the period between the trade date and the settlement date. Forward

--------------------------------------------------------------------------------

                                   UBS GROUP
positions relating to trading activities are revalued to fair value and any unrealized profits and losses are recognized in Net profit.

Under U.S. GAAP, trade date accounting is required for purchases and sales of securities. For purposes of U.S. GAAP presentation, all purchases and sales of securities previously recorded on settlement date have been recorded as of trade date for balance sheet purposes. Trade date accounting has resulted in receivables and payables to broker-dealers and clearing organizations recorded in Other assets and Other liabilities.

  3. Repurchase, resale and securities lending transactions

Under IAS, the Group's repurchase agreements and securities borrowed are accounted for as collateralized borrowings. Reverse repurchase agreements and securities lending are accounted for as collateralized lending transactions. Cash collateral is reported on the balance sheet at amounts equal to the collateral advanced or received.

Under U.S. GAAP, securities lending and repurchase transactions are also generally accounted for as collateralized borrowing and lending transactions. However, certain such transactions may be deemed sale or purchase transactions under specific circumstances. Additionally, under U.S. GAAP, the Group is required to recognize securities collateral controlled and an offsetting obligation to return such securities collateral on certain financing transactions, when specific control conditions exist.

For purposes of U.S. GAAP presentation, securities collateral recognized under financing transactions is reflected in Due from banks or Due from customers, depending on the counterparty. The related obligation to return the securities collateral is reflected in the Balance sheet in Due to banks or Due to customers, as appropriate.

  4. Financial investments

Under IAS, the Group's private equity investments, real estate held for sale and non-marketable equity financial investments have been included in Financial investments.

Under U.S. GAAP, private equity investments, real estate held for sale and non-marketable financial investments generally are reported in Other assets or reported as a separate caption in the Balance sheet.

For purposes of U.S. GAAP presentation, private equity investments are reported as a separate caption in the Balance sheet and real estate held for sale and non-marketable equity financial investments are reported in Other assets.

  5. Net trading income

The Group has implemented a change in accounting policy for interest and dividend income and expenses on trading related assets and liabilities (see Note 1(t)). For the years ended 31 December 1999 and 31 December 1998, figures have been retroactively restated. As a result of this change, there is no longer a difference between IAS and U.S. GAAP.

  6. Equity participation plans

Certain of the Group's equity participation plans provide for deferral of the awards, and the instruments are held in trusts for the participants. Certain of these trusts are recorded on the Group's balance sheet for U.S. GAAP presentation, the effect of which is to increase assets by CHF 655 million and CHF 197 million, liabilities by CHF 717 million and CHF 236 million, and decrease shareholders'

--------------------------------------------------------------------------------

                                   UBS GROUP
equity by CHF 62 million and CHF 39 million (for UBS AG shares held by the trusts which are treated as treasury shares) at 31 December 1999 and 31 December 1998, respectively.

  7. Own bonds -- trading

Under IAS, the Group's own bonds held for trading are carried at fair value similar to other trading assets and liabilities. Changes in fair value and interest on own bonds held for trading are recognized as Net trading income

Under U.S. GAAP, all own bonds are treated as Long-term debt and a reduction to the amount of own bonds outstanding.

For purposes of U.S. GAAP presentation, own bond positions included in the Trading portfolio and Trading portfolio liabilities have been reclassified to Long-term debt.

42.5 CONSOLIDATED INCOME STATEMENT

The following is a Consolidated Income Statement of the Group, for the years ended 31 December 1999 and 31 December 1998, restated to reflect the impact of valuation and income recognition differences and presentation differences between IAS and U.S. GAAP.

                                                             31.12.1999           31.12.1998
                                                          -----------------    -----------------
CHF MILLION                                               US GAAP     IAS      US GAAP     IAS
-----------                             REFERENCE         -------    ------    -------    ------
OPERATING INCOME
Interest income..................                 a, 1    35,404     35,604    29,136     37,442
Less: interest expense...........                 a, 1    29,660     29,695    25,773     32,424
                                                          ------     ------    ------     ------
Net interest income..............                          5,744      5,909     3,363      5,018
Less: Credit loss expense........                    1       956        956       787        951
                                                          ------     ------    ------     ------
Total............................                          4,788      4,953     2,576      4,067
                                                          ------     ------    ------     ------
Net fee and commission income....                    1    12,607     12,607     8,925     12,626
Net trading income...............           b, c, d, 1     7,174      7,719       455      3,313
Net gains from disposal of
  associates and subsidiaries....                    1     1,821      1,821        84      1,119
Other income.....................              b, f, 1     1,361      1,325       641      1,122
                                                          ------     ------    ------     ------
Total............................                         27,751     28,425    12,681     22,247
                                                          ------     ------    ------     ------
OPERATING EXPENSES
Personnel........................  b, c, g, h, i, j, 1    12,483     12,577     7,938      9,816
General and administrative.......           a, c, j, 1     6,664      6,098     6,259      6,735
Depreciation and amortization....           a, b, j, 1     3,454      1,857     2,403      1,825
Restructuring costs..............                    c       750          0     1,089          0
                                                          ------     ------    ------     ------
Total............................                         23,351     20,532    17,689     18,376
                                                          ------     ------    ------     ------

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                                   UBS GROUP

                                                             31.12.1999           31.12.1998
                                                          -----------------    -----------------
CHF MILLION                                               US GAAP     IAS      US GAAP     IAS
-----------                             REFERENCE         -------    ------    -------    ------
OPERATING PROFIT/(LOSS) BEFORE
  TAX AND MINORITY INTERESTS.....                          4,400      7,893    (5,008)     3,871
                                                          ------     ------    ------     ------
Tax expense/(benefit)............                    1     1,509      1,686    (1,339)       904
                                                          ------     ------    ------     ------
NET PROFIT/(LOSS) BEFORE MINORITY
  INTERESTS......................                          2,891      6,207    (3,669)     2,967
                                                          ------     ------    ------     ------
Minority interests...............                    1       (54)       (54)        4          5
                                                          ------     ------    ------     ------
NET PROFIT/(LOSS)................                          2,837      6,153    (3,665)     2,972
                                                          ======     ======    ======     ======

---------------
NOTE: References above coincide with the discussions in Note 42.1 and Note 42.4.
      These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

                                   UBS GROUP

42.6 CONDENSED CONSOLIDATED BALANCE SHEET

The following is a Condensed Consolidated Balance Sheet of the Group, as of 31 December 1999 and 31 December 1998, restated to reflect the impact of valuation and income recognition principles and presentation differences between IAS and U.S. GAAP.

                                                                 31.12.1999            31.12.1998
                                                             -------------------   -------------------
CHF MILLION                                                  U.S. GAAP     IAS     U.S. GAAP     IAS
-----------                               REFERENCE          ---------   -------   ---------   -------
ASSETS
Cash and balances with central
  banks...........................                              5,073      5,073       3,267     3,267
Money market paper................                             69,717     69,717      18,390    18,390
Due from banks....................                    3, a     50,103     29,907     103,158    68,495
Cash collateral on securities
  borrowed........................                            113,162    113,162      91,695    91,695
Reverse repurchase agreements.....                            132,474    132,474     141,285   141,285
Trading portfolio assets..........              b, 2, 3, 7    189,504    212,440     161,440   159,179
Positive replacement values.......                       2     64,035     64,698      90,520    90,511
Loans, net of allowance for credit
  losses..........................                    3, a    235,714    234,858     254,750   247,926
Financial investments.............                 b, f, 4      2,378      7,039       2,962     6,914
Accrued income and prepaid
  expenses........................                              5,167      5,167       6,627     6,627
Investments in associates.........                              1,102      1,102       2,805     2,805
Property and equipment............                 a, b, j      9,655      8,701      10,523     9,886
Intangible assets and goodwill....                       a     21,428      3,543      21,707     2,210
Private equity investments........                       4      3,001          0       1,759         0
Other assets......................        b, d, g, h, 4, 6     18,717     11,007      29,398    12,092
                                                              -------    -------   ---------   -------
TOTAL ASSETS......................                            921,230    898,888     940,286   861,282
                                                              =======    =======   =========   =======
LIABILITIES
Money market paper issued.........                             64,655     64,655      51,528    51,527
Due to banks......................                       3     90,112     76,365     114,903    85,716
Cash collateral on securities
  lent............................                       3     12,832     12,832      19,127    19,171
Repurchase agreements.............                       3    173,840    196,914     136,824   137,617
Trading portfolio liabilities.....                   2,3,7     52,606     54,586      51,600    47,033
Negative replacement values.......                       2     95,004     95,786     125,857   125,847
Due to customers..................                     3,a    291,595    279,960     282,543   274,850
Accrued expenses and deferred
  income..........................                             12,040     12,040      11,232    11,232
Long-term debt....................                    a, 7     56,049     56,332      50,445    50,783
Other liabilities.................  a, b, c, d, f, i, 2, 3     20,230     18,376      40,476    27,722
                                                              -------    -------   ---------   -------

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                                   UBS GROUP

                                                                 31.12.1999            31.12.1998
                                                             -------------------   -------------------
CHF MILLION                                                  U.S. GAAP     IAS     U.S. GAAP     IAS
-----------                               REFERENCE          ---------   -------   ---------   -------
TOTAL LIABILITIES.................                            868,963    867,846     884,535   831,498
                                                              -------    -------   ---------   -------
MINORITY INTERESTS................                                434        434         990       990
                                                              -------    -------   ---------   -------
TOTAL SHAREHOLDERS' EQUITY........                             51,833     30,608      54,761    28,794
                                                              -------    -------   ---------   -------
TOTAL LIABILITIES, MINORITY
  INTERESTS AND SHAREHOLDERS'
  EQUITY..........................                            921,230    898,888     940,286   861,282
                                                              =======    =======   =========   =======

---------------
NOTE: References above coincide with the discussions in Note 42.1 and Note 42.4.
      These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

42.7 COMPREHENSIVE INCOME

Comprehensive income is defined as the change in Shareholders' equity excluding transactions with shareholders. Comprehensive income has two major components:
Net profit, as reported in the income statement, and Other comprehensive income. Other comprehensive income includes such items as foreign currency translation and unrealized gains in available-for-sale securities. The components and accumulated other comprehensive income amounts for the years ended 31 December 1999 and 31 December 1998 are as follows:

                                                           UNREALIZED         ACCUMULATED
                                          FOREIGN           GAINS IN             OTHER
                                         CURRENCY      AVAILABLE-FOR-SALE    COMPREHENSIVE    COMPREHENSIVE
CHF MILLION                             TRANSLATION        SECURITIES           INCOME           INCOME
-----------                             -----------    ------------------    -------------    -------------
Balance, 1 January 1998...............     (111)                47                (64)
Net loss..............................                                                           (3,665)
Other comprehensive income
  Foreign currency translation........     (345)                                 (345)
  Unrealized gains, arising during the
     year, net of CHF 89 million
     tax..............................                         267                267
  Less: Reclassification adjustment
        for gains realized in net
        profit, net of CHF 76 million
        tax...........................                        (229)              (229)             (307)
                                                                                                 ------
Comprehensive loss....................                                                           (3,972)
                                           ----               ----               ----            ------
Balance, 31 December 1998.............     (456)                85               (371)
                                           ----               ----               ----
NET PROFIT............................                                                            2,837
OTHER COMPREHENSIVE INCOME
  FOREIGN CURRENCY TRANSLATION........       14                                    14
  UNREALIZED GAINS, ARISING DURING THE
     YEAR, NET OF CHF 18 MILLION
     TAX..............................                          74                 74
  LESS: RECLASSIFICATION ADJUSTMENT
        FOR GAINS REALIZED IN NET
        PROFIT, NET OF CHF 40 MILLION
        TAX...........................                        (143)              (143)              (55)
                                                                                                 ------
COMPREHENSIVE INCOME..................                                                            2,782
                                           ----               ----               ----            ------
BALANCE, 31 DECEMBER 1999.............     (442)                16               (426)
                                           ----               ----               ----

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                                   UBS GROUP

NOTE 43 ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP

In addition to the differences in valuation and income recognition and presentation, disclosure differences exist between IAS and U.S. GAAP. The following are additional U.S. GAAP disclosures that relate to the basic financial statements.

43.1 BUSINESS COMBINATIONS

On 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation consummated a merger of the banks, resulting in the formation of UBS. New shares totaling 428,746,982 were issued exclusively for the exchange of the existing shares of Union Bank of Switzerland and Swiss Bank Corporation. Under the terms of the merger agreement, Union Bank of Switzerland shareholders received 5 registered shares for each bearer share held and 1 registered share for each registered share held, totaling 257,500,000 shares of UBS AG. Swiss Bank Corporation shareholders received 1 1/13 registered shares of the Group for each Swiss Bank Corporation registered share held, totaling 171,246,982 shares. The combined share capital amounted to CHF 5,754 million. As a result of the exchange of shares, CHF 1,467 million were transferred from share capital to the share premium account. The merger was accounted under the pooling of interests method and, accordingly, the information included in the financial statements presents the combined results of Union Bank of Switzerland and Swiss Bank Corporation as if the merger had been in effect for all periods presented.

Summarized results of operations of the separate companies for the period from 1 January 1998 through 29 June 1998, the date of combination, are as follows:

CHF MILLION                                UNION BANK OF SWITZERLAND    SWISS BANK CORPORATION
-----------                                -------------------------    ----------------------
Total operating income...................            5,702                      8,646
Net profit...............................              739                      2,614

As a result of the merger, the Group harmonized its accounting policies that have then been retrospectively applied for the restatement of comparative information and opening retained earnings at 1 January 1997. As a result, adjustments were required for the accounting for treasury shares, netting of balance sheet items, repurchase agreements, depreciation, and employee share plans.

Summarized results of operations of the separate companies for the year ended 31 December 1997 are as follows:

CHF MILLION                                               TOTAL OPERATING INCOME    NET LOSS
-----------                                               ----------------------    --------
Union Bank of Switzerland...............................          13,114              (129)
Swiss Bank Corporation..................................          13,026              (248)
                                                                  ------              ----
Total as previously reported............................          26,140              (377)
Impact of accounting policy harmonization...............          (1,260)             (290)
                                                                  ------              ----
Consolidated............................................          24,880              (667)

Prior to 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation entered into certain transactions with each other in the normal course of business. These intercompany transactions have been eliminated in the accompanying financial statements.

43.2 RESTRUCTURING PROVISION

See Note 24 for information on the restructuring provision.

--------------------------------------------------------------------------------

                                   UBS GROUP

At the time of the merger announcement in December 1997, it was announced that the merged bank's operations in various locations would be combined, resulting in vacant properties, reductions in personnel, elimination of redundancies in the IT platforms, exit costs and other costs. As a result, restructuring provisions of CHF 7,300 million (of which CHF 7,000 million was recognized as a restructuring expense in 1997 and CHF 300 million was recognized as a component of general and administrative expense in the fourth quarter of 1999) were established, to be used over a period of four years. At 31 December 1999, the Group had utilized CHF 5,871 million of the provisions.

The restructuring provisions, included CHF 3,000 million for employee termination benefits, CHF 1,500 million for sale and lease breakage costs associated with the closure of premises, CHF 1,650 for IT integration projects and write-offs of equipment which management had committed to dispose of; and CHF 1,150 million for other costs, including professional fees, miscellaneous transfer taxes and statutory fees. For income statement purposes, these costs would normally be classified as personnel expense, general and administrative expense or other income.

                                                      UTILIZATION THROUGH 31 DECEMBER 1999
                                                ------------------------------------------------
                 CHF MILLION                    PERSONNEL     IT      PREMISES    OTHER    TOTAL
                 -----------                    ---------    -----    --------    -----    -----
UBS Switzerland...............................      300      1,054      180         203    1,737
  Private and Corporate Clients...............      205        929      176         201    1,511
  Private Banking.............................       95        125        4           2      226
UBS Asset Management..........................       25          9        0           3       37
UBS Warburg...................................    1,983        373        1         414    2,771
Corporate Center..............................       94          3      759         470    1,326
                                                  -----      -----      ---       -----    -----
GROUP TOTAL...................................    2,402      1,439      940       1,090    5,871
                                                  =====      =====      ===       =====    =====

                                                                                        31.12.99
                                                                                        --------
Restructuring provision as of 31.12.1997...                                                7,000
Additional provision in 1999...............                                                  300
Used in 1998...............................                                                4,027
Used in 1999...............................                                                1,844
                                                                                        --------
Total used through 31.12.1999..............                                                5,871
                                                                                        --------
RESTRUCTURING PROVISION REMAINING..........                                                1,429
                                                                                        ========

The employee terminations affected all functional levels and all operating divisions within the Group. The CHF 2,000 million portion of the provision related to employee severance and early retirement costs reflects the costs of eliminating approximately 7,800 positions, after considering attrition and redeployment within the Company. CHF 1,000 million of the provision relates to payments to maintain stability in the workforce during the integration period. As of 31 December 1999, approximately 5,700 employees had been severed or early retired and the remaining personnel restructuring reserve balance was CHF 598 million.

43.3 Segment Reporting

See Note 2 and Note 3 for segment reporting information.

UBS is organized into three business groups: UBS Switzerland, UBS Warburg and UBS Asset Management, and our Corporate Center.

UBS Switzerland encompasses Private Banking and Private and Corporate Clients.

--------------------------------------------------------------------------------

                                   UBS GROUP

Private Banking offers a broad portfolio of financial products and services to offshore and Swiss high net worth clients who bank in Switzerland or other offshore centers, and to the financial intermediaries advising them. The business unit's products and services are aimed at encompassing the complete life cycle of the client, including succession planning and the generational change. Private Banking provides a number of asset-based, transaction-based and other services. Asset-based services include custodial services, deposit accounts, loans and fiduciary services while transaction-based services include trading and brokerage and investment fund services. The business unit also provides financial planning and consulting and offers financial planning instruments to clients. These services include establishing proprietary trusts and foundations, the execution of wills, corporate and tax structuring and tax efficient investments.

Private and Corporate Clients is the leading retail bank in Switzerland and targets individual clients with assets of up to approximately CHF 1 million and business and corporate clients in Switzerland. Private and Corporate Clients provides a broad range of products and services to these clients, including retail banking, investment services and lending.

UBS Warburg is made up of four business units, Corporate and Institutional Clients, UBS Capital, Private Clients and e-services.

Corporate and Institutional Clients is one of the leading global investment banks and is headquartered in London. It provides wholesale financial and investment products and services globally to a diversified client base, which includes institutional investors (including institutional asset managers and broker-dealers), corporations, sovereign governments and supranational organizations. Corporate and Institutional Clients also manages cash and collateral trading on behalf of the Group and executes the vast majority of the Group's retail securities, derivatives and foreign currency exchange transactions.

UBS Capital is the Group's global private equity business. UBS Capital invests in unlisted companies, managing these investments over a medium term time horizon to increase their value and "exiting" the investment in a manner that will maximize the capital gain. The business unit seeks to make both majority and minority equity investments in established and emerging unlisted companies, either with the Group's own capital or through sponsored investment funds. UBS Capital endeavors to create investment value by working together with management to develop the businesses it invests in over the medium term in order to optimize their performance.

Private Clients provides onshore private banking services for high net worth individuals in key markets world-wide, providing a similar range of services to Private Banking, but specializing in combining traditional private banking services with investment banking innovation. For example, Private Clients offers innovative products allowing clients to release value from own-company shareholdings or options.

e-services is a new business, currently working towards a client launch in Germany in the Autumn of 2000. e-services will provide personalized investments and advisory services at competitive fees for affluent clients in Europe, delivered via a multi-channel structure which integrates internet, call centers and investment centers. e-services will deliver a distinctive set of services, including advanced financial planning and asset allocation, and investment products such as UBS and third-party funds, securities and pension products.

UBS Asset Management is made up of two business units: Institutional Asset Management and Investment Funds/GAM.

Institutional Asset Management is responsible for the Group's institutional asset management business, and for the investment management of the Groups mutual funds. Its diverse institutional client base located throughout the world consists of corporate and public pension plans, endowments and private

--------------------------------------------------------------------------------

                                   UBS GROUP
foundations, insurance companies, central banks and supranationals, quasi-institutions, and financial advisers.

Investment Funds/GAM is the mutual funds business of UBS. Investment Funds is one of the leading mutual funds providers in Europe and the seventh largest in the world. GAM is a diversified asset management group with assets composed primarily of private client accounts, institutional and mutual funds. Global Asset Management operates under its established brand name within UBS Asset Management and employs its own distinctive investment style. UBS Asset Management will increasingly leverage Global Asset Management's range of mutual funds and its multi-manager selection process, in which it selects the top 90 out of about 6,000 third-party fund providers, to enhance the range of its investment styles and products.

The Corporate Center encompasses Group level functions which cannot be devolved to the operating divisions. Additionally, the Corporate Center plays an active role with regard to funding, capital and balance sheet management and management of foreign currency earnings.

43.4 NET TRADING INCOME

See Note 6 for information on net trading income. Foreign exchange net trading income include gains and losses from spot and forward contracts, options, futures, and translation of foreign currency assets and liabilities, bank notes, precious metals, and commodities. Fixed income net trading income includes the results of making markets in both developed and emerging countries in government securities, corporate debt securities, money market instruments, interest rate and currency swaps, options, and other derivatives. Equities net trading income includes the results of making markets in global equity securities and equity derivatives such as swaps, options, futures, and forward contracts.

43.5 LOANS

See Note 12 for information on loans. The following table summarizes the Group's impaired loans at and for the years ended 31 December 1999 and 31 December 1998:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Impaired loans(1),(2).......................................    22,456        26,447
Amount of allowance for credit losses related to impaired
  loans.....................................................    12,471        13,582
Average impaired loans(3)...................................    24,467        25,939

Included in the impaired loans information above are non-performing loans, which are as set forth below. Unrecognized interest on non-performing loans was CHF 409 million and CHF 423 million for the years ended 31 December 1999 and year ended 31 December 1998, respectively.

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Non-performing loans........................................    13,073        16,113
Amount of allowance for credit losses related to
  non-performing loans......................................     8,661        10,006
Average non-performing loans(2).............................    14,615        16,587

---------------
(1) All impaired loans have a specific allowance for credit losses.

(2) Interest income on impaired loans recognized in the years ended 31 December 1999 and 31 December 1998 is immaterial.

(3) Average balances for the year ended 31 December 1999 are calculated from quarterly data. Average balances for the year ended 31 December 1998 are calculated from year-end balances.

--------------------------------------------------------------------------------

                                   UBS GROUP

43.6 FINANCIAL INVESTMENTS

See Note 16 for information on financial investments. The following table summarizes the Group's financial investments as of 31 December 1999 and 31 December 1998:

                                                                    GROSS         GROSS
                                            BOOK     AMORTIZED    UNREALIZED    UNREALIZED    FAIR
CHF MILLION                                 VALUE      COST         GAINS         LOSSES      VALUE
-----------                                 -----    ---------    ----------    ----------    -----
31 DECEMBER 1999
  EQUITY SECURITIES.......................    356        388           3            14          377
  DEBT SECURITIES ISSUED BY THE SWISS
     NATIONAL GOVERNMENT AND AGENCIES.....     78         78           3             0           81
  DEBT SECURITIES ISSUED BY SWISS LOCAL
     GOVERNMENTS..........................     81         81           3             1           83
  DEBT SECURITIES ISSUED BY THE U.S.
     TREASURY AND AGENCIES................    410        410           0             0          410
  DEBT SECURITIES ISSUED BY FOREIGN
     GOVERNMENTS AND OFFICIAL
     INSTITUTIONS.........................    321        321           6             1          326
  CORPORATE DEBT SECURITIES...............    847        851          24             6          869
  MORTGAGE-BACKED SECURITIES..............    109        109           1             1          109
  OTHER DEBT SECURITIES...................    120        120           3             0          123
                                            -----      -----         ---            --        -----
     TOTAL................................  2,322      2,358          43            23        2,378
                                            =====      =====         ===            ==        =====
31 December 1998
  Equity Securities.......................    400        423          82             0          505
  Debt Securities Issued by the Swiss
     National Government and Agencies.....     85         85           8             0           93
  Debt Securities Issued by Swiss Local
     Governments..........................     89         89           7             0           96
  Debt Securities Issued by the U.S.
     Treasury and Agencies................    373        373           4             0          377
  Debt Securities Issued by Foreign
     Governments and Official
     Institutions.........................    426        426           9             0          435
  Corporate Debt Securities...............  1,044      1,044           4             9        1,039
  Mortgage-Backed Securities..............     26         26           3             0           29
  Other Debt Securities...................    384        384           5             1          388
                                            -----      -----         ---            --        -----
     Total................................  2,827      2,850         122            10        2,962
                                            =====      =====         ===            ==        =====

--------------------------------------------------------------------------------

                                   UBS GROUP

The following presents an analysis of the contractual maturities of the investments in debt securities as of 31 December 1999:

                                   WITHIN 1 YEAR         1-5 YEARS          5-10 YEARS         OVER 10 YEARS
                                 -----------------   -----------------   -----------------   -----------------
CHF MILLION, EXCEPT PERCENTAGES  AMOUNT   YIELD(%)   AMOUNT   YIELD(%)   AMOUNT   YIELD(%)   AMOUNT   YIELD(%)
-------------------------------  ------   --------   ------   --------   ------   --------   ------   --------
SWISS NATIONAL GOVERNMENT AND
  AGENCIES...................      22       5.49%      42       4.91%       9       5.32%       5       3.59%
SWISS LOCAL GOVERNMENTS......       6       5.79%      46       5.31%      29       4.18%       0
U.S. TREASURY AND AGENCIES...       0                   4       4.93%       0                 406       5.11%
FOREIGN GOVERNMENTS AND
  OFFICIAL INSTITUTIONS......      87       5.60%     199       3.09%      22       3.61%      13       5.56%
CORPORATE DEBT SECURITIES....     107       5.14%     469       5.60%     275       2.11%       0
MORTGAGE-BACKED SECURITIES...       0                 107       5.96%       2       2.46%       0
OTHER DEBT SECURITIES........      37       6.59%      71       5.81%      12       8.16%       0
                                  ---                 ---                 ---                 ---
TOTAL AMORTIZED COST.........     259                 938                 349                 424
                                  ===                 ===                 ===                 ===
TOTAL MARKET VALUE...........     260                 966                 351                 424
                                  ===                 ===                 ===                 ===

Proceeds from sales and maturities of investment securities available for sale during the year ended 31 December 1999 and the year ended 31 December 1998 were CHF 1,482 million and CHF 1,002 million, respectively. Gross gains of CHF 180 million and gross losses of CHF 3 million were realized in 1999 on those sales, and gross gains of CHF 398 million and gross losses of CHF 92 million were realized in 1998.

43.7 DERIVATIVE INSTRUMENTS

The Group uses derivative instruments for trading and non-trading purposes. All derivatives instruments held or issued for trading or used to hedge another financial instrument carried at fair value are accounted at fair value with changes in fair value recorded in Net trading income. The Group uses interest rate swaps in its asset/liability management. These interest rate swaps are accounted for on the accrual basis of accounting as an adjustment of Net interest income. No specific criteria is required for interest rate swaps to be classified on the accrual basis. Gains and losses on terminations of non-trading interest rate swaps are deferred and amortized to Net interest income over the remaining original maturity of the contract. All other derivatives used in asset/liability management are accounted for on a fair value basis of accounting due to the short term nature of these derivatives.

--------------------------------------------------------------------------------

                                   UBS GROUP

The following table presents the fair value, average fair value and notional amounts for each class of derivative financial instrument for the years ended 31 December 1999 and 31 December 1998 distinguished between held or issued for trading purposes and held or issued for non-trading purposes. See Note 27 for information on derivative instruments including a discussion of the distinction between trading and non-trading. Positive replacement values ("PRV") and negative replacement values ("NRV") represent the fair values of derivative instruments. Average balances for the years ended 31 December 1999 and 31 December 1998 are calculated from quarterly data.

                                          31.12.1999                                         31.12.1998
                       ------------------------------------------------   ------------------------------------------------
                                                                TOTAL                                              TOTAL
                        TOTAL    AVERAGE    TOTAL    AVERAGE   NOTIONAL    TOTAL    AVERAGE    TOTAL    AVERAGE   NOTIONAL
                         PRV       PRV       NRV       NRV      CHF BN      PRV       PRV       NRV       NRV      CHF BN
                       -------   -------   -------   -------   --------   -------   -------   -------   -------   --------
CHF MILLIONS, EXCEPT WHERE STATED
TRADING
Interest rate
  contracts..........   67,857    80,880    62,311    79,260     5,909     92,627    75,741    92,036    73,835    12,081
Foreign exchange
  contracts..........   35,649    36,407    38,239    37,634     2,136     41,857    49,358    45,169    45,101     2,048
Precious metals
  contracts..........    3,407     4,630     3,063     4,501       119      7,766     5,659     7,909     5,511       110
Equity/Index
  contracts..........   23,558    18,217    58,011    42,788       517     26,134    30,242    58,467    59,936     1,061
Commodity
  contracts..........       47       383        40       213       248        936       420       832       389        15
                       -------   -------   -------   -------              -------   -------   -------   -------
Total trading........  130,518   140,517   161,664   164,396              169,320   161,420   204,413   184,772
                       =======   =======   =======   =======              =======   =======   =======   =======

                                          31.12.1999                                         31.12.1998
                       ------------------------------------------------   ------------------------------------------------
                                                                TOTAL                                              TOTAL
                        TOTAL    AVERAGE    TOTAL    AVERAGE   NOTIONAL    TOTAL    AVERAGE    TOTAL    AVERAGE   NOTIONAL
                         PRV       PRV       NRV       NRV      CHF BN      PRV       PRV       NRV       NRV      CHF BN
                       -------   -------   -------   -------   --------   -------   -------   -------   -------   --------
CHF MILLIONS, EXCEPT WHERE STATED
NON-TRADING
Interest rate
  contracts..........       12        57         4        81         1         84        80       156       229        10
Foreign exchange
  contracts..........      100       105       131        63        14         32       200         5       157         6
Equity/Index
  contracts..........      204       149       123       196         2        308      1141       506      1310        15
                       -------   -------   -------   -------              -------   -------   -------   -------
Total non-trading....      316       311       258       340                  424      1421       667      1696
                       =======   =======   =======   =======              =======   =======   =======   =======
TOTAL................  130,834   140,828   161,922   164,736              169,744   162,841   205,080   186,468
                       =======   =======   =======   =======              =======   =======   =======   =======

---------------
(1) The figures above are presented on a gross by counterparty basis for disclosure purposes, but shown net in the balance sheet (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

43.8 RETIREMENT BENEFIT PLANS AND OTHER EMPLOYEE BENEFITS

See Note 35 for information on retirement benefit plans and other employee benefits. Under U.S. GAAP, a reconciliation of beginning and ending balances of the plan benefit obligation is required. The following is the reconciliation of the plan benefit obligation for the Swiss and foreign pension plans:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
SWISS PENSION PLANS
Defined benefit obligation at beginning of year.............    14,944        14,431
  Service cost..............................................       464           535
  Interest cost.............................................       636           726
  Plan amendments...........................................     3,517           119
  Special termination benefits..............................    (1,000)            0
  Actuarial gain (loss).....................................      (571)            6
  Benefits paid.............................................      (979)         (873)
                                                                ------        ------
Defined benefit obligation at end of year...................    17,011        14,944

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
FOREIGN PENSION PLANS
Defined benefit obligation at beginning of year.............    2,009           1,950
  Service cost..............................................      118             116
  Interest cost.............................................      123             140
  Plan amendments...........................................        2               7
  Special termination benefits..............................        0             (40)
  Actuarial gain (loss).....................................       (2)            (32)
  Benefits paid.............................................     (133)            (60)
  Other.....................................................      327             (72)
                                                                -----        --------
Defined benefit obligation at end of year...................    2,444           2,009

Under U.S. GAAP, a reconciliation of beginning and ending balances of the fair value of plan assets is required. The following is the reconciliation of the fair value of plan assets for the Swiss and foreign pension plans:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
SWISS PENSION PLANS
Fair value of plan assets at beginning of year..............    17,885       17,224
  Actual return of plan assets..............................     2,136          856
  Employer contributions....................................       515          493
  Plan participant contributions............................       180          185
  Benefits paid.............................................      (979)        (873)
  Special termination benefits..............................    (1,172)           0
                                                                ------        -----
Fair value of plan assets at end of year....................    18,565       17,885

--------------------------------------------------------------------------------

                                   UBS GROUP

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
FOREIGN PENSION PLANS
Fair value of plan assets at beginning of year..............    2,173         2,188
  Actual return of plan assets..............................      352           267
  Employer contributions....................................       21            41
  Plan participant contributions............................       14             9
  Benefits paid.............................................     (133)          (60)
  Other.....................................................      452          (272)
                                                                -----         -----
Fair value of plan assets at end of year....................    2,879         2,173

43.9 OTHER EMPLOYEE BENEFITS

The United Kingdom and the United States of America offer postretirement health care benefits that contribute to the health care coverage of the employees after retirement. U.S. GAAP presentation requires that a reconciliation of beginning and ending balances of the postretirement health care benefits be disclosed. The following is the reconciliation of the postretirement health care benefits obligation:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Postretirement benefit obligation at beginning of year......      96           103
  Service cost..............................................       2             7
  Interest cost.............................................       6             8
  Plan amendments...........................................       0             5
  Actuarial gain (loss).....................................       0             9
  Benefits paid.............................................      (4)           (4)
  Other.....................................................      17           (32)
                                                                 ---           ---
Postretirement benefit obligation at end of year............     117            96

Under U.S. GAAP, a reconciliation of beginning and ending balances of the postretirement plan assets is required. The following is the reconciliation of the postretirement care plan assets:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Fair value of plan assets at beginning of year..............       3             3
  Actual return of plan assets..............................       1             1
  Company contributions.....................................       4             3
  Benefits paid.............................................      (4)           (4)
                                                                 ---           ---
Fair value of plan assets at end of year....................       4             3

The assumed health care cost trend rate used in determining benefit expense for December 1999 is 4.6%. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in assumed health care cost trend rates would change the U.S. postretirement benefit obligation and the service and interest cost components of net periodic postretirement benefit costs by CHF 7.8 million.

43.10 EQUITY PARTICIPATION PLANS

See Note 36 for information on equity participation plans. Additional disclosure for the equity participation plans required by U.S. GAAP follows. The accrued expense for the years ended 31 December 1999 and 31 December 1998 was CHF 2,045 million and CHF 996 million, respectively. The accruals include awards earned currently but issued in the following year.

--------------------------------------------------------------------------------

                                   UBS GROUP

  Stock award and stock purchase plans

The following table shows the shares awarded and the weighted-average fair-market value per share for these plans. The fair values for the stock purchase awards reflect the purchase price paid. For 1999, in addition to the 1998 plan-year awards, the stock bonus awards include 1,405,000 shares issued in an exchange for previously issued non-share awards and for special bonuses and the stock purchase awards include 666,000 shares issued for the current year.

STOCK BONUS PLANS                                             31.12.1999    31.12.1998
-----------------                                             ----------    ----------
Shares awarded..............................................  3,469,000     2,524,000
Weighted-average fair market value per share (in CHF).......        220           210

STOCK PURCHASE PLANS
--------------------
Shares awarded..............................................  1,802,000     1,338,000
Weighted-average fair market value per share (in CHF).......        148           155

Shares awarded in 1998 under both types of plans included Swiss Bank Corporation shares issued to employees prior to the merger. For the above table, the number of these shares and their fair market value have been adjusted for the 1 1/13 Swiss Bank Corporation to UBS AG share conversion rate of the merger.

  Stock Option Plans

During 1998, options that had been issued to Swiss Bank Corporation employees were revised to reflect the 1 1/13 SBC to UBS AG share conversion rate of the merger. Also, during 1998, because of a significant drop in UBS AG share price in the third quarter, employees were given the opportunity to convert options received earlier in the year with a strike price of CHF 270 to a reduced number (2/3) of options with a strike price of CHF 170. The stock option award information in Note 36 reflects both these changes.

Companies that apply APB 25 in determining compensation costs for stock-based compensation awards are required to disclose the effects of the application of the "fair value method" determined under the guidance provided in SFAS No. 123. Under SFAS No. 123, the fair value of compensation cost is recognized, using option pricing models intended to estimate the fair value of the awards at the grant date. The table below illustrates the pro forma effects of applying the fair value method.

CHF MILLION, EXCEPT PER SHARE DATA  31.12.99    31.12.98
----------------------------------  --------    --------
Net income        As reported        6,153       2,972
                  Pro forma          6,027       2,893
Basic EPS         As reported        15.20        7.33
                  Pro forma          14.89        7.14
Diluted EPS       As reported        15.07        7.20
                  Pro forma          14.76        7.01

--------------------------------------------------------------------------------

                                   UBS GROUP

The pro forma amounts in the table above reflect the vesting periods of all options granted. The effects of applying the guidance contained in SFAS 123 for recognizing compensation expense and providing pro forma disclosures are not likely to be representative of the effects on reported Net profit for future years.

The weighted-average fair-value of options granted in 1999 and 1998 was CHF 59 and CHF 54 per share, respectively. The fair value of options granted was determined as of the date of issuance using a proprietary option pricing model, substantially similar to the Black-Scholes, with the following assumptions:

                                                        31.12.1999    31.12.1998
                                                        ----------    ----------
Expected volatility...................................        33%           40%
Risk free interest rate...............................      2.07%         2.56%
Expected dividends....................................       6.2           6.9
Expected life.........................................   6 YEARS       6 years

43.11 REGULATORY CAPITAL

See Note 33 for information on regulatory capital. Internationally, it has been agreed that the Bank for International Settlements (BIS) ratio must be at least 8%. At 31 December 1999, the Group's BIS ratio and Tier 1 ratios were 14.5% and 10.6%, respectively, as compared to 13.2% and 9.3%, respectively, as of 31 December 1998. At 31 December 1999 and 1998, the Group was adequately capitalized under the regulatory provisions outlined under BIS.

--------------------------------------------------------------------------------

                   CONSOLIDATED INTERIM FINANCIAL STATEMENTS

                                   UBS GROUP

                 SIX-MONTH PERIODS ENDED 30 JUNE 2000 AND 1999

                                  (UNAUDITED)

--------------------------------------------------------------------------------

                                   UBS GROUP

                                INCOME STATEMENT
                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED
CHF MILLION, EXCEPT PER SHARE DATA                            NOTE    30.6.00    30.6.99(1)
----------------------------------                            ----    -------    ----------
OPERATING INCOME
Interest income.............................................     3     24,079      16,293
Interest expense............................................     3    (19,753)    (13,540)
                                                                      -------     -------
Net interest income.........................................            4,326       2,753
Credit loss recovery/expense................................               83        (635)
                                                                      -------     -------
Net interest income after credit loss recovery/expense......            4,409       2,118
                                                                      -------     -------
Net fee and commission income...............................     4      7,835       6,184
Net trading income..........................................     5      5,669       4,460
Net gains from disposal of associates and subsidiaries......     6         23       1,778
Other income................................................     7        621         562
                                                                      -------     -------
Total operating income......................................           18,557      15,102
                                                                      -------     -------
OPERATING EXPENSES
Personnel...................................................     8      8,876       6,819
General and administrative..................................     8      3,174       2,388
Depreciation and amortization...............................     8        947         864
                                                                      -------     -------
Total operating expenses....................................           12,997      10,071
OPERATING PROFIT BEFORE TAX AND MINORITY INTERESTS..........            5,560       5,031
                                                                      -------     -------
Tax expense.................................................            1,257       1,151
                                                                      -------     -------
NET PROFIT BEFORE MINORITY INTERESTS........................            4,303       3,880
                                                                      -------     -------
Minority interests..........................................              (35)        (21)
                                                                      -------     -------
NET PROFIT..................................................            4,268       3,859
                                                                      =======     =======
Basic earnings per share (CHF)(3)...........................     9      10.91        9.38
Basic earnings per share before goodwill (CHF)(2)(3)........     9      11.61        9.79
Diluted earnings per share (CHF)(3).........................     9      10.79        9.30
Diluted earnings per share before goodwill (CHF)(2)(3)......     9      11.49        9.71
                                                                      -------     -------

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

(2) The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

(3) 1999 share figures are restated for the two-for-one stock split, approved at the shareholder meeting of 18 April 2000.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                 BALANCE SHEET

CHF MILLION                                                     30.6.00      31.12.99(1)
-----------                                                   -----------    -----------
                                                              (UNAUDITED)
ASSETS
Cash and balances with central banks........................      3,457          5,073
Money market paper..........................................     61,504         69,717
Due from banks..............................................     25,761         29,907
Cash collateral on securities borrowed......................    146,199        113,162
Reverse repurchase agreements...............................    164,866        132,474
Trading portfolio assets....................................    215,649        212,440
Positive replacement values.................................     57,758         64,698
Loans, net of allowance for credit losses...................    233,015        234,858
Financial investments.......................................      9,504          7,039
Accrued income and prepaid expenses.........................      5,817          5,167
Investments in associates...................................        818          1,102
Property and equipment......................................      8,216          8,701
Intangible assets and goodwill..............................      3,545          3,543
Other assets................................................     10,198         11,007
                                                                -------        -------
TOTAL ASSETS................................................    946,307        898,888
                                                                =======        =======
Total subordinated assets...................................        330            600
                                                                -------        -------
LIABILITIES
Money market paper issued...................................     85,409         64,655
Due to banks................................................     75,172         76,365
Cash collateral on securities lent..........................     15,334         12,832
Repurchase agreements.......................................    230,565        196,914
Trading portfolio liabilities...............................     60,279         54,586
Negative replacement values.................................     77,926         95,786
Due to customers............................................    279,915        279,960
Accrued expenses and deferred income........................     14,492         12,040
Long term debt..............................................     52,990         56,332
Other liabilities...........................................     21,950         18,376
                                                                -------        -------
TOTAL LIABILITIES...........................................    914,032        867,846
                                                                -------        -------
MINORITY INTERESTS..........................................        399            434
                                                                -------        -------
SHAREHOLDERS' EQUITY
Share capital...............................................      4,317          4,309
Share premium account.......................................     14,554         14,437
Foreign currency translation................................       (557)          (442)
Retained earnings...........................................     22,431         20,327
Treasury shares.............................................     (8,869)        (8,023)
                                                                -------        -------
TOTAL SHAREHOLDERS' EQUITY..................................     31,876         30,608
                                                                -------        -------
TOTAL LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS'
  EQUITY....................................................    946,307        898,888
                                                                =======        =======
Total subordinated liabilities..............................     14,089         14,801
                                                                =======        =======

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                         STATEMENT OF CHANGES IN EQUITY
                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99(1)
------------------------------                                -------    ----------
CHF MILLION
ISSUED AND PAID UP SHARE CAPITAL
Balance at the beginning of the period......................   4,309        4,300
Issue of share capital......................................       8            6
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD(2).........................   4,317        4,306
                                                              ======       ======
SHARE PREMIUM
Balance at the beginning of the period as previously
  reported..................................................  13,929       13,740
Change in accounting policy.................................     508         (123)
Balance at the beginning of the period (restated)...........  14,437       13,617
Premium on shares issued, and warrants exercised............      74            9
Own equity derivatives......................................    (181)         467
Net premium on treasury share and own equity derivative
  activity..................................................     224          179
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD............................  14,554       14,272
                                                              ======       ======
FOREIGN CURRENCY TRANSLATION
Balance at the beginning of the period......................    (442)        (456)
Movements during the period.................................    (115)         (81)
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD............................    (557)        (537)
                                                              ======       ======
RETAINED EARNINGS
Balance at the beginning of the period as previously
  reported..................................................  20,501       16,293
Changes in accounting policy................................    (174)         (69)
Balance at the beginning of the period (restated)...........  20,327       16,224
Net profit for the period...................................   4,268        3,859
Dividends paid..............................................  (2,164)      (2,051)
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD............................  22,431       18,032
                                                              ======       ======
TREASURY SHARES, AT COST
Balance at the beginning of the period as previously
  reported..................................................  (3,462)      (1,482)
Change in accounting policy.................................  (4,561)      (3,409)
Balance at the beginning of the period (restated)...........  (8,023)      (4,891)
Acquisitions................................................  (6,591)      (2,983)
Disposals...................................................   5,745        3,002
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD(3).........................  (8,869)      (4,872)
                                                              ======       ======
TOTAL SHAREHOLDERS' EQUITY..................................  31,876       31,201
                                                              ======       ======

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

(2) Comprising 431,696,624 ordinary shares as of 30 June 2000 and 430,577,614 ordinary shares as of 30 June 1999, at CHF 10 each, fully paid.

(3) Comprising 40,269,350 ordinary shares as of 30 June 2000 and 22,395,766 ordinary shares as of 30 June 1999.

In addition to treasury shares, a maximum of 254,446 unissued shares (conditional capital) (1,373,456 as of 30 June 1999) can be issued without the approval of the shareholders. This amount consists of unissued and reserved shares for the former Swiss Bank Corporation employee share ownership plan and optional dividend warrants. The optional dividend warrants were granted in lieu of a cash dividend by the former Swiss Bank Corporation in February 1996 (at the option of the shareholder).

--------------------------------------------------------------------------------

                                   UBS GROUP

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99(1)
------------------------------                                -------    ----------
CHF MILLION
-----------
CASH FLOW FROM/(USED IN) OPERATING ACTIVITIES
Net profit..................................................    4,268       3,859
ADJUSTMENTS TO RECONCILE TO CASH FLOW FROM/(USED IN)
  OPERATING ACTIVITIES
Non cash items included in net profit and other adjustments:
  Depreciation and amortization.............................      947         864
  Provision for credit losses...............................      (83)        635
  Income from associates....................................      (59)       (102)
  Deferred tax expense......................................      213         193
  Net gain from investing activities........................     (299)     (1,997)
Net increase/(decrease) in operating assets:................
  Net due from/to banks.....................................   (1,005)     (2,091)
  Reverse repurchase agreements, cash collateral on
     securities borrowed....................................  (65,429)     13,509
  Trading portfolio including net replacement values........   (8,436)      1,257
  Loans due to/from customers...............................    1,881      14,486
  Accrued income, prepaid expenses and other assets.........      159         306
Net increase/(decrease) in operating liabilities:...........
  Repurchase agreements, cash collateral on securities
     lent...................................................   36,153      (2,637)
  Accrued expenses and other liabilities....................    6,354      (6,647)
  Income taxes paid.........................................     (535)       (591)
                                                              -------     -------
NET CASH FLOW FROM/(USED IN) OPERATING ACTIVITIES...........  (25,871)     21,044
                                                              =======     =======
CASH FLOW FROM/(USED IN) INVESTING ACTIVITIES
Investments in subsidiaries and associates..................     (282)       (339)
Disposal of subsidiaries and associates.....................      370       3,350
Purchase of property and equipment..........................     (928)     (1,096)
Disposal of property and equipment..........................      763         279
Net (investment)/divestment in financial investments........   (2,216)        293
                                                              -------     -------
NET CASH FLOW FROM/(USED IN) INVESTING ACTIVITIES...........   (2,293)      2,487
                                                              =======     =======
CASH FLOW FROM FINANCING ACTIVITIES
Money market paper issued...................................   20,754       4,463
Net movements in treasury shares and treasury share contract
  activity..................................................     (729)        674
Capital issuance............................................        8           6
Dividends paid..............................................   (2,164)     (2,051)
Issuance of long term debt..................................    7,452       5,225
Repayment of long term debt.................................  (10,794)     (1,081)
Repayment of minority interests.............................      (20)       (689)
                                                              -------     -------
NET CASH FLOW FROM FINANCING ACTIVITIES.....................   14,507       6,547
Effects of exchange rate differences........................     (131)        (46)
                                                              =======     =======
NET INCREASE/(DECREASE) IN CASH EQUIVALENTS.................  (13,788)     30,032
Cash and cash equivalents, beginning of period..............  102,277      83,678
                                                              -------     -------
Cash and cash equivalents, end of period....................   88,489     113,710
                                                              =======     =======
CASH AND CASH EQUIVALENTS COMPRISE:
Cash and balances with central banks........................    3,457       3,135
Money market paper..........................................   61,504      65,688
Bank deposits maturing in less than 3 months................   23,528      44,887
                                                              -------     -------
TOTAL.......................................................   88,489     113,710
                                                              =======     =======

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                       NOTES TO THE FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1  BASIS OF ACCOUNTING

The consolidated interim financial statements have been prepared in accordance with and comply with International Accounting Standard ("IAS") 34, "Interim Financial Reporting."

In the first half of 2000, the Group reorganized its business divisions. The segment reporting for the six-month period ended 30 June 2000, as well as the comparative segment reporting for the first six-month period ended 30 June 1999, have been restated to reflect the new Group structure.

At the Annual General Meeting of shareholders held on 18 April 2000, a two-for-one stock split was approved to be effective 8 May 2000. Share and per share information have been adjusted to retroactively reflect the stock split.

In preparing the consolidated interim financial statements, the same accounting policies and methods of computation are followed as in the consolidated financial statements as of 31 December 1999 and for the year then ended, with the exception of the following changes in accounting policies:

  IAS 37 Provisions, Contingent Liabilities and Contingent Assets

In July 1998, the IASC issued IAS 37, Provisions, Contingent Liabilities and Contingent Assets, which has been adopted for the Group's financial statements as of 1 January 2000. The Standard provides recognition and measurement requirements for provisions. IAS 37 also provides accounting and disclosure requirements for contingent liabilities and contingent assets.

  IAS 38 Intangible Assets

In July 1998, the IASC issued IAS 38 Intangible Assets, which the Group adopted prospectively as of 1 January 2000. The standard requires the capitalization and amortization of certain intangible assets, if it is probable that the future economic benefits that are attributable to the assets will flow to the enterprise and the cost can be measured reliably.

  IAS 10 (revised), Events after the Balance Sheet Date

In May 1999, the IASC issued IAS 10 (revised), Events after the Balance Sheet Date, which has been adopted for the Group's financial statements as of 1 January 2000. IAS 10 (revised) establishes requirements for the recognition and disclosure of events after the balance sheet date. The adoption of IAS 10 (revised) had no impact on any comparative financial information.

  Interpretation SIC 16, Share Capital -- Reacquired Own Equity Instruments (Treasury Shares)

In May 1999, the IASC issued Interpretation SIC 16, Share Capital -- Reacquired Own Equity Instruments (Treasury Shares), which the Group adopted as of 1 January 2000. The interpretation provides guidance for the recognition, presentation and disclosure of treasury shares. SIC 16 applies to own shares and derivatives on own shares held for trading and non-trading purposes. SIC 16 requires own shares and derivatives on own shares to be presented as treasury shares and deducted from shareholders' equity. Gains and losses relating to the sale of own shares and derivatives on own shares are recognized as a change in shareholders' equity.

As a result of the adoption of Interpretation SIC 16, prior periods presented have been retroactively restated. Net trading income and income tax expense were reduced by CHF 138 million and CHF 35 million, respectively, for the six-month period ended 30 June 1999. Shareholders' equity and total assets were reduced by CHF 4,277 million for 31 December 1999. Of the CHF 4,227 million

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

reduction to total assets, CHF 4,561 million was a reduction in trading portfolio assets and the remaining CHF 334 million was a reduction to negative replacement values. In addition, the opening balance in shareholders' equity was adjusted as of 1 January 1998.

  Offsetting of Amounts Related to Certain Contracts

In order to improve comparability with its main competitors, the Group has offset positive and negative replacement values and reverse repurchase agreements and repurchase agreements with the same counter-party for transactions covered by legally enforceable master netting agreements. This change became effective as of 1 January 2000 and all prior periods presented have been restated. Positive and negative replacement values have been reduced by CHF 66,136 million as of 31 December 1999. Reverse repurchase and repurchase agreements have been reduced by CHF 12,322 million as of 31 December 1999.

  Interest and Dividend Income and Expenses on Trading Assets and Liabilities

In prior periods, interest and dividend income and expense on trading assets and liabilities were included in net trading income. In order to improve comparability with its main competitors, the Group has included interest and dividend income on trading assets and interest expense on trading liabilities in interest income and interest expense, respectively, and has discontinued the allocation of funding costs to net trading income. This change in presentation became effective as of 1 January 2000. The comparative financial information for 1999 has been restated to comply with this change.

Interest income and interest expense was increased by CHF 8,144 million and CHF 8,756 million, respectively, for the six-month period ended 30 June 1999. In addition, net trading income was increased by CHF 612 million for the six-month period ended 30 June 1999.

  Tax Expense

In prior periods, capital taxes were included in tax expense. The Group has reclassified capital taxes from tax expense to general and administrative expenses for the six-month period ended 30 June 1999.

NOTE 2  REPORTING BY BUSINESS GROUP

The business group results have been presented on a management reporting basis. Consequently, internal charges and transfer pricing adjustments have been reflected in the performance of each business. The basis of the reporting reflects the management of the business within the Group. Total revenue includes income, which is directly attributable to a business group whether from sales to external customers or from transactions with other segments. Revenue sharing agreements are used to allocate external customer revenues to a business group on a reasonable basis. Transactions between business groups are conducted at arms length.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED 30 JUNE 2000

                                                         UBS
                                           UBS          ASSET         UBS      CORPORATE     UBS
                                       SWITZERLAND    MANAGEMENT    WARBURG     CENTER      GROUP
CHF MILLION                            -----------    ----------    -------    ---------    ------
Revenues.............................     7,274          972        10,195         33       18,474
Credit loss recovery(1)..............      (423)           0          (115)       621           83
                                          -----          ---        ------       ----       ------
Total operating income...............     6,851          972        10,080        654       18,557
                                          -----          ---        ------       ----       ------
Personnel expenses...................     2,416          421         5,749        290        8,876
General and administrative
  expenses...........................     1,163          196         1,437        378        3,174
Depreciation.........................       230           22           285        135          672
Amortization of goodwill and other
  intangible assets..................        44          131            77         23          275
                                          -----          ---        ------       ----       ------
Total operating expenses.............     3,853          770         7,548        826       12,997
                                          -----          ---        ------       ----       ------
SEGMENT PERFORMANCE BEFORE TAX.......     2,998          202         2,532       (172)       5,560
Tax expense..........................                                                        1,257
                                          -----          ---        ------       ----       ------
NET PROFIT BEFORE MINORITY
  INTERESTS..........................                                                        4,303
Minority interests...................                                                          (35)
                                          -----          ---        ------       ----       ------
NET PROFIT...........................                                                        4,268
                                          =====          ===        ======       ====       ======

---------------
(1) In order to show the relevant business group performance over time, adjusted expected loss figures rather than the net credit recovery are reported for all business groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures to the net credit loss expenses for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit recovery/(expense) for financial reporting purposes of CHF 83 million for the six month period ended 30 June 2000 is as follows: UBS Switzerland CHF 237 million, UBS Warburg CHF (154) million.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED 30 JUNE 1999(2)

                                                         UBS
                                           UBS          ASSET         UBS      CORPORATE     UBS
                                       SWITZERLAND    MANAGEMENT    WARBURG     CENTER      GROUP
             CHF MILLION               -----------    ----------    -------    ---------    ------
Revenues.............................     6,327          644         7,179       1,587      15,737
Credit loss expense(1)...............      (560)           0          (171)         96        (635)
                                          -----          ---         -----       -----      ------
Total operating income...............     5,767          644         7,008       1,683      15,102
                                          -----          ---         -----       -----      ------
Personnel expenses...................     2,383          281         4,073          82       6,819
General and administrative
  expenses...........................       988          125         1,175         100       2,388
Depreciation.........................       229            9           332         123         693
Amortization of goodwill and other
  intangible assets..................         9           57            82          23         171
                                          -----          ---         -----       -----      ------
Total operating expenses.............     3,609          472         5,662         328      10,071
                                          -----          ---         -----       -----      ------
SEGMENT PERFORMANCE BEFORE TAX.......     2,158          172         1,346       1,355       5,031
Tax expense..........................                                                        1,151
                                          -----          ---         -----       -----      ------
NET PROFIT BEFORE MINORITY
  INTERESTS..........................                                                        3,880
Minority interests...................                                                          (21)
                                          -----          ---         -----       -----      ------
NET PROFIT...........................                                                        3,859
                                          =====          ===         =====       =====      ======

---------------
(1) In order to show the relevant business group performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all business groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures to the net credit loss expenses for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss expense for financial reporting purposes of CHF 635 million for the six-month period ended 30 June 1999 is as follows:
    UBS Switzerland CHF 617 million, UBS Warburg CHF 14 million, Corporate Center CHF 4 million.

(2) The 1999 figures have been restated to reflect the new Group structure and retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

INCOME STATEMENT

NOTE 3  NET INTEREST INCOME

FOR THE SIX-MONTH PERIOD ENDED                                30.06.00    30.06.99(1)
------------------------------                                --------    -----------
CHF MILLION
INTEREST INCOME
Interest earned on loans and advances to banks..............    2,079        2,467
Interest earned on loans and advances to customers..........    7,153        5,639
Interest from finance leasing...............................       19           23
Interest earned on securities borrowed and reverse
  repurchase agreements.....................................    9,019        5,392
Interest and dividend income from financial investments.....      100           66
Interest and dividend income from trading portfolio.........    5,576        2,622
Other.......................................................      133           84
                                                               ------       ------
TOTAL.......................................................   24,079       16,293
                                                               ======       ======
INTEREST EXPENSE
Interest on amounts due to banks............................    2,230        1,695
Interest on amounts due to customers........................    4,453        4,060
Interest on securities lent and repurchase agreements.......    6,707        4,218
Interest and dividend expense from trading portfolio........    2,724        1,078
Interest on medium and long term debt.......................    3,639        2,489
                                                               ------       ------
TOTAL.......................................................   19,753       13,540
                                                               ======       ======
NET INTEREST INCOME.........................................    4,326        2,753
                                                               ======       ======

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 4  NET FEE AND COMMISSION INCOME

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00         30.6.99
------------------------------                                -------         -------
CHF MILLION
CREDIT-RELATED FEES AND COMMISSIONS.........................     145             215
                                                               -----           -----
SECURITY TRADING AND INVESTMENT ACTIVITY FEES
Underwriting and corporate finance fees.....................   1,069             826
Brokerage fees..............................................   2,979           1,882
Investment fund fees........................................   1,360             925
Fiduciary fees..............................................     175             162
Custodian fees..............................................     726             788
Portfolio and other management and advisory fees............   1,913           1,476
Other.......................................................      29              53
                                                               -----           -----
TOTAL.......................................................   8,251           6,112
                                                               -----           -----
COMMISSION INCOME FROM OTHER SERVICES.......................     391             367
                                                               -----           -----
TOTAL FEE AND COMMISSION INCOME.............................   8,787           6,694
                                                               -----           -----
FEE AND COMMISSION EXPENSE
Brokerage fees paid.........................................     582             359
Other.......................................................     370             151
                                                               -----           -----
TOTAL.......................................................     952             510
                                                               -----           -----
NET FEE AND COMMISSION INCOME...............................   7,835           6,184
                                                               =====           =====

NOTE 5  NET TRADING INCOME

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99(1)
------------------------------                                -------    ----------
CHF MILLION
FOREIGN EXCHANGE(2).........................................     680         718
Fixed income................................................     643       1,303
Equities....................................................   4,346       2,439
                                                              ------       -----
NET TRADING INCOME..........................................   5,669       4,460
                                                              ======       =====

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

(2) Includes other trading income such as bank notes, precious metals and commodities.

NOTE 6  NET GAINS FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99
------------------------------                                -------    -------
CHF MILLION
Net income from disposal of consolidated subsidiaries.......     0            1
Net gains from the disposal of investments in associates....    23        1,777
                                                                --        -----
NET GAINS FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES......    23        1,778
                                                                ==        =====

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 7  OTHER INCOME

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99
------------------------------                                -------    -------
CHF MILLION
INVESTMENTS IN FINANCIAL ASSETS (DEBT AND EQUITY)
Net income from disposal of private equity investments......    411        150
Net income from disposal of other financial assets..........     84         30
Net losses from revaluation of financial assets.............   (218)       (20)
                                                               ----        ---
TOTAL.......................................................    277        160
                                                               ----        ---
INVESTMENTS IN PROPERTY
Net income from disposal of properties held for resale......     37         36
Net losses from revaluation of properties held for resale...    (66)        (9)
Net income from other properties............................     28         33
                                                               ----        ---
TOTAL.......................................................     (1)        60
                                                               ----        ---
EQUITY INCOME FROM INVESTMENTS IN ASSOCIATES................     59        102
                                                               ----        ---
OTHER.......................................................    286        240
                                                               ----        ---
TOTAL OTHER INCOME..........................................    621        562
                                                               ====        ===

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 8  OPERATING EXPENSES

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99
------------------------------                                -------    -------
CHF MILLION
PERSONNEL EXPENSES
Salaries and bonuses........................................   7,270      5,372(1)
Contractors.................................................     335        386
Insurance and social contributions..........................     490        372(1)
Contributions to retirement benefit plans...................     238        242
Employee share plans........................................      41        109
Other personnel expenses....................................     502        338
                                                              ------     ------
TOTAL.......................................................   8,876      6,819
                                                              ======     ======
GENERAL AND ADMINISTRATIVE EXPENSES
Occupancy...................................................     474        400
Rent and maintenance of machines and equipment..............     256        123
Telecommunications and postage..............................     412        371
Administration..............................................     358        337
Marketing and public relations..............................     209        107
Travel and entertainment....................................     292        247
Professional fees...........................................     278        297
IT and other outsourcing....................................     564        399
Other.......................................................     331        107
                                                              ------     ------
TOTAL.......................................................   3,174      2,388
                                                              ======     ======
DEPRECIATION AND AMORTIZATION
Property, equipment and software............................     672        693
Goodwill and other intangible assets........................     275        171
                                                              ------     ------
TOTAL.......................................................     947        864
                                                              ======     ======
TOTAL OPERATING EXPENSES....................................  12,997     10,071
                                                              ======     ======

---------------
(1) Bonus related social contribution costs of CHF 125 million for the six months ended 30 June 1999 have been reclassified from Salaries and bonuses to Insurance and social contributions.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 9  EARNINGS PER SHARE

               FOR THE SIX-MONTH PERIOD ENDED                   30.6.00      30.6.99(1)
               ------------------------------                 -----------    -----------
BASIC EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million).....................        4,268          3,859
Net profit for the period before goodwill amortization (CHF
  million)(2)...............................................        4,543          4,030
Weighted average shares outstanding:
Registered ordinary shares..................................  431,147,206    430,232,988
Treasury shares.............................................  (39,936,372)   (18,746,327)(3)
                                                              -----------    -----------
WEIGHTED AVERAGE SHARES FOR BASIC EARNINGS PER SHARE........  391,210,834    411,486,661
                                                              ===========    ===========
BASIC EARNINGS PER SHARE (CHF)..............................        10.91           9.38
BASIC EARNINGS PER SHARE BEFORE GOODWILL AMORTIZATION
  (CHF)(2)..................................................        11.61           9.79
                                                              ===========    ===========
DILUTED EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million).....................        4,268          3,859
Net profit for the period before goodwill amortization (CHF
  million)(2)...............................................        4,543          4,030
Weighted average shares for basic earnings per share........  391,210,834    411,486,661
Potential dilutive ordinary shares resulting from
  outstanding options, warrants and convertible debt
  securities................................................    4,201,494      3,673,968(4)
                                                              ===========    ===========
WEIGHTED AVERAGE SHARES FOR DILUTED EARNINGS PER SHARE......  395,412,328    415,160,629
                                                              ===========    ===========
DILUTED EARNINGS PER SHARE (CHF)............................        10.79           9.30
DILUTED EARNINGS PER SHARE BEFORE GOODWILL AMORTIZATION
  (CHF)(2)..................................................        11.49           9.71
                                                              ===========    ===========

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

(2) The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

(3) Treasury shares have increased by 6,679,451 for the six-month period ended 30 June 1999, due to a change in accounting policy (see Note 1: Basis of Accounting).

(4) Share amount has been adjusted by 1,247,968, representing other potential dilutive instruments for the six-month period ended 30 June 1999, due to a change in accounting policy (see Note 1: Basis of Accounting).

The 1999 share figures are restated for the two-for-one stock split, approved at the shareholder meeting of 18 April 2000.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 10 DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements of the Group have been prepared in accordance with IAS. The principles of IAS differ in certain respects from U.S. GAAP. A summary of the significant accounting valuation and presentation differences between IAS and U.S. GAAP can be found at Notes 42.1 and 42.4 of the 31 December 1999 financial statements. The following is provided to supplement those discussions for the six month period ended 30 June 2000.

  10.1 Valuation, income recognition and presentation differences between International Accounting Standards and United States Generally Accepted Accounting Principles

     10.1.1 Goodwill

For the six month period ended 30 June 2000, goodwill was reduced by CHF 178 million due to the recognition of deferred tax assets of Swiss Bank Corporation which had previously been subject to valuation reserves.

     10.1.2 Restructuring provision

For the six-month period ended 30 June 2000, a CHF 130 million additional restructuring expense was recognized for U.S. GAAP. The usage of the U.S. GAAP restructuring provision was as follows:

                                                                          JAN-JUNE    JAN-JUNE
                                                              BALANCE       2000        2000       BALANCE
                                                               1.1.00      USAGE      REVISION     30.6.00
CHF MILLION                                                   --------    --------    --------    ---------
PERSONNEL.................................................       681          57          70          694
PREMISES..................................................       240          98          45          187
IT........................................................        27           3           0           24
OTHER.....................................................       129           6          15          138
                                                                ----       -----       -----        -----
         TOTAL............................................     1,077         164         130        1,043
                                                                ----       -----       -----        -----

     10.1.3 Software capitalization

Under IAS, effective 1 January 2000, certain costs associated with the acquisition or development of internal use software are required to be capitalized. Once the software is ready for its intended use, the costs capitalized are amortized to the Income statement over estimated lives. Under U.S. GAAP, the same principle applies, however this standard was effective 1 January 1999. For purposes of the U.S. GAAP reconciliation, the costs associated with the acquisition or development of internal use software that met the U.S. GAAP software capitalization criteria in 1999 have been reversed from Operating expenses and amortized over a life of 2 years. From 1 January 2000, the only remaining reconciliation item is the amortization of software capitalized in 1999 for U.S. GAAP purposes.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

  10.2 Reconciliation of IAS Shareholders' equity and Net profit to U.S. GAAP

                                                                        30.06.00
                                                              -----------------------------
                                                                                NET PROFIT
                                                                                SIX-MONTH
                                                              SHAREHOLDERS'       PERIOD
                                                                 EQUITY           ENDED
                                                              -------------    ------------
CHF MILLION

AMOUNTS DETERMINED IN ACCORDANCE WITH IAS...................     31,876            4,268
                                                                 ------           ------
ADJUSTMENTS IN RESPECT OF:
a. SBC PURCHASE ACCOUNTING:
   GOODWILL.................................................     18,728             (860)
   OTHER PURCHASE ACCOUNTING ADJUSTMENTS....................       (833)              25
c. RESTRUCTURING PROVISION..................................        193             (157)
d. DERIVATIVE INSTRUMENTS HELD OR ISSUED FOR NON-TRADING
   PURPOSES.................................................       (763)          (1,270)
f. FINANCIAL INVESTMENTS....................................        190               25
g. PENSION LIABILITIES AND PENSION COSTS....................      1,886               47
h. POSTRETIREMENT BENEFITS..................................        (20)               4
i. EQUITY PARTICIPATION PLANS...............................       (187)             (44)
j. SOFTWARE CAPITALIZATION..................................        309              (80)
   TAX ADJUSTMENTS..........................................       (433)              71
                                                                 ------           ------
          TOTAL ADJUSTMENTS.................................     19,070           (2,239)
                                                                 ------           ------
AMOUNTS DETERMINED IN ACCORDANCE WITH U.S. GAAP: ...........     50,946            2,029
                                                                 ======           ======
OTHER COMPREHENSIVE INCOME..................................                          34
COMPREHENSIVE INCOME........................................                       2,063
                                                                                  ======

Note: References above refer to the discussions in Note 42.1 of the restated 31 December 1999 financial statements.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

  10.3 Earnings per share

Under IAS and U.S. GAAP, basic earnings per share ("EPS") is computed by dividing income available to common shareholders' by the weighted-average number of common shares outstanding. Diluted EPS includes the determinants of basic EPS and, in addition, gives effect to dilutive potential common shares that were outstanding during the period.

The computation of basic and diluted EPS for the six-month period ended 30 June 2000 is presented in the following table:

FOR THE SIX-MONTH PERIOD ENDED                                  30.6.00
------------------------------                                ------------
Net profit available for ordinary shares (CHF million):
  IAS.......................................................        4,268
  U.S. GAAP.................................................        2,029
Weighted average shares outstanding:........................  391,210,834
Diluted weighted average shares outstanding:................  395,412,328
Basic earnings per share (CHF):
  IAS.......................................................        10.91
  U.S. GAAP.................................................         5.19
Diluted earnings per share (CHF):
  IAS.......................................................        10.79
  U.S. GAAP.................................................         5.13

  10.4 Consolidated Income Statement

The following is a Consolidated Income Statement of the Group, for the six month period ended 30 June 2000, restated to reflect the impact of valuation and income recognition differences and presentation differences between IAS and U.S. GAAP.

FOR THE SIX-MONTH PERIOD ENDED                                                     30.6.00
------------------------------                                               -------------------
CHF MILLION                                                                  U.S. GAAP     IAS
-----------                                                                  ---------    ------
OPERATING INCOME
Interest income.............................................  a               23,988      24,079
Less: interest expense......................................  a               19,738      19,753
                                                                              ------      ------
Net interest income.........................................                   4 250       4,326
Credit loss recovery........................................                      83          83
                                                                              ------      ------
Total.......................................................                   4,333       4,409
Net fee and commission income...............................                   7,835       7,835
Net trading income..........................................  d                4,399       5,669
Other income, including income from associates..............  f                  669         644
                                                                              ------      ------
Total.......................................................                  17,236      18,557
                                                                              ------      ------

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED                                                     30.6.00
------------------------------                                               -------------------
CHF MILLION                                                                  U.S. GAAP     IAS
-----------                                                                  ---------    ------
OPERATING EXPENSES
Personnel...................................................  g,h,i            8,869       8,876
General and administrative..................................  c                3,201       3,174
Depreciation and amortization...............................  a,j              1,786         947
Restructuring costs.........................................  c                  130           0
                                                                              ------      ------
Total.......................................................                  13,986      12,997
                                                                              ------      ------
OPERATING PROFIT BEFORE TAX AND MINORITY INTERESTS..........                   3,250       5,560
                                                                              ------      ------
Tax expense.................................................                   1,186       1,257
NET PROFIT BEFORE MINORITY INTERESTS........................                   2,064       4,303
                                                                              ------      ------
Less: Minority interests....................................                      35          35
                                                                              ------      ------
NET PROFIT..................................................                   2,029       4,268
                                                                              ======      ======
Other comprehensive income..................................                      34
COMPREHENSIVE INCOME........................................                   2,063
                                                                              ======

---------------
Note: References above refer to the discussions in Note 42.1 and Note 42.4 of the restated 31 December 1999 financial statements. These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

  10.5 Condensed Consolidated Balance Sheet

The following is a Condensed Consolidated Balance Sheet of the Group, as of 30 June 2000, restated to reflect the impact of valuation and income recognition principles and presentation differences between IAS and U.S. GAAP.

                                                                                 30.06.00
                                                                            ------------------
                                                                             U.S.
                                                                             GAAP        IAS
CHF MILLION                                                                 -------    -------
ASSETS
Cash and balances with central banks.....................                     3,457      3,457
Money market paper.......................................                    61,504     61,504
Due from banks...........................................            3,a     44,627     25,761
Cash collateral on securities borrowed...................                   146,199    146,199
Reverse repurchase agreements............................                   164,866    164,866
Trading portfolio........................................            2,3    205,342    215,649
Positive replacement values..............................              2     57,378     57,758
Loans, net of allowance for credit losses................            3,a    241,802    233,015
Financial investments....................................            f,4      3,624      9,504
Accrued income and prepaid expenses......................                     5,817      5,817
Investments in associates................................                       818        818
Property and equipment...................................            a,j      9,094      8,216
Intangible assets and goodwill...........................              a     20,510      3,545
Private equity investments...............................              4      3,881          0
Other assets.............................................  d,g,h,i,2,3,4     21,342     10,198
                                                                            -------    -------
TOTAL ASSETS.............................................                   990,261    946,307
                                                                            -------    -------
LIABILITIES
Money market paper issued................................                    85,409     85,409
Due to banks.............................................              3     93,276     75,172
Cash collateral on securities lent.......................                    15,334     15,334
Repurchase agreements....................................              3    214,862    230,565
Trading portfolio liabilities............................                    60,279     60,279
Negative replacement values..............................              2     77,548     77,926
Due to customers.........................................            3,a    298,434    279,915
Accrued expenses and deferred income.....................                    14,492     14,492
Long-term debt...........................................              a     53,120     52,990
Other liabilities........................................  a,c,d,f,i,2,6     26,162     21,950
                                                                            -------    -------
TOTAL LIABILITIES........................................                   938,916    914,032
                                                                            -------    -------
MINORITY INTERESTS.......................................                       399        399
                                                                            -------    -------
TOTAL SHAREHOLDERS' EQUITY...............................                    50,946     31,876
                                                                            -------    -------
TOTAL LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS'
  EQUITY.................................................                   990,261    946,307
                                                                            =======    =======

---------------
Note: References above refer to the discussions in Note 42.1 and Note 42.4 of the restated 31 December 1999 financial statements. These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 11  ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP

In addition to the differences in valuation and income recognition and presentation, disclosure differences exist between IAS and U.S. GAAP. The following are additional U.S. GAAP disclosures that relate to the basic financial statements.

  11.1 IAS Restructuring Provision Usage

                                                                                           SIX-MONTH
                                                                                            PERIOD
                                                                                             ENDED
CHF MILLION                                       PERSONNEL    IT     PREMISES    OTHER     30.6.00
-----------                                       ---------    ---    --------    -----    ---------
UBS Switzerland.................................     53         19        1        20            93
  Private and Corporate Clients.................     53         14        1        20            88
  Private Banking...............................      0          5        0         0             5
UBS Asset Management............................      1          0        0         0             1
UBS Warburg.....................................      0          0        0         0             0
Corporate Center................................      3          0       91         3            97
                                                     --        ---       --        --       -------
GROUP TOTAL.....................................     57         19       92        23           191
                                                     --        ---       --        --       -------

                                                                                            30.6.00
                                                                                           ---------
Restructuring provision as of 31.12.1997........                                              7,000
Additional provision in 1999....................                                                300
Used in 1998....................................                                             (4,027)
Used in 1999....................................                                             (1,844)
Used in 2000....................................                                               (191)
                                                                                            -------
Total used through 30.06.2000...................                                              6,062
                                                                                            -------
RESTRUCTURING PROVISION REMAINING...............                                              1,238
                                                                                            -------

  11.2 Segment Reporting

UBS is organized into three business groups: UBS Switzerland, UBS Warburg and UBS Asset Management, and our Corporate Center.

UBS Switzerland encompasses Private Banking and Private and Corporate Clients.

Private Banking offers a broad portfolio of financial products and services to offshore and Swiss high net worth clients who bank in Switzerland or other offshore centers, and to the financial intermediaries advising them. The business unit's products and services are aimed at encompassing the complete life cycle of the client, including succession planning and the generational change. Private Banking provides a number of asset-based, transaction-based and other services. Asset-based services include custodial services, deposit accounts, loans and fiduciary services while transaction-based services include trading and brokerage and investment fund services. The division also provides financial planning and consulting and offers financial planning instruments to clients. These services include establishing proprietary trusts and foundations, the execution of wills, corporate and tax structuring and tax efficient investments.

Private and Corporate Clients is the leading retail bank in Switzerland and targets individual clients with assets of up to approximately CHF 1 million and business and corporate clients in Switzerland.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

Private and Corporate Clients provides a broad range of products and services to these clients, including retail banking, investment services and lending.

UBS Warburg is made up of four business units; Corporate and Institutional Clients, UBS Capital, Private Clients and e-services.

Corporate and Institutional Clients is one of the leading global investment banks and is headquartered in London. It provides wholesale financial and investment products and services globally to a diversified client base, which includes institutional investors (including institutional asset managers and broker-dealers), corporations, sovereign governments and supranational organizations. Corporate and Institutional Clients also manages cash and collateral trading on behalf of the Group and executes the vast majority of the Group's retail securities, derivatives and foreign currency exchange transactions.

UBS Capital is the Group's global private equity business. UBS Capital invests in unlisted companies, managing these investments over a medium-term time horizon to increase their value and "exiting" the investment in a manner that will maximize the capital gain. The business unit seeks to make both majority and minority equity investments in established and emerging unlisted companies, either with the Group's own capital or through sponsored investment funds. UBS Capital endeavors to create investment value by working together with management to develop the businesses it invests in over the medium term in order to optimize their performance.

Private Clients provides onshore private banking services for high net worth individuals in key markets world-wide, providing a similar range of services to Private Banking, but specializing in combining traditional private banking services with investment banking innovation. For example, Private Clients offers innovative products allowing clients to release value from own-company shareholdings or options.

e-services is a new business, currently working towards a client launch in Germany in the Autumn of 2000. e-services will provide personalized investment and advisory services at competitive fees for affluent clients in Europe, delivered via a multi-channel structure which integrates internet, call centers and investment centers. e-services will deliver a distinctive set of services, including advanced financial planning and asset allocation, and investment products such as UBS and third-party funds, securities and pension products.

UBS Asset Management is made up of two business units: Institutional Asset Management and Investment Funds/GAM.

Institutional Asset Management is responsible for the Group's institutional asset management business, and for the investment management of the Groups mutual funds. Its diverse institutional client base located throughout the world consists of corporate and public pension plans, endowments and private foundations, insurance companies, central banks and supranationals, quasi-institutions, and financial advisers.

Investment Funds/GAM is the mutual funds business of UBS. Investment Funds is one of the leading mutual funds providers in Europe and the seventh largest in the world. GAM is a diversified asset management group with assets composed primarily of private client accounts, institutional and mutual funds. Global Asset Management operates under its established brand name within UBS Asset Management and employs its own distinctive investment style. UBS Asset Management will increasingly leverage Global Asset Management's range of mutual funds and its multi-manager selection process, in which it selects the top 90 out of about 6,000 third-party fund providers, to enhance the range of its investment styles and products.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

The Corporate Center encompasses Group level functions which cannot be devolved to the operating divisions. Additionally, the Corporate Center plays an active role with regard to funding, capital and balance sheet management and management of foreign currency earnings.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated expenses, other than any underwriting discounts and commission and expenses reimbursed by the Registrant, to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement:

Securities and Exchange Commission registration fees........  $
NASD fees...................................................
Printing and engraving expenses.............................
[Blue Sky fees and expenses]................................
Legal fees and expenses.....................................
Accountants' fees and expenses..............................
Trustee and Transfer Agent fees and expenses................
Miscellaneous...............................................
                                                              ----------
  TOTAL.....................................................  $
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

UBS AG
Under Swiss law, directors and senior officers acting in violation of their statutory duties -- whether dealing with bona fide third parties or performing any other acts on behalf of the corporation -- may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or willful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

Because UBS AG is a Swiss company headquartered in Switzerland, many of the directors and officers of UBS AG are residents of Switzerland and not the U.S. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

    - effect service within the U.S. upon UBS AG and the directors and officers of UBS AG located outside the U.S.,

    - enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts,

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PART II
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    - enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the U.S., and

    - enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

Neither the UBS articles of association nor Swiss statutory law contain provisions regarding the indemnification of directors and officers.

According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

UBS maintains directors' and officers' insurance for its directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

In the three years preceding the filing of this Registration Statement, UBS AG has sold the following securities that were not registered under the Securities Act. UBS Warburg LLC or another affiliate thereof was the principal underwriter for each of the following issuances and, except as otherwise described below, the securities were offered to, and purchased by, institutional investors. The following issuances were not subject to the registration requirements of the Securities Act of 1933 because the securities were offered and sold either outside the United States in a manner not requiring registration under the Securities Act or within the United States in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D thereunder.

1998

February, 1998:  XEU 110,000,000 1.00% convertible debt on FTSI Index.

March, 1998:  USD 250,000,000 5.75% debt.

March-December, 1998: convertible debt and reverse convertible debt that combines a bond and a put option on a stock or stock index issued under the "cash or share delivery" ("Geld-Oder-Aktien-Lieferung" or "GOAL") plan through 14 separate GOALs, offered on various dates, at various interest rates, with maturities at the time of initial issuance ranging from 2 to 10 years, and denominated in CHF, DEM, USD, ITL and NLG. The aggregate amount issued over this period was CHF 3,357,000,000, USD 275,000,000, DEM 300,000,000,
ITL 350,000,000,000 and NLG 275,000,000. One of the issuances was offered to, and purchased by, retail clients and institutional investors, the other 13 issuances were offered to, and purchased by, only institutional investors.

July-December, 1998: 20,614 ordinary shares of UBS AG in accordance with the management stock plan (management aktien programm).

July-December, 1998: 1,729 ordinary shares of UBS AG pursuant to exercise of 17,290 outstanding options (with 5,434,600 options remaining unexercised) in accordance with the management stock option plan (optionen wahldividende).

1999

January-December, 1999: convertible debt and reverse convertible debt that combines a bond and a put option on a stock or stock index issued under the GOAL plan through 26 separate GOALs,

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

offered on various dates, at various interest rates, with maturities at the time of initial issuance ranging from 1 to 7 years, and denominated in CHF, EUR, USD and GBP. The aggregate amount issued over this period was CHF 1,210,000,000, EUR 492,000,000, USD 451,000,000 and GBP 95,000,000.

January-December, 1999: convertible and ordinary debt issued by the Jersey branch of UBS AG under a medium term note program (the "European MTN Program") through 9 separate issuances, offered on various dates, at various interest rates, with maturities at the time of initial issuance ranging from 1 to 7 years, and denominated in EUR, USD, JPY, SEK and CHF. The aggregate amount issued over this period was EUR 900,000,000, USD 150,000,000, JPY 25,388,000,000, SEK 233,000,000 and CHF 250,000,000. Three of the issuances were offered to, and purchase by, retail clients and institutional investors, the other 6 issuances were offered to, and purchased by, only institutional investors.

July, 1999: USD 100,000,000 1.50% convertible into AT&T shares issued by the Stamford branch of UBS AG under a medium term note program.

January-December, 1999: 329,139 ordinary shares of UBS AG in accordance with the management stock plan (management aktien programm).

January-December, 1999: 141,136 ordinary shares of UBS AG pursuant to exercise of 1,411,360 outstanding options (with 4,023,240 options remaining unexercised) in accordance with the management stock option plan (optionen wahldividende).

2000

January-June, 2000: convertible debt and reverse convertible debt that combines a bond and a put option on a stock or stock index issued under the GOAL plan issued through 19 separate GOALs, offered on various dates, at various interest rates with maturities at the time of initial issuance ranging from 1 to 5 years, and denominated in CHF, EUR and USD. The aggregate amount issued over this period was CHF 340,000,000, EUR 430,000,000 and USD 75,000,000.

January-June, 1999: convertible and ordinary debt issued by the Jersey branch of UBS AG under the European MTN Program through 12 separate issuances, offered on various dates, at various interest rates with maturities at the time of initial issuance ranging from 2 years to 5 years and 41 days, and denominated in CHF, EUR, USD and JPY. The aggregate amount issued over this period was CHF 13,000,000, EUR 57,000,000, USD 177,000,000 and JPY 15,000,000,000.

January-May, 2000: 101,826 ordinary shares of UBS AG (on a pre-split basis, in respect of the 2 for 1 stock split in May, 2000) pursuant to exercise of 1,018,216 outstanding options (with 3,004,980 options remaining unexercised) in accordance with the management stock option plan (optionen wahldividende).

May-July, 2000: 600,026 ordinary shares of UBS AG (on a post-split basis, in respect of the 2 for 1 stock split in May, 2000) pursuant to exercise of 3,000,130 outstanding options (with 4,850 options remaining unexercised) in accordance with the management stock option plan (optionen wahldividende).

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PART II
--------------------------------------------------------------------------------

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                            DESCRIPTION
----------------------------------------------------------------------
  1.1     Form of Distribution Agreement*
  3.1     Articles of Association for UBS AG
  3.2     By-laws of UBS AG
  4.1     Indenture, dated as of           , between UBS and
                    , including forms of debt securities*
  5.1     Opinion of Sullivan & Cromwell as to the validity of the
          debt securities (New York law)*
  5.2     Opinion of Swiss counsel as to the validity of the debt
          securities (Swiss law)*
 10.1     Agreement and Plan of Merger, dated as of July 12, 2000, by and among PaineWebber Group Inc., UBS AG and Neptune Merger
          Subsidiary, Inc.
 12       Statement regarding ratio of fixed charges to earnings*
 21       Subsidiaries of UBS AG
 23.1     Consent of Sullivan & Cromwell (included in Exhibit 5.1)*
 23.2     Consent of Swiss counsel (included in Exhibit 5.2)*
 23.5     Consent of ATAG Ernst & Young Ltd.
 24.1     Power of Attorney
 25       Statement of Eligibility of Trustee*

------------
* To be filed by amendment

ITEM 17.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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PART II
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UBS AG hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     [(4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective;] and

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, UBS AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on 29 September 2000.

                                          UBS AG

                                          By:     /s/ ROBERT C. DINERSTEIN
                                            ------------------------------------
                                              Name: Robert C. Dinerstein
                                              Title: Global General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

                       NAME                                      TITLE                     DATE
------------------------------------------------------------------------------------------------------
                         *                           President and Group Chief       29 September 2000
---------------------------------------------------  Executive Officer
                   Marcel Ospel

                         *                           Chief Financial Officer         29 September 2000
---------------------------------------------------
                   Luqman Arnold

                         *                           Group Controller and Member     29 September 2000
---------------------------------------------------  of Board of Directors
                    Hugo Schaub

                         *                           Chairman and Member of Board    29 September 2000
---------------------------------------------------  of Directors
                    Alex Krauer

                         *                           First Vice Chairman and         29 September 2000
---------------------------------------------------  Member of Board of Directors
                   Alberto Togni

                         *                           Second Vice Chairman and        29 September 2000
---------------------------------------------------  Member of Board of Directors
                   Markus Kundig

                         *                           Member of Board of Directors    29 September 2000
---------------------------------------------------
                   Peter Bockli

                         *                           Member of Board of Directors    29 September 2000
---------------------------------------------------
                   Rolf A. Meyer

                         *                           Member of Board of Directors    29 September 2000
---------------------------------------------------
                  Hans Peter Ming

                         *                           Member of Board of Directors    29 September 2000
---------------------------------------------------
                 Andreas Reinhart

                         *                           Member of Board of Directors    29 September 2000
---------------------------------------------------
                  Eric Honnegger

*By: /s/     LUQMAN ARNOLD
     ------------------------------
     Luqman Arnold, as
     attorney-in-fact
     under Power of Attorney

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PART II
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Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of UBS AG in the United States, in The City of New York, State of New York, on 29 September 2000.

                                          UBS AG

                                          By:     /s/ ROBERT C. DINERSTEIN
                                            ------------------------------------
                                              Name: Robert C. Dinerstein
                                              Title: Global General Counsel

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Index to Exhibits

                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER    DESCRIPTION                                                       PAGE
------------------------------------------------------------------------------------
  1.1     Form of Distribution Agreement*
  3.1     Articles of Association for UBS AG
  3.2     By-laws of UBS AG
  4.1     Indenture, dated as of           , between UBS and
                    , including forms of debt securities*
  5.1     Opinion of Sullivan & Cromwell as to the validity of the
          debt securities (New York law)*
  5.2     Opinion of Swiss counsel as to the validity of the debt
          securities (Swiss law)*
 10.1     Agreement and Plan of Merger, dated as of July 12, 2000, by and among PaineWebber Group Inc., UBS AG and Neptune Merger
          Subsidiary, Inc.
 12       Statement regarding ratio of fixed charges to earnings*
 21       Subsidiaries of UBS AG
 23.1     Consent of Sullivan & Cromwell (included in Exhibit 5.1)*
 23.2     Consent of Swiss counsel (included in Exhibit 5.2)*
 23.5     Consent of ATAG Ernst & Young Ltd.
 24.1     Power of Attorney
 25       Statement of Eligibility of Trustee*

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* To be filed by amendment.

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